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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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FINISAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1308 Moffett Park Drive
Sunnyvale, California 94089

                , 2001

Dear Stockholder:

    This year's annual meeting of stockholders will be held on             ,     , 2001, at 10:00 a.m. local time, at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, CA. You are cordially invited to attend.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

    After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

    A copy of our Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review our activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

                      Very truly yours,

                      Jerry S. Rawls
                       President and Chief Executive Officer

NOTICE OF MEETING OF STOCKHOLDERS

To Be Held             , 2001

TO THE STOCKHOLDERS:

    Please take notice that the annual meeting of the stockholders of Finisar Corporation, a Delaware corporation, will be held on          ,     , 2001, at 10:00 a.m. local time, at the Wyndham Garden Hotel, 1300 Chesapeake Terrace, Sunnyvale, CA, for the following purposes:

    1.  To elect three Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

    2.  To consider, approve and ratify an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 500,000,000;

    3.  To consider, approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2001; and

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on        , 2001 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1308 Moffett Park Drive, Sunnyvale, California 94089.

                      By order of the Board of Directors,

                      Stephen K. Workman
                       Secretary

Sunnyvale, California
            , 2001

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

i

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

    The accompanying proxy is solicited by the Board of Directors of Finisar Corporation, a Delaware corporation, for use at its annual meeting of stockholders to be held on             , 2001, or any adjournment or postponement of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is             , 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

    Finisar will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who hold our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

    On             , 2001, we had outstanding         shares of common stock, par value $.001 per share, and         shares of Series A Preferred Stock, par value $.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each holder of common stock of record as of that date is entitled to one vote for each share of common stock held by him or her and each holder of Series A Preferred Stock of record as of that date is entitled to three votes for each share of Series A Preferred Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

    All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to our Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT FINISAR CORPORATION

Stock Ownership of Certain Beneficial Owners and Management

    The following table sets forth, as of January 31, 2001, certain information with respect to the beneficial ownership of our common stock by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock,

  •
  each of our directors,

  •
  our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal year ended April 30, 2000, and

  •
  all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock Outstanding(1)
5% Stockholders:
Margaret G. Rawls	9,998,753	5.4%
Putnam Investments, LLC (2)	18,991,710	10.6%
Executive Officers and Directors:
Jerry S. Rawls(3)	9,612,381	5.2%
Frank H. Levinson(4)	41,142,497	22.2%
Gregory H. Olsen(5)	6,926,038	3.7%
Mark J. Farley(6)	4,328,975	2.3%
Jan Lipson(7)	602,312	*
Stephen K. Workman(8)	530,238	*
Michael C. Child	62,836	*
Roger C. Ferguson(9)	90,000	*
Richard B. Lieb(10)	16,000	*
Larry D. Mitchell(11)	22,500	*
All executive officers and directors as a group (10 persons)(12)	63,333,777	33.8%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each of the named individuals is: c/o Finisar Corporation, 1308 Moffett Park Drive, Sunnyvale, CA 94089. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All shares of common stock subject to options exercisable within 60 days following January 31, 2001 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person. Accordingly, percent ownership is based on 185,592,498 shares of common stock outstanding as of January 31, 2001 plus any shares issuable pursuant to options held by the person or group in question which may be exercised within 60 days following January 31, 2001. Except as indicated in the other footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, these persons have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them.

(2)
Based on information contained in a Schedule 13G dated February 14, 2001, filed with the Securities and Exchange Commission. Includes 16,593,460 shares held by Putnam Investment Management, LLC and 2,398,250 shares held by The Putnam Advisory Company, LLC. Putnam Investment Management, LLC and The Putnam Advisory Company, LLC are both wholly-owned subsidiaries of Putnam Investments, LLC. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC has shared voting power over the shares held by the institutional clients. Putnam Investment Management, LLC, which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC, which is the investment adviser to Putnam's institutional clients, are both registered investment advisors. Putnam Investments, LLC is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. The address of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036 and the address of Putnam Investments, LLC is One Post Office Square, Boston, Massachusetts 02109.

(3)
Includes 3,791,593 shares held by the Rawls Family, L.P. Mr. Rawls is the president of the Rawls Management Corporation, the general partner of the Rawls Family, L.P.

(4)
Includes 32,797,879 shares held by the Frank H. & Wynnette Levinson 1998 Revocable Trust, 2,654,618 shares held by the Frank H. & Wynnette Levinson 1999 Revocable Trust, 1,715,000 shares held by Seti Trading Co., Inc., an investment company owned by Frank and Wynnette Levinson, 1,325,000 shares held by the Rose Wynnette Levinson 1998 Gift Trust, 1,325,000 shares held by the Alana Marie Levinson 1998 Gift Trust and 1,325,000 shares held by the Frank Henry Levinson 1998 Gift Trust.

(5)
Includes 4,957,500 shares held in escrow in connection with our acquisition of Sensors Unlimited, Inc. One third of such amount will be released on each of the first three anniversaries of October 17, 2000, subject to the achievement of certain development milestones set forth in the acquisition agreement.

(6)
Includes 1,749,620 shares issuable upon exercise of options exercisable within 60 days following January 31, 2001, 1,679,355 shares held by the Farley Family Trust and 900,000 shares held by an irrevocable trust for the benefit of Mr. Farley's child.

(7)
Includes 540,000 shares subject to a right of repurchase in favor of Finisar which lapses over time.

(8)
Includes 480,000 shares subject to a right of repurchase in favor of Finisar which lapses over time.

(9)
Includes 72,000 shares subject to a right of repurchase in favor of Finisar which lapses over time.

(10)
Includes 500 shares held by Mr. Lieb's spouse, 300 shares held by Mr. Lieb's children and 9,200 shares issuable upon exercise of an option exercisable within 60 days following January 31, 2001.

(11)
Includes 22,500 shares issuable upon exercise of an option exercisable within 60 days following January 31, 2001.

(12)
Includes 1,092,000 shares subject to a right or repurchase in favor of Finisar, 1,781,320 shares issuable upon exercise of options exercisable within 60 days following January 31, 2001 and 4,957,500 shares held in escrow in connection with our acquisition of Sensors Unlimited, Inc.

Management

    Directors.  This section sets forth for the current directors, including the Class I nominees to be elected at this meeting, information concerning their age and background.

Name	Position With Finisar	Age	Director Since
Class I directors nominated for election at the Annual Meeting of Stockholders:
Roger C. Ferguson	Director	58	1999
Larry D. Mitchell	Director	58	1999
Gregory H. Olsen	Director and Executive Vice President	55	2000
Class II directors whose terms expire at the 2001 Annual Meeting of Stockholders:
Frank H. Levinson	Chairman of the Board and Chief Technical Officer	48	1988
Richard B. Lieb	Director	53	1999
Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders:
Michael C. Child	Director	46	1998
Jerry S. Rawls	Director, President and Chief Executive Officer	56	1989

    Roger C. Ferguson has served as Chief Executive Officer of Semio Inc., an early stage software company, since July 1999 and as a principal in VenCraft, LLC, a venture capital partnership, since July 1997. From 1993 to 1997, Mr. Ferguson was Chief Executive Officer of DataTools, Inc., a database software company. From 1987 to 1993, Mr. Ferguson served as Chief Operating Officer for Network General Inc., a network analysis company. Mr. Ferguson also serves on the Boards of Directors of Microtest, Inc. and several private companies. Mr. Ferguson holds a B.A. in Psychology from Dartmouth College and an M.B.A. from the Amos Tuck School at Dartmouth.

    Larry D. Mitchell has been retired since October 1997. From October 1994 to October 1997, he served as a site General Manager in Roseville, California for Hewlett-Packard. Mr. Mitchell also serves on the Board of Directors of California Community Bankshares, Sacramento Commercial Bank and Placer Sierra Bank, each a registered investment company. Mr. Mitchell holds a B.A. in Engineering Science from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

    Gregory H. Olsen has served on our Board of Directors, as our Executive Vice President and President and Chief Executive Officer of Sensors Unlimited, Inc. ("Sensors"), a wholly-owned subsidiary of Finisar, since our acquisition of Sensors in October 2000. Dr. Olsen founded Sensors, a fiber optic component company, in 1991 and served as its President and Chief Executive Officer from its inception. In 1984 Dr. Olsen founded EPITAXX, Inc., and served as its President and Chief Executive Officer from its inception until 1990 when EPITAXX was acquired by Nippon Sheet Glass. Dr. Olsen holds a B.S. in Physics, a B.S.E.E. and M.S. in Physics (magna cum laude) from Fairleigh Dickenson University and a Ph.D. in Material Science from the University of Virginia.

    Frank H. Levinson founded Finisar in April 1987 and has served as a member of our Board of Directors since February 1988 and as our Chairman of the Board and Chief Technical Officer since August 1999. Mr. Levinson also served as our Chief Executive Officer from February 1988 to August 1999. From September 1980 to December 1983, Mr. Levinson was a member of Technical Staff at AT&T Bell Laboratories. From January 1984 to July 1984, he was a Member of Technical Staff at Bellcore, a provider of services and products to the communications industry. From April 1985 to December 1985, Mr. Levinson was the principal optical scientist at Raychem Corporation, and from January 1986 to February 1988, he was Optical Department Manager at Raynet, Inc., a fiber optic systems company. Mr. Levinson holds a B.S. in Mathematics/Physics from Butler University and an M.S. and Ph.D. in Astronomy from the University of Virginia.

    Richard B. Lieb has served as Executive President of SEI Investments, an investment and investment processing business solutions company since November 1990. He also serves on the Board of Directors of OAO Technology Solutions, Inc., an IT outsourcing company. He is on the Advisory Board of Cross Atlantic Technology Fund, a technology venture capital fund in Radnor, Pennsylvania. Mr. Lieb holds a B.A. in History from Duke University and an M.P.A. in Finance from the Wharton School of Business at the University of Pennsylvania.

    Michael C. Child has been employed by TA Associates, Inc., a venture capital investment firm, since July 1982 where he currently serves as a Managing Director. Mr. Child also serves on the Board of Directors of Fargo Electronics. Mr. Child holds a B.S. in Electrical Engineering from the University of California at Davis and an M.B.A. from the Stanford Graduate School of Business.

    Jerry S. Rawls has served as a member of our Board of Directors since March 1989, as our President since April 1989 and as our Chief Executive Officer since August 1999. From September 1968 to February 1989, Mr. Rawls was employed by Raychem Corporation, a materials science and engineering company, where he held various management positions including Division General Manager of the Aerospace Products Division and Interconnection Systems Division. Mr. Rawls holds a B.S. in Mechanical Engineering from Texas Tech University and an M.S. in Industrial Administration from Purdue University.

    Meetings of the Board of Directors.  During the fiscal year ended April 30, 2000, our Board of Directors held four meetings. During that period the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held four meetings. Attendance at Board and committee meetings was at least 75 percent for each director. We have no standing nominating committee of the Board.

    The members of the Audit Committee during fiscal 2000 were Messrs. Child and Ferguson. The Audit Committee currently consists of Messrs. Child, Ferguson and Mitchell. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the standards of the National Association of Securities Dealers ("NASD") that governs audit committee composition, including the requirement that the members of the Audit Committee be "independent" within the meaning of the NASD's listing standards. The Audit Committee of our Board of Directors recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. The Audit Committee has adopted a charter, which is attached to this proxy statement as Annex A. For additional information about the Audit Committee, see "Report of the Audit Committee" below.

    The members of the Compensation Committee during fiscal 2000 were Messrs. Child and Ferguson. The current members of the Compensation Committee are Messrs. Child, Ferguson and Mitchell. The Compensation Committee of our Board of Directors reviews and recommends to the Board of Directors the compensation and benefits of all of our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees. For additional information about the Compensation Committee, see "Report Of The Compensation Committee On Executive Compensation" and "Executive Compensation and Other Matters" below.

REPORT OF THE AUDIT COMMITTEE

    The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended April 30, 2000. Except for the final sentence of the second paragraph of this Audit Committee Report, the information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that Finisar specifically incorporates it by reference in such filing.

    The Audit Committee has reviewed and discussed Finisar's audited financial statements with management. The Audit Committee has discussed with Ernst & Young LLP, Finisar's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of Finisar's financial statements. The Audit Committee has also received written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1 (which relates to the auditors' independence from Finisar and its related entities) and has discussed with Ernst & Young LLP their independence from Finisar. In addition, the Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP during Finisar's year ended April 30, 2000 is compatible with maintaining the independence of Ernst & Young LLP.

    Based on the review and discussions referred to above, the committee recommended to Finisar's Board of Directors that Finisar's audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended April 30, 2000.

                      AUDIT COMMITTEE
                      Michael C. Child
                      Roger C. Ferguson

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

    The following table sets forth information concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, as of April 30, 2000, during the fiscal years ended April 30, 2000, 1999 and 1998.

SUMMARY COMPENSATION TABLE

								Long-term Compensation Awards Securities Underlying Options
		Annual Compensation
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation				All Other Compensation
Jerry S. Rawls President and Chief Executive Officer	2000 1999 1998	$ $ $	200,000 189,423 166,346	$ $ $	1,000 106,192 94,000	$ $	1,923 4,677 —	— — —		$—
Frank H. Levinson Chief Technical Officer	2000 1999 1998	$ $ $	200,000 189,423 166,385	$ $ $	1,000 106,192 94,000	$ $	2,308 3,581 —	— — —		$—
Mark J. Farley Vice President, Digital Systems Engineering	2000 1999 1998	$ $ $	165,000 149,423 128,846	$ $ $	6,000 64,731 53,000	$ $	1,587 2,857 —	— — —		$—
Jan Lipson Vice President, Optical Engineering	2000 1999 1998	$ $	150,000 142,308 —	$ $	6,000 44,077 —	$ $	1,731 162 —	— 900,000 —	(2)	$—
Stephen K. Workman Vice President, Finance, Chief Financial Officer and Secretary	2000 1999 1998	$ $	150,000 17,308 —	$ $	6,000 3,500 —		$1,298 — —	— 600,000 —	(2)	$—

(1)
See "Report of the Compensation Committee on Executive Compensation."

(2)
This option is immediately exercisable, subject to a right of repurchase in favor of Finisar which lapses at a rate of 20% per year over a period of five years.

Stock Options Granted in Fiscal 2000

    No options were granted to the persons named in the Summary Compensation Table during the fiscal year ended April 30, 2000.

Option Exercises and Fiscal 2000 Year-End Values

    The following table provides the specified information concerning unexercised options held as of April 30, 2000 by the persons named in the Summary Compensation Table above. There were no exercises of options by any of such persons during the fiscal year ended April 30, 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money Options At Fiscal Year End(1)
Name	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable
Jerry S. Rawls	—	—	$—	$—
Frank H. Levinson	—	—	—	—
Mark J. Farley	1,884,620	—	$70,320,826	—
Jan Lipson	—	—	—	—
Stephen K. Workman	—	—	—	—

(1)
Based on a fair market value of $37.313, the closing price of our common stock on April 28, 2000, as reported by The Nasdaq National Market.

(2)
Stock options granted under the 1999 Option Plan prior to our initial public offering of common stock in November 1999 are generally immediately exercisable at the date of grant, but shares received upon exercise of unvested options are subject to repurchase by Finisar. Options granted after this date under the 1999 Option Plan are generally not immediately exercisable at the date of grant.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

    There are no employment contracts or change-in-control arrangements with any of the officers named in the Summary Compensation Table above.

Compensation of Directors

    Our directors do not receive cash compensation for their services as directors or members of committees of the Board of Directors. However, directors are eligible to receive stock options. We reimburse directors for their reasonable expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    The Compensation Committee for fiscal year 2000 was composed of Michael C. Child and Roger C. Ferguson. No interlocking relationships exist between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all of our officers, and establishes and reviews general policies relating to compensation and benefits of our employees.

Certain Relationships and Related Transactions

    Since April 30, 1999, there has not been, nor is there currently, any transaction or series of similar transactions to which Finisar was or is a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than five percent of Finisar's capital stock had or will have a direct or indirect material interest other than agreements which are described where required under the caption "Management" and the transactions described below.

    Effective on the closing of the acquisition of Sensors on October 17, 2000, Gregory H. Olsen, the President and Chief Executive Officer of Sensors, was elected a director of Finisar and appointed to the position of Executive Vice President of Finisar. In connection with his continued employment with Finisar, Dr. Olsen entered into a three-year employment agreement that provides for an annual base salary of $200,000 and annual bonuses based on performance and the achievement of financial goals. Dr. Olsen was also granted an option to purchase 300,000 shares of Finisar's common stock under Finisar's 1999 Option Plan pursuant to Finisar's standard option agreement and vesting terms. If Dr. Olsen's employment is terminated other than by reason of death or disability or for cause, he will be entitled to receive severance payments equal to twelve months of his base salary and a pro-rated portion of the annual bonus, if any, for the prior fiscal year. The severance payments will be paid in equal, bi-weekly installments over the twelve-month period following the date of termination. In addition, Dr. Olsen entered into a noncompetition agreement under which he agreed, during the three-year period following the closing of the acquisition, not to engage, other than on behalf of Finisar, in any business that competes with the business of Sensors, accept employment with a customer of Sensors with the intent of depriving Sensors of business or request or advise customers or suppliers of Sensors to withdraw or curtail their business with Sensors. The terms of these agreements were negotiated at arm's length in connection with the negotiation of the terms of the acquisition of Sensors.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish Finisar with copies of all Section 16(a) forms filed by such person.

    Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that three statements of changes in beneficial ownership involving three transactions were not timely filed for Jerry Rawls, Frank Levinson, and Mark Farley in conjunction with the sale of stock in a public offering of common stock in April 2000; and three statements of changes in beneficial ownership involving three transactions for Jan Lipson, Mark Farley, and Steve Workman for shares purchased pursuant to our employee stock purchase plan in May 2000 were not timely filed.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Compensation Philosophy

    The goals of our compensation policy are to attract, retain and reward executive officers who contribute to our overall success by offering compensation that is competitive in the networking industry, to motivate executives to achieve our business objectives and to align the interests of officers with the long-term interests of stockholders. We currently use salary, bonuses and stock options to meet these goals.

Form of Compensation

    We provide our executive officers with a compensation package consisting of base salary, incentive bonuses and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

    Base Salary.  Salaries for executive officers are initially set based on negotiation with individual executive officers at the time of their recruitment and with reference to salaries for comparable positions in the networking industry for individuals of similar education and background to the executive officers being recruited. We also give consideration to the individual's experience, reputation in his or her field and expected contributions to Finisar. Salaries are generally reviewed annually by the

Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to Finisar has increased since his or her salary had last been reviewed and (ii) increases in competitive pay levels.

    Bonuses.  It is our policy that a substantial component of each officer's potential annual compensation take the form of a performance-based bonus. Bonus payments to officers other than the Chief Executive Officer are determined by the Compensation Committee, in consultation with the Chief Executive Officer, based on our financial performance and the achievement of the officer's individual performance objectives. The Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by the Chief Executive Officer, based on the same factors.

    Long-term Incentives.  Longer term incentives are provided through the 1999 Stock Option Plan, which rewards executives and other employees through the growth in value of our stock. The Compensation Committee believes that employee equity ownership is highly motivating, provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of stockholders. Grants of stock options to executive officers are based upon each officer's relative position, responsibilities, historical and expected contributions to Finisar, and the officer's existing stock ownership and previous option grants, with primary weight given to the executive officers' relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Finisar may be based on negotiations with the officer and with reference to historical option grants to existing officers. Stock options are granted at an exercise price equal to the market price of our common stock on the date of grant and will provide value to the executive officers only when the price of our common stock increases over the exercise price.

2000 Compensation

    Compensation for the Chief Executive Officer and other executive officers for 2000 was set according to our established compensation policy described above. At the end of fiscal 2000, we paid bonuses to our executive officers. These payments were based on our successes in 2000 in the execution of our operating and strategic plan, including substantial growth in revenue and operating income and the successful completion of the initial public offering of our common stock in November 1999, as well as the individual executives' contributions to these successes and the overall performance of Finisar and the individual officers' performance with respect to certain specific operational and strategic objectives.

                      COMPENSATION COMMITTEE

                      Michael C. Child
                      Roger C. Ferguson

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on our common stock with the cumulative total returns of the CRSP Total Return Index for The Nasdaq National Market and the CRSP Index for Nasdaq Networking Stocks for the period commencing on November 12, 1999 and ending on April 28, 2000, the end of our last fiscal year.(1)

Comparison of Cumulative Total Return From
November 12, 1999 through April 28, 2000(1):
Finisar, Nasdaq Index
and Networking Index

	November 12, 1999	April 28, 2000

Finisar	$100.00	$589.00
Nasdaq Index	$100.00	$114.00
Networking Index	$100.00	$124.00

(1)
Assumes that $100.00 was invested on November 12, 1999, at the offering price on the date of our initial public offering, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

ELECTION OF DIRECTORS

    We have a classified Board of Directors consisting of three Class I directors (Roger C. Ferguson, Larry D. Mitchell and Gregory H. Olsen), two Class II directors (Frank H. Levinson and Richard B. Lieb), and two Class III directors (Michael C. Child and Jerry S. Rawls) who will serve until the annual meetings of stockholders for 2000, 2001 and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

    The terms of the Class I directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class I directors of the Board of Directors at the meeting. Management's nominees for election by the stockholders to those three positions are the current Class I members of the Board of Directors: Roger C. Ferguson, Larry D. Mitchell and Gregory H. Olsen. Please see "Information About Finisar Corporation—Management" above for information concerning the nominees. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders for 2003 and until their successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

    If a quorum is present and voting, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.

    The Board of Directors recommends a vote "FOR" the nominees named above.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Background

    Under Delaware law, we may only issue shares of our capital stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation (the "Certificate"). The Certificate currently authorizes the issuance of up to 200,000,000 shares of common stock, $0.001 par value. As of the record date,          shares of our common stock were issued and outstanding and          unissued shares of common stock were reserved for issuance under our equity compensation plans, leaving          shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for future corporate uses, the Board of Directors approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the "Charter Amendment") to increase the number of shares of common stock authorized for issuance from 200,000,000 to 500,000,000.

    The Certificate also authorizes the issuance of up to 5,000,000 shares of preferred stock, $0.001 par value. The preferred stock may be issued in one or more series having such rights, preferences and privileges as may be designated by our Board of Directors. Pursuant to such Board action, we filed a Certificate of Designation of Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation") with the Delaware Secretary of State to designate 4,500,000 shares of our preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock will automatically be converted into three shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events, upon the effectiveness of an increase in the authorized number of shares of our common stock to not less than the number of shares sufficient to allow the conversion of each share of the Series A Preferred Stock. Pending conversion of the Series A Preferred Stock, a holder of a share of Series A Preferred Stock will have the same rights as a holder of the number of shares of our common stock into which the share of Series A Preferred Stock is convertible with respect to the rights to vote, to receive dividends and to receive distributions on a liquidation or winding up of Finisar. Shares of Series A Preferred Stock were issued in connection with the acquisition of Shomiti Systems, Inc. ("Shomiti") and will be issued in connection with the acquisition of Transwave Fiber, Inc. ("Transwave") described below. As of the record date,            shares of our Series A Preferred Stock were issued and outstanding. If the Charter Amendment is approved, the Series A Preferred Stock will automatically be converted into common stock upon the filing of an amendment to our Certificate with the Delaware Secretary of State.

    The shortage in our authorized but unissued shares of common stock is primarily attributable to a three-for-one split of our common stock in April 2000. We issued two shares of our common stock as a stock dividend for each share of common stock outstanding on the record date of March 27, 2000 to effect the stock split. Following the stock dividend, approximately 153,800,000 shares of our common stock were outstanding.

    In addition, we recently acquired Sensors, Demeter Technologies, Inc. ("Demeter") and Medusa Technologies, Inc. ("Medusa") and, as described below, issued or reserved for issuance shares of our common stock in connection with those acquisitions. We also acquired Shomiti Systems, Inc. ("Shomiti") and, as described below, issued our Series A Preferred Stock in that acquisition. We have also entered into agreements to acquire Transwave Fiber, Inc. ("Transwave") and Marlow Industries, Inc. ("Marlow") in exchange for shares of our common stock and Series A Preferred Stock. The completed acquisitions and the proposed acquisitions are collectively referred to as the "Acquisitions."

    In connection with the acquisitions of Sensors and Demeter, our Board agreed to limit the number of options which could be granted under our 1999 stock option plan in order to have a sufficient number of shares of common stock available for issuance in the acquisitions of Sensors and Demeter.

Our Board also agreed to suspend the annual 5% increase in shares reserved for issuance under the 1999 stock option plan until the number of shares of our common stock authorized for issuance has been increased. In connection with the acquisitions of Shomiti, Medusa and Transwave, our Board adopted the Finisar Corporation 2001 nonstatutory stock option plan which provides for the grant of nonstatutory options to purchase Series A Preferred Stock. An aggregate of 1,950,000 shares of Series A Preferred Stock are reserved for issuance under the 2001 option plan. The 2001 option plan will primarily be used for the grant of options to employees of Shomiti, Medusa and Transwave following the completion of the acquisitions of these companies. However, we may also grant options under the 2001 stock option plan to our employees if we do not have a sufficient number of shares of common stock available for grant under our 1999 stock option plan.

    Acquisition of Sensors Unlimited, Inc.  We completed the acquisition of Sensors Unlimited, Inc. ("Sensors") on October 17, 2000. Sensors is headquartered in Princeton, New Jersey and is a leading supplier of optical components that monitor the performance of dense wavelength division multiplexing, or DWDM, systems. Its technology enables telecommunications companies to optimize the use of existing bandwidth in fiber optic networks.

    Pursuant to the merger, we issued 18,962,141 shares of our common stock in exchange for the outstanding shares of Sensors common stock. In addition, we assumed the outstanding options to purchase Sensors's common stock and have reserved 381,417 shares of our common stock for issuance upon the exercise of the assumed options. At the closing of the transaction, the assumed Sensors options were converted into options to purchase our common stock and vested to the extent of the greater of (1) 25% of the total number of shares subject to the option or (2) the vested percentage of the Sensors option at the closing of the merger, up to a maximum of 50% of the total number of shares subject to the option. The unvested portion of each assumed option will vest in three approximately equal annual installments on each of the first three anniversaries of the date of closing of the merger, subject to the option holder's continued service with Finisar or a subsidiary.

    At the closing of the merger, certificates representing 9,481,109 shares of our common stock were issued to the former stockholders of Sensors (the "Initial Consideration") and certificates representing 9,481,032 shares of our common stock, or approximately one-half of the shares issued pursuant to the merger, were deposited into escrow with U.S. Bank Trust, National Association (the "Deferred Consideration"). One-third of the shares deposited in escrow will be released on each of the first three anniversaries of October 17, 2000, subject to the achievement of certain development milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, one-third of the escrow shares that would otherwise be delivered to the principal stockholders of Sensors on the third anniversary of the closing of the merger will be subject to claims for indemnification by us under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    In addition to the Initial Consideration and the Deferred Consideration, on each of the first three anniversaries of the closing of the merger, we will issue and deliver to the former stockholders of Sensors, on a pro rata basis, additional shares of our common stock (the "Additional Consideration"). These shares will be valued on the basis of the average closing trading price per share of our common stock on the Nasdaq National Market for the ten trading days preceding the applicable payment date. These shares of our common stock, with an estimated value of $48 million, will be distributed as follows:

•
if on the first anniversary of the closing of the merger, at least 75% of the key management and technical employees originally employed by Sensors, or equivalent replacement employees, are then employed by us, we will issue and deliver shares of our common stock having an aggregate value of $2.375 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share,

•
if on the second anniversary of the closing of the merger, at least 65% of the key Sensors employees, or equivalent replacement employees, are then employed by us, we will issue and deliver shares of our common stock having an aggregate value of $1.58333 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share, and
•
if on the third anniversary of the closing of the merger, at least 50% of the key Sensors employees, or equivalent replacement employees, are then employed by us, and if prior to that date all six development milestones set forth in the reorganization agreement have been achieved, we will issue shares of our common stock having an aggregate value of $0.79167 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share.

    Effective on the closing of the merger, Gregory H. Olsen, the President and Chief Executive Officer of Sensors, was elected as a director of Finisar and appointed to the position of Executive Vice President of Finisar. In connection with the merger and his continued employment with us, Mr. Olsen entered into a three-year employment agreement and noncompetition agreement.

    The acquisition of Sensors was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the purchase method of accounting.

    Acquisition of Demeter Technologies, Inc.  We completed the acquisition of Demeter Technologies, Inc. ("Demeter"), a privately-held company located in El Monte, California, on November 21, 2000. Demeter was founded in June 2000 and is focused on the development of long wavelength Fabry Perot and distributed feedback lasers for data communications and telecommunications applications.

    Pursuant to the merger, we issued 6,020,012 shares of our common stock in exchange for the outstanding shares of Demeter capital stock. In addition, we assumed the outstanding options to purchase Demeter's common stock and have reserved 566,573 shares of our common stock for issuance upon the exercise of the assumed options. The Demeter options were converted into options to purchase our common stock and generally vest to the extent of 25% of the total number of shares subject to the option at the end of one year after the date of grant, with the remainder vesting in 36 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the merger, certificates representing 601,993 shares of our common stock were deposited into an escrow with U.S. Bank Trust, National Association. The escrow shares will be subject to claims for indemnification by us under the reorganization agreement and the procedures specified in the escrow agreement. These shares will remain in escrow until the later of the first anniversary of the closing of the merger or the date on which all pending claims for indemnification, if any, have been resolved.

    The acquisition of Demeter was structured as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and has been accounted for under the purchase method of accounting.

    Acquisition of Medusa Technologies, Inc.  We completed the acquisition of Medusa Technologies, Inc. ("Medusa"), a privately-held company located near Austin, Texas, on March 2, 2001. Medusa was established in June 1997 and provides training and testing services focussing on Fibre Channel and other networking technologies. Medusa also provides training services and develops proprietary test and analysis tools and software for internal and third-party use.

    Pursuant to the acquisition, we paid approximately $6.77 million in cash for all outstanding shares of Medusa and assumed the outstanding options to purchase Medusa's common stock. We have reserved 8,012 shares of our common stock for issuance upon the exercise of the assumed options. The assumed options vest monthly at the rate of 1/48 of the total number of shares originally subject to the assumed option.

    At the closing of the acquisition, approximately $616,000 in cash was deposited into an escrow with U.S. Bank Trust, National Association, and will be subject to claims for indemnification by us under the reorganization agreement and the procedures specified in the escrow agreement. The funds deposited in escrow will remain in escrow until the later of the first anniversary of the closing of the merger or the date on which all pending claims for indemnification, if any, have been resolved.

    The acquisition of Medusa has been accounted for under the purchase method of accounting.

Purpose and Effect of the Charter Amendment

    The purpose of the proposed Charter Amendment is to authorize additional shares of common stock that will enable the automatic conversion of our Series A Preferred Stock into common stock and that will be available for future issuance and in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire other companies or their assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. The Board of Directors has no current intention to split the outstanding common stock by declaring a stock dividend. A portion of the additional shares of common stock sought to be authorized by the Charter Amendment will be issued in the proposed acquisition of Marlow and upon the conversion of the Series A Preferred Stock issued in the acquisition of Shomiti, the proposed acquisition of Transwave and upon the exercise of options granted under the 2001 option plan. A portion of the shares will also be used to restore the number of shares reserved under our 1999 stock option plan to the full amount originally reserved for issuance thereunder, including the 5% annual increase that was to have become effective on May 1, 2001. Except for the foregoing, the Board of Directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

    The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law and the rules of The Nasdaq National Market. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

    The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Finisar more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

    The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of authorized shares of common stock is not prompted by any specific effort or takeover threat currently perceived by management.

    If the Charter Amendment is approved by the stockholders, Article 4 of our Certificate will be amended to read as follows:

      "A. The total number of shares of all classes of stock which the Corporation will have authority to issue is five hundred five million (505,000,000), consisting of:

        1.  Five million (5,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock"); and

        2.  Five hundred million (500,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the "common stock")."

    The additional shares of common stock to be authorized pursuant to the proposed amendment will have a par value of $0.001 per share and be of the same class of common stock as is currently authorized under the Certificate.

Summary of Acquisitions Requiring Additional Shares of Common Stock

    We recently acquired Shomiti, based in San Jose, California, and have entered into agreements to acquire two privately-held companies, Transwave, based in Fremont, California, and Marlow, based in Dallas, Texas. Under applicable law and the rules of the The Nasdaq National Market, none of the acquisitions require stockholder approval. Accordingly, you are not being asked to vote on or approve any of the acquisitions. However, you are being asked to vote on and approve the Charter Amendment to increase the number of authorized shares of our common stock. As described below, our solicitation of stockholder approval of the increase in the number of authorized shares of our common stock is required by the agreements covering the three acquisitions. The information about these acquisitions contained in this proxy statement is provided to enable you to evaluate the proposed uses of a portion of the additional authorized shares.

    This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the acquisitions more fully, you should carefully review this entire proxy statement and the other available information referred to in "Where You Can Find More Information" on page 84 of this proxy statement. The reorganization agreements for the three acquisitions are attached to this proxy statement as Annexes B, C and D and are incorporated herein by reference. We encourage you to review each of the reorganization agreements, as they are the principal legal documents that govern the acquisitions.

Comparative Per Share Data

    Set forth below are net income and book value per common share data for Finisar on an historical basis and on a combined pro forma basis. The combined pro forma data was derived by combining historical consolidated financial information of Finisar, Sensors, Demeter, Medusa, Shomiti, Transwave and Marlow using the purchase method of accounting.

    The information in the tables below should be read in conjunction with the respective audited and unaudited selected financial data included elsewhere in this proxy statement.

	Fiscal Year Ended April 30, 2000	Nine Months Ended January 31, 2001
Historical—Finisar
Net income (loss) per share:
Basic	$0.03	$(0.27)
Diluted	$0.02	$(0.27)
Book value per share(1)	$2.20	$4.84

  (1)
  Historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period presented excluding 9,481,032 shares of common stock deposited into escrow pursuant to the reorganization agreement with Sensors, which may be released from escrow subject to the achievement of specific development milestones.

	Fiscal Year Ended April 30, 2000	Nine Months Ended January 31, 2001
Unaudited pro forma combined net loss per share (2)
Basic	$(1.28)	$(0.88)
Diluted	$(1.28)	$(0.88)

  (2)
  Pro forma net loss per Finisar share is computed by dividing the unaudited pro forma combined condensed net loss by the pro forma number of weighted average outstanding common shares for the period presented.

January 31, 2001
Unaudited pro forma combined book value per Finisar share (3)	$6.54

  (3)
  Pro forma book value per Finisar share is computed by dividing unaudited pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at January 31, 2001 excluding 9,481,032 shares of common stock deposited into escrow pursuant to the reorganization agreement with Sensors, which may be released from escrow subject to the achievement of specific development milestones. The number of shares of common stock outstanding also excludes the shares of Series A Preferred Stock issued in the Shomiti transaction and the shares of Series A Preferred Stock issuable in the Transwave transaction.

Acquisition of Shomiti Systems, Inc.

    On March 23, 2001, we acquired Shomiti Systems, Inc. ("Shomiti"), a privately-held company located in San Jose, California, by a merger of Shomiti with a wholly-owned subsidiary of Finisar pursuant to an agreement entered into on November 21, 2000 and amended on February 7, 2001. The following is a summary of the terms of the acquisition, which should be read in conjunction with the more detailed description of the acquisition that is set forth below.

The Merger	A wholly-owned subsidiary of Finisar merged into Shomiti. Shares of Shomiti were converted into shares of our Series A Preferred Stock and Shomiti became a wholly-owned subsidiary of Finisar. (See "Description of the Transaction")
Finisar Series A Preferred Stock Issued in the Merger	1,259,017 shares of our Series A Preferred Stock were issued or reserved for issuance in exchange for:
• all of the outstanding shares of Shomiti stock,
• shares of Shomiti stock that would have been issued on the exercise of outstanding Shomiti options, and
• shares of Shomiti stock that would have been issued on the exercise of Shomiti warrants.
(See "Consideration Delivered to Shomiti Security Holders")

Terms of the Finisar Series A Preferred Stock	Each share of our Series A Preferred Stock will automatically convert into three shares of our common stock upon the effectiveness of an increase in the authorized number of shares of our common stock sufficient to allow for the conversion. Pending conversion, holders of Series A Preferred Stock issued in the merger have the following rights:
• the right to vote on an equal basis with holders of our common stock,
• the right to receive dividends on an equal basis with holders of our common stock, and
• equal rights with holders of our common stock on a liquidation of Finisar.
(See "Consideration Paid to Shomiti Security Holders")
Indemnification Escrow	10% of the shares of our Series A Preferred Stock issued in the merger and any shares of our common stock issued upon the automatic conversion thereof will be held in escrow for one year following the closing of the merger. If any of the representations and warranties made by Shomiti are untrue, and we are damaged as a result, we may, subject to a deductible of $100,000, assert claims against the shares held in the escrow to compensate us for our damages. (See "Additional Terms of the Acquisition—Escrow, and —Indemnification")
Voting Agreement	Certain officers, directors and principal shareholders of Shomiti holding approximately 82% of Shomiti's outstanding capital stock entered into a voting agreement in which they agreed to vote for the merger and against the acquisition of Shomiti by a person other than us. (See "Vote Required for Approval of the Transaction")
Shomiti Shareholder Approval	The merger was required to be approved by the holders of at least 95% of Shomiti's outstanding shares. (See "Vote Required for Approval of the Transaction")
Required Regulatory Approvals	• The California Commissioner of Corporations (the "California Commissioner") must have issued a permit for the issuance of our securities in the merger following a public hearing with respect to the fairness of the transaction (a "Fairness Hearing"). (See "Regulatory Approvals for the Transaction—Fairness Hearing")
• The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have been terminated or expired. (See "Regulatory Approvals for the Transaction—Hart-Scott-Rodino")

Tax Consequences	The merger was intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.
Accounting Treatment	The merger will be accounted for as a purchase. (See "Accounting Treatment of the Merger")
Employment of Certain Shomiti Employees	Prior to the closing of the merger:
• certain specified employees of Shomiti entered into employment and non-competition agreements with us, including three employees who are also major shareholders of Shomiti, and
• we received satisfactory assurance that at least 90% of designated Shomiti employees will remain employed by the surviving corporation or us. (See "Additional Terms of the Transaction—Conditions to the Closing")

Information Concerning Shomiti

    Shomiti was a privately-held company located in San Jose, California that was established in 1995. Shomiti is a technology leader in designing products that measure the performance of Ethernet networks in order to enhance their quality of service, or QoS. Shomiti's line of products are currently being deployed for measuring and monitoring 10-100 megabit and Gigabit Ethernet local area networks (LANs) and e-commerce storage server farms. Its principal executive offices are located at 1800 Bering Drive, San Jose, California 95112. Its telephone number is (408) 437-3940. Shomiti has not paid any dividends on its capital stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

    The following discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ substantially from those anticipated in these forward-looking statements as a result of many factors. The following discussion should be read together with Shomiti's financial statements and related notes thereto included elsewhere in this proxy statement.

    Overview.  Incorporated in mid 1995, Shomiti received three rounds of venture funding netting approximately $20 million after deduction of offering costs. Shomiti has spent approximately $19 million on research and development since its inception. Shomiti first shipped products in mid 1996. For the past two years, Shomiti principally financed its operations through internal cash flow and periodic bank borrowings.

    Sales to Shomiti's three largest customers accounted for 36.3% of its revenues for the fiscal year ended September 30, 2000 and 22.5% of its revenues for the three months ended December 31, 2000. Shomiti expects that significant customer concentration will continue for the foreseeable future. However, Shomiti anticipates that its significant customers will change periodically.

    Shomiti sells its products through its direct sales force, with the support of its manufacturers' representatives, directly to domestic customers, indirectly through reseller channels to domestic and international customers, and through its OEM partners. The evaluation and qualification cycle prior to the initial sale may span almost a year or more for OEM partners, while the sales cycle for most of Shomiti's products is usually considerably shorter.

    Revenue from hardware product sales is recognized upon transfer of title, which generally occurs upon shipment, provided no significant obligations remain and collectibility is probable. Shomiti provides to certain resellers limited rights of return when specific conditions exist. Revenues from annual maintenance contracts are recognized ratably over the term of the contract.

    Software license revenues are recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, and delivery and customer acceptance of the software products, if required under the terms of the contract, have occurred. When contracts contain multiple elements and vendor specific objective evidence exists for all undelivered elements, Shomiti accounts for the delivered elements in accordance with the "Residual Method". Maintenance revenues are recognized ratably over the term of the maintenance contract, which is generally twelve months. In instances where vendor obligations remain, revenues are deferred until the obligation has been satisfied.

    Shomiti's cost of revenues consists of materials, salaries and related expenses for manufacturing personnel, manufacturing overhead and warranty expense. Shomiti outsources the majority of its assembly operations, and conducts manufacturing engineering, supply chain management, quality assurance and documentation control at its facilities in San Jose, California. Accordingly, a significant portion of Shomiti's cost of revenues consists of payments to contract manufacturers.

    Gross margins are lower for hardware products than software products. Additionally, discounts to OEM partners and resellers adversely affect gross margins. As a result, Shomiti's overall gross margins have fluctuated from period to period as a result of shifts in product mix, the introduction of new products, decreases in average selling prices for older products and customer mix.

    Research and development expenses consist primarily of salaries and related expenses for design engineers and other technical personnel, the cost of developing prototypes and fees paid to consultants. Shomiti charges all research and development expenses to operations as incurred. Shomiti believes that continued investment in research and development is critical to its long-term success. Accordingly, Shomiti expects that research and development expenses will increase in future periods in absolute dollars, but decrease as a percentage of revenues.

    Sales and marketing expenses consist primarily of salaries and commissions paid to Shomiti's direct sales force, marketing and field support activities, commissions to manufacturers' representatives, salaries, and other costs associated with the promotion of its products and hiring and training sales personnel. Shomiti intends to pursue aggressive selling and marketing campaigns and to expand its direct sales organization. Shomiti therefore expects that sales and marketing expenses will increase in future periods in absolute dollars but decrease as a percentage of revenues.

    General and administrative expenses consist primarily of salaries and related expenses for administrative, finance and human resources personnel, professional fees and other corporate expenses. Shomiti expects that, in support of its continued growth, general and administrative expenses will continue to increase for the foreseeable future.

    Acquisition by Finisar.  In November 2000, Finisar entered into an agreement to acquire Shomiti. The transaction closed on March 23, 2001. Under the terms of the agreement, which was amended in February 2001, Shomiti stockholders received approximately 1.3 million shares of Finisar's Series A Preferred Stock (which are convertible into approximately 3.8 million shares of common stock), including shares issuable upon the exercise of options assumed in the transaction. The transaction will be accounted for under the purchase method of accounting.

    Results of Operations.  The following table sets forth certain statement of operations data for Shomiti as a percentage of revenues for the periods indicated:

	Fiscal Year Ended September 30,			Three Months Ended December 31,
	1998	1999	2000	1999	2000
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	100%	100%	100%	100%	100%
Costs of sales	29	29	27	24	32

Gross profit	71	71	73	76	68

Operating expenses:
Research and development	66	49	35	34	38
Selling and marketing	74	50	40	39	56
General and administrative	22	16	14	12	9

Total operating expenses	162	115	89	85	103

Loss from operations	(91)	(44)	(16)	(9)	(35)
Interest income (expense), net	—	(1)	(1)	(2)	(1)

Net loss	(91)%	(45)%	(17)%	(11)%	(36)%

  Comparison of Three Months Ended December 31, 1999 and December 31, 2000.

    Revenues.  Revenues increased 13% from $3.0 million in the three months ended December 31, 1999 to $3.5 million in the three months ended December 31, 2000. The increase is attributed to customer acceptance of the Company's products, particularly the Company's Gigabit analyzer, introduced in October 1999.

    Gross Profit.  Gross profit increased 3% from $2.3 million in the three months ended December 31, 1999 to $2.4 million in the three months ended December 31, 2000. As a percentage of revenues, gross profit decreased from 76% in the three months ended December 31, 1999 to 68% in the three months ended December 31, 2000. This decrease is attributable to a shift in product mix to products with lower margins.

    Research and Development Expenses.  Research and development expenses increased 28% from $1.0 million in the three months ended December 31, 1999 to $1.3 million in the three months ended December 31, 2000. This increase was primarily related to higher compensation expense resulting from an increase in the number of employees and increased expenditures for materials purchased for product development programs. Research and development expenses as a percentage of revenues increased from 34% in the three months ended December 31, 1999 to 38% in the three months ended December 31, 2000.

    Sales and Marketing Expenses.  Sales and marketing expenses increased 66% from $1.2 million in the three months ended December 31, 1999 to $2.0 million in the three months ended December 31, 2000. This increase was primarily due to opening new domestic sales territories. Expenses increased in payroll, commissions to direct sales staff as a result of increased sales, commissions to manufacturers representatives as a result of increased sales, and hiring costs associated with the increased staff. Sales and marketing expenses as a percent of revenues increased from 39% in the three months ended December 31, 1999 to 56% in the three months ended December 31, 2000 as a result of staffing increases in anticipation of future sales opportunities.

    General and Administrative Expenses.  General and administrative expenses decreased 17% from $371,000 in the three months ended December 31, 1999 to $309,000 in the three months ended

December 31, 2000. This decrease was related to allocation of hiring costs to research and development and sales and marketing functions. General and administrative expenses decreased as a percent of revenues from 12% in the three months ended December 31, 1999 to 9% in the three months ended December 31, 2000.

    Interest Income (Expense), Net.  Interest expense, net of interest income, of $24,000 in the three months ended December 31, 2000, compares to interest expense, net of interest income, of $44,000 in the three months ended December 31, 1999. The change is attributable to additional cash flow provided by operations.

  Comparison of Fiscal Years Ended September 30, 2000 and 1999.

    Revenues.  Revenues increased 56% from $8.7 million in fiscal 1999 to $13.6 million in fiscal 2000. The increase was primarily due the inclusion of a full year of OEM business and the introduction of the Gigabit Explorer analyzer product.

    Gross Profit.  Gross profit increased from $6.2 million in fiscal 1999 to $9.9 million in fiscal 2000. As a percentage of revenues, gross profit increased from 71% in fiscal 1999 to 73% in fiscal 2000. The percentage increase is mainly attributed to a shift in product mix to products with greater margins.

    Research and Development Expenses.  Research and development expenses increased 9% from $4.3 million in fiscal 1999 to $4.7 million in fiscal 2000. This increase was primarily related to higher compensation expense resulting from higher manpower levels and increased expenditures for materials purchased for product development programs. Research and development expenses as a percentage of revenues decreased from 49% in fiscal 1999 to 35% in fiscal 2000.

    Sales and Marketing Expenses.  Sales and marketing expenses increased 26% from $4.4 million in fiscal 1999 to $5.5 million in fiscal 2000. This increase was primarily due to commissions paid to manufacturers' representatives as a result of increased sales and increases in the number of direct sales and marketing personnel. Sales and marketing expenses as a percent of revenues decreased from 50% in fiscal 1999 to 40% in fiscal 2000.

    General and Administrative Expenses.  General and administrative expenses increased 34% from $1.4 million in fiscal 1999 to $1.8 million in fiscal 2000. This increase was related to higher compensation expense resulting from higher manpower levels and increased expenses for professional services, primarily legal and accounting services. General and administrative expenses decreased as a percent of revenues from 16% in fiscal 1999 to 14% in fiscal 2000.

    Interest Income (Expense), Net.  Net interest expense of $185,000 in fiscal 2000 compares to a net interest expense of $113,000 in the prior year. The increase in interest expense was the result of increased borrowings and reduction of cash balances.

  Comparison of Fiscal Years Ended September 30, 1999 and 1998.

    Revenues.  Revenues increased 45% from $6.0 million in fiscal 1998 to $8.7 million in fiscal 1999. The increase was primarily due to the increased use of Ethernet LAN systems creating more demand for Shomiti's products.

    Gross Profit.  Gross profit increased from $4.2 million in fiscal 1998 to $6.2 million in fiscal 1999. Gross profit as a percentage of total revenues remained constant at 71% for both years.

    Research and Development Expenses.  Research and development expenses increased slightly from $4.0 million in fiscal 1998 to $4.3 million in fiscal 1999. The 8% increase from fiscal 1998 to fiscal 1999 was primarily related to an increase in the number of research and development personnel and increased expenditures related to prototype development. Research and development expenses decreased as a percentage of revenues from 66% in fiscal 1998 to 49% in fiscal 1999.

    Sales and Marketing Expenses.  Sales and marketing expenses decreased from $4,446,000 in fiscal 1998 to $4,357,000 in fiscal 1999. The 2% decrease was primarily due to decreases in direct sales personnel offset by increases in commissions paid to manufacturers' representatives as a result of increased sales. Sales and marketing expenses as a percentage of revenues decreased from 74% in fiscal 1998 to 50% in fiscal 1999.

    General and Administrative Expenses.  General and administrative expenses increased from $1,322,000 in fiscal 1998 to $1,366,000 in fiscal 1999. The 3% increase was primarily related to increased payroll expenses. General and administrative expenses decreased as a percentage of revenues from 22% in fiscal 1998 to 16% in fiscal 1999.

    Interest Income (Expense), Net.  Interest income of $26,000 in fiscal 1998 compared to interest expense of $113,000 in fiscal 1999. The additional interest expense is due to increased borrowings under a capital lease contract.

    Quarterly Results of Operations.  The following table presents unaudited quarterly statements of operations data for Shomiti for the nine fiscal quarters ended December 31, 2000, and such data expressed as a percentage of revenues. This information reflects all normal non-recurring adjustments that Shomiti considers necessary for a fair presentation of such information in accordance with accounting principles generally accepted in the United States. The results for any quarter are not necessarily indicative of results that may be expected for any future period.

	Three Months Ended
	Dec. 31, 1998	Mar. 31, 1999	June 30, 1999	Sept. 30, 1999	Dec. 31, 1999	Mar. 31, 2000	June 30, 2000	Sept. 30, 2000	Dec. 31, 2000
	(in thousands, except per share data)

Revenues	$1,925	$1,241	$2,523	$3,036	$3,037	$3,334	$3,306	$3,956	$3,484
Cost of Revenues	558	357	758	866	733	825	902	1,237	1,120

Gross Profit	1,367	884	1,765	2,170	2,304	2,509	2,404	2,719	2,364

Operating Expenses:
Research and development	996	1,209	1,004	1,091	1,036	1,208	1,258	1,206	1,322
Sales and marketing	1,158	1,173	1,014	1,012	1,175	1,052	1,612	1,646	1,954
General and administrative	391	412	255	308	371	363	410	697	309

Total operating expenses	2,545	2,794	2,273	2,411	2,582	2,623	3,280	3,549	3,585

Loss from operations	(1,178)	(1,910)	(508)	(241)	(278)	(114)	(876)	(830)	(1,221)
Interest income (expense), net	20	4	(10)	(127)	(44)	(45)	(39)	(57)	(24)

Net loss	$(1,158)	$(1,906)	$(518)	$(368)	$(322)	$(159)	$(915)	$(887)	$(1,245)

Basic and diluted net loss per share	$(0.29)	$(0.47)	$(0.12)	$(0.09)	$(0.08)	$(0.04)	$(0.22)	$(0.21)	$(0.30)

	Three Months Ended
	Dec. 31, 1998	Mar. 31, 1999	June 30, 1999	Sept. 30, 1999	Dec. 31, 1999	Mar. 31, 2000	June 30, 2000	Sept. 30, 2000	Dec. 31, 2000
	(as a percentage of revenue)

Revenues	100%	100%	100%	100%	100%	100%	100%	100%	100%
Cost of Revenues	29	29	30	29	24	25	27	31	32

Gross Profit	71	71	70	71	76	75	73	69	68

Operating Expenses:
Research and development	52	97	40	36	34	36	38	31	38
Sales and marketing	60	95	40	33	39	32	50	41	56
General and administrative	20	33	10	10	12	11	12	18	9

Total operating expenses	132	225	90	79	85	79	100	90	103

Loss from operations	(61)	(154)	(20)	(8)	(9)	(4)	(27)	(21)	(35)
Interest income (expense), net	1	—	(1)	(4)	(2)	(1)	(1)	(1)	(1)

Net loss	(60)%	(154)%	(21)%	(12)%	(11)%	(5)%	(28)%	(22)%	(36)%

    Revenues increased over the last nine quarters as a result of increased unit sales to an expanding customer base.

    Gross profit margins generally remained steady over the last nine quarters. Gross margin increases were generally the result of a greater percentage of software sales in the quarter.

    Quarterly increases in operating expenses reflected the continued expansion of Shomiti's operations throughout the nine-quarter period.

    A decline in net interest expense as capital lease schedules matured was offset by interest on borrowing to support expanded operations.

    Shomiti may experience a delay in generating or recognizing revenues for a number of reasons. Orders at the beginning of each quarter typically do not equal expected revenues for that quarter and are generally cancelable at any time. Accordingly, Shomiti depends on obtaining orders in a quarter for shipment in that quarter to achieve its revenue objectives. In addition, the timing of product releases, purchase orders and product availability could result in significant product shipments at the end of a quarter. Failure to ship these products by the end of a quarter may adversely affect Shomiti's operating results. Furthermore, Shomiti's OEM customer agreements typically provide that the customer may delay scheduled delivery dates and cancel orders within specified time frames without significant penalty.

    Most of Shomiti's expenses, such as employee compensation and lease payments for facilities and equipment are relatively fixed in the near term. In addition, Shomiti's expense levels are based in part on its expectations regarding future revenues. As a result, any shortfall in revenues relative to Shomiti's expectations could cause significant changes in its operating results from quarter to quarter. Shomiti's quarterly and annual operating results have fluctuated in the past and are likely to fluctuate significantly in the future due to a variety of factors, some of which are outside of Shomiti's control. Due to the foregoing factors, you should not rely on Shomiti's quarterly revenues and operating results to predict its future performance.

    Liquidity and Capital Resources.  From inception through November 1999, Shomiti financed its operations primarily from proceeds from sales of redeemable preferred stock and to a lesser extent from internal cash flow. In November 1999, Shomiti entered into a borrowing facility with Comerica Bank secured by substantially all of its asset. In December 2000, Shomiti and Finisar entered into a borrowing agreement wherein Finisar supplanted Comerica's position and became Shomiti's prime lender.

    As of December 31, 2000, Shomiti's principal sources of liquidity were $322,000 in cash and cash equivalents and proceeds from collection of accounts receivable balances.

    Net cash used in operating activities totaled $946,000 in the three month period ended December 31, 2000, and $395,000 in the three month period ended December 31, 1999. The use of cash in operating activities in both periods was primarily the result of continuing growth in revenues accompanied by an increase in working capital.

    Net cash used in operating activities was $4.9 million in fiscal 1998, $4.4 million in fiscal 1999, and $1.2 million in fiscal 2000. Cash used in operations during fiscal 1998, 1999 and 2000 was primarily a result of losses from operations coupled with growth in accounts receivable as a result of increased sales.

    Net cash used in investing activities totaled $109,000 in the three month period ended December 31, 2000, and consisted entirely of the purchase of property and equipment. Net cash used in investing activities totaled $183,000 in the three month period ended December 31, 1999, and consisted entirely of purchases of property and equipment.

    Net cash used in investing activities was $887,000 in fiscal 1998, $164,000 in fiscal 1999 and $625,000 in fiscal 2000. Net cash used in investing activities in fiscal 1998, fiscal 1999, and fiscal 2000 consisted entirely of purchases of equipment.

    Net cash provided by financing activities totaled $1.0 million in the three month period ended December 31, 2000, and consisted primarily of net proceeds from notes payable to Finisar. Net cash provided by financing activities in the three month period ended December 31, 1999, totaled $850,000 and consisted of bank borrowings of $1.0 million offset primarily by payments on capital lease obligations.

    Net cash provided by financing activities was $7,535,000 in fiscal 1998 and consisted of proceeds from sales of redeemable convertible preferred stock and additions to principal on capital lease obligations. Net cash used in financing activities was $308,000 in fiscal 1999, which consisted primarily of payments on principal of capital lease obligations offset by proceeds from issuance of common stock on exercise of options. Net cash provided by financing activities of $1,007,000 in fiscal 2000 arose from proceeds of notes payable offset by payments to principal of capital lease obligations.

    Shomiti had no material commitments for capital expenditures at December 31, 2000.

    To date Shomiti's working capital requirements have been met through the sale of private equity and debt securities. Shomiti has sustained significant operating losses in every annual fiscal period since inception and expects to incur substantial quarterly losses at least through June 30, 2001 and possibly longer. Shomiti has insufficient cash to continue operations beyond June 30, 2001 at its projected level of operations. On March 23, 2001 Finisar acquired Shomiti.

Description of the Transaction

    On March 23, 2001, under the Amended and Restated Agreement and Plan of Reorganization (the "Shomiti Reorganization Agreement") dated February 7, 2001 among Finisar, Silver Acquisition Corp., our wholly-owned subsidiary ("Silver"), and Shomiti, Silver merged into Shomiti, with Shomiti remaining as the surviving corporation and becoming our wholly-owned subsidiary. The Shomiti Reorganization Agreement is attached as Annex B to this proxy statement. Shares of our Series A Preferred Stock were issued in exchange for all of the issued and outstanding capital stock of Shomiti. Also, we assumed all outstanding options and warrants to purchase capital stock of Shomiti. The merger was completed by filing an agreement of merger with the Secretary of the State of California in accordance with California law.

Consideration Paid to Shomiti Security Holders

    The total number of shares of our Series A Preferred Stock issued in connection with the acquisition of Shomiti (including shares issued upon the exercise of options and warrants issued by Shomiti prior to the merger that were assumed by us) was determined by dividing the Shomiti Total Adjusted Merger Consideration by $86.11875. The "Shomiti Total Adjusted Merger Consideration" was equal to $108,800,000 less certain of Shomiti's expenses for the merger. The amount of such expenses was approximately $375,000. Based on that formula, 1,092,551 shares of our Series A Preferred Stock were issued in exchange for all outstanding capital stock of Shomiti and 163,273 shares of our Series A Preferred Stock have been reserved for issuance upon the exercise of assumed options and warrants. For a description of the Series A Preferred Stock see "Approval of Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock—Background," above.

Trading in Shares of Our Series A Preferred Stock and Our Common Stock by Shomiti Security Holders Following the Merger

    The shares of our Series A Preferred Stock issued in the merger and the shares of our common stock issuable on the conversion of such Series A Preferred Stock were not and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemptions from registration contained in Sections 3(a)(9) and 3(a)(10) of the Securities Act. The Section 3(a)(10) exemption is available due to the issuance of a permit following a public hearing conducted by the California Commissioner on the terms and conditions of the merger. See "Regulatory Approvals for the Transaction—Fairness Hearing". The shares of our Series A Preferred Stock and our common stock issuable on the conversion of such Series A Preferred Stock that are issued to persons who are not affiliates of Shomiti or Finisar may be traded without restriction. The shares of our Series A Preferred

Stock and our common stock issuable on the conversion of such Series A Preferred Stock that are issued to persons that are affiliates of Shomiti or Finisar may only be traded in compliance with the manner of sale, public information, and volume limitation requirements of Rule 144 promulgated under the Securities Act.

    The Series A Preferred Stock has no public market and will not be listed on The Nasdaq National Market or any national securities exchange. The shares of our common stock issuable on conversion of the Series A Preferred Stock will be listed on The Nasdaq National Market.

Reasons for the Transaction

    Our Board of Directors identified several potential benefits of the acquisition of Shomiti that it believes will contribute to the success of the combined company and facilitate our strategic objectives. These include:

  •
  the expertise of Shomiti in its product area,
  •
  the addition of knowledgeable and experienced personnel, and
  •
  the increased diversification of customer base and markets that will be created from the combined company.

Vote Required for Approval of the Transaction

    No vote was required of our stockholders to approve the merger. However, if our stockholders do not approve the Charter Amendment to increase the number of authorized shares of common stock, there will not be sufficient shares of common stock to permit the automatic conversion of Series A Preferred Stock into shares of our common stock. If that occurs, we are required by the Shomiti Reorganization Agreement to resolicit our stockholders to seek their approval to a smaller increase in the number of authorized shares of common stock that would likely be approved by our stockholders. If the resolicitation fails we will be under a continuing obligation to resolicit our stockholders no less frequently than every three months until our stockholders have approved an increase in the number of authorized shares of our common stock sufficient to create a reserve of our common stock to allow for the automatic conversion of all shares of our Series A Preferred Stock that were issued in the merger into our common stock.

    Under applicable law and Shomiti's charter and by-laws, the Shomiti Reorganization Agreement and the merger were required to be approved by the affirmative votes of the holders of a majority of the outstanding shares of Shomiti's common stock and the holders of at least 70% of the outstanding shares of Shomiti's preferred stock entitled to vote. However, under the terms of the Shomiti Reorganization Agreement, we were not obligated to consummate the merger unless it was approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Shomiti's capital stock. Certain officers, directors and principal shareholders of Shomiti holding approximately 82% of Shomiti's outstanding capital stock entered into a voting agreement in which they agreed to vote for the merger and against the acquisition of Shomiti by any person other than us. The merger was approved by the affirmative votes of the holders of approximately 98% of Shomiti's common stock on an as converted basis.

Past Transactions

    Shomiti purchased products in the aggregate amount of approximately $76,000 from us during the fiscal year ended April 30, 2000. Prior to the closing of the merger we made three loans to Shomiti in the principal amounts of $500,000, $2.0 million and $1.5 million. The $500,000 and $2.0 million loans bear interest at 6.5% per annum; the $1.5 million loan bears interest at 10% per annum. Each loan was payable on demand and was secured by all accounts receivable and inventory of Shomiti.

Accounting Treatment of the Merger

    We will treat the merger as a purchase of assets for accounting purposes.

Regulatory Approvals for the Transaction

    Fairness Hearing.  The shares of our Series A Preferred Stock issued in the merger and on the exercise of the Shomiti options and warrants we assumed and the shares of our common stock issuable on the conversion of such Series A Preferred Stock were not and will not be registered under the Securities Act in reliance upon the exemptions from registration contained in Sections 3(a)(9) and 3(a)(10) of the Securities Act. The Section 3(a)(10) exemption is available because the California Commissioner issued a permit for the issuance of the shares of our Series A Preferred Stock following a public hearing (a "Fairness Hearing") on the terms and conditions of the merger. The Fairness Hearing was held on March 9, 2001.

    Hart-Scott-Rodino.  In order for the merger to be consummated, the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart Scott Rodino Act"), must have terminated or expired. The parties were notified that early termination of the waiting period was granted.

Additional Terms of the Acquisition

    In addition to the terms and conditions of the merger described elsewhere in this section entitled "Shomiti Systems, Inc.," the Shomiti Reorganization Agreement contains the following additional terms and conditions for the merger:

    Fractional Shares.  The Shomiti Reorganization Agreement provides that no fractional shares of our Series A Preferred Stock were to be issued in the merger. A Shomiti shareholder that would otherwise have received a fractional share of our Series A Preferred Stock instead received an amount of cash equal to the product of the fraction of the share of our Series A Preferred Stock the holder would have received multiplied by $86.11875. (See Section 2.3(f) of the Shomiti Reorganization Agreement)

    Escrow.  At the closing of the merger, 10% of the shares of our Series A Preferred Stock issuable in the merger were deposited in escrow (the "Escrow") with U.S. Bank Trust, National Association, and will be subject to claims for indemnification by us as described under "Indemnification" below. Any shares of our common stock issued on the conversion of the Series A Preferred Stock held in escrow will remain in the Escrow. (See Section 2.4 and Article IX of the Shomiti Reorganization Agreement)

    Representations and Warranties.  The Shomiti Reorganization Agreement contains representations and warranties of Shomiti to us relating to, among other things, Shomiti's organization, standing and power, capital structure, authority, required filings and consents, financial statements, the absence of undisclosed liabilities, accounts receivable, inventories, the absence of certain changes or events, taxes, tangible assets and real property, intellectual property, bank accounts, contracts, labor difficulties, trade regulation, environmental matters, employee benefit plans, compliance with laws, employees and consultants, litigation, restrictions on business activities, governmental authorization, insurance, interested party transactions, the absence of existing discussions with others, real property holdings, corporate documents and the absence of any misrepresentation. (See Article III of the Shomiti Reorganization Agreement)

    In turn, we and Silver made representations and warranties to Shomiti relating to, among other things, our organization, Finisar's capital structure, authority, the absence of conflicts, required filings and consents, our SEC filings, financial statements, the absence of undisclosed liabilities, litigation and the absence of any misrepresentation. (See Article IV of the Shomiti Reorganization Agreement)

    Conduct of Business.  Shomiti agreed that unless we otherwise consented, until the earlier of the consummation of the merger or the termination of the Shomiti Reorganization Agreement, Shomiti would:

  •
  carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted,
  •
  pay its debts and taxes when they became due,
  •
  pay or perform its other obligations when they are due (subject to good faith disputes with respect to such obligations), and
  •
  to the extent consistent with its business:
  •
  preserve intact its present business organization,
  •
  keep available the services of its present officers and key employees, and
  •
  preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Shomiti Systems.

(See Article V of the Shomiti Reorganization Agreement)

Shomiti and we agreed to promptly notify each other of the occurrence of any event if the event would have been likely to result in a breach of any agreement made by Shomiti or us in the Shomiti Reorganization Agreement or if the event would have been likely to cause any representation or warranty of Shomiti or us in the Shomiti Reorganization Agreement to be untrue. (See Section 6.4 of the Shomiti Reorganization Agreement)

    No Solicitation.  Shomiti agreed that until the earlier of the consummation of the merger or the termination of the Shomiti Reorganization Agreement, Shomiti would not, directly or indirectly:

  •
  take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock or similar transaction involving Shomiti, other than the merger (any of such inquiries or proposals being a "Shomiti Acquisition Proposal"),
  •
  engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Shomiti Acquisition Proposal, or
  •
  agree to, approve or recommend any Shomiti Acquisition Proposal.

(See Section 6.1 of the Shomiti Reorganization Agreement)

    Merger Expenses.  Finisar and Shomiti each paid its own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the merger. The Shomiti shareholders bore all of Shomiti's expenses, except that we agreed to pay up to $100,000 of the accounting fees and expenses of Shomiti (the "Shomiti Accounting Fee Deductible"). As noted above under "Consideration Paid to Shomiti Security Holders," the amount of expenses to be borne by the Shomiti shareholders that was used to calculate the number of shares of our Series A Preferred Stock issued in connection with the merger was $375,000. If the amount of expenses that were actually incurred by Shomiti (excluding the Shomiti Accounting Fee Deductible) exceeds $375,000, we may recover the excess expenses from the Escrow described under "Escrow" above. (See Section 6.18 of the Shomiti Reorganization Agreement)

    Conditions to the Closing.  The obligation of each party to the Shomiti Reorganization Agreement to complete the merger was subject to the satisfaction on or prior to the closing date of the following conditions, in addition to those set forth elsewhere under the heading "Shomiti Systems, Inc." in this portion of the proxy statement:

  •
  all consents and approvals required for the merger had been obtained and all required filings had been made,

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  there was no court order or other legal or regulatory restraint preventing the consummation of the merger or limiting or restricting our conduct or operation of our business or the business of Shomiti after the merger, nor was any proceeding brought by any governmental entity seeking any of the foregoing pending, nor was there any action taken or any law, regulation or order which would have made the consummation of the merger illegal,

  •
  we had received an opinion from our counsel, and Shomiti had received an opinion from its counsel, to the effect that the merger will be treated as a tax-free reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code, and

  •
  if required, the shares of our common stock reserved for issuance on the merger had been authorized for listing on The Nasdaq National Market.

In addition, we were not required to complete the merger unless the following conditions had been satisfied

  •
  the representations and warranties of Shomiti in the Shomiti Reorganization Agreement were true and correct on November 21, 2000 and as of the closing date of the merger,

  •
  Shomiti had complied with its obligations under the Shomiti Reorganization Agreement and we had received a certificate signed on behalf of Shomiti by its chief executive officer to that effect,

  •
  we had received written evidence from Shomiti that the Shomiti Reorganization Agreement had been duly and validly approved by Shomiti's Board of Directors and shareholders,

  •
  we had received all authorizations and permits required by state securities laws for the issuance of shares of our Series A Preferred Stock in the merger,

  •
  we had received signed employment and noncompetition agreements from specified individuals, and we had received satisfactory assurance that at least 90% of designated Shomiti employees will remain employed by us or the surviving corporation after the merger,

  •
  we had received a legal opinion from counsel to Shomiti,

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  the agreement covering the Escrow had been signed by the representative of Shomiti's security holders and the escrow agent,

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  we had received from each of the affiliates of Shomiti an executed affiliate agreement,

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  all outstanding warrants to acquire shares of Shomiti capital stock had been exercised (we waived this condition),

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  Shomiti had received all consents of third parties required for the merger,

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  the Shomiti shareholders had approved all "parachute payments" to Shomiti's management or a waiver of rights had been executed by a recipient of a potential "parachute payment",

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  we had received audited financial statements of Shomiti for its 1999 and 2000 fiscal years, and

  •
  Shomiti had terminated certain third party rights pursuant to a warrant agreement, a shareholder rights agreement and a letter agreement.

Shomiti was not required to complete the merger unless the following conditions had been satisfied:

  •
  the representations and warranties of Finisar and Silver set forth in the Shomiti Reorganization Agreement were true and correct on November 21, 2000 and as of the closing date of the merger,

  •
  Finisar and Silver had complied with their obligations under the Shomiti Reorganization Agreement and Shomiti had received a certificate signed on behalf of Finisar and Silver by our chief financial officer to that effect,

  •
  Shomiti had received written evidence from Finisar and Silver that the Shomiti Reorganization Agreement had been duly and validly approved by the Boards of Directors of Finisar and Silver,

  •
  we had signed employment and noncompetition agreements with respect to the specified individuals,

  •
  Shomiti had received a legal opinion from our counsel, and

  •
  the agreement covering the Escrow had been signed by Finisar and the escrow agent.

(See Article VII of the Shomiti Reorganization Agreement)

    Indemnification.  For purposes of indemnification under the Shomiti Reorganization Agreement, Finisar, its officers, directors, employees and attorneys, all of Finisar's subsidiaries and affiliates and the respective officers, directors, employees and attorneys of such entities comprise the "Finisar Group." Each member of the Finisar Group will be entitled to recover from the Escrow any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) that any member of the Finisar Group may sustain or incur that are caused by or arise out of:

  •
  any inaccuracy or breach of the covenants, representations or warranties Shomiti made in the Shomiti Reorganization Agreement,

  •
  any merger expenses incurred by Shomiti (excluding the Shomiti Accounting Fee Deductible) that exceed the estimate used in calculating the number of shares of our Series A Preferred Stock to be issued in the merger, or

  •
  any breach of the indemnification provisions of the Shomiti Reorganization Agreement or the agreement governing the Escrow.

    However, no member of the Finisar Group may recover:

  •
  any amounts from the Escrow (other than merger expenses exceeding the estimate as discussed above) except to the extent the aggregate amount of all such losses exceeds $100,000, and

  •
  on account of any claim for indemnification made 12 months or more after the closing date of the merger.

The above limitations on recoveries from the Escrow will not apply in the case of claims:

  •
  on account of willful fraud or misrepresentation by Shomiti, any security holder of Shomiti or any of their respective representatives, and

  •
  under federal or state securities laws regarding compliance or non-compliance with the anti-fraud provisions thereof.

If a claim is asserted for any of these matters, members of the Finisar Group may make claims for up to 24 months following the closing, which will not be subject to the $100,000 deductible, and may be claimed, on a joint basis against any security holder of Shomiti who:

  •
  was an officer or director of Shomiti at the time the Shomiti Reorganization Agreement was signed, or

  •
  is a venture capital fund or firm that was affiliated with any such director at the time the Shomiti Reorganization Agreement was signed.

The liability of a Shomiti security holder for these claims may not exceed its portion of the shares of our Series A Preferred Stock issued in the merger or the proceeds, if any, received by the security holder from the disposition of its shares.

    Regardless of any other provision of the Shomiti Reorganization Agreement, there is no limit on the amount of liability or the period during which claims may be asserted by any member of the Finisar Group against Shomiti or any security holder or their respective representatives, to the extent the security holder knowingly participated in fraud, intentional misrepresentation and/or noncompliance with the anti-fraud provisions under federal or state securities laws.

(See Article IX of the Shomiti Reorganization Agreement)

    Termination of the Shomiti Reorganization Agreement.  The Shomiti Reorganization Agreement could have been terminated at any time prior to the consummation of the merger:

  •
  by the mutual consent of Finisar and Shomiti,

  •
  by either Finisar or Shomiti if the merger was not consummated by April 15, 2001, except that a party could not terminate the agreement if its failure to fulfill its obligations resulted in the failure of the merger to occur,

  •
  by either Finisar or Shomiti if a court or other governmental entity had issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, unless the party relying on the action had breached its obligations under the agreement to comply with legal requirements for the merger and to obtain necessary consents and approvals for the merger and to refrain from taking action inconsistent with qualification for treatment of the merger as a tax-free reorganization,

  •
  by Finisar if the Board of Directors of Shomiti had withdrawn or modified its recommendation of the Shomiti Reorganization Agreement or the merger for approval by the Shomiti shareholders in a manner adverse to us or publicly announced or disclosed to any third party its intention to do so, and

  •
  by Finisar or Shomiti if there had been a material breach of any representation, warranty, covenant or agreement on the part of the other party that:

  •
  caused a condition to closing of the terminating party not to be satisfied, and

  •
  was not cured within ten business days following the receipt by the breaching party of written notice of the breach from the terminating party.

    In the event of the termination of the Shomiti Reorganization Agreement, no party (or its officers, directors, shareholders or affiliates) would have been liable to the other, except to the extent set forth below or to the extent that the termination resulted from the willful breach by a party of any of its representations, warranties or covenants in the agreement. The following provisions would have remained in effect and survived any termination of the Shomiti Reorganization Agreement:

  •
  each party would bear its own expenses (including the expense of any financial advisor), and

  •
  confidentiality provisions in the Shomiti Reorganization Agreement and a related confidentiality agreement.

    Extension, Waiver and Amendment of the Shomiti Reorganization Agreement.  At any time before the merger, Finisar and Shomiti could have agreed to:

  •
  extend the time for performing any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the other's representations and warranties; and

  •
  waive the other's compliance with any of the agreements or conditions in the Shomiti Reorganization Agreement.

    The terms of the Shomiti Reorganization Agreement could have been changed by Finisar and Shomiti at any time before or after Shomiti's shareholders approved the merger. However, any change which by law would have required the approval of Shomiti's shareholders would have required their subsequent approval to be effective.

(See Article VIII of the Shomiti Reorganization Agreement)

Acquisition of Transwave Fiber, Inc.

    On November 20, 2000, we entered into an agreement, which was amended on February 14 and March 19, 2001, to acquire Transwave Fiber, Inc. ("Transwave"), a privately-held company located in Fremont, California, by a merger of Transwave into Finisar. The following is a summary of the terms of the acquisition, which should be read in conjunction with the more detailed description of the acquisition that is set forth below.

The Merger	Transwave will be merged into Finisar. Shares of Transwave capital stock will be converted into shares of our Series A Preferred Stock and we will assume all outstanding options to purchase Transwave common stock. (See "Description of the Transaction")
Finisar Series A Preferred Stock to be Issued in the Merger	Up to approximately 1.06 million shares of our Series A Preferred Stock will be issued in exchange for:
• all of the outstanding shares of Transwave stock, and
• shares of Transwave stock that would have been issued on the exercise of outstanding Transwave options.
(See "Consideration to be offered to Transwave Security Holders")

Terms of the Finisar Series A Preferred Stock	Each share of our Series A Preferred Stock will automatically convert into three shares of our common stock upon the effectiveness of an increase in the authorized number of shares of our common stock sufficient to allow for the conversion. Pending conversion, holders of Series A Preferred Stock issued in the merger will have the following rights:
• the right to vote on an equal basis with holders of our common stock,
• the right to receive dividends on an equal basis with holders of our common stock, and
• equal rights with holders of our common stock on a liquidation of Finisar.
(See "Consideration to be Offered to Transwave Security Holders")
Lock-up Agreement	56 2/3% of the shares of our Series A Preferred Stock issued in the merger and any shares of our common stock issued on the automatic conversion thereof will be subject to a lock-up agreement that restricts the transfer of these shares during the one-year period ending on the first anniversary of the closing of the merger. For certain principal shareholders of Transwave and the holders of Transwave preferred stock, (a) one-half of the restricted shares will be released from the transfer restrictions on the 180th day following the closing of the merger and (b) all of the restricted shares will be released from the transfer restrictions on the first anniversary of the closing of the merger. For the holders of Transwave common stock (other than the principal shareholders of Transwave), one-half of the restricted shares will not be subject to any transfer restrictions and the remaining one-half of the restricted shares will be released from the transfer restrictions on the 180th day following the closing of the merger. (See "Trading in Shares of Our Series A Preferred Stock and Our Common Stock by Transwave Security Holders Following the Merger; Lock-Up Agreement")
Escrow for Performance Shares	One-third of the shares of our Series A Preferred Stock issued in the merger and any shares of our common stock issued upon the automatic conversion thereof (the "Performance Shares") will be deposited in an escrow and will be released to the former shareholders of Transwave upon the achievement of certain financial, technical and personnel milestones during the three-year period following the completion of the merger. (See "Additional Terms of the Acquisition—Escrow, and Indemnification")

Indemnification Escrow	One-third of the Performance Shares that would otherwise have been delivered to certain principal shareholders of Transwave on the third anniversary of the merger will be available for indemnity claims made by us. Thus, if any of the representations and warranties made by Transwave are untrue, and we are damaged as a result, we may, subject to a deductible of $50,000, assert claims against these shares to compensate us for our damages. (See "Additional Terms of the Acquisition—Escrow, and Indemnification")
Voting Agreement	Certain officers, directors and principal shareholders of Transwave holding approximately 64% of Transwave's outstanding capital stock have entered into voting agreements in which they have agreed to vote for the merger and against the acquisition of Transwave by a person other than us. (See "Vote Required for Approval of the Transaction")
Transwave Shareholder Approval	The merger must be approved by the holders of at least 95% of Transwave's outstanding shares. (See "Vote Required for Approval of the Transaction")
Required Regulatory Approval	The California Commissioner must have issued a permit for the issuance of our securities in the merger following a public Fairness Hearing. (See "Regulatory Approval for the Transaction")
Tax Consequences	The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.
Accounting Treatment	The merger will be accounted for as a purchase. (See "Accounting Treatment of the Merger")
Employment of Certain Transwave Employees	Unless waived by us, prior to the closing of the merger:
• certain specified employees of Transwave will enter into employment and non-competition agreements with us, including three employees who are also major shareholders of Transwave, and
• we must have received satisfactory assurance that at least 90% of the Transwave employees will remain employed by us after the merger (See "Additional Terms of the Transaction—Conditions to the Closing")

Information Concerning Transwave

    Transwave is a privately-held company located in Fremont, California. Established in February 2000, Transwave has applied its core competencies in fusion couplers, crystal processing and instrumentation technologies to develop a broad line of passive optical products for data communications and telecommunications applications. Its principal executive offices are located at 43022 Christy Street, Fremont, California 94538. Its telephone number is (510) 668-0658. Transwave has not paid any dividends on its capital stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

    The following discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ substantially from those anticipated in these forward-looking statements as a result of many factors. The following discussion should be read together with Transwave's financial statements and related notes thereto included elsewhere in this proxy statement.

    Overview.  Transwave was founded in February 2000, to develop and manufacture passive optical components and subsystems used in optical communications systems for wide-area networking or WANs and metropolitan data networking applications or MANs. Transwave's development efforts are primarily focused on products that are typically used by original equipment manufacturers to combine (multiplex), split (demultiplex), isolate (allow to pass or add and drop) and/or modify the behavior of one or more wavelengths of light used in wavelength division multiplexing systems or WDM. As of December 31, 2000, Transwave had completed development and had begun shipping its first passive optical component. In order to provide a broad line of passive optical solutions to its customers, Transwave plans to introduce a number of follow-on products during the next twelve months.

    All of Transwave's products are manufactured in its facilities located in Fremont, California and Shanghai, China.

    Research, development and engineering expenses consist primarily of salaries and related expenses for engineers and other technical personnel required to support the development and introduction of new products. Transwave charges all research, development and engineering expenses to operations as incurred. Transwave believes that continued investment in research and development is critical to its long-term success. Accordingly, Transwave expects that research and development expenses will increase in future periods.

    Sales and marketing expenses consist primarily of expenses for the promotion of Transwave's products.

    General and administrative expenses consist primarily of salaries and related expenses for administrative, finance, information systems and human resources personnel, professional fees and other corporate expenses.

    Pending Acquisition.  In November 2000, Transwave entered into an agreement to be acquired by Finisar. Under the terms of the agreement, which was amended in February and March 2001, Transwave shareholders will be entitled to receive approximately 1.1 million shares of Finisar's Series A Preferred Stock (which are convertible into approximately 3.2 million shares of common stock), including shares issuable upon exercise of options to be assumed in the transaction. The transaction will be accounted for under the purchase method of accounting. The transaction is subject to approval by Transwave's shareholders, receipt of governmental approvals and other customary conditions and is expected to close during the quarter ending April 30, 2001.

  Results of Operations for Eleven Months Ended December 31, 2000.

    Revenues.  Revenues were $115,290 in the eleven months ended December 31, 2000. This reflects sales primarily to U.S. based customers for Transwave's initial product.

    Gross Profit.  Gross profit of $15,044 in the eleven months ended December 31, 2000 represented 13.0% of revenues and includes costs associated with the initial startup of production.

    Research and Development Expenses.  Research and development expenses were $626,512 in the eleven months ended December 31, 2000, consisting primarily of compensation and material costs associated with the development of new products.

    Sales and Marketing Expenses.  Sales and marketing expenses were $19,494 in the eleven months ended December 31, 2000, consisting primarily of promotional expenses associated with Transwave's sales efforts. These efforts were limited during this period as Transwave was primarily focused on the development of new products.

    General and Administrative Expenses.  General and administrative expenses were $324,566 in the eleven months ended December 31, 2000, consisting primarily of compensation expense.

    Amortization of Deferred Compensation.  The amortization of deferred compensation of $2,351,100 for the eleven months ended December 31, 2000, is related to a noncash compensation charge of $1,933,200 recorded to accrete the value of preferred stock issued to employees to its deemed fair value and a noncash compensation charge of $417,900 recorded in connection with the grant of stock options to employees and consultants representing the difference between the deemed fair value of Transwave's common stock for accounting purposes and the option exercise price for these options.

    Interest Income (Expense), Net.  Interest income, net of interest expense, of $9,464 in the eleven months ended December 31, 2000, is derived from interest earned on cash balances.

    Liquidity and Capital Resources.  Since inception, Transwave has financed its operations primarily through the sale of Series A and Series B convertible preferred stock totaling $1,420,339 and an unsecured loan from Finisar for $200,000.

    As of December 31, 2000, Transwave's principal source of liquidity was $214,366 in cash and cash equivalents.

    Net cash used by operating activities totaled $934,185 in the eleven months ended December 31, 2000, and was primarily related to startup costs associated with the development of new products.

    Net cash used in investing activities totaled $518,038 in the eleven months ended December 31, 2000, and consisted of the purchase of equipment and leasehold improvements.

    Net cash provided by financing activities in the eleven months ended December 31, 2000, totaled $1,666,589 and consisted primarily of net proceeds from the sale of Series A and a Series B convertible preferred stock, net of issuance costs, and an unsecured loan of $200,000 from Finisar, which is payable on demand with an interest rate of 6.5%.

    Transwave had no material commitments for capital expenditures at December 31, 2000.

    To date Transwave's working capital requirements have been met through the sale of private equity securities. Transwave has sustained significant operating losses since inception and expects to incur additional quarterly losses at least through the fiscal year ending January 2002, and possibly longer. Transwave has insufficient cash to continue its operations beyond the next three months at its projected level of operations. Transwave's ability to meet obligations in the ordinary course of business is dependent upon the completion of the acquisition by Finisar or successfully raising additional equity or debt financing and, ultimately, upon achieving profitable operations. However, Transwave cannot assure that the transaction with Finisar will close or that additional funding will be available on acceptable terms, if at all, or that Transwave will achieve profitable operations. Failure to close the transaction with Finisar or to obtain alternative funding would have a material adverse effect on Transwave's business, financial condition and results of operations.

    Quarterly Results of Operations.  The following table presents unaudited quarterly statements of operations data for the four fiscal quarters ended December 31, 2000. This information reflects all normal non-recurring adjustments that we consider necessary for a fair presentation of such information in accordance with accounting principles generally accepted in the United States. The results for any quarter are not necessarily indicative of results that may be expected for any future period.

	Period from inception (February 7, 2000) to March 31, 2000
		Three Months Ended
		June 30, 2000	September 30, 2000	December 31, 2000
	(in thousands, except per share data)
Net sales	$—	$—	$13	$102
Gross profit (loss)	—	—	(4)	19
Net loss	—	(590)	(233)	(2,475)
Basic and diluted net loss per share	—	(0.32)	(0.03)	(0.07)

Description of Transaction

    Under the Second Amended and Restated Agreement and Plan of Reorganization (the "Transwave Reorganization Agreement") dated March 19, 2001 among Finisar, Transwave and certain principal shareholders of Transwave, Transwave will be merged into Finisar. The Transwave Reorganization Agreement is attached as Annex C to this proxy statement. Shares of our Series A Preferred Stock are to be issued in exchange for all of the issued and outstanding capital stock of Transwave. Also, we will assume all outstanding options to purchase capital stock of Transwave. The merger will be completed by filing an agreement of merger with the Secretary of State of the State of California in accordance with California law.

Consideration to be Offered to Transwave Security Holders

    The total number of shares of our Series A Preferred Stock to be issued in connection with the merger (including shares issued upon the exercise of options issued by Transwave prior to the merger that are assumed by us) is the number of shares equal to the quotient obtained by dividing the Transwave Total Adjusted Merger Consideration by $85.425. The "Transwave Total Adjusted Merger Consideration" is equal to $90,000,000 less certain of Transwave's expenses for the merger. Transwave has estimated that the amount of such expenses will be approximately $65,000. Based on that estimate, up to approximately 1.06 million shares of our Series A Preferred Stock will be issued in connection with the merger, including shares issuable upon the exercise of assumed options. For a description of the Series A Preferred Stock see "Approval of Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock—Background," above.

Trading in Shares of Our Series A Preferred Stock and Our Common Stock by Transwave Security Holders Following the Merger; Lock-Up Agreement

    The shares of our Series A Preferred Stock to be issued in the merger and the shares of our common stock issuable on the conversion of such Series A Preferred Stock were not and will not be registered under the Securities Act, in reliance on the exemptions from registration contained in Sections 3(a)(9) and 3(a)(10) of the Securities Act. The Section 3(a)(10) exemption is available due to the issuance of a permit following a public hearing conducted by the California Commissioner on the terms and conditions of the merger. See "Regulatory Approvals for the Transaction—Fairness Hearing". The shares of our Series A Preferred Stock and our common stock issuable on the conversion of such Series A Preferred Stock that are issued to persons who are not affiliates of Transwave or Finisar may be traded without restriction. The shares of our Series A Preferred Stock and our common stock issuable on the conversion of such Series A Preferred Stock that are issued to persons that are affiliates of Transwave or Finisar may only be traded in compliance with the manner of sale, public information, and volume limitation requirements of Rule 144 promulgated under the Securities Act.

    The Series A Preferred Stock has no public market and will not be listed on The Nasdaq National Market or any national securities exchange. The shares of our common stock issuable on conversion of the Series A Preferred Stock will be listed on The Nasdaq National Market.

    56 2/3% of the shares of our Series A Preferred Stock issuable in the merger and the shares of our common stock issuable on the conversion thereof will be subject to a lock-up agreement signed by each Transwave shareholder that restricts the transfer of these shares during the one-year period following the closing of the merger. For the principal shareholders of Transwave and the holders of Transwave preferred stock, (a) one-half of the restricted shares will be released from the transfer restrictions on the 180th day following the closing of the merger and (b) all of the restricted shares will be released from the transfer restrictions on the first anniversary of the closing of the merger. For the holders of Transwave common stock (other than the principal shareholders of Transwave), one-half of the restricted shares will not be subject to any transfer restrictions and the remaining one-half of the restricted shares will be released from the transfer restrictions on the 180th day following the closing of the merger.

Reasons for the Transaction

    Our Board of Directors believes there are several potential benefits of the merger that will contribute to the success of the combined company. These include:

  •
  the expertise Transwave will bring in its product area,

  •
  the addition of knowledgeable and experienced personnel,

  •
  increased diversification of customer base and markets for the combined company, and

  •
  the belief that the merger will facilitate our strategic objectives.

Employee Retention Pool

    Under the Transwave Reorganization Agreement, we have agreed to establish a pool of cash in the aggregate amount of $1 million for retention of Transwave employees. The pool will be allocated among the Transwave employees in accordance with a schedule to be mutually agreed upon by Finisar and Transwave prior to the closing of the merger.

Vote Required for Approval of the Transaction

    No vote is required of our stockholders to approve the merger. However, if our stockholders do not approve the Charter Amendment to increase the number of authorized shares of common stock, there will not be sufficient shares of common stock to permit the automatic conversion of Series A Preferred Stock into shares of our common stock.

    Under applicable law and Transwave's charter and by-laws, the Transwave Reorganization Agreement and the merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Transwave common stock and the holders of a majority of the outstanding shares of Transwave's preferred stock entitled to vote. Each share of Transwave capital stock is entitled to one vote on the merger. However, under the terms of the Transwave Reorganization Agreement, we are not obligated to complete the merger unless it has been approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Transwave's capital stock. Certain officers, directors and principal shareholders of Transwave holding approximately 64% of Transwave's outstanding capital stock have entered into a voting agreement in which they have agreed to vote for the merger and against the acquisition of Transwave by any person other than us.

Past Transactions

    We made an unsecured loan to Transwave in the principal amount of $200,000. The loan bears interest at 6.5% per annum and is payable on demand.

Accounting Treatment of the Merger

    We will treat the merger as a purchase of assets for accounting purposes.

Regulatory Approval for the Transaction

    The shares of our Series A Preferred Stock to be issued in the merger and the shares of our common stock issuable on the conversion of our Series A Preferred Stock will not be registered under the Securities Act in reliance upon the exemptions from registration contained in Sections 3(a)(9) and 3(a)(10) of the Securities Act. The Section 3(a)(10) exemption is available because the California Commissioner issued a permit for the issuance of the shares of our Series A Preferred Stock to be issued in connection with the merger following a Fairness Hearing on the terms and conditions of the merger. The Fairness Hearing was held on April 13, 2001.

Additional Terms of the Acquisition

    In addition to the terms and conditions of the merger described elsewhere in this section entitled "Transwave Fiber, Inc.," the Transwave Reorganization Agreement contains the following additional terms and conditions for the merger:

    Fractional Shares.  The Transwave Reorganization Agreement provides that no fractional shares of our Series A Preferred Stock will be issued in the merger. A Transwave shareholder that would otherwise receive a fractional share of our Series A Preferred Stock will instead receive an amount of cash equal to the product of the fraction of the share of our Series A Preferred Stock the holder would receive multiplied by $85.425. (See Section 2.4(e) of the Transwave Reorganization Agreement)

    Escrow.  At the closing of the merger, one-third of the shares of our Series A Preferred Stock issuable in the merger will be deposited in escrow (the "Escrow") with U.S. Bank Trust, National Association, as escrow agent. The shares will be released to the former shareholders of Transwave on the first three anniversaries of the closing of the merger, subject to the achievement of the milestones described below. In addition, a portion of the shares held in escrow for the benefit of certain principal shareholders of Transwave will be subject to claims for indemnification by us. Any shares of our common stock issued on the conversion of the Series A Preferred Stock held in escrow will remain in the Escrow. The Series A Preferred Stock deposited in Escrow and any shares of our common stock issuable on the conversion thereof are referred to as the "Performance Shares".

    On the first anniversary of the closing of the merger, one-third of the Performance Shares will be released to the former shareholders of Transwave if certain technical, financial and personnel milestones have been met prior to that date. On the second anniversary of the closing, two-thirds of the Performance Shares (less the number of Performance Shares, if any, previously released) will be released to the former shareholders of Transwave if certain financial, technical and personnel milestones have been met prior to that date. On the third anniversary of the closing the balance of the Performance Shares will be released to the former shareholders of Transwave if certain technical, financial and personnel milestones have been met prior to that date. However, one-third of the Performance Shares that would otherwise be released to certain principal shareholders of Transwave will be subject to claims for indemnity by Finisar, and will not be released to the former Transwave shareholders to the extent they are subject to our indemnity claims. (See Sections 2.5 and 9.2 of the Transwave Reorganization Agreement)

    Representations and Warranties.  The Transwave Reorganization Agreement contains representations and warranties of Transwave to us relating to, among other things, Transwave's organization, standing and power, capital structure, authority, required filings and consents, financial statements, the absence of undisclosed liabilities, accounts receivable, inventories, the absence of certain changes or events, taxes, tangible assets and real property, intellectual property, bank accounts, contracts, labor difficulties, trade regulation, environmental matters, employee benefit plans, compliance with laws, employees and consultants, litigation, restrictions on business activities, governmental authorization, insurance, interested party transactions, the absence of existing discussions with others, real property holdings, corporate documents and the absence of any misrepresentation. (See Article III of the Transwave Reorganization Agreement)

    In turn, we made representations and warranties to Transwave relating to, among other things, our organization, capital structure, authority, the absence of conflicts, required filings and consents, our SEC filings, financial statements, the absence of undisclosed liabilities, litigation and the absence of any misrepresentation. (See Article IV of the Transwave Reorganization Agreement)

    Conduct of Business.  Unless we otherwise consent, until the earlier of the consummation of the merger or the termination of the Transwave Reorganization Agreement, Transwave has agreed to:

  •
  carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted,
  •
  pay its debts and taxes when they are due,
  •
  pay or perform its other obligations when they are due (subject to good faith disputes with respect to such obligations), and
  •
  to the extent consistent with its business:
  •
  preserve intact its present business organization,
  •
  keep available the services of its present officers and key employees, and
  •
  preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Transwave.

(See Article V of the Transwave Reorganization Agreement)

    No Solicitation.  Until the earlier of the consummation of the merger or the termination of the Transwave Reorganization Agreement, Transwave has agreed not to, directly or indirectly:

  •
  take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock or similar transaction involving Transwave, other than the merger with us (any of such inquiries or proposals being a "Transwave Acquisition Proposal"),
  •
  engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Transwave Acquisition Proposal, or
  •
  agree to, approve or recommend any Transwave Acquisition Proposal.

(See Section 6.1 of the Transwave Reorganization Agreement)

    Merger Expenses.  Finisar and Transwave will each pay its own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the merger. If the merger is completed, the Transwave shareholders will bear all of Transwave's transaction expenses. As noted above under "Consideration to be Offered to Transwave Security Holders," an estimate of the expenses to be borne by the Transwave shareholders will be used to calculate the number of shares of our Series A Preferred Stock to be issued in connection with the merger. If the amount of expenses that are actually incurred by Transwave exceeds the estimate, we may recover the excess expenses from the Escrow described under "Escrow" above. (See Section 6.15 of the Transwave Reorganization Agreement)

    Conditions to the Closing.  The obligation of each party to the Transwave Reorganization Agreement to complete the merger is subject to the satisfaction on or prior to the closing date of the following conditions, in addition to those set forth elsewhere under the heading "Transwave Fiber, Inc." in this portion of the proxy statement:

  •
  all consents and approvals required for the merger shall have been obtained and all required filings shall have been made, and
  •
  there shall be no court order or other legal or regulatory restraint preventing the consummation of the merger or limiting or restricting our conduct or operation of our business or the business of Transwave after the merger, nor shall any proceeding brought by any governmental entity seeking any of the foregoing be pending, nor shall there be any action taken or any law, regulation or order which makes the consummation of the merger illegal.

In addition, we will not be required to complete the merger unless the following conditions have been satisfied:

  •
  the representations and warranties of Transwave and certain principal shareholders of Transwave set forth in the Transwave Reorganization Agreement shall be true and correct on November 21, 2000 and as of the closing date of the merger,
  •
  Transwave shall have complied with its obligations under the Transwave Reorganization Agreement and we shall have received a certificate signed on behalf of Transwave by its chief executive officer to that effect,
  •
  we shall have received written evidence from Transwave that the Transwave Reorganization Agreement has been duly and validly approved by Transwave's Board of Directors and shareholders,
  •
  we shall have received all authorizations and permits required by state securities laws for the issuance of shares of our Series A Preferred Stock in the merger,
  •
  we shall have received signed employment and noncompetition agreements from specified individuals, and we have received satisfactory assurance that at least 90% of the Transwave employees will remain employed by us or the surviving corporation after the merger,
  •
  we shall have received a legal opinion from counsel to Transwave,
  •
  the agreement covering the Escrow shall have been signed by the representative of Transwave's security holders and the escrow agent,
  •
  we shall have received from each of the affiliates of Transwave an executed affiliate agreement,
  •
  each of the shareholders of Transwave shall have signed a lock-up agreement,
  •
  all of the outstanding capital stock of Transwave Optics Apparatus (Shanghai) Co. Ltd. ("Transwave Shanghai") shall have been transferred to Transwave and Transwave Shanghai shall have received an acknowledgement from the Shanghai Foreign Investment Commission confirming that all of the outstanding shares of Transwave Shanghai have been fully paid for, and
  •
  Transwave shall have obtained a new business license that reflects the ownership of Transwave Shanghai's capital stock by Transwave.

Transwave will not be required to complete the merger unless the following conditions have been satisfied:

  •
  our representations and warranties set forth in the Transwave Reorganization Agreement shall be true and correct on November 21, 2000 and as of the closing date of the merger,
  •
  we shall have complied with our obligations under the Transwave Reorganization Agreement and Transwave shall have received a certificate signed on our behalf by our chief financial officer to that effect,
  •
  Transwave shall have received written evidence from Finisar that the Transwave Reorganization Agreement has been duly and validly approved by the Board of Directors of Finisar,
  •
  we shall have signed employment and noncompetition agreements with respect to the specified individuals,
  •
  Transwave shall have received a legal opinion from our counsel, and
  •
  the agreement covering the Escrow shall have been signed by Finisar and the escrow agent.

(See Article VII of the Transwave Reorganization Agreement)

    Indemnification.  For purposes of indemnification under the Transwave Reorganization Agreement, Finisar, its officers, directors, employees and attorneys, all of Finisar's subsidiaries and affiliates and the respective officers, directors, employees and attorneys of such entities comprise the "Finisar Group." Each member of the Finisar Group will be entitled to recover up to one-third of the Performance Shares that would otherwise be released to certain principal shareholders of Transwave on the third anniversary of the closing of the merger for any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Finisar Group may sustain or incur that are caused by or arise out of:

  •
  any inaccuracy or breach of the covenants, representations or warranties Transwave made in the Transwave Reorganization Agreement,
  •
  any merger expenses incurred by Transwave that exceed the estimate used in calculating the number of shares of our Series A Preferred Stock to be issued in the merger, or
  •
  any breach of the indemnification provisions of the Transwave Reorganization Agreement or the agreement governing the Escrow.

    However, no member of the Finisar Group may recover:

  •
  any amounts from the Escrow (other than merger expenses exceeding the estimate as discussed above) except to the extent the aggregate amount of all such losses exceeds $50,000, and
  •
  on account of any claim for indemnification made 12 months or more after the closing date of the merger.

The liability of any indemnifying Transwave shareholder may not exceed the value of one-third of the Performance Shares that would otherwise be released to the shareholder on the third anniversary of the closing of the merger, assuming the relevant financial, technical and personnel milestones have been met for such delivery.

    Regardless of any other provision of the Transwave Reorganization Agreement, there is no limit on the amount of liability or the indemnification period for claims of indemnification by a member of the Finisar Group against Transwave or any shareholder of Transwave or their respective representatives, to the extent the shareholder knowingly participated in fraud, intentional misrepresentation and/or noncompliance with the anti-fraud provisions under federal or state securities laws.

(See Article IX of the Transwave Reorganization Agreement)

    Termination of the Transwave Reorganization Agreement.  The Transwave Reorganization Agreement may be terminated at any time prior to the consummation of the merger:

  •
  by the mutual consent of Finisar and Transwave,
  •
  by either Finisar or Transwave if the merger is not consummated by April 30, 2001, except that a party may not terminate the agreement if its failure to fulfill its obligations has resulted in the failure of the merger to occur,
  •
  by either Finisar or Transwave if a court or other governmental entity has issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, unless the party relying on the action has breached its obligations under the agreement to comply with legal requirements for the merger and to obtain necessary consents and approvals for the merger and to refrain from taking action inconsistent with qualification for treatment of the merger as a tax-free reorganization,
  •
  by Finisar if the Board of Directors of Transwave has withdrawn or modified its recommendation of the Transwave Reorganization Agreement or the merger for approval by the Transwave shareholders in a manner adverse to us or publicly announced or disclosed to any third party its intention to do so, and
  •
  by Finisar or Transwave if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party that:
  •
  causes a condition to closing of the terminating party not to be satisfied, and
  •
  is not cured within ten business days following the receipt by the breaching party of written notice of the breach from the terminating party.

    In the event of the termination of the Transwave Reorganization Agreement, no party (or its officers, directors, shareholders or affiliates) will be liable to the other, except to the extent set forth below or to the extent that the termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in the agreement. The following provisions will remain in effect and survive any termination of the Transwave Reorganization Agreement:

  •
  each party will bear its own expenses (including the expense of any financial advisor), and
  •
  confidentiality provisions in the Transwave Reorganization Agreement and the confidentiality and non-competition provisions in a related confidentiality agreement.

    Extension, Waiver and Amendment of the Transwave Reorganization Agreement.  At any time before the merger, Finisar and Transwave may agree to:

  •
  extend the time for performing any of the obligations or other acts of the other party;
  •
  waive any inaccuracies in the other's representations and warranties; and
  •
  waive the other's compliance with any of the agreements or conditions in the Transwave Reorganization Agreement.

    The terms of the Transwave Reorganization Agreement may be changed by Finisar and Transwave at any time before or after Transwave's shareholders approve the merger. However, any change which by law requires the approval of Transwave's shareholders will require their subsequent approval to be effective.

(See Article VIII of the Transwave Reorganization Agreement)

Acquisition of Marlow Industries, Inc.

    On February 20, 2001, we entered into an agreement to acquire Marlow Industries, Inc. ("Marlow"), a privately-held company located in Dallas, Texas, by a merger of Marlow with a wholly-owned subsidiary of Finisar. The following is a summary of the terms of the acquisition, which should be read in conjunction with the more detailed description of the acquisition that is set forth below.

The Merger	A wholly-owned subsidiary of Finisar will be merged into Marlow. Shares of Marlow common stock will be converted into cash and shares of our common stock and we will assume all outstanding options to purchase Marlow common stock. (See "Description of the Transaction")
Cash and Common Stock to be Issued in the Merger	$30,000,000 in cash and approximately 12.9 million shares of our common stock will be issued in exchange for:
•  all of the outstanding shares of Marlow common stock, and
•  shares of Marlow common stock that would have been issued on the exercise of outstanding Marlow options.
(See "Consideration to be Offered to Marlow Security Holders")
Indemnification Escrow	Shares of our common stock to be issued in the merger having a value equal to 10% of the cash, common stock and options to purchase common stock issued as consideration in the merger (the "Marlow Merger Consideration") will be held in escrow for 18 months following the merger. If any of the representations and warranties made by Marlow are untrue, and we are damaged as a result, we may, subject to a deductible of $250,000, assert claims against the shares held in the escrow to compensate us for our damages. (See "Additional Terms of the Acquisition—Escrow, and— Indemnification")
Voting Agreement	Pursuant to the agreement, the principal shareholder of Marlow, which holds approximately 65% of Marlow's outstanding capital stock, agreed to vote for the merger and against the acquisition of Marlow by a person other than us. (See "Vote Required for Approval of the Transaction")
Marlow Shareholder Approval	The merger must be approved by the holders of at least two-thirds of Marlow's outstanding shares entitled to vote. (See "Vote Required for Approval of the Transaction")

Required Regulatory Approvals	• The California Commissioner must have issued a permit for the issuance of our securities in the merger following a public Fairness Hearing. (See "Regulatory Approvals for the Transaction —Fairness Hearing")
• The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have been terminated or expired. The waiting period has been terminated. (See "Regulatory Approvals for the Transaction—Hart-Scott-Rodino")
Tax Consequences	The merger is intended to be a tax-free reorganization under Section 368(a) of the Internal Revenue Code.
Accounting Treatment	The merger will be accounted for as a purchase. (See "Accounting Treatment of the Merger")
Employment of Certain Marlow Employees	Unless waived by us, prior to the closing of the merger:
•  certain specified employees of Marlow will enter into employment and consulting agreements with us, including three employees who are also shareholders of Marlow, and
• we must have received satisfactory assurance that at least 24 of 27 specified Marlow employees will remain employed by the surviving corporation or us after the merger. (See "Additional Terms of the Transaction—Conditions to the Closing")

Information Concerning Marlow

    Marlow was established in 1973 and designs and manufactures thermoelectric coolers that provide customized thermal-management solutions by stabilizing the temperature of high-tech equipment for the aerospace, military, medical, telecommunications, industrial and consumer products industries. Marlow is one of the world's largest manufacturers of thermoelectric coolers. Its principal executive offices are located at 10451 Vista Park Road, Dallas, Texas 75238. Its telephone number is (214) 340-4900. Marlow has never declared or paid cash dividends on shares of its common stock. In December 1995 the Board of Directors of Marlow approved a 10-for-1 stock split on all of Marlow's common stock. To effectuate such stock split, the Board of Directors of Marlow declared a dividend of nine shares of Marlow common stock for each share of Marlow common stock outstanding. The stock dividend likewise applied to all outstanding options to purchase Marlow common stock.

Management's Discussion and Analysis of Financial Condition and Results of Operations

    The following discussion contains forward-looking statements that involve risks and uncertainties. Marlow's actual results could differ substantially from those anticipated in these forward-looking statements as a result of many factors. The following discussion should be read together with Marlow's consolidated financial statements and related notes thereto included elsewhere in this proxy statement.

    Overview.  Marlow is a world leader in the design and manufacture of thermoelectric coolers or TECs. Marlow's products are used primarily in telecommunications applications, as well as for defense, space, photonics and commercial cooling system (medical and industrial) applications. Marlow focuses on highly engineered, customized TECs, which fully leverage Marlow's considerable technical capabilities.

    Marlow is a full service, quality based, thermoelectric company founded in 1973. Marlow initially focused on the design and manufacture of TECs for defense and space applications. In recent years, a majority of Marlow's revenues have been derived from sales of TECs for telecommunications and other commercial applications. The rapid growth of revenues in telecommunications applications can be attributed to the expansion of telecommunications and its use of fiber optics to transmit voice, data, and internet traffic. Marlow has funded most of its growth with internal cash flow and periodic bank borrowings.

    Marlow's net sales are derived from the design, engineering and manufacture of thermoelectric modules and subsystems. Sales to Marlow's largest customer accounted for 11% of its net sales for fiscal year ending January 30, 2000, 12% in fiscal year ended January 31, 1999 and 21% for the nine months ending October 29, 2000.

    Marlow sells its products through its direct sales force, supplemented with distributors and sales representatives in parts of Europe and Asia. Marlow is structured such that a Customer Focused Business Team exists for each market—telecommunications; defense, space and photonics; and commercial cooling systems to ensure that resources are directed to fully satisfy Marlow's customers.

    Marlow has two international sales offices, one in England to support European customers and one in Japan to support Asian customers. All of Marlow's products are manufactured in its facility located in Dallas, Texas. The cost of Marlow's net sales consists of materials, labor and related expenses for manufacturing personnel, and manufacturing overhead. Marlow experienced significant growth in the demand for its products, particularly in telecommunications applications, starting in the fourth quarter of fiscal 2000 and continuing through the first quarter of fiscal 2002. As Marlow added capacity, its gross margins initially declined in the first two quarters of fiscal 2000, but began to improve in the third quarter.

    Research, development and engineering expenses consist primarily of salaries and related expenses for material scientists, engineers and other technical personnel required to support thermoelectric material research, development of new manufacturing processes and the development of new products. Marlow charges all research, development and engineering expenses to operations as incurred. Marlow believes that continued investment in research and development is critical to its long-term success. Accordingly, Marlow expects that its research and development expenses will increase in future periods.

    Selling expenses consist primarily of salaries and related expenses for personnel engaged in sales, marketing and customer service activities as well as other costs associated with the promotion of Marlow's products.

    Administrative expenses consist primarily of salaries and related expenses for administrative, finance, information systems and human resources personnel, professional fees and other corporate expenses.

    Pending Acquisition.  In February 2001, Marlow entered into an agreement to be acquired by Finisar. Under the terms of the agreement, Marlow stockholders will be entitled to receive $30 million in cash and approximately 12.9 million shares of Finisar common stock, including shares issuable upon the exercise of options to be assumed in the transaction. The acquisition is subject to approval by Marlow's shareholders, the approval by Finisar stockholders of an increase in the number of authorized shares of Finisar common stock, receipt of governmental approvals and other customary conditions. In addition, should the average trading price of Finisar common stock during the 10-day period ending one day prior to the closing date for the transaction be less than $16.00, Marlow will have the right to terminate the agreement and not proceed with the acquisition. Subject to the foregoing, the transaction is expected to close during the quarter ending July 31, 2001.

    Results of Operations.  The following table sets forth certain statement of operations data as a percentage of net sales for the periods indicated:

	Fiscal Year Ended January			Nine Months Ended October
	1998	1999	2000	1999	2000
Net Sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	71.4	68.8	66.2	64.4	70.1

Gross Profit	28.6	31.2	33.8	35.6	29.9

Operating Expenses
Research, development, and engineering	6.1	6.9	7.2	7.5	6.5
Selling	10.3	9.4	9.3	9.3	7.7
Administrative	7.8	8.2	8.6	8.6	7.2

Total Operating Expenses	24.2	24.5	25.1	25.4	21.4

Operating Income	4.4	6.7	8.7	10.2	8.5
Interest income (expense), net	(2.1)	(1.4)	(0.7)	(0.8)	(0.4)
Other income (expense), net	(0.2)	(0.0)	(0.0)	(0.0)	0.1

Income before income taxes	2.1	5.3	8.0	9.4	8.2
Provision for income taxes	0.5	1.4	2.4	2.8	2.6

Net income	1.6%	3.9%	5.6%	6.6%	5.6%

  Nine Months Ended October 31, 1999 Compared to Nine Months Ended October 29, 2000.

    Net Sales.  Net sales increased 43.4% from $24.1 million in the nine months ended October 31, 1999 to $34.6 million in the nine months ended October 29, 2000. The majority of the increase was in products sold to the telecommunications market where sales increased 112% during the period. Sales of TECs in the defense, space and photonics market increased slightly year to year. Sales of TECs in the commercial cooling systems market decreased during the nine months ended October 29, 2000 as compared to the prior year's period due primarily to a decision to withdraw from lower margin consumer product applications when capacity was constrained due to demand from customers in the telecommunications market.

    Sales to a principal customer in the telecommunications market representing 10% or more of total net sales during the nine months ended October 31, 1999, and October 29, 2000 were $2.5 million or 11% and $7.0 million or 21%, respectively.

    Gross Profit.  Gross profit increased 20.3% from $8.6 million in the nine months ended October 31, 1999 to $10.3 million in the nine months ended October 29, 2000. As a percentage of net sales, gross profit decreased from 35.6% in the nine months ended October 31, 1999 to 29.9% in the nine months ended October 29, 2000. Gross profit increased in actual dollars due to increased sales, primarily to telecommunications customers; however, the lower gross margin percent reflects the initial cost of adding additional capacity to meet the increased demand for Marlow's products, primarily in the telecommunications market.

    Research, Development and Engineering Expenses.  Research, development and engineering expenses increased 23.7% from $1.8 million in the nine months ended October 31, 1999 to $2.3 million in the nine months ended October 29, 2000 primarily due to increased spending in materials research and increased engineering support. Research and development expenses as a percentage of net sales decreased from 7.5% in the nine months ended October 31, 1999 to 6.5% in the nine months ended October 29, 2000.

    Selling Expenses.  Selling expenses increased 18.7% from $2.3 million in the nine months ended October 31, 1999 to $2.7 million in the nine months ended October 29, 2000. This increase was due to higher compensation expenses resulting from higher personnel levels. Selling expenses as a percentage of net sales decreased from 9.3% in the nine months ended October 31, 1999 to 7.7% in the nine months ended October 29, 2000.

    Administrative Expenses.  Administrative expenses increased 19.7% from $2.1 million in the nine months ended October 31, 1999 to $2.5 million in the nine months ended October 29, 2000 primarily due to increased personnel to support Marlow's growth and the associated compensation expense. Administrative expenses decreased as a percent of net sales from 8.6% in the nine months ended October 31, 1999 to 7.2% in the nine months ended October 29, 2000.

    Interest Income (Expense), net.  Net interest expense of $0.2 million in the nine months ended October 31, 1999, decreased slightly to net interest expense of $0.1 million in the nine months ended October 29, 2000.

    Provision for Income Taxes.  The provision for income taxes increased from $0.7 million in the nine months ended October 31, 1999 to $0.9 million in the nine months ended October 29, 2000. The effective tax rate increased slightly from 30% to 31%.

  Fiscal Year Ended January 30, 2000 Compared to Fiscal Year Ended January 31, 1999.

    Net Sales.  Net sales increased 15% from $28.5 million in fiscal 1999 to $32.7 million in fiscal 2000. This was primarily due to an increase in sales of TECs in the telecommunications market due to increased use of Marlow's products by large telecommunications equipment companies. Sales of TECs in the defense, space and photonics market also increased as a result of several contracts moving into production. Sales of TECs in the commercial cooling systems market was essentially flat.

    Sales to Marlow's largest customer were $3.5 million or 12% of net sales during fiscal 1999 and $3.7 million or 11% of net sales during fiscal 2000.

    Gross Profit.  Gross profit increased from $8.9 million in fiscal 1999 to $11.1 million in fiscal 2000. As a percentage of net sales, gross profit increased from 31.2% in fiscal 1999 to 33.8% in fiscal 2000 due to increased sales over which to spread Marlow's fixed manufacturing costs and a favorable product mix.

    Research, Development and Engineering Expenses.  Research, development and engineering expenses increased 20% from $2.0 million in fiscal 1999 to $2.4 million in fiscal 2000, as Marlow continued to invest in materials research and expand engineering resources. Research, development and engineering expenses as a percentage of net sales increased from 6.9% in fiscal 1999 to 7.2% in fiscal 2000.

    Selling Expenses.  Selling expenses increased 14% from $2.7 million in fiscal 1999 to $3.0 million in fiscal 2000. The increase was attributed to Marlow's continued growth in the telecommunications market and the opening of Marlow's Asian sales office. Selling expenses as a percent of net sales decreased from 9.4% in fiscal 1999 to 9.3% in fiscal 2000.

    Administrative Expenses.  Administrative expenses increased 22% from $2.3 million in fiscal 1999 to $2.8 million in fiscal 2000. Most of the increase was associated with salaries and related expenses to support Marlow's growth. Administrative expenses increased as a percent of net sales from 8.2% in fiscal 1999 to 8.6% in fiscal 2000.

    Interest Income (Expense), Net.  Net interest expense of $0.2 million in fiscal 2000 decreased slightly compared to a net interest expense of $0.4 in fiscal 1999. Marlow's average borrowing decreased due to increased cash flow from operations.

    Provision for Income Taxes.  The provision for income taxes increased from $0.4 million in fiscal 1999 to $0.8 million in fiscal 2000 reflecting an effective tax rate of 27.0% and 29.7%, respectively. The effective tax rate differs from the statutory rate primarily due to the exemption of a portion of Marlow's foreign sales corporation (FSC) income from federal taxation and the benefit of certain research and development tax credits, offset somewhat by non-deductible meal and entertainment expenses. The increase in the effective tax rate is a result of decreased FSC income as a percent of total income. See Note 6 to Marlow's financial statements.

  Fiscal Year Ended January 31, 1999 Compared to Fiscal Year Ended January 31, 1998.

    Net Sales.  Net sales increased 24% from $22.9 million in fiscal 1998 to $28.5 million in fiscal 1999. The increase was primarily due to an increase in sales of TECs in the telecommunications market as the initial expansion of the telecommunications market began and an increase in sales of TECs in the defense, space and photonics market, offset by a slight decrease in sales of TECs in the commercial cooling systems market. In fiscal 1998, no single customer accounted for over 10% of Marlow's net sales.

    Gross Profit.  Gross profit increased from $6.6 million in fiscal 1998 to $8.9 million in fiscal 1999. Gross profit as a percentage of total net sales increased from 28.6% in fiscal 1998 to 31.2% in fiscal 1999, primarily due to a shift in Marlow's product mix toward a greater percentage of higher-margin products combined with improved margins in the commercial cooling systems products.

    Research, Development and Engineering Expenses.  Research, development and engineering expenses increased from $1.4 million in fiscal 1998 to $2.0 million in fiscal 1999. The 42% increase from fiscal 1998 to fiscal 1999 was primarily related to an increase in compensation and other expenses associated with increased research, development and engineering efforts. Research, development and engineering expenses increased as a percentage of net sales from 6.1% in fiscal 1998 to 6.9% in fiscal 1999.

    Selling Expenses.  Selling expenses increased 13% from $2.4 million in fiscal 1998 to $2.7 million in fiscal 1999 due to compensation and benefits associated with increased sales and marketing focus. Selling expenses as a percentage of net sales decreased slightly from 10.3% in fiscal 1998 to 9.4% in fiscal 1999.

    Administrative Expenses.  Administrative expenses increased 29% from $1.8 million in fiscal 1998 to $2.3 million in fiscal 1999, primarily due to compensation and benefits to support Marlow's growth. Administrative expenses increased as a percentage of net sales from 7.8% in fiscal 1998 to 8.2% in fiscal 1999.

    Interest Income (Expense), Net.  Net interest expense of $0.5 million in fiscal 1998 decreased slightly to $0.4 in fiscal 1999.

    Provision for Income Taxes.  The provision for income taxes increased from $0.1 million in fiscal 1998 to $0.4 million in fiscal 1999 reflecting an effective tax rate of 23.0% and 27.0%, respectively. The effective tax rate differs from the statutory rate primarily due to the exemption of a portion of FSC income from federal taxation and the benefit of certain research and development tax credits offset somewhat by non-deductible meal and entertainment expenses. The increase in the effective rate was a result of decreased FSC income relative to total income.

    Quarterly Results of Operations.  The following table presents unaudited quarterly statements of operations data for Marlow for the eleven quarters ended October 29, 2000, and such data expressed as a percentage of net sales. This information reflects all normal non-recurring adjustments that Marlow considers necessary for a fair presentation of such information in accordance with accounting principles generally accepted in the United States. The results for any quarter are not necessarily indicative of results that may be expected for any future period.

	Three Months Ended
	May 3, 1998	Aug 2, 1998	Nov 1, 1998	Jan 31, 1999	May 2, 1999	Aug 1, 1999	Oct 31, 1999	Jan 30, 2000	Apr 30, 2000	Jul 30, 2000	Oct 29, 2000
	(in thousands, except per share data)
NET SALES	$6,338	$7,617	$7,219	$7,276	$7,056	$8,330	$8,731	$8,615	$9,156	$11,449	$13,979
COST OF SALES	4,554	5,348	4,940	4,735	4,559	5,319	5,659	6,137	6,620	8,080	9,562

Gross Profit	1,784	2,269	2,279	2,541	2,497	3,011	3,072	2,478	2,536	3,369	4,417

OPERATING EXPENSES:
Research, Develop, and Engineering	467	477	520	505	640	571	607	538	700	775	775
Selling	658	690	675	648	641	777	832	783	883	851	936
Administrative	526	632	564	594	667	699	712	740	743	787	958

Total Operating Expenses	1,651	1,799	1,759	1,747	1,948	2,047	2,151	2,061	2,326	2,413	2,669

OPERATING INCOME	133	470	520	794	549	964	921	417	210	956	1748
Interest Income (Expense), net	(110)	(106)	(113)	(73)	(96)	(37)	(49)	(36)	(39)	(22)	(71)
Other Income (Expense)	32	21	21	(79)	8	2	(6)	(18)	6	(1)	26

Income Before Income Taxes	55	385	428	642	461	929	866	363	177	933	1,703
Provision For Income Taxes	15	135	145	112	157	258	258	106	56	296	534

Net Income	$40	$250	$283	$530	$304	$671	$608	$257	$121	$637	$1,169

Basic net income per share	$0.06	$0.35	$0.40	$0.75	$0.43	$0.95	$0.86	$0.37	$0.17	$0.90	$1.65

Diluted net income per share	$0.05	$0.34	$0.39	$0.72	$0.41	$0.90	$0.82	$0.35	$0.16	$0.84	$1.54

	Three Months Ended
	May 3, 1998	Aug 2, 1998	Nov 1, 1998	Jan 31, 1999	May 2, 1999	Aug 1, 1999	Oct 31, 1999	Jan 30, 2000	Apr 30, 2000	Jul 30, 2000	Oct 29, 2000
	(as a percentage of revenue)
NET SALES	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
COST OF SALES	71.8	70.2	68.4	65.1	64.6	63.9	64.8	71.2	72.3	70.6	68.4

Gross Profit	28.2	29.8	31.6	34.9	35.4	36.1	35.2	28.8	27.7	29.4	31.6

OPERATING EXPENSES:
Research, Develop, and Engineering	7.4	6.3	7.2	6.9	9.1	6.8	7.0	6.2	7.7	6.8	5.5
Selling	10.4	9.0	9.4	8.9	9.1	9.3	9.5	9.1	9.6	7.4	6.7
Administrative	8.3	8.3	7.8	8.2	9.4	8.4	8.1	8.6	8.1	6.9	6.9

Total Operating Expenses	26.1	23.6	24.4	24.0	27.6	24.5	24.6	23.9	25.4	21.1	19.1

OPERATING INCOME	2.1	6.2	7.2	10.9	7.8	11.6	10.6	4.9	2.3	8.3	12.5
Interest Income (Expense), net	(1.7)	(1.4)	(1.6)	(1.0)	(1.4)	(0.4)	(0.6)	(0.5)	(0.5)	(0.2)	(0.5)
Other Income (Expense)	0.5	0.3	0.3	(1.1)	0.1	0.0	(0.1)	(0.2)	0.1	0.0	0.2

Income Before Income Taxes	0.9	5.1	5.9	8.8	6.5	11.2	9.9	4.2	1.9	8.1	12.2
Provision For Income Taxes	0.3	1.8	2.0	1.5	2.2	3.1	3.0	1.2	0.6	2.6	3.8

Net Income	0.6%	3.3%	3.9%	7.3%	4.3%	8.1%	6.9%	3.0%	1.3%	5.5%	8.4%

    Net sales increased over the last eleven quarters as a result of increased TEC unit sales, primarily in the telecommunications market.

    Gross profit margins were generally lower over the last four quarters ending October 29, 2000, as a result of the costs associated with the expansion of manufacturing capacity to support the growth in demand for Marlow's TECs in the telecommunications market.

    Quarterly increases in operating expenses reflected the continued expansion of Marlow's operations throughout the eleven-quarter period. Income from operations was adversely affected beginning in the quarter ended January 31, 2000 through the quarter ended July 30, 2000, by decreased gross profit margins. Income from operations in the most recent quarter ending October 29, 2000 were closer to historical levels.

    Net interest expense was relatively constant throughout the eleven quarters with slight fluctuations as Marlow used its line of credit to satisfy working capital requirements when needed.

    Marlow may experience a delay in generating net sales in the future for a number of reasons. Booked orders at the beginning of each quarter typically do not equal expected net sales for that quarter in Marlow's commercial cooling systems market. In view of current market volatility, orders for Marlow's products in the telecommunications market may be rescheduled or cancelled outside of a thirty-day window. Normally, the customer will pay cancellation charges, but those charges may not replace the lost net sales.

    Most of Marlow's expenses, such as employee compensation and lease payments for facilities and equipment, are relatively fixed in the near term. In addition, Marlow's expense levels are based in part on its expectations regarding future net sales. As a result, any shortfall in net sales relative to Marlow's expectations could cause significant changes in its operating results from quarter to quarter. Marlow's quarterly and annual operating results have fluctuated in the past and are likely to continue to fluctuate significantly in the future due to a variety of factors, some of which are outside of Marlow's control. Due to the foregoing factors, you should not rely on Marlow's quarterly net sales and operating results to predict its future performance.

    Liquidity and Capital Resources.  Since its inception, Marlow has financed its operations primarily through internal cash flow and periodic bank borrowings for equipment financing and a revolving line of credit.

    As of October 29, 2000, Marlow's principal sources of liquidity were $0.1 million in cash, cash equivalents and short-term investments, and a $3.5 million revolving loan facility that matures on June 30, 2001. Borrowings under the facility are collateralized by substantially all of Marlow's assets and bear interest at the bank's prime rate. Borrowings of $1.7 million out of the $3.5 million available existed at October 29, 2000.

    Net cash provided by operating activities totaled $2.1 million in the nine month period ended October 31, 1999, and $0.3 million in the nine month period ended October 29, 2000. The decrease in the amount of cash provided from operating activities was primarily the result of continued growth resulting in increased working capital requirements.

    Net cash provided by operating activities was $1.0 million in fiscal 1998, $3.4 million in fiscal 1999 and $3.1 million in fiscal 2000. Cash provided by operations during fiscal 1998, 1999 and 2000 was primarily a result of continued growth in net sales and net income offset in part by an increase in working capital to fund that growth.

    Net cash used in investing activities totaled $0.9 million in the nine month period ended October 31, 1999, and consisted primarily of the purchase of equipment and leasehold improvements. Net cash used in investing activities totaled $3.9 million in the nine-month period ended October 29, 2000, and consisted primarily of purchases of equipment to increase Marlow's manufacturing capacity.

    Net cash used in investing activities was $0.7 million in fiscal 1998, $1.0 million in fiscal 1999 and $1.2 million in fiscal 2000, and consisted primarily of purchases of equipment.

    Net cash used by financing activities in the nine month period ended October 31, 1999, totaled $0.5 million and consisted primarily of repayment of existing loan obligations. Net cash provided by financing activities totaled $1.9 million in the nine month period ended October 29, 2000, and consisted primarily of net proceeds from borrowings on the revolving line of credit and an equipment lease offset in part by repayment of existing loan obligations.

    Net cash used by financing activities was $0.3 million in fiscal 1998, $2.3 million in fiscal 1999, and $0.6 million in fiscal 2000. Net cash used by financing activities in fiscal 1998 primarily consisted of net payments on existing debt and borrowings on the line of credit along with the repurchase of shares of Marlow's outstanding common stock. Net cash used by financing activities in fiscal 1999 and in fiscal 2000 primarily consisted of payments on existing debt and the line of credit.

    Marlow had no material commitments for capital expenditures at October 29, 2000.

    Marlow believes that its existing balances of cash, cash equivalents and short-term investments, together with its available credit facilities and cash flow expected to be generated from future operations, will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next 12 months.

    Effect of New Accounting Statements.  In June 1998, the Financial and Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives in the balance sheet and measure those instruments at fair value. Marlow does not have any derivatives therefore, SFAS No. 133 does not have a material impact on Marlow's financial position or disclosures. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective beginning in the fiscal year ending February 2, 2002.

    In December 1999, the Commission staff issued SAB 101 "Revenue Recognition in Financial Statements". SAB 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. In addition, the Emerging Issues Task Force ("EITF") issued a consensus in EITF 99-19 "Reporting Gross Revenue as a Principal versus Net as an Agent". SAB 101 and the EITF 99-19 is effective in Marlow's fourth quarter of the fiscal year ended January 28, 2001. Marlow does not expect any impact from the adoption of SAB 101.

    In May 2000, the EITF issued EITF 00-10 "Accounting for Shipping and Handling Fees and Costs". This pronouncement provides accounting guidance for the income statement classification for shipping and handling fees and costs by companies that record revenue based on the gross amount billed to customers. EITF 00-10 issued a consensus that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent net sales earned for the goods provided and should be classified as revenue. EITF 00-10 is effective in Marlow's fourth quarter of the fiscal year ended January 28, 2001.

    In 1999 the FASB issued an exposure draft for a proposed statement accounting for business combinations and intangible assets. This exposure draft, among other things, eliminates the pooling of interest business combinations, eliminates the amortization of goodwill and provides for assessing the carrying value of goodwill on an impairment approach. The final version of the proposed statement is currently expected to be released in the second or third calendar quarter of 2001. The provisions of this proposed standard would be effective for fiscal quarters beginning after the issuance of a final statement. The adoption of this standard, as it is proposed, will not have any impact on Marlow's financial statements but could be applicable for the pending acquisition accounting.

Description of the Transaction

    Under the Agreement and Plan of Reorganization (the "Marlow Reorganization Agreement") dated February 20, 2001 by and between Finisar, Marble Acquisition Corp., our wholly-owned subsidiary ("Marble"), Marlow, The Marlow Co., Ltd. and Raymond Marlow as the Shareholders' Representative, Marble will be merged into Marlow, with Marlow remaining as the surviving corporation and becoming our wholly-owned subsidiary. The Marlow Reorganization Agreement is attached as Annex D to this proxy statement. We will deliver $30,000,000 in cash and issue shares of our common stock in exchange for all of the issued and outstanding capital stock of Marlow. Also, we will assume all outstanding options to purchase capital stock of Marlow. The merger will be completed by filing articles of merger with the Secretary of State of the State of Texas in accordance with Texas law.

Consideration to be Offered to Marlow Security Holders

    We will deliver $30,000,000 in cash and issue shares and options to purchase shares of our common stock in connection with the merger. The total number of shares of our common stock to be issued in connection with the acquisition of Marlow (including shares issuable upon the exercise of options that are assumed by us) is the number of shares equal to the quotient obtained by dividing the difference between (a) $270,000,000 and (b) the sum of (i) certain of Marlow's transaction expenses for the merger and (ii) $4,045,970 of a retention pool for employees, by the Finisar Average Share Price. Marlow has estimated that the amount of such transaction expenses for the merger will be approximately $8,715,000. The "Finisar Average Share Price" is the greater of (x) $20.00 or (y) the average closing sale price of our common stock for the ten consecutive trading days ending four business days prior to the closing of the merger as reported on The Nasdaq National Market. Based on Marlow's estimate of its transaction expenses for the merger and assuming that the Finisar Average Share Price will be $20.00, approximately 12.9 million shares of our common stock will be issued in connection with the merger, including shares issuable upon the exercise of assumed options.

Trading in Shares of Our Common Stock by Marlow Security Holders Following the Merger

    The shares of our common stock issuable in the merger will not be registered under the Securities Act, in reliance on the exemption from registration contained in Section 3(a)(10) of the Securities Act. The availability of the exemption is contingent upon the issuance of a permit following a public hearing conducted by the California Commissioner of Corporations on the terms and conditions of the merger. See "Regulatory Approvals for the Transaction—Fairness Hearing". If a permit is issued following the public hearing, the shares of our common stock that are issued to persons who are not affiliates of Marlow or Finisar may be traded without restriction. The shares of our common stock that are issued to persons that are affiliates of Marlow or Finisar may only be traded in compliance with the manner of sale, public information, and volume limitation requirements of Rule 144 promulgated under the Securities Act.

    Marlow will not be required to close the merger unless the shares of our common stock that are issued in the merger have been approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

Reasons for the Transaction

    Our Board of Directors identified several potential benefits of the acquisition of Marlow that it believes will contribute to the success of the combined company and facilitate our strategic objectives. These include:

  •
  the expertise of Marlow in its product area,
  •
  the addition of knowledgeable and experienced personnel, and

  •
  the increased diversification of customer base and markets that will be created from the combined company.

Employee Retention Pool

    Under the Marlow Reorganization Agreement, we have agreed to establish a pool of cash in the aggregate amount of $4,045,970 for the retention of Marlow employees. A portion of the amount allocated to each eligible employee will be payable to the employee at the effective time of the merger, provided he or she accepts continued employment with Marble, except that the amounts allocated to two employees will be paid in full at the effective time of the merger. With the exception of these two individuals, eligible employees will vest in the remaining amount allocated to them in equal installments, which shall be paid on the first and second anniversaries of the closing date of the merger, subject to their continued employment by Finisar or one of its subsidiaries. However, any unpaid portion of an employee's share of the retention pool will become vested and payable upon the involuntary termination of his or her employment following the closing of the merger.

Vote Required for Approval of the Transaction

    No vote is required of our stockholders to approve the merger. However, if our stockholders do not approve the Charter Amendment to increase the number of authorized shares of common stock, there will not be sufficient shares of common stock to consummate the merger. We are required by the Marlow Reorganization Agreement to use commercially reasonable efforts to mail this proxy statement to you as promptly as practicable for a meeting of our stockholders to increase the number of authorized shares of our common stock to a number that will be sufficient to allow us to consummate the merger. It is a condition to the closing of the merger that our stockholders approve an increase in the number of authorized shares of our common stock. Certain officers and directors of Finisar have entered into voting agreements pursuant to which they have agreed to vote shares of Finisar common stock owned by them and their affiliates in favor of the Charter Amendment. The shares of Finisar common stock subject to the voting agreements represents approximately 31% of Finisar's outstanding voting power.

    Under applicable law and Marlow's charter and by-laws, the Marlow Reorganization Agreement and the merger must be approved by the affirmative votes of the holders of two-thirds of the outstanding shares of Marlow's common stock entitled to vote. The principal shareholder of Marlow, which holds approximately 65% of Marlow's outstanding capital stock, has agreed to vote for the merger and against the acquisition of Marlow by any person other than us.

Accounting Treatment of the Merger

    We will treat the merger as a purchase of assets for accounting purposes.

Regulatory Approvals for the Transaction

    Fairness Hearing.  The shares of our common stock to be issued in the merger will not be registered under the Securities Act in reliance upon the exemption from registration contained in Section 3(a)(10) of the Securities Act. The exemption will be available if the California Commissioner issues a permit for the issuance of the shares of our common stock to be issued in connection with the merger (including shares issued following the merger upon the exercise of options previously issued by Marlow that remain outstanding after the merger) following a Fairness Hearing on the terms and conditions of the merger. The California Commissioner has agreed to hold a Fairness Hearing on April 27, 2001.

    Hart-Scott-Rodino.  In order for the merger to be consummated, the waiting period applicable to the merger under the Hart-Scott-Rodino Act must have been terminated or expired. The parties have been notified that early termination of the waiting period has been granted.

Additional Terms of the Acquisition

    In addition to the terms and conditions of the merger described elsewhere in this section entitled "Marlow Industries, Inc.," the Marlow Reorganization Agreement contains the following additional terms and conditions for the merger:

    Fractional Shares.  The Marlow Reorganization Agreement provides that no fractional shares of our common stock will be issued in the merger. A Marlow shareholder that would otherwise receive a fractional share of our common stock will instead receive an amount of cash equal to the product of the fraction of the share of our common stock the holder would receive and the Finisar Average Share Price. (See Section 2.3(d) of the Marlow Reorganization Agreement)

    Escrow.  At the closing of the merger, shares of our common stock equal to 10% of the Marlow Merger Consideration will be deposited in escrow (the "Escrow") with U.S. Bank Trust, National Association, as escrow agent in accordance with and subject to the provisions of an escrow agreement, and will be subject to claims for indemnification by us as described under "Indemnification" below. (See Section 2.4 and Article IX of the Marlow Reorganization Agreement)

    Representations and Warranties.  The Marlow Reorganization Agreement contains representations and warranties of Marlow to us relating to, among other things, Marlow's organization, standing and power, capital structure, authority, required filings and consents, financial statements, the absence of undisclosed liabilities, accounts receivable, inventories, the absence of certain changes or events, taxes, tangible assets and real property, intellectual property, bank accounts, contracts, labor difficulties, trade regulation, environmental matters, employee benefit plans, compliance with laws, employees and consultants, litigation, restrictions on business activities, governmental authorization, insurance, interested party transactions, the absence of existing discussions with others, real property holdings, corporate documents and the absence of any misrepresentation. (See Article III of the Marlow Reorganization Agreement)

    In turn, we and Marble made representations and warranties to Marlow relating to, among other things, our organization, Finisar's capital structure, authority, the absence of conflicts, required filings and consents, our SEC filings, financial statements, the absence of undisclosed liabilities, the absence of certain changes or events, litigation, investment intent, financing, taxes and the absence of any misrepresentation. (See Article IV of the Marlow Reorganization Agreement)

    Conduct of Business.  Unless we otherwise consent, until the earlier of the consummation of the merger or the termination of the Marlow Reorganization Agreement, Marlow has agreed to:

  •
  carry on its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted,
  •
  pay its debts and taxes when they are due,
  •
  pay or perform its other obligations when they are due (subject to good faith disputes with respect to such obligations), and
  •
  to the extent consistent with its business, use all commercially reasonable efforts consistent with past practices and policies to:
  •
  preserve intact its present business organization,
  •
  keep available the services of its present officers and key employees, and
  •
  preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with Marlow.

(See Article V of the Marlow Reorganization Agreement)

    No Solicitation.  Until the earlier of the consummation of the merger or the termination of the Marlow Reorganization Agreement, Marlow has agreed not to, directly or indirectly:

  •
  take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock or similar transaction involving Marlow, other than the merger (any of such inquiries or proposals being a "Marlow Acquisition Proposal"),
  •
  engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Marlow Acquisition Proposal, or
  •
  agree to, approve or recommend any Marlow Acquisition Proposal.

(See Section 6.1 of the Marlow Reorganization Agreement)

    Merger Expenses.  Finisar and Marlow will each pay its own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the merger. If the merger is completed, the Marlow shareholders will bear all of Marlow's transaction expenses (as defined in the Marlow Reorganization Agreement). As noted above under "Consideration to be Offered to Marlow Security Holders," an estimate of the expenses to be borne by the Marlow shareholders will be used to calculate the number of shares of our common stock to be issued in connection with the merger. If the amount of expenses that are actually incurred by Marlow exceeds the estimate, we may recover the excess expenses from the Escrow described under "Escrow" above. (See Section 6.18 of the Marlow Reorganization Agreement)

    Conditions to the Closing.  The obligation of each party to the Marlow Reorganization Agreement to complete the merger is subject to the satisfaction on or prior to the closing date of the following conditions, in addition to those set forth elsewhere under the heading "Marlow Industries, Inc." in this portion of the proxy statement:

  •
  all consents and approvals required for the merger shall have been obtained and all required filings shall have been made,
  •
  there shall be no court order or other legal or regulatory restraint preventing the consummation of the merger or limiting or restricting our conduct or operation of our business or the business of Marlow after the merger, nor shall any proceeding brought by any governmental entity seeking any of the foregoing be pending, nor shall there be any action taken or any law, regulation or order which makes the consummation of the merger illegal,
  •
  we shall have received an opinion from our counsel, and Marlow shall have received an opinion from its counsel, to the effect that the merger will be treated as a tax-free reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code,
  •
  the Commissioner shall have issued a permit following the Fairness Hearing, and
  •
  our stockholders shall have approved the Charter Amendment.

In addition, we will not be required to complete the merger unless the following conditions have been satisfied:

  •
  the representations and warranties of Marlow and its principal shareholder set forth in the Marlow Reorganization Agreement shall be true and correct on February 20, 2001 and as of the closing date of the merger,
  •
  Marlow shall have complied with its obligations under the Marlow Reorganization Agreement and we shall have received a certificate signed on behalf of Marlow by its chief executive officer to that effect,

  •
  we shall have received written evidence from Marlow that the Marlow Reorganization Agreement has been duly and validly approved by Marlow's Board of Directors and shareholders,
  •
  we shall have received all authorizations and permits required by state securities laws for the issuance of shares of our common stock in the merger,
  •
  we shall have received signed noncompetition agreements, employment agreements and a signed consulting agreement from specified individuals, and we have received satisfactory assurance that at least 24 of 27 specified Marlow employees will remain employed by us or the surviving corporation after the merger,
  •
  we shall have received a legal opinion from counsel to Marlow,
  •
  the agreement covering the Escrow shall have been signed by the representative of Marlow's security holders and the escrow agent,
  •
  we shall have received from each of the affiliates of Marlow an executed affiliate agreement,
  •
  holders of no more than 5% of the outstanding shares of Marlow common stock shall have perfected their dissenters rights,
  •
  Marlow shall have received all consents of third parties required for the merger,
  •
  each of the directors and officers of Marlow shall have resigned as a director and/or officer, as applicable, and
  •
  the vesting schedules of certain outstanding options of Marlow shall have been modified as required by the Marlow Reorganization Agreement.

Marlow will not be required to complete the merger unless the following conditions have been satisfied:

  •
  the representations and warranties of Finisar and Marble set forth in the Marlow Reorganization Agreement shall be true and correct on February 20, 2001 and as of the closing date of the merger,
  •
  Finisar and Marble shall have complied with their obligations under the Marlow Reorganization Agreement and Marlow shall have received a certificate signed on behalf of Finisar and Marble by our chief financial officer to that effect,
  •
  Marlow shall have received written evidence from Finisar and Marble that the Marlow Reorganization Agreement has been duly and validly approved by the Boards of Directors of Finisar and Marble,
  •
  we shall have signed the noncompetition agreements, employment agreements and a consulting agreement with respect to the specified individuals,
  •
  we shall have signed the affiliate agreements with respect to the affiliates of Marlow,
  •
  shares of our common stock to be issued in connection with the merger, including shares to be held in escrow, shall have been approved for quotation on The Nasdaq National Market, subject to official notice of issuance, if such approval is required,
  •
  we shall be in compliance with the provisions of Rule 144(c) of the Securities Act,
  •
  Marlow shall have received a legal opinion from our counsel, and
  •
  the agreement covering the Escrow shall have been signed by Finisar and the escrow agent.

(See Article VII of the Marlow Reorganization Agreement)

    Indemnification.  For purposes of indemnification under the Marlow Reorganization Agreement, Finisar, its officers, directors, employees and attorneys, all of Finisar's subsidiaries and affiliates and the respective officers, directors, employees and attorneys of such entities comprise the "Finisar Group." Each member of the Finisar Group will be entitled to recover from the Escrow any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Finisar Group may sustain or incur that are caused by or arise out of:

  •
  any inaccuracy or breach of the covenants, representations or warranties of Marlow or the Principal Shareholder made in the Marlow Reorganization Agreement,

  •
  any merger expenses incurred by Marlow that exceed the estimate used in calculating the number of shares of our common stock to be issued in the merger, or

  •
  any breach of the indemnification provisions of the Marlow Reorganization Agreement or the agreement governing the Escrow.

    However, no member of the Finisar Group may recover:

  •
  any amounts from the Escrow (other than merger expenses exceeding the estimate as discussed above) except to the extent the aggregate amount of all such losses exceeds $250,000, and

  •
  on account of any claim for indemnification made 18 months or more after the closing date of the merger.

    The above limitations on recoveries from the Escrow will not apply in the case of claims on account of willful fraud or intentional misrepresentation by Marlow, any security holder of Marlow or any of their respective representatives. If a claim is asserted for these matters, members of the Finisar Group may make claims that will not be subject to the $250,000 deductible as the indemnification provisions shall not limit, in any manner, any remedy at law or in equity to which any member of the Finisar Group may be entitled against Marlow or any security holder of Marlow or their respective representatives.

(See Article IX of the Marlow Reorganization Agreement)

    Termination of the Marlow Reorganization Agreement.  The Marlow Reorganization Agreement may be terminated at any time prior to the consummation of the merger:

  •
  by the mutual consent of Finisar and Marlow,

  •
  by either Finisar or Marlow if the merger is not consummated by July 31, 2001, except that a party may not terminate the agreement if its failure to fulfill its obligations has resulted in the failure of the merger to occur,

  •
  by either Finisar or Marlow if a court or other governmental entity has issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, unless the party relying on the action has breached its obligations under the agreement to comply with legal requirements for the merger and to obtain necessary consents and approvals for the merger and to refrain from taking action inconsistent with qualification for treatment of the merger as a tax-free reorganization,

  •
  by Finisar if the Board of Directors of Marlow has withdrawn or modified its recommendation of the Marlow Reorganization Agreement or the merger for approval by the Marlow shareholders in a manner adverse to us or publicly announced or disclosed to any third party its intention to do so, or if the shareholders of Marlow do not approve the merger or the Marlow Reorganization Agreement,

  •
  by Marlow if our Board of Directors has withdrawn or modified its recommendation of the Charter Amendment or publicly announced or disclosed to any third party its intention to do so, or if the Charter Amendment is not approved at the Annual Meeting,

  •
  by Marlow if the average closing sale price of our common stock for the ten consecutive trading days ending one business day prior to the closing date is less than $16.00 per share, or

  •
  by Finisar or Marlow if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party that:

  •
  causes a condition to closing of the terminating party not to be satisfied, and

  •
  is not cured within fifteen business days following the receipt by the breaching party of written notice of the breach from the terminating party.

    In the event of the termination of the Marlow Reorganization Agreement, no party (or its officers, directors, shareholders or affiliates) will be liable to the other, except to the extent set forth below or to the extent that the termination results from the willful or intentional breach by a party of any of its representations, warranties or covenants set forth in the agreement. The following provisions will remain in effect and survive any termination of the Marlow Reorganization Agreement:

  •
  each party will bear its own expenses (including the expense of any financial advisor), and

  •
  confidentiality and non-solicitation provisions in the Marlow Reorganization Agreement and a related confidentiality agreement.

    In the event the Charter Amendment is not approved, Marlow is not in breach of any of its material obligations under the Marlow Reorganization Agreement and Marlow terminates the Marlow Reorganization Agreement as a result of such failure, we will be required to pay Marlow a termination fee of $4,500,000 in cash within 30 days following such termination. In the event the Marlow shareholders do not approve the merger, we are not in breach of any of our material obligations under the Marlow Reorganization Agreement and we terminate the Marlow Reorganization Agreement as a result of such failure, Marlow will be required to pay us a termination fee of $4,500,000 in cash within 30 days following such termination.

    As of the date of this proxy statement, the Finisar common stock is trading at a price below $16.00 per share. If the trading price for the Finisar common stock does not increase prior to the date on which the other closing conditions are satisfied or waived, Marlow could elect to exercise its right to terminate the Marlow Reorganization Agreement and not proceed with the merger.

    Extension, Waiver and Amendment of the Marlow Reorganization Agreement.  At any time before the merger, Finisar and Marlow may agree to:

  •
  extend the time for performing any of the obligations or other acts of the other party;

  •
  waive any inaccuracies in the other's representations and warranties; and

  •
  waive the other's compliance with any of the agreements or conditions in the Marlow Reorganization Agreement.

    The terms of the Marlow Reorganization Agreement may be changed by Finisar and Marlow at any time before or after Marlow's shareholders approve the merger. However, any change which by law requires the approval of Marlow's shareholders will require their subsequent approval to be effective.

(See Article VIII of the Marlow Reorganization Agreement)

FINISAR SELECTED FINANCIAL DATA

    The following table presents selected financial data for Finisar for each of the fiscal years ended April 30, 1996 through 2000 and for the unaudited nine months ended January 31, 2000 and 2001. The statement of operations data set forth below for the years ended April 30, 1998, 1999 and 2000 and the balance sheet data as of April 30, 1999 and 2000 are derived from, and are qualified by reference to, our audited consolidated financial statements, including the notes thereto, that have been audited by Ernst & Young LLP, independent auditors, and included elsewhere in this proxy statement. The statement of operations data for the year ended April 30, 1997 and the balance sheet data as of April 30, 1997 and 1998 are derived from audited consolidated financial statements not included in this proxy statement. The statement of operations data set forth below for the year ended April 30, 1996 and the balance sheet data as of April 30, 1996 are derived from unaudited consolidated financial statements not included in this proxy statement. The statement of operations data and balance sheet data set forth below as of January 31, 2001 and for the nine months ended January 31, 2000 and 2001 are derived from, and are qualified by reference to, our unaudited consolidated financial statements included elsewhere in this proxy statement. The unaudited consolidated financial statements include all normal recurring adjustments that we consider necessary for a fair presentation of our consolidated financial position and results of operations. The results of operations for the nine months ended January 31, 2001 are not necessarily indicative of the results that may be expected for the full fiscal year ending April 30, 2001, or any other future period.

	Fiscal Year Ended April 30,					Nine Months Ended January 31,
	1996	1997	1998	1999	2000	2000	2001
	(in thousands, except per share data)
Statement of Operations Data:
Revenues	$5,660	$8,457	$22,067	$35,471	$67,147	$46,466	$136,566
Cost of revenues	3,122	3,438	8,705	15,514	34,190	22,252	79,436
Amortization of acquired developed technology	—	—	—	—	—	—	5,167

Gross profit	2,538	5,019	13,362	19,957	32,957	24,214	51,963

Operating expenses:
Research and development	1,442	2,536	3,806	7,864	13,806	10,051	20,890
Sales and marketing	116	645	1,629	4,145	7,122	5,080	11,304
General and administrative	280	464	833	2,299	3,516	2,597	6,427
Amortization of deferred stock compensation	—	—	—	428	5,530	3,791	5,343
Acquisition of in-process research and development	—	—	—	—	—	—	28,797
Amortization of acquired intangible assets	—	—	—	—	—	—	27,482
Other acquisition costs	—	—	—	—	—	—	1,127

Total operation expenses	1,838	3,645	6,268	14,736	29,974	21,519	101,370

Income (loss) from operations	700	1,374	7,094	5,221	2,983	2,695	(49,407)
Interest income (expense), net	10	13	5	(275)	3,252	1,169	11,659
Other income (expense), net	—	—	(25)	(28)	(99)	(72)	454

Income (loss) before income taxes	710	1,387	7,074	4,918	6,136	3,792	(37,294)
Provision for income taxes	247	440	2,715	1,873	3,255	2,583	5,897

Net income (loss)	$463	$947	$4,359	$3,045	$2,881	$1,209	$(43,191)

Net income (loss) per share:
Basic	$0.00	$0.01	$0.03	$0.03	$0.03	$0.01	$(0.27)

Diluted	$0.00	$0.01	$0.03	$0.02	$0.02	$0.01	$(0.27)

Shares used in per share calculations:
Basic	132,000	132,000	131,259	110,580	113,930	103,884	157,205

Diluted	132,000	132,000	131,259	134,814	144,102	138,087	157,205

	April 30,
						January 31, 2001
	1996	1997	1998	1999	2000
	(in thousands)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$722	$422	$722	$5,044	$320,735	$199,999
Working capital	856	1,685	5,730	13,011	342,711	315,450
Total assets	1,948	2,987	7,761	20,955	365,042	930,732
Long-term portion of note payable and capital lease obligations, deferred income taxes and other long-term liabilities	—	—	416	11,032	524	44,894
Convertible redeemable preferred stock	—	—	—	26,260	—	—
Total stockholders' equity (deficit)	1,141	2,088	6,447	(21,503)	352,422	852,254

SHOMITI SELECTED FINANCIAL DATA

    The following table presents selected financial data for Shomiti for each of the fiscal years ended September 30, 1996 through 2000 and for the unaudited three months ended December 31, 1999 and 2000. The statement of operations data set forth below for the fiscal year ended September 30, 2000 and the balance sheet data as of September 30, 2000 are derived from, and are qualified by reference to, the audited financial statements, including the notes thereto, that have been audited by Ernst & Young LLP, independent auditors, and included elsewhere in this proxy statement. The statement of operations data for the fiscal years ended October 2, 1998 and October 1, 1999 and the balance sheet data as of October 1, 1999 are derived from unaudited financial statements included elsewhere in this proxy statement. The statement of operations data for the fiscal years ended September 30, 1996 and 1997 and the balance sheet data as of September 30, 1996 and 1997 and October 2, 1998 are derived from unaudited financial statements not included in this proxy statement. The statement of operations data and balance sheet data set forth below as of December 31, 2000 and for the three months ended December 31, 1999 and 2000 are derived from, and are qualified by reference to, the unaudited financial statements included elsewhere in this proxy statement. The unaudited financial statements include all normal recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations of Shomiti. The results of operations for the three months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the full fiscal year ending September 30, 2001, or any other future period.

	Fiscal Year Ended September					Three Months Ended December 31,
	1996	1997	1998	1999	2000	1999	2000
	(in thousands, except per share data)
Statement of Operations Data:
Revenue	$369	$3,272	$5,998	$8,725	$13,633	$3,037	$3,484
Costs of sales	88	919	1,755	2,539	3,697	733	1,120

Gross profit	281	2,353	4,243	6,186	9,936	2,304	2,364

Operating expenses:
Research and development	1,371	3,592	3,978	4,300	4,708	1,036	1,322
Sales and marketing	642	3,577	4,446	4,357	5,485	1,175	1,954
General and administrative	402	616	1,322	1,366	1,841	371	309

Total operating expenses	2,415	7,785	9,746	10,023	12,034	2,582	3,585

Loss from operations	(2,134)	(5,432)	(5,503)	(3,837)	(2,098)	(278)	(1,221)
Interest income (expense), net	37	100	26	(113)	(185)	(44)	(24)

Net loss	$(2,097)	$(5,332)	$(5,477)	$(3,950)	$(2,283)	$(322)	$(1,245)

Net loss per share—Basic and diluted	$(0.63)	$(1.52)	$(1.46)	$(0.97)	$(0.55)	$(0.08)	$(0.30)

Shares used in per share calculations—Basic and diluted	3,328	3,516	3,742	4,075	4,140	4,127	4,158

	September 30,
			October 2, 1998	October 1, 1999	September 30, 2000	December 31, 2000
	1996	1997
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$2,586	$4,305	$6,046	$1,160	$353	$322
Working capital	2,573	4,440	6,021	2,388	(124)	(1,272)
Total assets	3,283	7,589	9,415	5,340	5,803	5,642
Long-term portion of note payable and capital lease obligations	298	623	776	463	282	282
Mandatorily redeemable convertible preferred stock	4,881	12,373	19,567	19,666	19,725	19,765
Total other stockholders' equity (net capital deficiency)	(2,172)	(7,455)	(12,903)	(16,754)	(18,924)	(20,078)

TRANSWAVE SELECTED FINANCIAL DATA

    The following table presents selected financial data for Transwave for the period from inception (February 7, 2000) to December 31, 2000. The statement of operations data set forth below for the period from inception (February 7, 2000) to December 31, 2000 and the balance sheet data as of December 31, 2000 are derived from, and are qualified by reference to, the audited financial statements, including the notes thereto, that have been audited from Ernst & Young LLP, independent auditors, and included elsewhere in this proxy statement.

From inception (February 7, 2000) to December 31, 2000
(in thousands, except per share data)
Statement of Operations Data:
Revenues	$115
Cost of revenues	(100)

Gross profit	15
Operating expenses:
Research and development	626
Sales and marketing	19
General and administrative	325
Amortization of deferred stock compensation	2,351

Total operating expenses	3,321

Loss from operations	(3,306)
Interest expense	(1)
Interest and other income	9

Net loss	$(3,298)

Net loss per share—basic and diluted	$(0.40)

Shares used in per share calculation—basic and diluted	8,172

December 31, 2000
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$214
Working capital	41
Total assets	995
Total stockholders' equity	520

MARLOW SELECTED FINANCIAL DATA

    The following table presents selected consolidated financial data for Marlow for each of the fiscal years ended January 31, 1996 through 2000. The selected statement of operations data set forth below for the fiscal years ended January 31, 1998, 1999 and January 30, 2000 and the balance sheet data as of January 31, 1999 and January 30, 2000 are derived from Marlow's consolidated financial statements and notes, that have been audited by Arthur Andersen LLP, independent public accountants, and included elsewhere in this proxy statement. The selected statement of operations and balance sheet data for the fiscal years ended January 31, 1996 and 1997 are derived from the audited financial statements not included in this proxy statement. The selected statement of operations data and selected balance sheet data set forth below as of October 29, 2000 and for the nine months ended October 31, 1999 and October 29, 2000 are derived from unaudited consolidated financial statements and accompanying notes of Marlow which are included elsewhere in this proxy statement. The unaudited interim consolidated financial statements include all normal recurring adjustments that Marlow considers necessary for a fair presentation of Marlow's consolidated financial position and results of operations for these periods. Historical operating results for the nine months ended October 29, 2000 are not necessarily indicative of the results that may be expected for the full fiscal year.

	Fiscal Year Ended January					Nine Months Ended October
	1996	1997	1998	1999	2000	1999	2000
	(in thousands, except per share data)
						(unaudited)
Statement of Operations
Net Sales	$23,292	$20,440	$22,932	$28,450	$32,732	$24,117	$34,584
Cost of Sales	18,287	15,041	16,376	19,577	21,674	15,537	24,262

Gross Profit	5,005	5,399	6,556	8,873	11,058	8,580	10,322

Operating Expenses
Research, development, and engineering	402	940	1,392	1,969	2,355	1,818	2,250
Selling expenses	2,058	1,829	2,368	2,671	3,034	2,250	2,670
Administrative expenses	1,946	1,450	1,794	2,316	2,818	2,078	2,488

Total Operating Expenses	4,406	4,219	5,554	6,956	8,207	6,146	7,408

Operating income	599	1,180	1,002	1,917	2,851	2,434	2,914
Interest income (expense), net	(348)	(597)	(487)	(402)	(218)	(190)	(181)
Other income (expense), net	12	23	(38)	(5)	(14)	12	80

Net income before income taxes	263	606	477	1,510	2,619	2,256	2,813
Provision for income taxes	100	153	110	407	779	673	886

Net income	$163	$453	$367	$1,103	$1,840	$1,583	$1,927

Net income per share:
Basic	$0.22	$0.62	$0.53	$1.56	$2.61	$2.24	$2.72

Diluted	$0.22	$0.60	$0.51	$1.50	$2.48	$2.13	$2.54

Shares used in per share calculations:
Basic	728	725	696	705	705	705	708

Diluted	755	755	726	737	743	743	759

	Fiscal Year Ended January 31,
						October 29, 2000
	1996	1997	1998	1999	2000
						(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$24	$408	$387	$508	$1,765	$108
Working capital	2,667	3,525	3,723	4,636	6,080	5,569
Total assets	14,887	13,072	13,373	12,843	15,116	20,233
Notes Payable, long-term portion, and other long-term liabilities	4,406	3,972	3,236	2,697	2,051	2,104
Total stockholders' equity	4,559	4,951	5,218	6,319	8,169	10,096

FINISAR CORPORATION, SHOMITI SYSTEMS, INC., TRANSWAVE FIBER, INC. AND MARLOW INDUSTRIES, INC.

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 and the nine months ended January 31, 2001 are based on the pro forma financial statements of Finisar Corporation, which include the previous acquisitions of Sensors Unlimited, Inc., Demeter Technologies, Inc. and Medusa Technologies, Inc. (the "Completed Transactions") (collectively "Finisar"), and Shomiti Systems, Inc. ("Shomiti"), Transwave Fiber, Inc. ("Transwave") and Marlow Industries, Inc. ("Marlow") (collectively the "Pending Transactions") after giving effect to the acquisition of the Pending Transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements. The Unaudited Pro Forma Condensed Statements of Operations are presented as if the combinations had taken place on May 1, 1999.

    The Unaudited Pro Forma Condensed Statement of Operations for the nine months ended January 31, 2001 combines the pro forma nine months ended January 31, 2001 for Finisar, the nine months ended December 31, 2000 for Shomiti, the nine months ended January 31, 2001 for Transwave and the nine months ended October 29, 2000 for Marlow. The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 combines the pro forma year ended April 30, 2000 for Finisar, the twelve months ended March 31, 2000 for Shomiti, the twelve months ended April 30, 2000 for Transwave and the twelve months ended April 30, 2000 for Marlow. The three months ended April 30, 2000 of Marlow are included in both the Unaudited Pro Forma Statement of Operations for the nine months ended January 31, 2001 and the year ended April 30, 2000. The Unaudited Pro Forma Condensed Balance Sheet is presented to give effect to the acquisition of Shomiti, Transwave and Marlow as if they occurred on January 31, 2001 and combines the pro forma balance sheet of Finisar as of January 31, 2001 with the balance sheets of Shomiti as of December 31, 2000, Transwave as of January 31, 2001 and Marlow as of October 29, 2000.

    The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of Finisar Corporation, the Pending Transactions and the pro forma financial statements of Finisar Corporation and the Completed Transactions included elsewhere in this proxy statement. The pro forma information does not purport to be indicative of the results that would have been reported if the above transactions had been in effect for the period presented or which may result in the future.

FINISAR, SHOMITI, TRANSWAVE AND MARLOW
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Year ended April 30, 2000
(in thousands, except per share data)

	Finisar	Shomiti	Transwave	Marlow
		12 Months Ended March 31, 2000	12 Months Ended April 30, 2000	12 Months Ended April 30, 2000	Pro Forma Adjustments
	Year Ended April 30, 2000										Combined Pro Forma
					Shomiti		Transwave		Marlow
Revenue	$79,911	$11,930	$—	$34,832	(79	)(F)	—		(244	)(F)	$126,350
Cost of revenues	38,336	3,182	—	23,735	(79	)(F)	—		(244	)(F)	64,930
Amortization of acquired developed technology	17,185	—	—	—	7,313	(A)	2,656	(B)	11,767	(C)	38,921

Gross profit	24,390	8,748	—	11,097	(7,313)		(2,656)		(11,767)		22,499
Operating expenses:
Research and development	14,840	4,339	49	2,417	—		—		—		21,645
Sales and marketing	8,365	4,253	—	3,275	—		—		—		15,893
General and administrative	4,779	1,297	10	2,893	—		—		—		8,979
Amortization of deferred stock compensation	11,786	—	—	—	448	(A)	314	(B)	1,130	(C)	13,678
Amortization of intangibles	91,421	—	—	—	18,347	(A)	7,612	(B)	46,415	(C)	163,795

Total operating expenses	131,191	9,889	59	8,585	18,795		7,926		47,545		223,990

Income (loss) from operations	(106,801)	(1,141)	(59)	2,512	(26,108)		(10,582)		(59,312)		(201,491)
Interest income (expense), net	3,218	(226)	—	(189)	—		—		—		2,803
Other income (expense), net	(106)	—	—	12	—		—		—		(94)

Income (loss) before income taxes	(103,689)	(1,367)	(59)	2,335	(26,108)		(10,582)		(59,312)		(198,782)
Provision for income taxes	(5,562)	—	—	678	(3,939	)(A)	(1,340	)(B)	(7,422	)(C)	(17,585	)(D)

Net income (loss)	$(98,127)	$(1,367)	$(59)	$1,657	$(22,169)		$(9,242)		$(51,890)		$(181,197)

Net income (loss) per share:
Basic	$(0.76)										$(1.28)

Diluted	$(0.76)										$(1.28)

Shares used in computing net income (loss) per share:
Basic	129,431										141,059	(E)

Diluted	129,431										141,059	(E)

See accompanying notes to Finisar, Shomiti, Transwave and Marlow unaudited pro forma condensed financial statements.

FINISAR, SHOMITI, TRANSWAVE AND MARLOW

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
Nine months ended January 31, 2001
(in thousands, except per share data)

	Finisar			Marlow
		Shomiti	Transwave
	Nine Months Ended January 31, 2001			Nine Months Ended October 29, 2000
		Nine Months Ended December 31, 2000	Nine Months Ended January 31, 2001		Pro Forma Adjustments
											Combined Pro Forma
					Shomiti		Transwave		Marlow
Revenue	$147,447	$10,746	$192	$34,584	$(158	)(F)	$(138	)(F)	$(598	)(F)	$192,075
Cost of revenues	83,723	3,259	136	24,262	(158	)(F)	(138	)(F)	(598	)(F)	110,486
Amortization of acquired developed technology	12,890	—	—	—	5,485	(A)	1,992	(B)	8,825	(C)	29,192

Gross profit	50,834	7,487	56	10,322	(5,485)		(1,992)		(8,825)		52,397
Operating expenses:
Research and development	22,811	3,786	611	2,250	—		—		—		29,458
Sales and marketing	12,644	5,212	19	2,670	—		—		—		20,545
General and administrative	8,454	1,416	454	2,488	—		—		—		12,812
Amortization of deferred stock compensation	8,603	—	2,351	—	336	(A)	236	(B)	848	(C)	12,374
Amortization of intangibles	68,623	—	—	—	13,760	(A)	5,709	(B)	34,811	(C)	122,903
Acquired in-process research and development	28,797	—	—	—	—		—		—		28,797
Other acquisition costs	1,127	—	—	—	—		—		—		1,127

Total operating expenses	151,059	10,414	3,435	7,408	14,096		5,945		35,659		228,016

Income (loss) from operations	(100,225)	(2,927)	(3,379)	2,914	(19,581)		(7,937)		(44,484)		(175,619)
Interest income (expense), net	11,643	(120)	6	(132)	—		—		—		11,397
Other income (expense), net	470	—	2	31	—		—		—		503

Income (loss) before income taxes	(88,112)	(3,047)	(3,371)	2,813	(19,581)		(7,937)		(44,484)		(163,719)
Provision for income taxes	1,994	—	—	886	(2,954)	(A)	(1,005)	(B)	(5,567)	(C)	(6,646)	(D)

Net income (loss)	(90,106)	(3,047)	(3,371)	1,927	(16,627)		(6,932)		(38,917)		(157,073)

Net income (loss) per share:
Basic	$(0.54)										$(0.88)

Diluted	$(0.54)										$(0.88)

Shares used in computing net income (loss) per share:
Basic	166,598										178,226	(E)

Diluted	166,598										178,226	(E)

See accompanying notes to Finisar, Shomiti, Transwave and Marlow unaudited pro forma condensed financial statements.

FINISAR, SHOMITI, TRANSWAVE AND MARLOW
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
January 31, 2001
(in thousands)

	Finisar	Shomiti	Transwave	Marlow
					Pro Forma Adjustments
	January 31, 2001	December 31, 2000	January 31, 2001	October 29, 2000							Combined Pro Forma
					Shomiti		Transwave		Marlow
Assets
Current assets:
Cash and cash equivalents	$21,992	$322	$300	$108	$—		$—		$—		$22,722
Short-term investments	171,498	—	—	—	—		—		(30,000	)(C)	141,498
Accounts receivable—trade, net	42,034	2,524	107	6,836	—		—		—		51,501
Accounts receivable, other	13,715	—	43	—	(2,500	)(F)	(200	)(F)	—		11,058
Inventories	51,039	1,450	210	5,873	—		—		—		58,572
Income tax receivable	37,734	—	—	—	—		—		—		37,734
Deferred income taxes	1,877	—	—	642	—		—		—		2,519
Prepaid expenses	2,927	105	—	143	—		—		—		3,175

Total current assets	342,816	4,401	660	13,602	(2,500)		(200)		(30,000)		328,779
Other assets	15,626	371	—	196	—		—		—		16,193
Property, equipment and improvements, net	66,164	870	516	6,435	—		—		—		73,985
Purchased intangible assets	88,879	—	—	—	43,727	(A)	14,424	(B)	81,372	(C)	228,402
Goodwill	418,361	—	—	—	81,302	(A)	36,156	(B)	203,781	(C)	739,600

Total assets	$931,846	$5,642	$1,176	$20,233	$122,529		$50,380		$255,153		$1,386,959

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,277	$1,631	$381	$2,838	$—		$—		$—		$25,127
Accrued compensation	3,646	—	207	2,067	—		—		—		5,920
Other accrued liabilities	7,778	1,426	—	548	650	(A)	500	(B)	9,215	(C)	20,117
Income tax payable	1,338	—	—	178	—		—		—		1,516
Deferred revenue	300	—	—	—	—		—		—		300
Short-term debt and long-term debt, current portion	306	2,500	200	2,402	(2,500	)(F)	(200	)(F)	—		2,708
Capital lease obligations, current portion	519	116	—	—	—		—		—		635

Total current liabilities	34,164	5,673	788	8,033	(1,850)		300		9,215		56,323
Long-term liabilities:
Deferred income taxes	42,872	—	—	425	18,164	(A)	5,105	(B)	30,606	(C)	97,172
Long-term debt	1,425	—	—	1,679	—		—		—		3,104
Other long-term liabilities	1,375	282	—	—	—		—		—		1,657

Total long-term liabilities	45,672	282	—	2,104	18,164		5,105		30,606		101,933

Stockholders' equity:
Preferred stock	—	19,765	1,460	—	(19,765)	(A)	(1,460)	(B)	—		—
Common stock and additional paid-in capital	942,446	1,744	17,929	42	112,302	(A)	49,118	(B)	231,109	(C)	1,334,975
					(1,744)	(A)	(17,929)	(B)	(42)	(C)
Notes receivable from stockholders	(2,544)	—	(40)	—	—		—		—		(2,584)
Deferred stock compensation	(26,171)	(1,362)	(15,531)	—	(1,792)	(A)	(1,257)	(B)	(3,391)	(C)	(32,611)
					1,362	(A)	15,531	(B)
Accumulated other comprehensive income	900	—	—	—	—		—		—		900
Retained earnings (accumulated deficit)	(62,621)	(20,460)	(3,430)	10,054	20,460	(A)	3,430	(B)	(10,054)	(C)	(71,977)
					(4,608)	(A)	(2,458)	(B)	(2,290)	(C)

Total stockholders' equity	852,010	(20,078)	388	10,096	125,980		44,975		215,332		1,228,703

Total liabilities and stockholders' equity	$931,846	$5,642	$1,176	$20,233	$122,529		$50,380		$255,153		$1,386,959

See accompanying notes to Finisar, Shomiti, Transwave and Marlow unaudited pro forma condensed financial statements.

NOTES TO FINISAR, SHOMITI, TRANSWAVE AND MARLOW

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    (A) On November 21, 2000 Finisar and Shomiti entered into an Agreement and Plan of Reorganization pursuant to which Finisar acquired Shomiti. On February 7, 2001 the agreement was amended to provide for the issuance of convertible Series A preferred stock which will be automatically converted into common stock on a three-for-one basis upon the approval of additional authorized common shares by the stockholders of Finisar. The transaction closed on March 23, 2001. Shomiti is headquartered in San Jose, California. Shomiti was founded in July 1995 and designs products which measure the performance of Ethernet networks in order to enhance their quality of service.

    Pursuant to the reorganization agreement, Finisar issued 1,092,551 shares of its convertible Series A preferred stock (convertible into 3,277,653 shares of common stock) in exchange for the outstanding shares of Shomiti common and preferred stock. In addition, Finisar assumed options to purchase Shomiti common stock and reserved 163,273 shares of Finisar convertible Series A preferred stock for issuance upon the exercise of the assumed options. The assumed options generally vest to the extent of 25% of the total number of shares subject to the option at the date of grant, with the remainder vesting in 48 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 109,255 shares of Finisar convertible Series A preferred stock were deposited into escrow. The escrow shares will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    Finisar's cost to acquire Shomiti is calculated to be $113.0 million using a Finisar common stock price of $30.03, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after February 7, 2001, the day the transaction was amended. The fair value of the assumed stock options of $13.9 million, as well as estimated direct transaction expenses of $0.7 million, have been included as a part of the estimated total purchase cost. Shomiti currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Shomiti has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total purchase cost of Shomiti is as follows (in thousands):

Value of securities issued on an as-if-converted basis	$98,428
Assumption of Shomiti common stock options on an as-if-converted basis	13,874
Estimated transaction costs and expenses	650

$112,952

    The preliminary purchase price allocation as of December 31, 2000 is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets (liabilities) of Shomiti	$(313)
Intangible assets acquired:
Developed technology	36,566	5	$7,313
In-process research and development	4,608	N/A	N/A
Assembled workforce	1,431	3	477
Customer base	3,477	3	1,159
Tradename	2,253	5	451
Goodwill	81,302	5	16,260
Deferred income tax	(18,164)	3-5	(3,939)
Deferred compensation	1,792	4	448

Total preliminary purchase price allocation	$112,952		$22,169

    An independent valuation specialist performed an allocation of the total purchase price of Shomiti to its individual assets. The purchase price was allocated to Shomiti's tangible assets, specific intangible assets such as assembled workforce, customer base, tradename and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes the Surveyor software suite including Surveyor, Remote, Expert, Packet Blaster, and Multi-QOS; the Explorer analyzer family including the 10/100, Gigabit, and THG systems and modules; and a series of probes which include multiple models for the Century Tap, Fiber Tap, and Voyager. The products are used for monitoring, measuring, analyzing and troubleshooting network quality of service (QOS) for extended enterprise ethernet local area networks (LANs) and VoIP (Voice Over Internet Protocol) communications. Finisar will amortize the acquired developed technology of approximately $36.6 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Shomiti and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $1.4 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Shomiti management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $3.5 million on a straight-line basis over an average estimated useful life of three years.

    The acquired tradename is recognized for the intrinsic value of the Shomiti name and products in the marketplace. Finisar will amortize the value assigned to the tradename of approximately $2.3 million on a straight-line basis over an average estimated useful life of five years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Shomiti's employees. The $1.8 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, Finisar will recognize an expense of $4.6 million during the quarter ending April 30, 2001 in conjunction with the completion of this acquisition.

    (B) On November 21, 2000 Finisar and Transwave entered into an Agreement and Plan of Reorganization pursuant to which Finisar will acquire Transwave. On February 14, 2001 the agreement was amended to provide for the issuance of convertible Series A preferred stock which will be automatically converted into common stock on a three-for-one basis upon the approval of additional authorized common shares by the stockholders of Finisar. The agreement was further amended on March 19, 2001. The transaction is expected to close in the quarter ending April 30, 2001. Transwave is headquartered in Fremont, California with operations in Shanghai, China. Transwave was founded in February 2000 and is focused on the development of a line of passive optical components for data communications and telecommunications applications.

    Pursuant to the reorganization agreement, Finisar will issue 897,670 shares of its convertible Series A preferred stock (convertible into 2,693,010 shares of common stock) in exchange for the outstanding shares of Transwave common and preferred stock. In addition, Finisar will assume options to purchase Transwave common stock and will reserve 155,593 shares of Finisar convertible Series A preferred stock for issuance upon the exercise of the assumed options. The assumed options will generally vest to the extent of 20% of the total number of shares subject to the option at the date of grant, with the remainder vesting in 48 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 598,447 shares of Finisar convertible Series A preferred stock will be issued to the former stockholders of Transwave (the "Initial Consideration") and 299,223 shares of convertible Series A preferred stock, or approximately one-third of the shares to be issued pursuant to the transaction, will be deposited into escrow (the "Deferred Consideration"). One-third of the shares deposited in escrow will be released on each of the first three anniversaries of the closing date subject to the achievement of certain financial, development and personnel milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, the escrowed shares will be subject to claims for indemnification by Finisar under the agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification have been resolved.

    Only the Initial Consideration has been recorded for accounting purposes since the payment of the Deferred Consideration is contingent upon future events that are not assured of occurring beyond a reasonable doubt. The Deferred Consideration, if any, will be recorded as additional purchase cost at the then current market price of the common stock when the milestones are attained. Accordingly, Finisar's initial cost to acquire Transwave is calculated to be $49.6 million using a Finisar common stock price of $21.74, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after February 14, 2001, the day the transaction was amended. The fair value of the assumed stock options of $10.1 million, as well as estimated direct transaction expenses of $0.5 million, have been included as a part of the total purchase cost. Transwave will operate as a wholly-owned subsidiary of Finisar.

    The cost to acquire Transwave will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities will be based upon an independent valuation.

    The estimated total initial purchase cost of Transwave is as follows (in thousands):

Value of securities issued on an-as-converted basis	$39,031
Assumption of Transwave common stock options on an-as-converted basis	10,087
Estimated transaction costs and expenses	500

$49,618

    The preliminary purchase price allocation as of January 31, 2001 is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Transwave	$428
Intangible assets acquired:
Developed technology	13,281	5	$2,656
In-process research and development	2,458	N/A	N/A
Assembled workforce	1,019	3	340
Customer base	124	3	41
Goodwill	36,156	5	7,231
Deferred income tax	(5,105)	3-5	(1,340)
Deferred compensation	1,257	4	314

Total preliminary purchase price allocation	$49,618		$9,242

    An independent valuation specialist performed a preliminary allocation of the total purchase price of Transwave to its individual assets. The purchase price was allocated to Transwave's tangible assets, specific intangible assets such as assembled workforce, customer base and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes wave plates used to prevent background reflections and enhance the performance of lasers and a broadband light source for testing wavelength division multiplexing ("WDM") systems. Finisar will amortize the acquired developed technology of approximately $13.3 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Transwave and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $1.0 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Transwave management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $0.1 million on a straight-line basis over an average estimated useful life of three years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Transwave's employees. The $1.3 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, Finisar expects to recognize an expense of $2.5 million during the quarter ending April 30, 2001 in conjunction with the completion of this acquisition.

    (C) On February 20, 2001 Finisar and Marlow entered into an Agreement and Plan of Reorganization pursuant to which Finisar will acquire Marlow. The transaction is expected to close in the quarter ending July 31, 2001. Marlow is headquartered in Dallas, Texas. Marlow was founded in January 1973 and is focused on the design and manufacture of thermoelectric coolers for a variety of telecommunications applications as well as for defense, space, photonics and medical applications.

    Pursuant to the agreement, Finisar will issue 11,628,475 shares of its common stock in exchange for the outstanding shares of Marlow common stock upon the approval of additional authorized common stock by the stockholders of Finisar. In addition, Finisar will assume options to purchase Marlow common stock and will reserve 1,233,525 shares of Finisar common stock for issuance upon the exercise of the assumed options. The assumed options will generally vest to the extent of 50% of the total number of shares subject to the option at the date of grant, with the remainder vesting in equal annual increments over the following three years, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 1,162,848 shares of Finisar common stock will be deposited into escrow. The escrow shares will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    Finisar's estimated cost to acquire Marlow is calculated to be $270.3 million using a Finisar common stock price of $18.00, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after February 20, 2001, the day the transaction was announced. The fair value of the assumed stock options of $21.8 million, as well as estimated direct transaction expenses of $9.2 million, have been included as a part of the total purchase cost. Marlow will operate as a wholly-owned subsidiary of Finisar.

    The cost to acquire Marlow will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities will be based upon an independent valuation.

    The estimated total purchase cost of Marlow is as follows (in thousands):

Value of securities issued	$209,313
Assumption of Marlow common stock options	21,796
Cash	30,000
Estimated transaction costs and expenses	9,215

$270,324

    The preliminary purchase price allocation as of October 31, 2000 is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Marlow	$10,096
Intangible assets acquired:
Developed technology	58,835	5	$11,767
In-process research and development	2,290	N/A	N/A
Assembled workforce	5,495	3	1,832
Customer base	3,140	3	1,047
Patents	13,902	5	2,780
Goodwill	203,781	5	40,756
Deferred income tax	(30,606)	3-5	(7,422)
Deferred compensation	3,391	3	1,130

Total preliminary purchase price allocation	$270,324		$51,890

    An independent valuation specialist performed a preliminary allocation of the total purchase price of Marlow to its individual assets. The purchase price was allocated to Marlow's tangible assets, specific intangible assets such as assembled workforce, customer base, patents and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes thermoelectric coolers and subassemblies used in the telecommunications industry to provide temperature stabilization and control to telecommunication lasers that generate and amplify optical signals for fiber optic systems, or in various applications for defense, space and photonics markets or in medical, industrial or commercial applications such as DNA replication/sequencing. Finisar will amortize the acquired developed technology of approximately $58.8 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Marlow and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $5.5 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Marlow management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $3.1 million on a straight-line basis over an average estimated useful life of three years.

    The acquired patents are comprised of system and device patents, process patents and new materials patents related to thermoelectric coolers. Finisar will amortize the acquired patents of approximately $13.9 million on a straight-line basis over an average estimated remaining useful life of five years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Marlow's employees. The $3.4 million of deferred compensation will be amortized over the remaining vesting period of approximately three years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, the Company expects to recognize an expense of $2.3 million during the quarter ending July 31, 2001 in conjunction with the completion of this acquisition.

    (D) The pro forma combined provision for income taxes does not represent the amounts that would have resulted had Finisar, Shomiti, Transwave and Marlow filed consolidated income tax returns during the periods presented.

    (E) The pro forma basic and diluted net earnings per share for the year ended April 30, 2000 and for the nine months ended January 31, 2001 are based on the weighted average number of shares of Finisar common stock outstanding and the 11,628,475 common shares to be issued by Finisar in the Marlow transaction.

    The 1,092,551 shares of convertible Series A preferred stock issued by Finisar in the Shomiti transaction and the initial 598,447 shares of Series A preferred stock to be issued by Finisar in the Transwave transaction have been excluded as they are anti-dilutive.

    (F) Intercorporate loans and intercorporate sales.

Risk Factors Related to the Acquisitions

    You should carefully consider the risks described below regarding the acquisitions and our business following the acquisitions, together with all of the other information included in or annexed to this proxy statement, before making a decision about how to vote on the proposal to increase the number of authorized shares of common stock.

    Some of the information in this proxy statement, including the risk factors in this section, contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms and other comparable terminology. These statements are only predictions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, the risks faced by us following completion of the Acquisitions.

    We believe it is important to communicate our expectations to investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed below, as well as any cautionary language in this proxy statement, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before making your decision regarding the proposal to increase the number of authorized shares of our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this proxy statement could have a material adverse effect on our business, operating results, and financial condition. If our business is harmed, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment.

Risks Related to the Acquisitions

    We cannot assure you that we will be successful in overcoming problems encountered in connection with these acquisitions, and our inability to do so could significantly harm our business.

Our ability to integrate successfully the businesses of Shomiti, Transwave and Marlow, as well as Sensors, Demeter and Medusa, with each other and with our own business is uncertain.

    After the acquisitions, our business and the businesses of Shomiti, Transwave, Marlow, Sensors, Demeter and Medusa (the "Acquired Companies"), each of which had previously operated independently of each other, will need to be integrated. The integration of the six businesses will be complex, time consuming and could be expensive. The integration will require significant efforts from each company, including the coordination of their research and development and sales and marketing efforts. Our experience in acquiring other businesses and technologies is limited. We may find it difficult to integrate these operations. The combined company will have a large number of employees in dispersed locations in California, New Jersey, Texas, England, China and Japan, which will increase the difficulty of integrating operations. Current personnel may leave us or one or more of the Acquired Companies because of the business combinations or the mergers. The challenges involved in this integration include, but are not limited to, the following:

  •
  retaining existing customers of each company,

  •
  retaining and integrating management and other key employees of each company,

  •
  coordinating research and development activities to enhance introduction of new products and technologies,

  •
  integrating purchasing and procurement operations in multiple locations,

  •
  combining product offerings and product lines effectively and quickly,

  •
  integrating sales and marketing efforts so that customers can understand and do business easily with the combined company,

  •
  coordinating manufacturing operations in a rapid and efficient manner, and

  •
  transitioning all facilities to common accounting and information technology systems.

    It is not certain that we and the Acquired Companies can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Risks from unsuccessful integration of the Acquired Companies include:

  •
  the impairment of relationships with employees, customers, and suppliers,

  •
  the potential disruption of the combined company's ongoing business and distraction of its management,

  •
  delay in introducing new product offerings by the combined company, and

  •
  unanticipated expenses related to integration of the companies.

    The combined company may not succeed in addressing these risks. Further we cannot assure you that the growth rate of the combined company will equal the historical growth rates that we have experienced.

The acquisitions may fail to achieve beneficial synergies.

    Our management and the managements of the Acquired Companies have entered into the acquisitions with the expectation that they will result in beneficial synergies between and among the companies' businesses. Achieving these anticipated synergies and the potential benefits underlying their reasons for entering into the acquisitions will depend on a number of factors, some of which include:

  •
  our ability to timely develop new products and integrate the products and sales efforts of the combined company,

  •
  the risk that our customers or the customers of any one or more of the Acquired Companies may defer purchasing decisions,

  •
  the risk that it may be more difficult to retain key management, marketing, and technical personnel after the acquisitions, and

  •
  competitive conditions and cyclicality in the market.

    Even if the companies are able to integrate operations, there can be no assurance that the anticipated synergies will be achieved. The failure to achieve such synergies could have a material adverse effect on the business, results of operations, and financial condition of the combined company.

Demeter, Shomiti and Transwave have experienced financial losses and may require significant financial support from us.

    Demeter, Shomiti and Transwave have all suffered losses from operations in recent periods. Demeter and Transwave were formed only recently and do not have a long history of operations. Following the acquisitions, these companies may experience further losses, which would affect our financial results, reduce our earnings per share, and require funding by us to sustain their operations if losses continue at historic levels for these companies, the acquisitions may require us to use a significant portion of our cash balances.

    The combined company's reported financial results will suffer as a result of purchase accounting treatment and the impact of amortization of goodwill and other intangibles, and restructuring charges relating to the acquisitions.

    We will account for the acquisitions as purchases of the Acquired Companies under the purchase method of accounting. Under purchase accounting, we will record the fair value of the following as the cost of acquiring the Acquired Companies:

  •
  the consideration given to the holders of shares of stock of each of the Acquired Companies in exchange for the stock of the Acquired Companies,

  •
  the consideration given in exchange for outstanding options to purchase common stock of the Acquired Companies and the warrants of Shomiti that we assumed, and

  •
  the amount of direct transaction costs.

We will allocate these costs to the individual assets and liabilities of the companies being acquired, including various identifiable intangible assets such as acquired technology, acquired trademarks and trade names and acquired workforce, and to in-process research and development, based on their respective fair values. Intangible assets, including goodwill, will be generally amortized over a three- to five-year period.

    We may incur restructuring costs in order to achieve desired synergies after the acquisitions, that would adversely impact future financial results. These restructuring costs could be a result of, but not limited to, the following:

  •
  write-downs of goodwill and other purchased intangibles, and

  •
  asset write-offs associated with manufacturing and facility consolidations.

Uncertainty related to the acquisitions could harm the combined company.

    In response to the acquisitions, our customers and suppliers and customers and suppliers of one or more of the Acquired Companies may delay or defer product purchase or other decisions. Any delay or deferral in product purchase or other decisions by customers or suppliers could have a material adverse effect on the business of the relevant company, regardless of whether the acquisitions have been or are ultimately completed. Similarly, current and prospective employees of Finisar and the Acquired Companies may experience uncertainty about their future roles with us and until our strategies with regard to the integration of operations of Finisar and the Acquired Companies are announced or executed. This may adversely affect the ability of us and the Acquired Companies to attract and retain key management, sales, marketing, and technical personnel.

    The acquisitions could adversely affect combined financial results and dilute the percentage ownership of our existing stockholders.

    We and the Acquired Companies are expected to incur direct transaction costs of approximately $64 million in connection with the acquisitions. If the benefits of the acquisitions do not exceed the costs associated with the acquisitions, including any dilution to our stockholders resulting from the issuance of shares in connection with the acquisitions, the combined company's financial results, including earnings per share, could be adversely affected.

    We have issued stock in order to complete the acquisitions of Sensors, Demeter and Shomiti and expect to issue stock to complete the acquisitions of Transwave and Marlow. The issuance of stock to consummate these recent and future acquisitions dilutes existing stockholders' percentage ownership. In addition, we could incur substantial debt or assume contingent liabilities in the course of these acquisitions.

    Failure to complete the proposed acquisitions could have a negative impact on our stock price, future business and operations, or financial results.

    If the proposed acquisitions of Transwave and Marlow are not completed for any reason, we may be subject to a number of material risks, including the following:

  •
  some of our costs related to the proposed acquisitions, such as legal accounting and financial advisor fees, must be paid even if the proposed acquisitions are not completed, and

  •
  there may be substantial disruption to our businesses and distraction of our workforce and management team.

Quantitative and Qualitative Disclosures About Market Risk

    The exposure of Finisar to market risk for changes in interest rates relates to its investment portfolio. Finisar places its investments with high credit issuers in short-term securities with maturities ranging from overnight up to 36 months. The average maturity of the portfolio will not exceed 18 months. The portfolio includes only marketable securities with active secondary or resale markets to ensure portfolio liquidity. Finisar has no investments denominated in foreign country currencies and therefore its investments are not subject to foreign exchange risk.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of a majority of the voting power of our outstanding capital stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

    The Board of Directors unanimously recommends that the stockholders vote FOR approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 200,000,000 to 500,000,000 shares.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending April 30, 2001. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 1999. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed for professional services rendered for the audit of our annual financial statements for our fiscal year ended April 30, 2000 and the reviews of the financial statements included in our Forms 10-Q that we filed with the Securities and Exchange Commission for that fiscal year were $149,690.

All Other Fees

    All other fees were $572,500, including audit related fees of $564,000 and nonaudit services of $8,500. Audit related services generally include business acquisitions, accounting consulting and SEC registration statements.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

    The Board of Directors unanimously recommends a vote "FOR" the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending April 30, 2001.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

    We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to our Secretary. To be timely a stockholder proposal must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

    Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of Finisar must be received by us at our offices at 1308 Moffett Park Drive, Sunnyvale, California 94089 no later than                and satisfy the conditions established by the SEC for stockholder proposals to be included in our proxy statement for that meeting.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, and special reports, proxy statements, and other information with the United States Securities and Exchange Commission (the "SEC"). Our common stock is traded on The Nasdaq National Market ("Nasdaq") under the symbol "FNSR." You may read and copy any document filed by us at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov.

    The following are the locations of the public reference facilities maintained by the SEC:

Judiciary Plaza Room 1024 450 Fifth Street, N.W. Washington, D.C. 20549	Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661	Seven World Trade Center 13th Floor New York, New York 10048

    Copies of filed documents can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. Reports, proxy statement, and other information concerning us can also be inspected at The Nasdaq National Market, Operations, 1735 K Street, N.W., Washington, D.C.

    Shomiti, Transwave and Marlow are not reporting companies and therefore no additional reports or financial information are publicly available about any of them.

TRANSACTION OF OTHER BUSINESS

    At the date of this proxy statement, the Board of Directors knows of no other business that will be conducted at the annual meeting of stockholders of Finisar Corporation other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Stephen K. Workman
                       Secretary

                   , 2001

INDEX TO FINANCIAL STATEMENTS

Finisar Corporation Audited Consolidated Financial Statements as of April 30, 1999 and 2000 and for each of the three years in the period ended April 30, 2000 (information as of January 31, 2001 and for the nine months ended January 31, 2000 and 2001 is unaudited)
Report of Ernst & Young LLP, Independent Auditors	F-4
Consolidated Financial Statements:
Consolidated Balance Sheets	F-5
Consolidated Statements of Operations	F-6
Consolidated Statement of Convertible Redeemable Preferred Stock, Redeemable Preferred Stock and Changes in Stockholders' Equity (Deficit)	F-7
Consolidated Statements of Cash Flows	F-9
Notes to Consolidated Financial Statements	F-10
Sensors Unlimited, Inc. Audited Financial Statements as of December 31, 1999 and 1998 and for the years then ended
Report of Arthur Andersen LLP	F-36
Financial Statements:
Balance Sheets	F-37
Statements of Income	F-38
Statements of Change in Stockholders' Equity (Deficit)	F-39
Statements of Cash Flows	F-40
Notes to Financial Statements	F-41
Sensors Unlimited, Inc. Unaudited Interim Financial Statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999
Balance Sheet	F-49
Statements of Operations	F-50
Statement of Cash Flows	F-51
Note to Financial Statements	F-52
Demeter Technologies, Inc. Audited Financial Statements as of October 31, 2000 and for the period from inception (June 22, 2000) to October 31, 2000
Report of Ernst & Young LLP, Independent Auditors	F-54
Financial Statements:
Balance Sheet	F-55
Statement of Operations	F-56
Statement of Stockholders' Equity	F-57
Statement of Cash Flows	F-58
Notes to Financial Statements	F-59
Finisar Corporation, Sensors Unlimited, Inc., Demeter Technologies, Inc. and Medusa Technologies, Inc. Unaudited Pro Forma Information for the year ended April 30, 2000 and for the nine months ended January 31, 2001
Introduction to Pro Forma Financial Information	F-67
Pro Forma Condensed Statement of Operations for the year ended April 30, 2000	F-68
Pro Forma Condensed Statement of Operations for the nine months ended January 31, 2001	F-69
Pro Forma Condensed Balance Sheet	F-70
Notes to Pro Forma Condensed Financial Statements	F-71

Shomiti Systems, Inc. Audited Financial Statements as of September 30, 2000 and for the year then ended as of October 1, 1999 and for each of the two years in the period ended October 1, 1999 is unaudited
Report of Ernst & Young LLP, Independent Auditors	F-79
Financial Statements:
Balance Sheet	F-80
Statement of Operations	F-81
Statement of Shareholders' Equity	F-82
Statement of Cash Flows	F-83
Notes to Financial Statements	F-84
Shomiti Systems, Inc. Unaudited Interim Financial Statements as of December 31, 2000 and for the three months ended December 31, 2000 and 1999
Balance Sheet	F-99
Statement of Operations	F-100
Statements of Cash Flows	F-101
Note to Financial Statements	F-102
Transwave Fiber, Inc. Audited Consolidated Financial Statements as of December 31, 2000 and for the period from inception (Feb 7, 2000) to December 31, 2000
Report of Ernst & Young LLP, Independent Auditors	F-104
Consolidated Financial Statements:
Consolidated Balance Sheet	F-105
Consolidated Statement of Operations	F-106
Consolidated Statement of Shareholders' Equity	F-107
Consolidated Statement of Cash Flows	F-108
Notes to Consolidated Financial Statements	F-109
Marlow Industries, Inc. and Subsidiaries Audited Consolidated Financial Statements as of January 30, 2000 and January 31, 1999 and for each of the three years in the period ended January 30, 2000
Report of Arthur Andersen LLP	F-118
Consolidated Financial Statements:
Consolidated Balance Sheets	F-119
Consolidated Statements of Income	F-120
Consolidated Statements of Stockholders' Equity	F-121
Consolidated Statements of Cash Flows	F-122
Notes to Consolidated Financial Statements	F-123
Marlow Industries, Inc. and Subsidiaries Unaudited Interim Consolidated Financial Statements as of October 29, 2000 and for the nine months ended October 29, 2000 and October 31, 1999
Consolidated Balance Sheet	F-132
Consolidated Statements of Income	F-133
Consolidated Statement of Cash Flows	F-134
Notes to Consolidated Financial Statements	F-135

CONSOLIDATED FINANCIAL STATEMENTS

FINISAR CORPORATION

As of April 30, 1999 and 2000 and for each of the three years in the period ended
April 30, 2000 (information as of January 31, 2001 and for the nine months ended
January 31, 2000 and 2001 is unaudited)

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Finisar Corporation

    We have audited the accompanying consolidated balance sheets of Finisar Corporation as of April 30, 1999 and 2000, and the related consolidated statements of operations, convertible redeemable preferred stock, redeemable preferred stock and changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended April 30, 2000. These financial statements are the responsibility of Finisar Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Finisar Corporation at April 30, 1999 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended April 30, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Palo Alto, California
May 25, 2000

FINISAR CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	April 30,
			January 31, 2001
	1999	2000
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,044	$171,194	$28,501
Short-term investments	—	149,541	171,498
Accounts receivable (net of allowance for doubtful accounts of $265, $455 and $1,493 at April 30, 1999, April 30, 2000 and January 31, 2001)	6,653	14,348	41,758
Accounts receivable, other	3	151	13,715
Inventories	5,236	16,494	51,039
Income tax receivable	—	148	37,734
Deferred income taxes	1,047	2,653	1,877
Prepaid expenses	194	278	2,912

Total current assets	18,177	354,807	349,034
Other assets	296	809	15,626
Property, equipment and improvements, net	2,482	9,426	66,008
Purchased intangibles	—	—	86,999
Goodwill	—	—	413,065

Total assets	$20,955	$365,042	$930,732

Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$1,394	$5,908	$20,263
Accrued compensation	1,499	3,001	3,646
Other accrued liabilities	1,476	3,065	7,778
Income tax payable	743	122	1,072
Capital lease obligations, current portion	54	—	519
Short-term debt	—	—	306

Total current liabilities	5,166	12,096	33,584

Long-term liabilities:
Deferred income taxes	—	—	42,094
Note payable, long-term portion	11,015	—	1,425
Capital lease obligations, long-term portion	17	—	—
Other long-term liabilities	—	524	1,375

Total long-term liabilities	11,032	524	44,894

Commitments and contingent liabilities
Convertible redeemable preferred stock:
No par value, 12,100,000 shares authorized at April 30, 1999, and no shares authorized at April 30, 2000 and October 31, 2000; 12,039,486 shares issued and outstanding at April 30, 1999; no shares issued and outstanding at April 30, 2000 and January 31, 2001	26,260	—	—
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding at April 30, 1999 and 2000 and January 31, 2001	—	—	—
Common stock:
$0.001 par value, 200,000,000 shares authorized: 159,842,784 and 176,111,466 shares issued and outstanding at April 30, 2000 and January 31, 2001	—	160	176
No par value, 75,000,000 shares authorized at April 30, 1999; no shares authorized at April 30, 2000 and January 31, 2001; 97,147,095 shares issued and outstanding at April 30, 1999; no shares issued and outstanding at April 30, 2000 and January 31, 2001	4,304	—	—
Additional paid-in capital	—	384,526	942,174
Notes receivable from stockholders	(1,521)	(3,248)	(2,269)
Deferred stock compensation	(1,975)	(9,404)	(26,106)
Accumulated other comprehensive income (loss)	—	(182)	900
Retained earnings (accumulated deficit)	(22,311)	(19,430)	(62,621)

Total stockholders' equity (deficit)	(21,503)	352,422	852,254

Total liabilities and stockholders' equity (deficit)	$20,955	$365,042	$930,732

See accompanying notes.

FINISAR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Fiscal Years Ended April 30,			Nine Months Ended January 31,
	1998	1999	2000	2000	2001
Revenues	$22,067	$35,471	$67,147	$46,466	$136,566
Cost of revenues	8,705	15,514	34,190	22,252	79,436
Amortization of acquired developed technology	—	—	—	—	5,167

Gross profit	13,362	19,957	32,957	24,214	51,963

Operating expenses:
Research and development	3,806	7,864	13,806	10,051	20,890
Sales and marketing	1,629	4,145	7,122	5,080	11,304
General and administrative	833	2,299	3,516	2,597	6,427
Amortization of deferred stock compensation	—	428	5,530	3,791	5,343
Acquired in-process research and development	—	—	—	—	28,797
Amortization of acquired intangibles	—	—	—	—	27,482
Other acquisition costs	—	—	—	—	1,127

Total operating expenses	6,268	14,736	29,974	21,519	101,370

Income (loss) from operations	7,094	5,221	2,983	2,695	(49,407)
Interest income	38	154	3,704	1,616	11,762
Interest expense	(33)	(429)	(452)	(447)	(103)
Other income (expense), net	(25)	(28)	(99)	(72)	454

Income (loss) before income taxes	7,074	4,918	6,136	3,792	(37,294)
Provision for income taxes	2,715	1,873	3,255	2,583	5,897

Net income (loss)	$4,359	$3,045	$2,881	$1,209	$(43,191)

Net income (loss) per share:
Basic	$0.03	$0.03	$0.03	$0.01	$(0.27)

Diluted	$0.03	$0.02	$0.02	$0.01	$(0.27)

Shares used in computing net income (loss) per share:
Basic	131,259	110,580	113,930	103,884	157,205

Diluted	131,259	134,814	144,102	138,087	157,205

See accompanying notes.

FINISAR CORPORATION
CONSOLIDATED STATEMENT OF CONVERTIBLE REDEEMABLE PREFERRED STOCK,
REDEEMABLE PREFERRED STOCK AND
CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
(in thousands, except share and per share data)

					Common Stock
			Stockholders' Equity (Deficit)
	Convertible Redeemable Preferred Stock		Redeemable Preferred Stock
							Additional Paid-in Capital	Notes Receivable From Stockholders	Deferred Stock Compensation	Accumulated Other Comprehensive Income (loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at April 30, 1997	—	$—	—	$—	132,000,000	$95	$—	$—	$—	$—	$1,993	$2,088
Contribution of shares by principal shareholder	—	—	—	—	(6,600,000)	—	—	—	—	—	—	—
Net income and comprehensive income	—	—	—	—	—	—	—	—	—	—	4,359	4,359

Balance at April 30, 1998	—	—	—	—	125,400,000	95	—	—	—	—	6,352	6,447
Stock options exercised	—	—	—	—	15,118,980	1,806	—	(1,521)	—	—	—	285
Issuance of preferred stock at $2.1932 per share, net of issuance costs of $145	12,039,486	26,260	—	—	—	—	—	—	—	—	—	—
Repurchase of common stock at $0.7311 per share	—	—	—	—	(43,371,885)	—	—	—	—	—	(31,708)	(31,708)
Deferred stock compensation	—	—	—	—	—	2,403	—	—	(2,403)	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	428	—	—	428
Net income and comprehensive income	—	—	—	—	—	—	—	—	—	—	3,045	3,045

Balance at April 30, 1999	12,039,486	26,260	—	—	97,147,095	4,304	—	(1,521)	(1,975)	—	(22,311)	(21,503)
Reincorporation in State of Delaware	—	—	—	—	—	(4,207)	4,207	—	—	—	—	—
Conversion of preferred stock	(12,039,486)	(26,260)	12,039,486	2,640	26,945,691	27	23,593	—	—	—	—	23,620
Issuance of common stock, net of issuance costs of $2,720	—	—	—	—	31,815,699	32	341,534	—	—	—	—	341,566
Redemption of preferred stock	—	—	(12,039,486)	(2,640)	—	—	—	—	—	—	—	—
Stock options exercised net of loans and repurchase of unvested shares	—	—	—	—	3,934,299	4	2,233	(1,897)	—	—	—	340
Deferred stock compensation	—	—	—	—	—	—	12,959	—	(12,959)	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	5,530	—	—	5,530
Payments received on stockholder notes receivable	—	—	—	—	—	—	—	170	—	—	—	170
Unrealized loss on short-term investments	—	—	—	—	—	—	—	—	—	(182)	—	(182)
Net income	—	—	—	—	—	—	—	—	—	—	2,881	2,881
Comprehensive income												2,699

Balance at April 30, 2000	—	$—	—	$—	159,842,784	$160	$384,526	$(3,248)	$(9,404)	$(182)	$(19,430)	$352,422

table continued on following page.

FINISAR CORPORATION
CONSOLIDATED STATEMENT OF CONVERTIBLE REDEEMABLE PREFERRED STOCK,
REDEEMABLE PREFERRED STOCK AND
CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (Continued)
(in thousands, except share and per share data)

					Common Stock
			Stockholders' Equity (Deficit)
	Convertible Redeemable Preferred Stock		Redeemable Preferred Stock
							Additional Paid-in Capital	Notes Receivable From Stockholders	Deferred Stock Compensation	Accumulated Other Comprehensive Income (loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at April 30, 2000	—	—	—	—	159,842,784	$160	$384,526	$(3,248)	$(9,404)	$(182)	$(19,430)	$352,422
Stock options exercised net of loans and repurchase of unvested shares and stock purchase plan (unaudited)	—	—	—	—	767,561	—	4,243	(151)	—	—	—	4,092
Tax benefit on employee stock options (unaudited)	—	—	—	—	—	—	39,084	—	—	—	—	39,084
Issuance of common stock in business acquisitions (unaudited)	—	—	—	—	15,501,121	16	514,321	—	(22,045)	—	—	492,292
Amortization of deferred stock compensation (unaudited)	—	—	—	—	—	—	—	—	5,343	—	—	5,343
Payments received on stockholder notes receivable (unaudited)	—	—	—	—	—	—	—	1,130	—	—	—	1,130
Unrealized gain on short-term investments (unaudited)	—	—	—	—	—	—	—	—	—	1,082	—	1,082
Net income (unaudited)	—	—	—	—	—	—	—	—	—	—	(43,191)	(43,191)
Comprehensive income (unaudited)												(42,109)

Balance at January 31, 2001 (unaudited)	—	$—	—	$—	176,111,466	$176	$942,174	$(2,269)	$(26,106)	$900	$(62,621)	$852,254

See accompanying notes.

FINISAR CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Years Ended April 30,			Nine Months Ended January 31,
	1998	1999	2000	2000	2001
				(unaudited)
Operating activities
Net income (loss)	$4,359	$3,045	$2,881	1,209	(43,191)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	161	433	1,161	788	3,171
Amortization of deferred stock compensation	—	428	5,530	3,791	5,343
Loss on fixed assets disposal	30	237	—	—	—
Acquired in-process research and development	—	—	—	—	28,797
Amortization of acquired intangibles	—	—	—	—	32,649
Changes in operating assets and liabilities:
Accounts receivable	(1,584)	(3,868)	(7,695)	(3,517)	(24,587)
Inventories	(1,781)	(2,505)	(11,258)	(9,851)	(32,698)
Other assets	8	(490)	(745)	(315)	(14,261)
Deferred income taxes	(241)	(660)	(1,606)	(774)	(1,893)
Accounts payable	(179)	1,129	4,514	2,854	11,546
Accrued compensation	55	1,383	1,502	759	365
Income tax payable	(298)	824	(769)	—	2,448
Other accrued liabilities	212	1,103	2,113	1,053	(2,461)
Other liabilities	—	—	—	—	851

Net cash provided by (used in) operating activities	742	1,059	(4,372)	(4,003)	(33,921)

Investing activities
Purchases of property and equipment	(855)	(2,100)	(8,355)	(4,441)	(54,161)
Purchase of short-term investments	—	—	(150,109)	(67,816)	(17,503)
Sale of short-term investments	—	—	750	—	—
Acquisition of business, net of cash acquired	—	—	—	—	(26,833)
Other investments	—	—	—	—	(14,622)

Net cash used in investing activities	(855)	(2,100)	(157,714)	(72,257)	(113,119)

Financing activities
Payments on capital lease obligations	(37)	(39)	(71)	28	—
Proceeds from borrowings	500	11,015	—	—	306
Repayments of borrowings	(50)	(450)	(11,015)	(11,015)	(1,232)
Proceeds from exercise of stock options, net of loans, repurchase of unvested shares and stock purchase plan	—	285	396	277	5,273
Proceeds from issuance of common stock in initial public offering and secondary public offering, net of issue costs	—	—	341,566	150,978	—
Proceeds from issuance of preferred stock	—	26,260	—	—	—
Redemption of preferred stock	—	—	(2,640)	(2,640)	—
Repurchase of common stock	—	(31,708)	—	—	—

Net cash provided by financing activities	413	5,363	328,236	137,572	4,347

Net increase (decrease) in cash and cash equivalents	300	4,322	166,150	61,312	(142,693)
Cash and cash equivalents beginning of period	422	722	5,044	5,044	171,194

Cash and cash equivalents at end of period	$722	$5,044	$171,194	66,356	28,501

Supplemental disclosure of cash flow information
Cash paid for interest	$33	$364	$481	$510	$24

Cash paid for taxes	$3,254	$1,710	$5,028	$3,352	$6,552

Supplemental schedule of non-cash investing activities
Acquisition of property, equipment and improvements under capital lease obligations	$132	$—	$—	$—	$—

Issuance of common stock in exchange for notes receivable	$—	$1,521	$1,950	$2,175	$151

Conversion of preferred stock to common stock	$—	$—	$23,620	$23,620	$—

Issuance of common stock and assumption of options in acquisition of Sensors Unlimited, Inc. and Demeter Technologies, Inc.	$—	$—	$—	$—	$514,337

See accompanying notes.

FINISAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of January 31, 2001 and for the nine month periods ended
January  31, 2001 and 2000 is unaudited)

1. Summary of Significant Accounting Policies

Description Of Business

    Finisar Corporation was incorporated in the state of California on April 17, 1987. In November 1999, Finisar Corporation reincorporated in the state of Delaware. Finisar Corporation designs, manufactures, and markets fiber optic subsystems and network performance test systems for high-speed data communications. The Consolidated Financial Statements include the accounts of Finisar Corporation and its wholly-owned subsidiaries (collectively "Finisar" or the "Company"). Intercompany accounts and transactions have been eliminated in consolidation.

Interim Financial Information

    The interim financial information at January 31, 2001 and for the nine months ended January 31, 2001 and 2000 is unaudited but, in the opinion of management, has been prepared on the same basis as the annual financial statements and includes all adjustments (consisting only of normal recurring adjustments) that Finisar considers necessary for a fair presentation of its financial position at such date and its operating results and cash flows for those periods. Results for the interim periods are not necessarily indicative of the results to be expected for the entire year, or any future period.

Fiscal Periods

    In fiscal 2000, the Company began to maintain its financial records on the basis of a fiscal year ending on April 30, with fiscal quarters ending on the Sunday closest to the end of the period (thirteen-week periods). For ease of reference, all references to period end dates have been presented as though the period ended on the last day of the calendar month. The first three quarters of fiscal 2000 ended on August 1, 1999, October 31, 1999 and January 30, 2000, respectively and the first two quarters of fiscal 2001 ended on July 30, 2000, October 29, 2000 and January 28, 2001, respectively.

Use Of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Warranty Recognition

    Revenue is recognized at the time of product shipment, net of allowances for estimated returns. Warranty expenses are also estimated and provided for at the time of shipment.

Concentrations Of Credit Risk

    Financial instruments which potentially subject Finisar to concentrations of credit risk include cash, cash equivalents, short-term investments and accounts receivable. Finisar places its cash, cash equivalents and short-term investments with high-credit quality financial institutions. Such investments are generally in excess of FDIC insurance limits. Concentrations of credit risk, with respect to accounts receivable, exist to the extent of amounts presented in the financial statements. Accounts receivable from two customers represented 33.8% and 16.0% of the total at April 30, 1999, two customers represented 24.7% and 12.5% of the total balance at April 30, 2000 and two customers represented 29.1% and 14.0% of the total balance at January 31, 2001, respectively. Generally, Finisar does not require collateral or other security to support customer receivables. Finisar performs periodic credit evaluations of its customers and maintains an allowance for potential credit losses based on historical experience and other information available to management. Losses to date have been within management's expectations.

Current Vulnerabilities Due To Certain Concentrations

    Finisar sells products primarily to customers located in North America. During fiscal 1998, 1999 and 2000, revenues from two customers represented 43.9% and 14.6%, 25.1% and 24.1%, and 24.5% and 24.0% of net revenues, respectively. During the nine months ended January 31, 2000, revenues from two customers represented 29.1% and 21.5% of net revenues and during the nine months ended January 31, 2001 revenues from three customers represented 21.6%, 19.7% and 10.0% of net revenues.

Research And Development

    Research and development expenditures are charged to operations as incurred.

Cash And Cash Equivalents

    Finisar's cash equivalents consist of money market funds and highly liquid short-term investments with qualified financial institutions. Finisar considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents.

Short-Term Investments

    Short-term investments consist of interest bearing securities with maturities greater than 90 days. The Company has adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). Under SFAS 115, the Company has classified its short-term investments as available-for-sale.

    Available-for-sale securities are stated at market value and unrealized holding gains and losses, net of the related tax effect, are excluded from earnings and are reported as a separate component of stockholders' equity until realized. A decline in the market value of the security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. At January 31, 2001, the Company's marketable investment securities consisted of highly liquid investments in both taxable and tax free municipal obligations with various maturity dates through September 29, 2003. The difference between market value and cost of these securities at January 31, 2001 was a gain of $1,506,947 or $899,755 on an after-tax basis and at April 30, 2000 was a loss of $302,608 or $182,065 on an after tax basis.

Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property, Equipment and Improvements

    Property, equipment and improvements are stated at cost, net of accumulated depreciation and amortization. Property, equipment and improvements are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years for equipment and 25 years for buildings.

Goodwill and other intangible assets

    Goodwill and other intangible assets result from acquisitions accounted for under the purchase method. Amortization of goodwill and other intangibles is provided on the straight-line basis over the respective estimated useful lives of the assets. As January 31, 2001, goodwill and other intangible assets were being amortized over periods ranging from three to five years. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), the Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned intangible assets or render the intangibles not recoverable. If such circumstances arise, the Company uses an estimate of the undiscounted value of expected future operating cash flows to determine whether the intangible assets are impaired.

Stock-Based Compensation

    Finisar accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB Opinion No. 25") and has adopted the disclosure-only alternative of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

Net Income (Loss) Per Share

    Basic and diluted net income per share are presented in accordance with SFAS No. 128, "Earnings Per Share" ("SFAS 128"), for all periods presented. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 98, common shares and convertible preferred shares issued or granted for nominal consideration prior to the effective date of Finisar's initial public offering are required to be included in the calculation of basic and diluted net income per share as if they had been outstanding for all periods presented. To date, Finisar has not had any issuances or grants for nominal consideration.

    Effective April 12, 2000, the Company's Board of Directors approved a three-for-one stock split in the form of a stock dividend. Accordingly, all share and per-share data for all prior periods presented have been restated to reflect this event.

    Basic net income (loss) per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per share has been computed using the weighted-average number of shares of common stock and dilutive potential common shares from options (under the treasury stock method) and convertible redeemable preferred stock (on an if-converted basis) outstanding during the period.

    The following table presents the calculation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Fiscal Years Ended April 30,			Nine Months Ended January 31,
	1998	1999	2000	2000	2001
				(unaudited)
Numerator:
Net income (loss)	$4,359	$3,045	$2,881	$1,209	$(43,191)

Historical:
Denominator for basic net income per share:
Weighted-average shares outstanding—total	131,259	119,709	124,678	114,543	170,388
Weighted-average shares outstanding—subject to repurchase.	—	(9,129)	(10,748)	(10,659)	(9,016)
Weighted-average shares outstanding—performance shares	—	—	—	—	(4,167)

Weighted-average shares outstanding—basic	131,259	110,580	113,930	103,884	157,205

Effect of dilutive securities:
Employee stock options	—	2,187	4,994	4,338	—
Stock subject to repurchase	—	9,129	10,748	10,659	—
Convertible redeemable preferred stock	—	12,918	14,430	19,206	—

Dilutive potential common shares	—	24,234	30,172	34,203	—

Denominator for diluted net income (loss) per share	131,259	134,814	144,102	138,087	157,205

Basic net income (loss) per share	$0.03	$0.03	$0.03	$0.01	$(0.27)

Diluted net income (loss) per share	$0.03	$0.02	$0.02	$0.01	$(0.27)

Common stock equivalents related to potentially dilutive securities excluded from computation because they are anti-dilutive:
Employee stock options	—	—	—	—	5,882
Stock subject to repurchase	—	—	—	—	9,016

	—	—	—	—	14,898

Comprehensive Income

    Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") establishes rules for reporting and display of comprehensive income and its components. SFAS 130 requires unrealized gains or losses on the Company's available-for-sale securities to be included in comprehensive income. The amount of the change in net unrealized gain on available-for-sale securities in the nine months ended January 31, 2001 was $1,857,722 or $1,081,821 on an after-tax basis. The amount of the change in net realized loss on available-for-sale securities in fiscal 2000 was $302,608 or $182,065 on an after tax basis. Prior to fiscal 2000, net income equaled comprehensive income.

Segment Reporting

    Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company has determined that it operates only in one segment.

Effect Of New Accounting Statements

    In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). Finisar is required to adopt SFAS 133 for the fiscal year ending April 30, 2002. SFAS 133 establishes methods of accounting for derivative financial instruments and hedging activities. Because Finisar currently holds no derivative financial instruments as defined by SFAS 133 and does not currently engage in hedging activities, adoption of SFAS 133 is not expected to have a material effect on Finisar's financial condition or results of operations.

    In March 1998, the American Institute of Certified Public Accountants issued SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires that entities capitalize certain costs related to internal use software once certain criteria have been met. Finisar has implemented SOP 98-1 for the year ending April 30, 2000. Adoption of SOP 98-1 did not have a material effect on Finisar's financial condition or results of operations in fiscal 2000.

    In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements"("SAB 101"). The bulletin summarizes some of the commission's views in applying accounting principles generally accepted in the United States to revenue recognition in financial statements. Due to the complex nature of the implementation of SAB 101, the SEC has deferred the implementation of SAB 101 which, for the Company, will be effective in the fourth quarter of fiscal 2001 with retroactive application to the beginning of the fiscal year. Although the Company has not fully assessed the impact, the Company believes the adoption of SAB 101 will not have a significant impact on its consolidated financial position, results of operations, or cash flows.

2. Short-Term Investments

    The following table summarizes the Company's short-term investments in terms of type of investment, original cost, gross unrealized gain or (loss) and fair market value as of April 30, 2000 (in thousands).

	Original Purchase Cost	Gross Unrealized Gain (Loss)	Market Value
Investment Type
Corporate	$65,684	$(194)	$65,490
Government Agency	2,037	(13)	2,024
Municipal	82,122	(95)	82,027

Total	$149,843	$(302)	$149,541

    Included in the above table is $67,812 of investments with maturities in the years ended April 30, 2002 and 2003.

3. Inventories

    Inventories consist of the following (in thousands):

	April 30,
			January 31, 2001
	1999	2000
			(unaudited)
Raw materials	$2,908	$8,960	$28,219
Work-in-process	1,763	6,524	19,299
Finished goods	565	1,010	3,521

	$5,236	$16,494	$51,039

4. Property, Equipment and Improvements

    Property, equipment and improvements consist of the following (in thousands):

	April 30,
			Janaury 31, 2001
	1999	2000
			(unaudited)
Computer equipment	$840	$2,603	$6,489
Office equipment, furniture, and fixtures	445	833	1,778
Machinery and equipment	1,795	6,144	26,002
Leasehold improvements	—	1,470	3,516
Construction in process	—	—	241
Land	—	—	18,790
Building	—	—	13,986

	3,080	11,050	70,802
Accumulated depreciation and amortization	(598)	(1,624)	(4,794)

Property and equipment, net	$2,482	$9,426	$66,008

    Finisar had financed $132,447 of equipment purchased under capital lease arrangements as of April 30, 1999. These leases arrangements were paid in full as of April 30, 2000. Accumulated amortization of assets acquired under capital leases was $40,261 at April 30, 2000 and $0 at April 30, 1999.

5. Commitments

    Future minimum payments under non-cancelable operating lease agreements are as follows as of April 30, 2000 (in thousands):

Fiscal years ending April 30:
2001	$2,097
2002	2,157
2003	1,850
2004	1,857
2005	1,902
Thereafter	2,563

Total minimum payments required	$12,426

    Rent expense was approximately $412,000, $366,905 and $1,168,726 for the years ended April 30, 1998, 1999 and 2000.

6. Loan Agreement

    On November 4, 1998, Finisar borrowed the principal amount of $11,015,000 under a secured term loan agreement and entered into a secured revolving loan facility for additional borrowings of up to $6,500,000. The term loan was repaid in November 1999 with proceeds from the common stock offering (see Note 7). The revolving loan facility expires in October 2003. No amounts were outstanding under the revolving loan facility at April 30, 1999 or April 30, 2000. All business assets have been pledged as collateral for borrowings under the term loan and the revolving loan facility.

7. Convertible Redeemable Preferred Stock, Redeemable Preferred Stock And Stockholders' Equity (Deficit)

Common Stock And Preferred Stock

    Following the Company's re-incorporation in November 1999, Finisar is authorized to issue 200,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. The board of directors has the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. The holder of each share of common stock has the right to one vote.

    Common stock subject to future issuance as of April 30, 2000 is as follows:

Exercise of outstanding options	5,678,706
Common stock available for grant under stock option plans	14,128,815
Common stock reserved for issuance under the employee stock purchase plan	750,000

20,557,521

    Effective November 11, 1999, the Company sold 27,915,000 shares in an initial public offering of its common stock at a price of $6.33, including 3,465,000 shares that were sold upon exercise of the underwriters' overallotment option. Of the shares sold, 25,815,699 shares, with an aggregate offering price of $163,499,427, were sold by Finisar, and 2,099,301 shares, with an aggregate offering price of $13,295,573, were sold by selling stockholders. An aggregate underwriting discount of $12,375,650 was paid in connection with the offering, $11,444,960 of which was paid by Finisar and $930,690 of which was paid by the selling stockholders. Other expenses of the offering incurred by Finisar were approximately $1,500,000. Net proceeds of the offering to the Company after deducting underwriting discounts and commissions, and other expenses aggregated approximately $150.6 million. Of the net proceeds raised in the initial public offering, $11.0 million was used to repay bank loans and another $2.6 million was used to redeem the Company's no par value, redeemable preferred stock.

    Effective April 6, 2000, the Company sold 23,175,000 shares in an additional public offering of its common stock at a price of $33.33 per share, including 75,000 shares that were sold upon exercise of the underwriters' overallotment option. Of the shares sold, 6,000,000 shares, with an aggregate offering price of $200,000,000, were sold by Finisar, and 17,175,000 shares, with an aggregate offering price of $572,500,000, were sold by selling stockholders. An aggregate underwriting discount of $30,127,500 was paid in connection with the offering, $7,800,000 of which was paid by Finisar and $22,327,500 of which was paid by the selling stockholders. Other expenses of the offering incurred by Finisar were approximately $1,100,000. Net proceeds of the offering to the Company after deducting underwriting discounts and commissions, and other expenses aggregated approximately $191.0 million.

    The balance of the net proceeds raised from the initial public offering and secondary offering will be used for general corporate purposes, including working capital and capital expenditures. The Company may also use a portion of the net proceeds to acquire or invest in complementary businesses or products or to obtain the right to any of these types of acquisitions or investments. Pending such uses, the remaining net proceeds of the offering have been invested in short-term, investment-grade, interest-bearing securities.

Convertible Redeemable Preferred Stock

    On November 6, 1998 and November 25, 1998, Finisar issued an aggregate of 12,039,486 shares of convertible redeemable preferred stock to investors at $2.1932 per share, resulting in gross cash proceeds of $26,405,000. In conjunction with the Company's initial public offering on November 11, 1999, the convertible redeemable preferred shares were converted into 26,945,691 shares of common stock and 12,039,486 shares of redeemable preferred stock; the Company then paid $2.6 million to redeem the redeemable preferred stock.

    Holders of convertible redeemable preferred stock were entitled to non cumulative dividends at an annual rate equal to $0.1316 per share (adjusted for stock splits and like events), in preference to other stockholders if, when and as declared by the board of directors. No dividends had been declared as of April 30, 2000.

    The holders of outstanding convertible redeemable preferred stock, voted as a single class, and were entitled to appoint one director of Finisar. In all other matters, each holder of convertible redeemable preferred stock had voting rights based on the number of shares of common stock into which the preferred stock was convertible.

    The holders of outstanding convertible redeemable preferred stock were entitled to receive upon liquidation and in certain other circumstances (a merger, acquisition, or similar event), an amount per share of $2.1932 plus all accrued but unpaid dividends (including any unpaid interest on such amounts). Any remaining assets would be distributed on a pro rata basis among the holders of all common stock and preferred stock (on an if-converted basis).

Redeemable Preferred Stock

    Holders of outstanding redeemable preferred stock were entitled to non cumulative dividends at an annual rate equal to $0.0381 per share (adjusted for stock splits and like events), in preference to holders of common stock as and when declared by the board of directors. No dividends had been declared as of April 30, 2000. In conjunction with the initial public offering on November 11, 1999, all outstanding convertible redeemable preferred shares were converted into 26,945,691 shares of common stock and 12,039,486 shares of redeemable preferred stock; the Company then paid $2.6 million to redeem the redeemable preferred stock.

FINISAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Information as of January 31, 2001 and for the nine month periods ended
January 31, 2001 and 2000 is unaudited)

7. Convertible Redeemable Preferred Stock, Redeemable Preferred Stock And Stockholders' Equity (Deficit) (Continued)

    The holders of redeemable preferred stock had no voting rights.

    The holders of redeemable preferred stock were entitled to receive upon liquidation and in certain other circumstances (a merger, acquisition, or similar event), an amount per share of $0.6345 plus all accrued but unpaid dividends (including any unpaid interest on such amounts).

1999 Employee Stock Purchase Plan

    Finisar's 1999 Employee Stock Purchase Plan was adopted by the board of directors and approved by the stockholders in September 1999. A total of 750,000 shares of common stock are reserved for issuance under the plan, cumulatively increased by 750,000 shares on May 1, 2001 and each May 1 thereafter through May 1, 2010. Employees, including officers and employee directors, are eligible to participate in the plan if they are employed by Finisar for more than 20 hours per week and more than five months in any calendar year. The plan will be implemented during sequential 12-month offering periods, generally commencing on or about December 1 of each year. However, the first such offering period commenced on the effective date of the initial public offering and will terminate on November 30, 2000. In addition, a six-month offering period will generally commence on June 1 of each year. The employee stock purchase plan permits eligible employees to purchase Finisar common stock through payroll deductions, which may not exceed 20% of the employee's total compensation. Stock may be purchased under the plan at a price equal to 85% of the fair market value of Finisar common stock on either the first or the last day of the offering period, whichever is lower.

Stock Option Plans

    As discussed in Note 1 and as permitted under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), Finisar has elected to follow APB Opinion No. 25 and related interpretations in accounting for stock-based awards to employees.

    During fiscal 1989 and 1999, Finisar adopted the 1989 and 1999 Stock Option Plans (the "Plans"). Under the Plans, options to purchase common stock may be granted at an exercise price of not less than 85% of the fair value of a share of common stock on the date of grant (110% of the fair value in certain instances) as determined by the board of directors. For purposes of determining the fair market value of the common stock, the board of directors has considered a number of factors including appraisals by independent third parties, the price paid for convertible redeemable preferred stock in arms'-length transactions and the illiquid nature of the common stock. Options generally vest over five years and have a maximum term of 10 years. All options granted under the Plans are immediately exercisable. As of April 30, 2000, 10,747,361 shares issued upon exercise of options are subject to repurchase.

    Finisar's 1999 Stock Option Plan was amended by the board of directors and approved by the stockholders in September 1999. The amendment increased the aggregate maximum number of shares that may be issued under the Plan on May 1, 2001 and each May 1 thereafter by a number of shares equal to 5% of the number of shares of Finisar's common stock issued and outstanding as of the immediately preceding April 30, subject to certain restrictions on the aggregate maximum number of shares that may be issued pursuant to incentive stock options.

    A summary of activity under the Plans is as follows:

			Options Outstanding
	Options Available For Grant	Number of Shares	Price Per Share	Weighted-Average Exercise Price
Balance at April 30, 1997	74,966,400	2,133,600	$0.004-$0.017	$0.013
Options granted	(8,811,000)	8,811,000	$0.043	$0.043
Options canceled	66,000	(66,000)	$0.017	$0.017

Balance at April 30, 1998	66,221,400	10,878,600	$0.004-$0.043	$0.038
Decrease in authorized shares	(37,916,400)	—	—	—
Options granted	(8,700,000)	8,700,000	$0.05-$0.437	$0.234
Options exercised	—	(15,118,980)	$0.004-$0.437	$0.120

Balance at April 30, 1999	19,605,000	4,459,620	$0.017-$0.437	$0.190
Options granted	(5,497,710)	5,497,710	$0.47-$21.708	$2.287
Options exercised	—	(4,041,099)	$0.017-$3.40	$0.591
Options canceled	237,525	(237,525)	$0.017-$6.33	$0.775
Shares repurchased	25,800	—	$0.043-$0.050	$0.050
Options expired	(241,800)	—	—	—

Balance at April 30, 2000	14,128,815	5,678,706	$0.017-$21.708	$1.916

Exercise Price	Number Outstanding at April 30, 2000	Number Exercisable at April 30, 2000	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price
$0.02	240,000	240,000	6.84	$0.02
$0.04	2,044,620	2,044,620	7.88	$0.04
$0.05	102,000	102,000	8.27	$0.05
$0.09	40,500	40,500	8.45	$0.09
$0.44	420,000	420,000	8.94	$0.44
$0.47	383,400	383,400	9.26	$0.47
$0.67	195,000	195,000	9.33	$0.67
$1.00	338,001	338,001	9.40	$1.00
$3.40	778,500	—	9.45	$3.40
$3.67	240,000	—	9.49	$3.67
$6.33	847,935	—	9.53	$6.33
$21.71	48,750	—	9.75	$21.71

$0.02-$21.71	5,678,706	3,763,521	8.70	$1.92

    The weighted-average fair value of options granted was $0.05 during fiscal 1999 and $2.287 during fiscal 2000.

Restricted Shares Issued for Promissory Notes

    During fiscal 1999, employees exercised options for 7,938,924 shares of common stock in exchange for promissory notes in the aggregate principal amount of $1,520,788. During fiscal 2000, employees exercised options for 2,792,523 shares of common stock in exchange for promissory notes in the aggregate principal amount of $1,632,413. The notes are full recourse, are secured by the shares and bear interest at a rate of 6% per annum. The shares are restricted and are subject to a right of repurchase at the original exercise price in favor of Finisar. This repurchase right lapses in accordance with the original vesting schedule of the option, which is generally five years.

Deferred Stock Compensation

    In connection with the grant of certain stock options to employees, Finisar recorded deferred stock compensation of $2.4 million during fiscal 1999 and $13.0 million during fiscal 2000 prior to the Company's initial public offering, representing the difference between the deemed value of our common stock for accounting purposes and the option exercise price of these options at the date of grant. The deferred compensation incurred prior to the Company's initial public offering is being amortized to income over a five year vesting period using the graded vesting method. In addition, the Company recorded an additional $22.0 million in deferred compensation in conjunction with the assumption of certain stock options in the acquisition of Sensors Unlimited, Inc., and Demeter Technologies, Inc. Deferred stock compensation is presented as a reduction of stockholders' equity. The amortization expense relates to options awarded to employees in all operating expense categories. The following table summarizes the amount of deferred stock compensation expense which Finisar has recorded and the amortization it has recorded and expects to record in future periods for transactions which have been consummated as of January 31, 2001. Amounts to be recorded in future periods could decrease if options for which accrued but unvested compensation has been recorded are forfeited (in thousands):

	Deferred Stock Compensation Prior to IPO	Deferred Stock Compensation- Acquisitions	Amortization Expense
Fiscal year ended April 30, 1999	$2,403	$—	$428
Fiscal year ended April 30, 2000	12,959	—	5,530
First quarter ended July 31, 2000 (unaudited)	—	—	1,699
Second quarter ended October 31, 2000 (unaudited)	—	8,744	1,183
Third quarter ended January 31, 2001 (unaudited)	—	13,301	2,461
Fourth quarter ending April 30, 2001 (unaudited)	—	—	2,447
Fiscal year ending April 30, 2002 (unaudited)	—	—	8,898
Fiscal year ending April 30, 2003 (unaudited)	—	—	7,706
Fiscal year ending April 30, 2004 (unaudited)	—	—	5,255
Fiscal year ending April 30, 2005 (unaudited)	—	—	1,800

Total (unaudited)	$15,362	$22,045	$37,407

Accounting for Stock-Based Compensation

    Pro forma information regarding net income is required by SFAS 123 as if Finisar had accounted for its employee stock options granted subsequent to April 30, 1995 under the fair value method of SFAS 123. The fair value for Finisar's stock option grants prior to the Company's initial public offering were estimated at the date of grant using the minimum value option valuation model. The fair value of stock options grants subsequent to the initial public offering were valued using Black-Scholes valuation model based on the actual stock closing price on the day previous to the date of grant. The option valuation models were developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because Finisar's stock-based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the following weighted-average assumptions for fiscal years 1998, 1999 and 2000: risk-free interest rates of 6% for 1998, 5.5% for 1999 and 6% for 2000; a dividend yield of 0%; a volatility factor of .91 for 2000; and a weighted-average expected life of the option of four years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Finisar Corporation's pro forma information is as follows (in thousands, except per share amounts):

	Years Ended April 30,
	1998	1999	2000
Net income:
As reported	$4,359	$3,045	$2,881

Pro forma	$4,333	$3,000	$2,463

Basic net income per share:
As reported	$0.03	$0.03	$0.03

Pro forma	$0.03	$0.03	$0.02

Diluted net income per share:
As reported	$0.03	$0.02	$0.02

Pro forma	$0.03	$0.02	$0.02

8. Income Taxes

    Finisar's provision for income taxes consists of the following (in thousands):

	Years Ended April 30,
	1998	1999	2000
Current:
Federal	$2,391	$1,995	$3,875
State	565	538	473

	2,956	2,533	4,348

Deferred:
Federal	(226)	(508)	(968)
State	(15)	(152)	(125)

	(241)	(660)	(1,093)

Provision for income taxes	$2,715	$1,873	$3,255

    Finisar's provision for income taxes differs from the amount computed by applying the federal statutory rate to income taxes as follows:

	Years Ended April 30,
	1998	1999	2000
Expected income tax provision at U.S. federal statutory rate	34.0%	34.0%	34.0%
State taxes, net of federal benefit	5.0	4.8	3.7
Deferred compensation	—	3.0	30.6
Tax Exempt Interest	—	—	(7.6)
Research and development credits	(0.8)	(4.0)	(7.9)
Other permanent differences	0.2	0.3	0.2

	38.4%	38.1%	53.0%

    Significant components of Finisar's deferred federal and state income taxes are as follows (in thousands):

	April 30,
	1999	2000
Deferred tax assets:
Inventory reserve	$503	$1,091
Accruals not currently deductible	679	787
Tax Credits	—	654
Unrealized loss on marketable securities	—	121

Total deferred tax assets	1,182	2,653
Deferred tax liabilities:
Tax depreciation over book depreciation	(135)	(392)

Net deferred tax assets	$1,047	$2,261

FINISAR CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Information as of January 31, 2001 and for the nine month periods ended
January 31, 2001 and 2000 is unaudited)

9. Segments and Geographic Information

    Finisar operates in one reportable segment, the design, manufacture, and marketing of fiber optic subsystems and network performance test systems for high-speed data communications. The following is a summary of operations within geographic areas based on the location of the entity purchasing the Company's product (in thousands):

	Years Ended April 30,
	1998	1999	2000
Revenues from sales to unaffiliated customers:
United States	$9,877	$24,822	$46,900
Canada	9,695	8,941	16,878
Rest of the World	2,495	1,708	3,369

	$22,067	$35,471	$67,147

    Revenues generated in the U.S. and Canada (collectively, North America) are all to customers located in those geographic regions.

10. Pending Litigation

    In April 1999, Methode (formerly Methode Electronics), a manufacturer of electronic component devices, filed a lawsuit against Finisar and another manufacturer, Hewlett-Packard Co., in the United States District Court for the Northern District of Illinois alleging that the Company's optoelectronic products infringe four patents held by Methode. The original complaint sought monetary damages and injunctive relief. In July 1999, the Company and Hewlett-Packard filed a motion, which was opposed by Methode, to transfer the case to the United States District Court for the Northern District of California. In August 1999, the Court granted our motion. Methode has amended its complaint to add Agilent Technologies, Inc. as an additional defendant, to allege infringement of a fifth Methode patent and to allege that Finisar breached its obligations under a license and supply agreement with Methode by failing to provide Methode with unspecified information regarding new technology related to the products licensed under the agreement. The amended complaint seeks compensatory damages of at least $224.3 million plus interest for the alleged breach of contract. In addition, Methode has also notified Finisar that it intends to file another amended complaint alleging infringement of a sixth Methode patent. On June 5, 2000, Methode transferred the patents at issue in the litigation, as well as a number of other patents, to an affiliated company, Stratos Lightwave LLC, and on June 21, 2000, Stratos Lightwave LLC transferred the same patents to Stratos Lightwave, Inc. Methode has made a motion to add Stratos Lightwave, Inc. to the lawsuit as an additional plaintiff.

    In September 2000, Methode and Stratos Lightwave filed an additional lawsuit against the Company, alleging infringement of a sixth patent, which issued in August, 2000. This patent is a reissue of a previous patent that is the parent of four of five patents that are the subject of the original lawsuit filed by Methode against Finisar.

    In January 2001, Methode and Stratos Lightwave filed a third lawsuit against the Company in the United States District Court for the Northern District of California, alleging that the Company's optoelectronic products infringe a seventh patent, which issued in July 1998.

    Based on consultation with counsel, it is the Company's position that the Methode patents are invalid, unenforceable and/or not infringed by Finisar's products. The United States Patent and Trademark Office has determined that all of the claims asserted by Methode in one of the patents are invalid, although this determination is not final and is subject to further administrative review. The Company also believes, based on consultation with counsel, that the breach of contract claim included in the amended complaint is without merit and that, in any event, the amended complaint grossly overstates the amount of damages that Methode could possibly have suffered as a result of any such breach. The Company believes that it has strong defenses against Methode's lawsuit. In addition, the Company filed a counterclaim against Methode and Stratos Lightwave asserting, among other things, that one of Finisar's founders, Frank H. Levinson, is the primary inventor of the technology that is the subject of all seven patents, that Methode improperly obtained the patents based on the Company's disclosure of the technology to Methode and that the Company is the rightful owner or co-owner of the patents. Portions of the Company's counterclaim, based on principles of state law, were dismissed in May 2000 on grounds of federal preemption; however, the Company's basic claims of ownership of the patents remain subject to our pending counterclaims.

    Finisar intends to defend Methode's lawsuits and pursue the counterclaims vigorously. However, the lawsuits are in the preliminary stage, and their outcome cannot be predicted with certainty. The litigation process is inherently uncertain. Patent litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. In connection with the Methode lawsuits, the Company has incurred, and expects to continue to incur, substantial legal fees and expenses. The Methode litigation has also diverted, and is expected to continue to divert, the efforts and attention of some of the Company's key management and technical personnel. As a result, the Company's defense of these lawsuits, regardless of their eventual outcome, has been, and will likely continue to be, costly and time consuming. Should the outcome of the lawsuit be adverse to the Company, the Company could be required to pay significant monetary damages to Methode and could be enjoined from selling those products found to infringe Methode's patents unless and until the Company is able to negotiate a license from Methode. In the event the Company obtains a license from Methode, the Company would likely be required to make royalty payments with respect to sales of products covered by the license. Any such payments would increase the Company's cost of revenues and reduce the Company's gross profit. If the Company is required to pay significant monetary damages, are enjoined from selling any of its products or are required to make substantial royalty payments pursuant to any such license agreement, the Company's business would be significantly harmed.

11. Acquisitions (Unaudited)

  Sensors Unlimited, Inc.

    On August 16, 2000 Finisar and Sensors Unlimited, Inc. ("Sensors") entered into an Agreement and Plan of Reorganization pursuant to which Finisar effectively acquired Sensors. The transaction closed on October 17, 2000. Sensors is headquartered in Princeton, New Jersey and is a leading supplier of optical components that monitor the performance of dense wavelength division multiplexing, or DWDM, systems. Finisar designated September 30, 2000 as the acquisition date for accounting purposes and, accordingly, the accompanying financial statements include the results of operations of Sensors subsequent to September 30, 2000.

    Pursuant to the reorganization agreement, Finisar issued 18,962,141 shares of common stock in exchange for the outstanding shares of Sensors common stock. In addition, Finisar assumed options to purchase Sensors common stock and reserved 381,417 shares of Finisar common stock for issuance upon the exercise of the assumed options. At the closing of the merger transaction, the assumed Sensors options converted into Finisar options and vested to the extent of the greater of (i) 25% of the total number of shares subject to the option or (ii) the vested percentage of the Sensors option at the closing of the merger transaction, up to a maximum of 50% of the total number of shares subject to the option. The unvested portion of each assumed option will vest in three approximately equal annual installments on each of the first three anniversaries of the date of closing of the transaction, subject to the option holder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 9,481,109 shares of Finisar common stock were issued to the former stockholders of Sensors (the "Initial Consideration") and 9,481,032 shares of common stock, or approximately one-half of the shares issued pursuant to the transaction, were deposited into escrow with U.S. Bank Trust, National Association (the "Deferred Consideration"). One-third of the shares deposited in escrow will be released on each of the first three anniversaries of October 17, 2000, the closing date, subject to the achievement of certain development milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, one-third of the escrow shares that would otherwise be delivered to the principal shareholders of Sensors on the third anniversary of the closing of the transaction will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification have been resolved.

    In addition to the Initial Consideration and Deferred Consideration, on each of the first three anniversaries of the closing of the transaction, Finisar will issue and deliver to the former shareholders of Sensors, on a pro rata basis, additional shares of Finisar common stock (valued on the basis of the average closing trading price per share of such stock on the Nasdaq National Market for the ten trading days preceding the applicable payment date) (the "Additional Consideration"). These shares of Finisar common stock, with an estimated value of $48 million, will be distributed as follows:

  •
  If on the first anniversary of the closing of the transaction, at least 75% of the key management and technical employees originally employed by Sensors, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $2.375 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share;

  •
  If on the second anniversary of the closing of the transaction, at least 65% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $1.58333 multiplied by the total number of escrow shares, rounded to the nearest whole share; and

  •
  If on the third anniversary of the closing of the transaction, at least 50% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, and if prior to that date all six development milestones set forth in the Agreement have been achieved, Finisar will issue Finisar shares having an aggregate value of $0.79167 multiplied by the total number of escrow shares, rounded to the nearest whole share.

    Only the Initial Consideration has been recorded for accounting purposes since the payment of the Deferred Consideration and Additional Consideration is contingent upon future events that are not assured of occurring beyond a reasonable doubt. The Deferred Consideration, if any, will be recorded as additional purchase cost at the then current market price of the common stock when the milestones are attained. The Additional Consideration, if any, will be recorded as additional purchase cost at the then current market price of common stock on the first, second and third anniversaries of the closing of the transaction. Accordingly, Finisar's initial cost to acquire Sensors is calculated to be $355.0 million using a Finisar common stock price of $33.47, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after August 16, 2000, the day the transaction was announced. The fair value of the assumed stock options of $12.7 million, as well as estimated direct transaction expenses of $25.0 million, have been included as a part of the total purchase cost. Sensors currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Sensors has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total initial purchase cost of Sensors is as follows (in thousands):

Value of securities issued	$317,342
Assumption of Sensors common stock options	12,675
Estimated transaction costs and expenses	25,025

$355,042

    The preliminary purchase price allocation is as follows (in thousands):

	Amount	Useful life in Years	Annual Amortization
Net tangible assets of Sensors	$353
Intangible assets acquired:
Developed technology	54,825	5	$10,965
In-process research and development	22,764	N/A	N/A
Assembled workforce	1,539	3	513
Customer base	1,901	3	634
Tradename	3,722	5	744
Goodwill	288,380	5	57,676
Deferred income tax	(27,186)	3-5	(6,308)
Deferred compensation	8,744	3	2,915

Total preliminary purchase price allocation	$355,042		$67,139

    An independent valuation specialist performed an allocation of the total purchase price of Sensors to its individual assets. The purchase price was allocated to Sensors' tangible assets, specific intangible assets such as assembled workforce, customer base, tradename, and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes optical components that monitor the performance of dense wavelength division multiplexing networks. Sensors' technology enables telecommunications companies to optimize the use of existing bandwidth in fiber optic networks. Finisar will amortize the acquired developed technology of approximately $54.8 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Sensors and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $1.5 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Sensors management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $1.9 million on a straight-line basis over an average estimated useful life of three years.

    The acquired tradename is recognized for the intrinsic value of the Sensors name and products in the marketplace. Finisar will amortize the value assigned to the tradename of approximately $3.7 million on a straight-line basis over an average estimated useful life of five years.

    Deferred compensation is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Sensors' employees. The $8.7 million of deferred compensation will be amortized over the remaining vesting period of approximately three years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, the Company recognized an expense of $22.8 million during the quarter ended October 31, 2000 in conjunction with the completion of this acquisition.

  Demeter Technologies, Inc.

    On November 21, 2000, the Company completed the acquisition of Demeter Technologies, Inc., a privately-held company located in El Monte, California ("Demeter"). Demeter was founded in June 2000 and is focused on the development of long wavelength Fabry Perot and distributed feedback lasers for data communications and telecommunications applications. Finisar designated November 1, 2000 as the acquisition date for accounting purposes and, accordingly, the accompanying financial statements include the results of operations of Demeter subsequent to November 1, 2000.

    Pursuant to the reorganization agreement, the Company issued 6,020,012 shares of common stock in exchange for the outstanding shares of Demeter capital stock. In addition, Finisar assumed options to purchase Demeter common stock and reserved 566,573 shares of Finisar common stock for issuance upon the exercise of the assumed options. The assumed options generally vest to the extent of 25% of the total number of shares subject to the option at the end of one year after the date of grant, with the remainder vesting in 36 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 601,993 shares of Finisar common stock were deposited into escrow with the U.S. Bank Trust, National Association. The escrow shares will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    Finisar's cost to acquire Demeter is calculated to be $187.3 million using a Finisar common stock price of $28.05, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after November 21, 2000, the day the transaction was announced. The fair value of the assumed stock options of $15.4 million, as well as estimated direct transaction expenses of $3.0 million, have been included as a part of the total purchase cost. Demeter currently operates as a wholly-owned subsidiary of Finisar.

    The costs to acquire Demeter have been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total purchase cost of Demeter is as follows (in thousands):

Value of securities issued	$168,882
Assumption of Demeter common stock options	15,438
Estimated transaction costs and expenses	3,000

$187,320

    The preliminary purchase price allocation is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Demeter	$3,217
Intangible assets acquired:
Developed technology	30,231	5	$6,046
In-process research and development	6,033	N/A	N/A
Assembled workforce	384	3	128
Customer base	247	3	82
Goodwill	151,484	5	30,297
Deferred income tax	(17,577)	3-5	(3,832)
Deferred compensation	13,301	4	3,325

Total preliminary purchase price allocation	$187,320		$36,046

    An independent valuation specialist performed an allocation of the total purchase price of Demeter to its individual assets. The purchase price was allocated to Demeter's tangible assets, specific intangible assets such as assembled workforce, customer base and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes long wavelength Fabry Perot and distributed feedback lasers for data communications and telecommunications applications. Finisar will amortize the acquired developed technology of approximately $30.2 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Demeter and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $0.4 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Demeter management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $0.2 million on a straight-line basis over an average estimated useful life of three years.

    Deferred compensation is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Demeter's employees. The $13.3 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, the Company recognized an expense of $6.0 million during the quarter ended January 31, 2001 in conjunction with the completion of this acquisition.

  Proforma Information

    The following pro forma results of operations combines the results of operations of the Company and Sensors and Demeter, excluding the charge for acquired in-process research and development attributable to Sensors and Demeter, as if the acquisition occurred at the beginning of each period presented (in thousands, except per share data):

		Nine months ended January 31,
	Year ended April 30, 2000
		2000	2001

Revenue	$78,401	$56,202	$145,343

Net income (loss)	$(96,893)	$(73,151)	$(89,533)

Net income (loss) per share:
Basic	$(0.75)	$(0.61)	$(0.54)

Diluted	$(0.75)	$(0.61)	$(0.54)

12. Other Pending Acquisitions (unaudited)

  Transwave Fiber, Inc.

    On November 21, 2000, the Company entered into an agreement to acquire Transwave Fiber, Inc. ("Transwave"), a privately-held company located in Fremont, California. Established in February 2000, Transwave has applied its core competencies in fusion couplers, crystal processing and instrumentation technologies to develop a broad line of passive optical products for data communications and telecommunications applications.

    Under the terms of the agreement, Transwave stockholders will be entitled to receive up to approximately 3.2 million shares of Finisar common stock including shares issuable upon exercise of options to be assumed in the transaction. One-third of the shares issued in the transaction will be deposited in an escrow and will be released to the former shareholders of Transwave upon the achievement of certain financial and technical milestones during a three-year period following the completion of the merger. The transaction will be accounted for under the purchase method of accounting. The transaction is expected to close during the quarter ending April 30, 2001 and is subject to approval by Transwave's stockholders and other customary conditions.

    On February 14, 2001 and March 19, 2001 the agreement was amended to provide for the issuance of shares of the Company's Series A Preferred Stock to the stockholders of Transwave. The Series A Preferred Stock is convertible into the same number of shares of common stock that would have been issued under the original agreement and will be automatically converted into common stock upon the approval of additional authorized common shares by the stockholders of Finisar.

  Shomiti Systems, Inc.

    On November 21, 2000, the Company entered into an agreement to acquire Shomiti Systems, Inc. ("Shomiti"), a privately-held company located in San Jose, California. Established in 1995, Shomiti is a technology leader in designing products which measure the performance of Ethernet networks in order to enhance their quality of service (QoS). Shomiti's line of products are currently being deployed for measuring and monitoring 10-100 megabit and Gigabit Ethernet local area networks (LANs) and e-commerce storage server farms.

    Under the terms of the agreement, Shomiti stockholders will be entitled to receive up to approximately 3.8 million shares of Finisar common stock including shares issuable upon exercise of options to be assumed in the transaction. The transaction will be accounted for under the purchase method of accounting. The transaction is expected to close during the quarter ending April 30, 2001 and is subject to approval by Shomiti's stockholders, the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

    On February 7, 2001, the agreement was amended to provide for the issuance of shares of the Company's Series A Preferred Stock to the stockholders of Shomiti. The Series A Preferred Stock is convertible into the same number of shares of common stock that would have been issued under the original agreement and will be automatically converted into common stock upon the approval of additional authorized common shares by the stockholders of Finisar.

    The transaction closed on March 23, 2001.

13. Purchase of Buildings

    On November 14, 2000 the Company purchased a 92,000 square foot facility in Sunnyvale, California, consisting of three buildings, for $32.5 million cash plus closing costs. The facility is currently under lease to a tenant through November 13, 2002 at which time the tenant has an option to renew the lease at fair market value for an additional five years.

14. Subsequent Events

  Acquisition of Medusa Technologies, Inc.

    On March 2, 2001, the Company completed the acquisition of Medusa Technologies, Inc. ("Medusa"), a privately-held company located near Austin, Texas. Established in June 1997, Medusa provides training and testing services focusing on Fibre Channel and other networking technologies. Under the terms of the agreement, Medusa stockholders received approximately $7.0 million in cash. The transaction will be accounted for under the purchase method of accounting.

  Acquisition of Marlow Industries, Inc.

    On February 20, 2001, the Company entered into an agreement to acquire Marlow Industries, Inc. ("Marlow"), a privately-held company located in Dallas, Texas. Founded in 1973, Marlow is a leader in the design and manufacture of thermoelectric coolers for a variety of telecommunications applications as well as for defense, space, photonics (infrared sensing) and medical applications.

    Under the terms of the agreement, Marlow stockholders will be entitled to receive $30 million in cash and approximately 13.0 million shares of Finisar common stock including shares issuable upon the exercise of options to be assumed in the transaction. The transaction will be accounted for under the purchase method of accounting. The acquisition is expected to close during the quarter ending July 31, 2001 and is subject to approval by Marlow's stockholders, the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act, the approval by Finisar's stockholders of an increase in Finisar's authorized common stock and other customary conditions.

  Sale of Opticity Product Line

    On February 27, 2001, the Company completed the sale of technology and other assets associated with its Opticity product line to ONI Systems, Inc. At the same time, Finisar entered into a supply agreement for certain optical components for ONI's new ONLINE2500™ product incorporating the technology to be purchased from Finisar.

    Under the terms of the agreement, upon closing, ONI Systems, Inc., paid the Company $5 million in cash and 488,624 shares of ONI common stock having a value of approximately $16.3 million based on a closing price of $33.438 per share. Up to an additional $25 million in cash is payable to the Company upon the achievement of certain post-closing development milestones.

  Purchase of Building and Equipment

    In March 2001, the Company entered into an agreement to acquire and operate a facility in Malaysia at an estimated cost of $10.0 million for the purposes of manufacturing a portion of its products in order to reduce costs and better protect its intellectual property.

FINANCIAL STATEMENTS

SENSORS UNLIMITED, INC.

As of December 31, 1999 and 1998 and for the years then ended

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of
Sensors Unlimited, Inc.:

    We have audited the accompanying balance sheets of Sensors Unlimited, Inc. (a New Jersey corporation) as of December 31, 1999 and 1998, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sensors Unlimited, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                      /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 28, 2000

SENSORS UNLIMITED, INC.

BALANCE SHEETS AS OF

DECEMBER 31, 1999 AND 1998

	1999	1998
ASSETS
CURRENT ASSETS:
Cash	$371,673	$7,911
Accounts receivable, less allowance for doubtful accounts of $40,000 and $10,000 in 1999 and 1998, respectively (Note 1)	1,809,325	956,272
Unbilled costs (Note 1)	464,524	354,949
Inventory (Note 1)	696,093	431,181
Prepaid expenses	24,763	20,118

Total current assets	3,366,378	1,770,431
PROPERTY AND EQUIPMENT, net (Notes 1 and 2)	848,214	594,913
OTHER ASSETS	242,325	22,151

Total assets	$4,456,917	$2,387,495

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Short-term borrowings and current maturities of long-term debt (Note 3)	$111,535	$122,948
Accounts payable	918,535	803,719
Accrued expenses	338,126	310,712
Deferred revenue (Note 1)	41,477	170,624

Total current liabilities	1,409,673	1,408,003
LONG-TERM DEBT (Note 3)	43,816	987,824

Total liabilities	1,453,489	2,395,827

COMMITMENTS (Note 6)
STOCKHOLDERS' EQUITY (DEFICIT) (Note 4):
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 5,000,000 shares authorized, 750,833 and 750,000 shares issued and outstanding as of December 31, 1999 and 1998, respectively	22,033	22,000
Retained earnings (deficit)	2,984,921	(26,806)
Treasury stock, 219 shares at cost	(3,526)	(3,526)

Total stockholders' equity (deficit)	3,003,428	(8,332)

Total liabilities and stockholders' equity (deficit)	$4,456,917	$2,387,495

The accompanying notes to financial statements are an integral part of these balance sheets.

SENSORS UNLIMITED, INC.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

	1999	1998
REVENUES (Note 1):
Net product sales	$8,402,623	$2,790,703
Contract revenues	3,939,758	2,992,617

	12,342,381	5,783,320

OPERATING EXPENSES:
Cost of product sales	2,380,632	1,053,264
Cost of contract revenues	2,933,042	1,981,562
Research and development expense	383,904	341,710
Selling, general and administrative expense	3,233,201	2,290,825

	8,930,779	5,667,361

Operating income	3,411,602	115,959
OTHER EXPENSE—Interest expense, net (Note 3)	75,700	104,038

Income before income tax expense	3,335,902	11,921
INCOME TAX EXPENSE (Note 1)	284,675	200

Net income	$3,051,227	$11,721

Net income per common share
Basic	$4.01	$0.02

Diluted	$3.05	$0.01

Shares used in computing net income per share
Basic	750,198	749,781

Diluted	988,564	964,864

The accompanying notes to financial statements are an integral part of these statements.

SENSORS UNLIMITED, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

	Common Stock				Total Stockholders' Equity (Deficit)
			Retained Earnings (Deficit)	Treasury Stock
	Shares	Amounts
BALANCE, December 31, 1997	750,000	$22,000	$(38,527)	$(3,526)	$(20,053)
Net income	—	—	11,721	—	11,721

BALANCE, December 31, 1998	750,000	22,000	(26,806)	(3,526)	(8,332)
Distributions paid to stockholders	—	—	(39,500)	—	(39,500)
Exercise of stock options	833	33	—	—	33
Net income	—	—	3,051,227	—	3,051,227

BALANCE, December 31, 1999	750,833	$22,033	$2,984,921	$(3,526)	$3,003,428

The accompanying notes to financial statements are an integral part of these statements.

SENSORS UNLIMITED, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,051,227	$11,721
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation	218,389	198,308
Provision for bad debts	43,060	—
Provision for obsolescence	53,567	—
Change in assets and liabilities—
Increase in accounts receivable	(896,113)	(298,466)
Increase in unbilled costs	(109,575)	(72,980)
Increase in inventory	(318,479)	(150,152)
(Increase) decrease in prepaid expenses	(4,645)	20,903
Increase in other assets	(60,174)	(12,433)
Increase in accounts payable	114,816	338,724
Increase (decrease) in accrued expenses	27,414	(31,735)
(Decrease) increase in deferred revenue	(129,147)	49,290

Net cash provided by operating activities	1,990,340	53,180

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(471,690)	(142,569)
Deposit for construction	(160,000)	—

	(631,690)	(142,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under subordinated convertible promissory note	(776,000)	186,000
Net repayments under line of credit	(74,000)	(6,000)
Repayment of notes payable	(105,421)	(112,670)
Exercise of stock options	33	—
Distributions paid to stockholders	(39,500)	—

Net cash (used in) provided by financing activities	(994,888)	67,330

Net increase (decrease) in cash	363,762	(22,059)
CASH, beginning of year	7,911	29,970

CASH, end of year	$371,673	$7,911

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for—
Interest	$68,249	$104,038
Income taxes	274,675	200

The accompanying notes to financial statements are an integral part of these statements.

SENSORS UNLIMITED, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

1. The Company and Summary of Significant Accounting Policies

The Company

    Sensors Unlimited, Inc. (the "Company") was established in 1991 to capitalize on advances in III-V compound materials technology for telecommunications and imaging applications in the 1.0 micrometer—1.2 micrometer infrared spectrum. The Company performs applied research and development and manufacturing of state-of-the-art Indium Gallium Arsenide (InGaAs) photodetector arrays and cameras. The Company is recognized as a leader in the field of detector arrays for wavelength division multiplexing channel monitors, cameras and imaging products. The arrays are used in dense wavelength division multiplexing (DWDM) fiber optic systems addressing the demand for bandwidth on the Internet.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

    Revenue derived from sales of products is recognized upon shipment, passage of title and when all significant obligations of the Company have been satisfied. Revenue derived from research and development contracts is recognized in the same period as the professional services are rendered, related costs are incurred and significant contract terms have been satisfied.

    Revenue from research and development contracts that include performance milestones is recognized in accordance with the terms of the respective contracts. Revenue from achievement of milestone events is recognized when all parties concur that the scientific results stipulated in the agreement have been met. Unbilled costs represent revenues provided in excess of amounts billed. Deferred revenue represents billings in excess of costs and earnings and customer advances.

Allowance for Doubtful Accounts

    The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables as well as historical collection information. In determining the amount of the allowance, management is required to make certain estimates and assumptions regarding the timing and amount of collection.

Inventory

    Inventory is stated at the lower of cost (moving average method) or market. The following is a summary of inventory at December 31, 1999 and 1998—

	1999	1998
Raw materials and spare parts	$652,476	$400,669
Finished goods	103,617	70,512

	756,093	471,181
Inventory reserve	(60,000)	(40,000)

	$696,093	$431,181

Property and Equipment

    Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years.

    The Company reviews the recoverability of its long-lived assets when events or changes in circumstances arise in order to identify business conditions which may indicate a possible impairment. The Company believes that there have been no such events or changes in circumstances. The assessment for potential impairment is based primarily on the Company's ability to recover the unamortized balance of its long-lived assets from expected future cash flows from its operations on an undiscounted basis.

Income Taxes

    The Company has elected to be treated as an "S" corporation for Federal income tax purposes. The stockholders are liable for income taxes on the Company's taxable income, as it passes through to the stockholders' individual income tax returns. During 1999 and 1998, the Company has provided for state income taxes at statutory rates. Effective January 1, 2000, the Company has elected to be taxed as an "S" corporation in the State of New Jersey and will pay a reduced (2%) state corporate income tax on its taxable income. Deferred state income taxes for differences in timing in reporting income for financial statement and tax purposes are not significant.

    During 1999 and 1998, the Company utilized approximately $94,000 and $58,000, respectively, of state net operating loss carryforwards to offset taxable income. At December 31, 1999, all state net operating loss carryforwards have been utilized.

    Subsequent to the year-ended December 31, 1999, the Company anticipates making distributions to stockholders to cover their income taxes relating to 1999 Company earnings.

Stock-based Compensation

    The Financial Accounting Standards Board has issued Statement No. 123, "Accounting for Stock-Based Compensation," which requires companies to measure employee stock compensation plans based on the fair value method using an option pricing model or to continue to apply APB No. 25,

"Accounting for Stock Issued to Employees," and provide pro forma footnote disclosures under the fair value method. The Company continues to apply APB No. 25 and provides pro forma footnote disclosures.

Net Income Per Share

    Basic net income per share is computed by dividing income attributable to common stockholders by the weighted average number of common shares outstanding. Diluted net income per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding, adjusted for the incremental dilution of outstanding stock options (238,366 and 215,083 in 1999 and 1998, respectively).

Concentrations

    In 1999 and 1998, approximately 32% and 52%, respectively, of revenues were derived under contracts with agencies within the U. S. Government. In addition, approximately 6% of 1999 revenues and 9% of 1998 revenues were derived from export sales.

    During 1999 and 1998, sales to one customer approximated 44% and 13% of revenues, respectively. Accounts receivable from this customer as of December 31, 1999 and 1998 approximated $1,181,000 and $285,000, respectively.

2. Property and Equipment, Net

    Property and equipment as of December 31, 1999 and 1998 consists of the following—

	1999	1998

Laboratory equipment	$1,195,346	$851,405
Computer equipment and software	234,473	192,731
Furniture and fixtures	177,032	100,125
Leasehold improvements	137,001	127,901

	1,743,852	1,272,162
Less—Accumulated depreciation	895,638	677,249

	$848,214	$594,913

3. Borrowings

    Borrowings as of December 31, 1999 and 1998 consist of the following—

	1999	1998

Equipment loan	$148,975	$236,607
Note payable	6,376	24,165
Subordinated convertible promissory note	—	776,000
Lines of credit	—	74,000

	155,351	1,110,772
Less—Current maturities	111,535	122,948

	$43,816	$987,824

    On October 5, 1999, a bank extended a $1,900,000 line of credit to the Company, secured by substantially all Company assets and partially guaranteed by the Company's president and primary stockholder. The proceeds are restricted for use by the Company solely for the purchase of equipment related to the Company's business and to finance the construction of additional space within the Company's place of business (see Note 5). The line of credit terminates on April 15, 2000, and is expected to be converted into a promissory note payable. As of December 31, 1999, there were no amounts outstanding under the line of credit.

    Pursuant to a subordinated convertible promissory note dated March 5, 1997, the Company borrowed $800,000 from its president, and primary stockholder, and utilized the proceeds to repay a note payable due April 30, 1997 to a bank. The subordinated convertible promissory note was convertible into the Company's common stock on a mandatory basis upon the consummation of an initial equity financing by the Company, such number of shares being equal to the outstanding principal and interest under the note outstanding divided by the price per share paid in connection with the initial equity financing. The note was also convertible at the option of the holder at any time into shares of Company common stock, cash or any combination thereof. During 1999, the Company repaid the balance on the subordinate convertible promissory note. On August 6, 1999, the credit agreement was amended to allow borrowings in amounts up to $300,000.

    On March 6, 1997, a bank extended a $300,000 line of credit to the Company, secured by substantially all Company assets and guaranteed by the Company's president. On August 6, 1999, the line of credit was increased to $1,000,000, and was amended to bear interest at the bank's base rate, as defined, plus 1% (9.5% as of December 31, 1999). As of December 31, 1999 and 1998, $0 and $74,000 was outstanding under the line of credit, respectively. During 1999, all amounts outstanding were repaid by the Company. This facility matures on April 30, 2000 and it is the Company's intent to renew the facility.

    On August 31, 1995, the Company entered into a note payable agreement with a bank for $500,000. On March 31, 1998, the Company refinanced the remaining note balance of $315,476. The refinanced note requires 36 monthly installments of $8,763 plus interest at the prime rate plus 1.5% (10% as of December 31, 1999). The principal balance outstanding was $148,975 and $236,607 as of December 31, 1999 and 1998, respectively.

    The Company's debt agreements contain covenant restrictions, which, among other things, require minimum financial ratios and the maintenance of minimum net worth, as defined.

    On April 17, 1995, the Company entered into a note payable with a third party for $75,000. The note has an annual interest rate of 11.0% and requires 60 monthly installments of $1,631 which commenced May 1, 1995. The principal balance outstanding was $6,376 and $24,165 as of December 31, 1999 and 1998, respectively.

    The future principal amounts due under the aforementioned loans are as follows—

2000	$111,535
2001	43,816

$155,351

4. Stock Option Plan

    The Company established the 1993 Stock Option Plan ("1993 Plan") to offer employees and consultants to the Company, incentive to enhance the long-term objectives of the Company. The 1993 Plan includes both incentive and nonqualified stock options. 230,000 shares of the Company's common stock have been reserved for issuance under the 1993 Plan. Options are issued at the discretion of the Board of Directors and at such amounts that the Board of Directors has determined is the fair value at the date of grant. Options vest 25% on the first anniversary of the grant and then ratably over 36 months following the first anniversary.

    During 1997, the Company established the 1997 Stock Option Plan ("1997 Plan") to attract and retain personnel, to provide additional incentive to employees, nonemployee members of the Board and consultants of the Company. The 1997 Plan includes both incentive and nonqualified stock options. 150,000 shares of the Company's common stock has been reserved for issuance under the 1997 Plan. A committee appointed by the Board of Directors determines option grants, their related fair value at the date of grant, the related exercise prices and the vesting period.

    In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (FAS 123), the fair value of option grants is estimated on the date of grant using the Black-Scholes option-pricing model for proforma footnote purposes with the following assumptions used for grants in all years-dividend yield of 0%, risk-free interest rate of 6% and expected option life of 10 years. The weighted average fair value of options granted during 1999 and 1998 was $2.23 and $0.74, respectively. The activity and options outstanding under the Plans are as follows—

	Number of Shares	Weighted Average Exercise Price

Outstanding, December 31, 1997 (191,480 exercisable)—	243,000	0.19
Granted	27,500	1.65
Forfeited	(13,000)	1.65

Outstanding, December 31, 1998 (214,438 exercisable)—	257,500	$0.27
Granted	18,000	1.65
Exercised	(1,000)	0.04
Forfeited	(11,000)	1.65

Outstanding, December 31, 1999	263,500	$0.31

Exercisable, December 31, 1999	229,563	$0.16

    The following table summarizes information about stock options outstanding at December 31, 1999—

Exercise Prices	Number Outstanding at December 31, 1999	Weighted Average Remaining Life	Weighted Average Exercise Price	Number Exercisable at December 31, 1999
$0.04	219,000	3.0	$0.04	212,854
1.65	44,500	6.6	1.65	16,709
0.04 to 1.65	263,500	3.6	0.31	229,563

    Subsequent to December 31, 1999, the Company granted stock options to purchase 99,000 shares of the Company's common stock at an exercise price of $5.00, the estimated fair value at the date of grant.

    As permitted by FAS 123, the Company has chosen to continue accounting for stock options at their intrinsic value. Accordingly, no compensation expense has been recognized for its stock option compensation plans. Had the fair value method of accounting been applied to the Company's stock option plans, the tax-effected impact would be as follows—

	1999	1998
Net income as reported	$3,051,227	$11,721
Estimated fair value of the year's option grants, net of tax	11,156	5,928

Net income adjusted	$3,040,071	$5,793

    This proforma impact only takes into account options granted since January 1, 1995 and is likely to increase in future years as additional options are granted and amortized over the vesting period.

5. Commitments

    In January 1996, the Company signed a Patent and Technical information License Agreement with a third party research provider. The Agreement grants the Company a nonexclusive, worldwide license relating to certain technology for a period of twelve years. The Company is obligated to pay to the third party research provider a royalty equal to specified percentages of net product sales, as defined. Royalty rates are as follows—

Net Product Sales	Rate
Up to $1,000,000	10%
$1,000,000 - $3,000,000	8%
$3,000,000 - $5,000,000	6%
$5,000,000 - $10,000,000	4%
In excess of $10,000,000	3%

    Royalty expense under this agreement was approximately $23,000 and $25,000 in 1999 and 1998, respectively.

    The Company rents office space under a noncancellable lease agreement that expires January 1, 2001. The future minimum lease obligations under the agreement are as follows—

2000	$173,000

    During 1999 and 1998, rent expense approximated $173,000 and $136,000, respectively.

    On November 4, 1999, the Company entered into an $800,000 agreement with a contractor for the construction of additional space within the Company's place of business to be completed in 2000. During 1999, the Company paid a $160,000 down payment on the construction which is included in other assets as of December 31, 1999.

UNAUDITED INTERIM FINANCIAL STATEMENTS

SENSORS UNLIMITED, INC.

As of September 30, 2000 and for the nine months ended September 30, 2000 and 1999

SENSORS UNLIMITED, INC.

UNAUDITED BALANCE SHEET

SEPTEMBER 30, 2000

(in thousands)

ASSETS
Current assets:
Cash	$427
Accounts receivable, net	3,695
Accounts receivable, other	357
Inventory	1,615
Prepaid expenses	194

Total current assets	6,288
Property and equipment, net	4,464
Other assets	85

Total assets	$10,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current maturities of long-term debt	$1,141
Accounts payable	1,504
Accrued compensation	553
Other accrued liabilities	501
Dividend payable	5,723
Income tax payable	40

Total current liabilities	9,462
Long term debt	1,515
Stockholders' deficit:
Preferred stock	—
Common stock	382
Accumulated deficit	(522)

Total stockholders' deficit	(140)

Total liabilities and stockholders' equity	$10,837

See accompanying note to unaudited financial statements.

SENSORS UNLIMITED, INC.

UNAUDITED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30

(in thousands, except per share data)

	2000	1999
Revenue	$14,597	$5,087
Cost of revenue	5,228	1,626

Gross profit	9,369	3,461
Operating expenses:
Research and development	1,338	—
Sales and marketing	1,738	629
General and administrative	1,551	562

Total operating expenses	4,627	1,191

Operating income	4,742	2,270
Interest expense	36	73

Income before income tax expense	4,706	2,197
Income tax expense	100	100

Net income	$4,606	$2,097

Net income (loss) per common share
Basic	$(4.50)	$2.75

Diluted	$(4.50)	$2.09

Shares used in computing net income (loss) per share
Basic	780	750

Diluted	780	989

See accompanying note to unaudited financial statements.

SENSORS UNLIMITED, INC.

UNAUDITED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30

(in thousands)

	2000	1999
Operating Activities:
Net income	$4,606	$2,097
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	439	141
Changes in operating assets and liabilities:
Accounts receivable	(1,430)	(86)
Accounts receivable, other	(348)	(526)
Inventory	(919)	(135)
Prepaid expenses	(169)	(34)
Other assets	157	—
Accounts payable	571	(182)
Accrued compensation	401	(135)
Other accrued liabilities	298	(25)
Income tax payable	30	—

Net cash provided by operating activities	3,636	1,115

Investing Activities:
Purchases of property and equipment	(4,055)	(221)

Financing Activities:
Net borrowings under line of credit	800	—
Net borrowings under notes payable	1,702	(724)
Proceeds from exercise of stock options	363	—
Dividends payable	5,723	—
Distributions paid to stockholders	(8,113)	(34)

Net cash provided by financing activities	475	(758)

Net increase in cash	56	136
Cash, beginning of period	371	8

Cash, end of period	$427	$144

See accompanying note to unaudited financial statements.

SENSORS UNLIMITED, INC.

NOTE TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2000

1.  Basis of Presentation

    The accompanying unaudited condensed financial statements as of September 30, 2000, and for the nine months period ended September 30, 2000 and 1999 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position at September 30, 2000 and the operating results for the nine months ended September 30, 2000 and 1999 and the cash flows for the nine months ended September 30, 2000 and 1999. These unaudited condensed financial statements should be read in conjunction with the Company's audited financial statements and notes for the years ended December 31, 1999 and 1998 included elsewhere in this proxy statement.

    The results of operations for the nine months ended September 30, 2000 and 1999 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year ending December 31, 2000.

FINANCIAL STATEMENTS

DEMETER TECHNOLOGIES, INC.

As of October 31, 2000 and for the period from inception (June 22, 2000) to October 31, 2000

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     The Board of Directors and Stockholders
Demeter Technologies, Inc.

    We have audited the accompanying balance sheet of Demeter Technologies, Inc. as of October 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the period from inception (June 22, 2000) to October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Demeter Technologies, Inc. at October 31, 2000, and the results of its operations and its cash flows for the period from inception (June 22, 2000) to October 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Palo Alto, California
January 23, 2001

DEMETER TECHNOLOGIES, INC.

BALANCE SHEET

October 31, 2000

Assets
Current assets:
Cash and cash equivalents	$564,333
Short-term investments	3,371,655
Accounts receivable (net allowance for doubtful accounts of $1,646)	20,960
Inventories	233,026
Prepaid expenses and other current assets	107,706

Total current assets	4,297,680
Property, equipment, and improvements, net	608,550

Total assets	$4,906,230

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$527,042
Payable to American Xtal Technology, Inc.	827,725
Payable to private stockholders	175,000
Other accrued liabilities	209,877

Total current liabilities	1,739,644
Commitments
Stockholders' equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized:
Convertible Series A, 20,000,000 shares designated, $0.001 par value, 14,000,701 shares issued and outstanding; aggregate liquidation preference of $8,000,000	14,000
Common stock, $0.001 par value; 40,000,000 shares authorized, 4,000,000 shares issued and outstanding	4,000
Additional paid-in capital	17,992,000
Stock subscription receivable	(4,050,000)
Deferred stock compensation	(7,529,000)
Purchased technology	(1,653,000)
Accumulated other comprehensive income	33,919
Accumulated deficit	(1,645,333)

Total stockholders' equity	3,166,586

Total liabilities and stockholders' equity	$4,906,230

See accompanying notes.

DEMETER TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

Period from inception (June 22, 2000) to October 31, 2000

Revenues	$53,754

Operating expenses:
Cost of revenues	115,625
Research and development	518,259
General and administrative	649,849
Amortization of deferred stock compensation	371,000
Amortization of purchased technology	57,000

Total operating expenses	1,711,733
Loss from operations	(1,657,979)
Interest and other income	12,646

Net loss	$(1,645,333)

See accompanying notes.

DEMETER TECHNOLOGIES, INC.
STATEMENT OF STOCKHOLDERS' EQUITY

Period from inception (June 22, 2000) to October 31, 2000

	Series A Convertible Preferred Stock
			Common Stock
					Additional Paid-In Capital	Stock Subscription Receivable	Deferred Stock Compensation	Contributed Technology	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Issuance of 4,000,000 shares of common stock at $0.10 per share	—	$—	4,000,000	$4,000	$396,000	$—	$—	$—	$—	$—	$400,000
Issuance of shares of Series A preferred stock at $0.5714 per share	14,000,701	14,000	—	—	7,986,000	(4,050,000)	—	—	—	—	3,950,000
Issuance of warrant to purchase up to 4,500,000 shares of Series A convertible preferred stock in exchange for purchased technology	—	—	—	—	1,710,000	—	—	(1,710,000)	—	—	—
Deferred stock compensation	—	—	—	—	7,900,000	—	(7,900,000)	—	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	371,000	—	—	—	371,000
Amortization of purchased technology	—	—	—	—	—	—	—	57,000	—	—	57,000
Unrealized gain on short-term investments	—	—	—	—	—	—	—	—	33,919	—	33,919
Net loss	—	—	—	—	—	—	—	—	—	(1,645,333)	(1,645,333)

Comprehensive loss											(1,611,414)

Balance at October 31, 2000	14,000,701	$14,000	4,000,000	$4,000	$17,992,000	$(4,050,000)	$(7,529,000)	$(1,653,000)	$33,919	$(1,645,333)	$3,166,586

See accompanying notes.

DEMETER TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

Period from inception (June 22, 2000) to October 31, 2000

Operating activities
Net loss	$(1,645,333)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,655
Amortization of deferred stock compensation	371,000
Amortization of purchased technology	57,000
Changes in operating assets and liabilities:
Accounts receivable	(20,960)
Inventories	(233,026)
Prepaid expenses and other current assets	(107,706)
Accounts payable	527,042
Payable to American Xtal Technologies, Inc.	827,725
Other accrued liabilities	209,877

Net cash used in operating activities	(7,726)

Investing activities
Purchase of property and equipment	(615,205)
Purchase of short-term investments	(3,337,736)

Net cash used in investing activities	(3,952,941)

Financing activities
Proceeds from issuance of Series A convertible preferred stock	3,950,000
Proceeds from issuance of common stock	400,000
Payable to private stockholders	175,000

Net cash provided by financing activities	4,525,000

Net increase in cash and cash equivalents and cash and cash equivalents end of period	$564,333

See accompanying notes.

DEMETER TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

October 31, 2000

1.  Summary of Significant Accounting Policies

Description of Business

    Demeter Technologies, Inc. (the Company) was incorporated in the state of Delaware on June 22, 2000 to engage in the development of long wavelength Fabry Perot (FP) and Distributed Feedback (DFB) lasers for datacom and telecommunications applications.

    In June, 2000, the founders of the Company were issued 4,000,000 shares of common stock in exchange for cash of $400,000. In August, 2000, the Company issued 14,000,701 shares of Series A convertible preferred stock at $0.5714 per share (see Note 6). Each preferred stockholder paid approximately one half in cash and one half was recorded as a subscription receivable. Concurrently with the Series A convertible preferred stock, the Company issued a warrant for 4,500,000 shares of Series A convertible preferred stock (see Note 6) to American Xtal Technologies, Inc. (AXT) in exchange primarily for technology related to FP lasers. AXT also leases certain facilities and equipment to the Company (see Note 5). The president of the Company is the brother of the president of AXT.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with original maturity from the date of purchase of three months or less to be cash equivalents.

Short-Term Investments

    In accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company has classified its short-term investments as available-for-sale. Available-for-sale securities are stated at market value and unrealized holding gains and losses, net of the related tax effect, are excluded from earnings and are reported as a separate component of stockholders' equity until realized. A decline in the market value of the security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. The cost of short-term investments sold is based on specific identification. The fair value of short-term investments is based on quoted market prices. The difference between market value and cost of these securities at October 31, 2000 was an unrealized gain of $33,919.

Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property and Equipment

    Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, generally two to seven years.

Revenue Recognition

    Revenue is recognized at the time of product shipment and no significant obligations remain, net of allowance for estimated returns. Warranty expenses are also estimated and provided for at the time of shipment.

Advertising Costs

    Advertising costs are expensed as incurred. Advertising costs were not material for the period ending October 31, 2000.

Concentration of Credit Risk

    Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, short-term investments, and accounts receivable. The Company places its cash, cash equivalents, and short-term investments with high-credit quality financial institutions. Such investments are generally in excess of FDIC insurance limits. Concentrations of credit risk, with respect to accounts receivable, exist to the extent of amounts presented in the financial statements. Accounts receivable from two customers represented 66% and 21% of the total balance at October 31, 2000. Generally, the Company does not require collateral or other security to support customer receivables. The Company performs periodic credit evaluations of its customers and maintains an allowance for potential credit losses based on historical experience and other information available to management. Losses to date have been within management's expectations.

Current Vulnerabilities Due to Certain Concentrations

    During the period from inception (June 22, 2000) to October 31, 2000, revenues from two customers represented 50% and 31% of total revenues.

Research and Development

    Research and development expenditures are charged to operations as incurred.

Stock-Based Compensation

    The Company accounts for employee stock options and common stock purchase right grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and has adopted the disclosure-only alternative of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

Comprehensive Income (Loss)

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) requires unrealized gains or losses on the Company's available-for-sale investments to be included in other comprehensive income. The net unrealized gain on available-for-sale securities for the period from inception (June 22, 2000) to October 31, 2000 was $33,919.

2.  Short-Term Investments

    As of October 31, 2000, short-term investments consist of certificates of deposit with a fair value of $3,371,655 and an amortized cost of $3,337,736. The average maturity of the short-term investments was approximately two months and the weighted-average effective interest rate was 6%.

3.  Inventories

    Inventories consist of the following:

October 31, 2000
Raw materials	$188,380
Work in-process	18,560
Finished goods	26,086

$233,026

4.  Property, Equipment, and Improvements

    Property and equipment consists of the following:

October 31, 2000
Computers, machinery, and equipment	$304,894
Furniture and fixtures	32,065
Software	36,799
Construction in progress	241,447

615,205
Less accumulated depreciation and amortization	6,655

Property and equipment, net	$608,550

    Construction in progress consists of leasehold improvements not placed into service. No depreciation or amortization was recorded on these assets.

5.  Operating Lease Commitments

    The Company leases its facilities and equipment under various agreements with AXT expiring August 2003 and August 2002, respectively. Rent expense was approximately $117,000 for the period ended October 31, 2000. The Company has the option to extend the term of its operating leases for three additional years for leased facilities and for two additional years for leased equipment. The Company also has an option to purchase certain of the equipment for the depreciated value of the equipment owned by AXT and at the buy-out value of the equipment leased by AXT. At October 31, 2000, minimum rental payments under operating leases are as follows:

Year ended October 31,
2001	$488,428
2002	426,813
2003	152,535

$1,067,776

    AXT is currently constructing improvements at the leased facilities. AXT is funding the entire cost of such improvements; however, the Company is obligated to reimburse AXT on demand for any portion of such cost of improvements which exceeds $1,150,000. In addition, the Company shall pay AXT additional monthly rent equal to the total amount of AXT's depreciation costs of such improvements plus the interest cost to AXT on any funds borrowed for such purpose or the interest cost on any funds used to build such improvements (based on 10% per annum simple interest, regardless of how AXT finances such improvements), calculated on a monthly basis; the Company shall continue to pay such additional rent monthly until AXT has recovered from the Company the entire building costs of such improvements (up to $1,150,000).

6.  Stockholders' Equity

Common Stock and Preferred Stock

    Following the Company's incorporation in June 2000, the Company is authorized to issue 80,000,000 shares consisting of 40,000,000 shares of common stock, par value $0.001 per share and 40,000,000 shares of preferred stock, par value $0.001. The board of directors has the authority to issue the undesignated preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof.

Series A Convertible Preferred Stock

    On August 10, 2000, the Company designated 20,000,000 shares as Series A convertible preferred stock, and in August 2000, the Company issued 14,000,701 shares of Series A convertible preferred stock at $0.5714 per share, resulting in cash proceeds of approximately $4,000,000 and a receivable of $4,000,000.

    The holders of shares of Series A preferred stock are entitled to receive dividends, out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holders thereof to receive, directly or indirectly, additional shares of common stock) on the common stock, at the rate of 8% of the liquidation preference per share per annum for the Series A preferred stock, payable when, as, and if declared by the board of directors. Such dividends will not be cumulative. No dividends have been declared.

    Each share of Series A convertible preferred stock is convertible, at the option of the holder, at any time, into common stock at the current conversion rate (currently one-for-one). Conversion is automatic upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, which results in a price per share of not less than five times the then applicable conversion price and gross offering proceeds of not less than $10,000,000 or upon the approval of the holders of at least a majority of the outstanding shares of the preferred stock. The preferred stock has voting rights on an as-if-converted to common stock basis.

    Series A convertible preferred stockholders are entitled to receive, upon liquidation, an amount per share equal to the issuance price, plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed pro rata among the common stockholders and Series A convertible preferred stockholders on an as-if-converted basis.

Warrants and Related Purchased Technology

    On August 10, 2000, the Company granted a warrant to AXT to purchase up to 4,500,000 shares of the Company's Series A convertible preferred stock at $0.5714 per share. The warrant may be exercised in whole or in part at any time, and will expire the later of (i) August 10, 2005 and (ii) the closing of a qualified public offering or the sale of substantially all of the assets of the Company or the merger or consolidation with a public company. The value of the warrant was estimated using the Black-Scholes option pricing model with the following assumptions: weighted-average, risk-free interest rate of 5%, estimated life of 5 years, volatility of 0.8%, and no dividend yield. The warrant was primarily issued for access to certain technology related to FP lasers. The Company has recorded the $1,710,000 estimated fair value of the warrant as a contra-equity amount and is being amortized to income over the 5-year estimated life of the warrant.

2000 Stock Plan

    In September 2000, the Company adopted the 2000 Stock Plan (the Plan) which provides for the issuance of common stock options and common stock purchase rights to employees and consultants of the Company of up to 3,000,000 shares of the Company's common stock. The Plan permits the Company to (i) grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and (ii) nonstatutory stock options, which are not intended to qualify as incentive stock options. Options generally vest 25% upon completion of one year of service and 1/48 per month thereafter. Options expire after 10 years.

    During the period from inception (June 22, 2000) to October 31, 2000, the Company granted options for 1,137,000 shares of common stock at an exercise price of $0.25 per share. None of these options were exercised or canceled during the period from inception (June 22, 2000) to October 31, 2000 and none of the options were exercisable as of October 31, 2000. The weighted-average deemed fair value of the options granted during the period from inception (June 22, 2000) to October 31, 2000 was $7.64 per share. The Company also reserved for issuance 1,048,000 options at an exercise price of $0.25 per share to certain individuals, not yet employees with the Company, with vesting commencing the first day of employment with the Company. The weighted-average remaining contractual life of the options outstanding as of October 31, 2000 was 9.8 years. As of October 31, 2000, 815,000 shares of common stock were available for future grants.

Deferred Stock Compensation

    In connection with the grant of stock options to employees, the Company recorded deferred stock compensation of $7,900,000 for the period from inception (June 22, 2000) through October 31, 2000, representing the difference between the deemed fair value of the Company's common stock for accounting purposes and the option exercise price of these options at the date of grant. Deferred stock compensation is presented as a reduction of stockholders' equity, with graded amortization recorded over the four-year vesting period. The amortization expense relates to options awarded to employees in all operating expense categories. The Company will recognize additional deferred compensation for the options reserved for issuance to certain individuals who have not yet commenced employment with the Company.

Accounting for Stock-Based Compensation

    Pro forma information regarding net income is required by SFAS 123 as if the Company had accounted for its employee stock options granted under the fair value method of SFAS 123. The fair value for the Company's stock option grants was estimated at the date of grant using the minimum value option valuation model. The minimum value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subject input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessary provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions: risk-free interest rates of 5%; no dividend yield; and a weighted-average expected life of the option of five years.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the period from inception (June 22, 2000) to October 31, 2000 the pro forma net loss was $(1,795,333).

Shares Reserved

    Common stock subject to future issuance is as follows:

October 31, 2000
Conversion of Series A convertible preferred stock	14,000,701
Exercise of outstanding options	1,137,000
Shares reserved for outstanding options	1,048,000
Common stock available for grant under stock option plan	815,000
Common stock reserved for exercise of warrant for Company's Series A convertible preferred stock	4,500,000

21,500,701

7.  Income Taxes

    There is no provision for U.S. federal, U.S. state or foreign income taxes as the Company has incurred operating losses since inception for all jurisdictions.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Significant components of the Company's deferred tax assets are as follows:

October 31, 2000
Deferred tax assets:
Net operating loss carryforwards	$300,000
Other	200,000

Total deferred tax assets	500,000
Valuation allowance	(500,000)

Net deferred tax assets	$—

    Realization of the deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

    As of October 31, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $800,000, which expire in 2020. The Company also had net operating loss carryforwards for state income tax purposes of approximately $800,000 expiring in 2008. Utilization of the Company's net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

8.  Segments and Geographic Information

    The Company operates in one reportable segment, the design, manufacture, and marketing of lasers for datacom and telecommunications applications. During the period from inception (June 22, 2000) to October 31, 2000, 10%, 50% and 40% of the Company's revenues were from United States, Taiwan, and UK based entities, respectively.

9.  Subsequent Events

    On November 21, 2000, all of the stockholders' of the Company sold their ownership interest to Finisar Corporation (Finisar). Finisar will record the transaction using the purchase method of accounting. Pursuant to the Agreement and Plan of Reorganization, Finisar issued 6,020,012 shares of its common stock in exchange for the outstanding shares of Demeter common and preferred stock and the outstanding warrant. In addition, Finisar assumed options to purchase the Company's common stock and reserved 566,573 shares of Finisar common stock for issuance upon the exercise of the assumed options.

UNAUDITED PRO FORMA INFORMATION

FINISAR CORPORATION, SENSORS UNLIMITED, INC.,
DEMETER TECHNOLOGIES, INC. AND MEDUSA TECHNOLOGIES, INC.

As of January 31, 2001 and for the year ended
April 30, 2000 and for the nine months
ended January 31, 2001

FINISAR CORPORATION, SENSORS UNLIMITED, INC.,
DEMETER TECHNOLOGIES, INC. AND MEDUSA TECHNOLOGIES, INC.

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 and the nine months ended January 31, 2001 and the Unaudited Pro Forma Condensed Balance Sheet as of January 31, 2001 are based on the historical financial statements of Finisar Corporation ("Finisar"), Sensors Unlimited, Inc. ("Sensors"), Demeter Technologies, Inc. ("Demeter") and Medusa Technologies Inc. ("Medusa"), after giving effect to the acquisition of Sensors, Demeter and Medusa under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Financial Statements. The Unaudited Pro Forma Condensed Statements of Operations are presented as if the combinations had taken place on May 1, 1999.

    The Unaudited Pro Forma Condensed Statement of Operations for the nine months ended January 31, 2001 combines the historical nine months ended January 31, 2001 for Finisar (which includes four months of operations of Sensors and three months of operations of Demeter), the historical five months ended September 30, 2000 for Sensors, the historical period from June 22, 2000 (the date of incorporation) to October 31, 2000 for Demeter and the historical nine months ended January 31, 2000 for Medusa. The Unaudited Pro Forma Condensed Statement of Operations for the year ended April 30, 2000 combines the historical year ended April 30, 2000 for Finisar, the twelve months ended March 31, 2000 for Sensors, the twelve months ended April 30, 2000 for Medusa and, since Demeter was not incorporated until after April 30, 2000, only amortization of the purchase price adjustments for the twelve months ended April 30, 2000 for Demeter. Since the acquisitions of Sensors and Demeter occurred prior to January 31, 2001, the Unaudited Pro Forma Condensed Balance Sheet is presented to give effect to the acquisition of Medusa as if it occured on January 31, 2001 and combines the balance sheet of Finisar as of January 31, 2001, which includes the purchases of Sensors and Demeter, with the balance sheet of Medusa as of January 31, 2001.

    The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the historical financial statements of Finisar, Sensors and Demeter included elsewhere in this proxy statement. The pro forma information does not purport to be indicative of the results that would have been reported if the above transaction had been in effect for the period presented or which may result in the future.

FINISAR, SENSORS, DEMETER AND MEDUSA

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Year ended April 30, 2000

(in thousands, except per share data)

	Finisar	Sensors	Demeter	Medusa
		12 Months Ended March 31, 2000	12 Months Ended April 30, 2000	12 Months Ended April 30, 2000	Pro Forma Adjustments
	Year Ended April 30, 2000										Combined Pro Forma
					Sensors		Demeter		Medusa
Revenue	$67,147	$11,254	$—	$1,510	$—		$—		$—		$79,911
Cost of revenues	34,190	3,472	—	674	—		—		—		38,336
Amortization of acquired developed technology	—	—	—	—	10,965	(A)	6,046	(B)	174	(C)	17,185

Gross profit	32,957	7,782	—	836	(10,965)		(6,046)		(174)		24,390
Operating expenses:
Research and development	13,806	690	—	344	—		—		—		14,840
Sales and marketing	7,122	1,196	—	47	—		—		—		8,365
General and administrative	3,516	993	—	270	—		—		—		4,779
Amortization of deferred stock compensation	5,530	—	—	—	2,915	(A)	3,325	(B)	16	(C)	11,786
Amortization of intangibles	—	—	—	—	59,567	(A)	30,507	(B)	1,347	(C)	91,421

Total operating expenses	29,974	2,879	—	661	62,482		33,832		1,363		131,191

Income (loss) from operations	2,983	4,903	—	175	(73,447)		(39,878)		(1,537)		(106,801)
Interest income (expense), net	3,252	(31)	—	(3)	—		—		—		3,218
Other income (expense), net	(99)	—	—	(7)	—		—		—		(106)

Income (loss) before income taxes	6,136	4,872	—	165	(73,447)		(39,878)		(1,537)		(103,689)
Provision for income taxes	3,255	284	—	54	(6,308	)(A)	(3,832	)(B)	(192)	(C)	(5,562)	(E)
					1,177	(D)

Net income (loss)	$2,881	$4,588	$—	$111	$(68,316)		$(36,046)		(1,345)		$(98,127)

Net income (loss) per share:
Basic	$0.03										$(0.76)

Diluted	$0.02										$(0.76)

Shares used in computing net income (loss) per share:
Basic	113,930										129,431	(F)

Diluted	144,102										129,431	(F)

See accompanying notes to Finisar, Sensors, Demeter and Medusa unaudited pro forma condensed financial statements.

FINISAR, SENSORS, DEMETER AND MEDUSA

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Nine months ended January 31, 2001

(in thousands, except per share data)

	Finisar	Sensors	Demeter	Medusa
	9 Months Ended Jan 31, 2001	5 Months Ended Sep 30, 2000	From June 22 to Oct 31, 2000	9 Months Ended Jan 31, 2001	Pro Forma Adjustments
											Combined Pro Forma
					Sensors		Demeter		Medusa
Revenue	$136,566	$8,723	$54	$2,104	$—		$—		$—		$147,447
Cost of revenues	79,436	3,454	116	717	—		—		—		83,723
Amortization of acquired developed technology	5,167	—	—	—	4,569	(A)	3,023	(B)	131	(C)	12,890

Gross profit	51,963	5,269	(62)	1,387	(4,569)		(3,023)		(131)	(C)	50,834
Operating expenses:
Research and development	20,890	1,110	518	293	—		—		—		22,811
Sales and marketing	11,304	1,214	—	126	—		—		—		12,644
General and administrative	6,427	1,044	650	333	—		—		—		8,454
Amortization of deferred stock compensation	5,343	—	371	—	1,214	(A)	1,663	(B)	12	(C)	8,603
Amortization of intangibles	27,482	—	57	—	24,820	(A)	15,254	(B)	1,010	(C)	68,623
Acquired in-process research and development	28,797	—	—	—	—		—		—		28,797
Other acquisition costs	1,127	—	—	—	—		—		—		1,127

Total operating expenses	101,370	3,368	1,596	752	26,034		16,917		1,022		151,059

Income (loss) from operations	(49,407)	1,901	(1,658)	635	(30,603)		(19,940)		(1,153)		(100,225)
Interest income (expense), net	11,659	(41)	13	12	—		—		—		11,643
Other income (expense), net	454	—	—	16	—		—		—		470

Income (loss) before income taxes	(37,294)	1,860	(1,645)	663	(30,603)		(19,940)		(1,153)		(88,112)
Provision for income taxes	5,897	100	—	227	(2,628) 458	(A) (D)	(1,916)	(B)	(144)	(C)	1,994	(E)

Net income (loss)	$(43,191)	$1,760	$(1,645)	$436	$(28,433)		$(18,024)		$(1,009)		$(90,106)

Net income (loss) per share:
Basic	$(0.27)										$(0.54)

Diluted	$(0.27)										$(0.54)

Shares used in computing net income (loss) per share:
Basic	157,205										166,598	(F)

Diluted	157,205										166,598	(F)

See accompanying notes to Finisar, Sensors, Demeter and Medusa unaudited pro forma condensed financial statements.

FINISAR AND MEDUSA

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

January 31, 2001

(in thousands)

	Finisar	Medusa	Pro Forma Adjustments		Combined Pro Forma

Assets
Current assets:
Cash and cash equivalents	$28,501	$491	$(7,000	)(C)	$21,992
Short-term investments	171,498	—	—		171,498
Accounts receivable—trade, net	41,758	276	—		42,034
Accounts receivable, other	13,715	—	—		13,715
Inventories	51,039	—	—		51,039
Income tax receivable	37,734	—	—		37,734
Deferred income taxes	1,877	—			1,877
Prepaid expenses	2,912	15	—		2,927

Total current assets	349,034	782	(7,000)		342,816
Other assets	15,626	—	—		15,626
Property, equipment and improvements, net	66,008	156	—		66,164
Purchased intangible assets	86,999	—	1,880	(C)	88,879
Goodwill	413,065	—	5,296	(C)	418,361

Total assets	$930,732	$938	$176		$931,846

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,263	$14	$—		$20,277
Accrued compensation	3,646	—	—		3,646
Other accrued liabilities	7,778	—	—		7,778
Income tax payable	1,072	266	—		1,338
Deferred revenue	—	300	—		300
Short-term debt and long-term debt, current portion	306	—	—		306
Capital lease obligations, current portion	519	—	—		519

Total current liabilities	33,584	580	—		34,164
Long-term liabilities:
Deferred income taxes	42,094	—	778	(C)	42,872
Long-term debt	1,425	—	—		1,425
Other long-term liabilities	1,375	—	—		1,375

Total long-term liabilities	44,894	—	778		45,672

Stockholders' equity:
Common stock and additional paid-in capital	942,350	2	96	(C)	942,446
			(2	)(C)
Notes receivable from stockholders	(2,269)	(275)	—		(2,544)
Deferred stock compensation	(26,106)	—	(65	)(C)	(26,171)
Accumulated other comprehensive income	900	—	—		900
Retained earnings (accumulated deficit)	(62,621)	631	(631	)(C)	(62,621)

Total stockholders' equity	852,254	358	(602)		852,010

Total liabilities and stockholders' equity	$930,732	$938	$176		$931,846

See accompanying notes to Finisar, Sensors, Demeter and Medusa unaudited pro forma condensed financial statements.

NOTES TO FINISAR, SENSORS, DEMETER AND MEDUSA

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    (A) On August 16, 2000 Finisar and Sensors entered into an Agreement and Plan of Reorganization pursuant to which Finisar acquired Sensors. The transaction closed on October 17, 2000. Sensors is headquartered in Princeton, New Jersey and is a leading supplier of optical components that monitor the performance of dense wavelength division multiplexing or DWDM, systems. Finisar designated September 30, 2000 as the acquisition date for accounting purposes.

    Pursuant to the reorganization agreement, Finisar issued 18,962,141 shares of its common stock in exchange for the outstanding shares of Sensors common stock. In addition, Finisar assumed options to purchase Sensors common stock and reserved 381,417 shares of Finisar common stock for issuance upon the exercise of the assumed options. At the closing of the merger transaction, the assumed Sensor options converted into Finisar options vested to the extent of the greater of (i) 25% of the total number of shares subject to the option or (ii) the vested percentage of the Sensors option at the closing of the transaction, up to a maximum of 50% of the total number of shares subject to the option. The unvested portion of each assumed option will vest in three approximately equal annual installments on each of the first three anniversaries of the date of closing of the transaction, subject to the option holder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 9,481,109 shares of Finisar common stock were issued to the former stockholders of Sensors (the "Initial Consideration") and 9,481,032 shares of common stock, or approximately one-half of the shares issued pursuant to the transaction, were deposited into escrow with U.S. Bank Trust, National Association (the "Deferred Consideration"). One-third of the shares deposited in escrow will be released on each of the first three anniversaries of October 17, 2000, the closing date, subject to the achievement of certain development milestones. If the milestones are not achieved, the escrow shares will be cancelled and returned to the status of authorized but unissued shares. Further, one-third of the escrow shares that would otherwise be delivered to the principal shareholders of Sensors on the third anniversary of the closing of the transaction will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification have been resolved.

    In addition to the Initial Consideration and Deferred Consideration, on each of the first three anniversaries of the closing of the transaction, Finisar will issue and deliver to the former shareholders of Sensors, on a pro rata basis, additional shares of Finisar common stock (valued on the basis of the average closing trading price per share of such stock on the Nasdaq National Market for the ten trading days preceding the applicable payment date) (the "Additional Consideration"). These shares of Finisar common stock, with an estimated value of $48 million, will be distributed as follows:

  (1)
  If on the first anniversary of the closing of the transaction, at least 75% of the key management and technical employees originally employed by Sensors, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $2.375 multiplied by the total number of shares initially deposited in escrow, rounded to the nearest whole share;

  (2)
  If on the second anniversary of the closing of the transaction, at least 65% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, Finisar will issue and deliver Finisar shares having an aggregate value of $1.58333 multiplied by the total number of escrow shares, rounded to the nearest whole share; and

  (3)
  If on the third anniversary of the closing of the transaction, at least 50% of the key Sensors employees, or equivalent replacement employees, are then employed by Finisar, and if prior to that date all six development milestones set forth in the agreement have been achieved,

    Finisar will issue Finisar shares having an aggregate value of $0.79167 multiplied by the total number of escrow shares, rounded to the nearest whole share.

    Only the Initial Consideration has been recorded for accounting purposes since the payment of the Deferred and Additional Consideration is contingent upon future events that are not assured of occurring beyond a reasonable doubt. The Deferred Consideration, if any, will be recorded as additional purchase cost at the then current market price of the common stock when the milestones are attained. The Additional Consideration, if any, will be recorded as additional purchase cost at the then current market price of common stock on the first, second and third anniversaries of the closing of the transaction. Accordingly, Finisar's initial cost to acquire Sensors is calculated to be $355.0 million using a Finisar common stock price of $33.47, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after August 16, 2000, the day the transaction was announced. The fair value of the assumed stock options of $12.7 million, as well as estimated direct transaction expenses of $25.0 million, have been included as a part of the total initial purchase cost. Sensors currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Sensors has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total initial purchase cost of Sensors is as follows (in thousands):

Value of securities issued	$317,342
Assumption of Sensors common stock options	12,675
Estimated transaction costs and expenses	25,025

$355,042

    The preliminary purchase price allocation is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Sensors	$353
Intangible assets acquired:
Developed technology	54,825	5	$10,965
In-process research and development	22,764	N/A	N/A
Assembled workforce	1,539	3	513
Customer base	1,901	3	634
Tradename	3,722	5	744
Goodwill	288,380	5	57,676
Deferred income tax	(27,186)	3-5	(6,308)
Deferred compensation	8,744	3	2,915

Total preliminary purchase price allocation	$355,042		$67,139

    An independent valuation specialist performed an allocation of the total purchase price of Sensors to its individual assets. The purchase price was allocated to Sensors' tangible assets, specific intangible assets such as assembled workforce, customer base, tradename, and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes optical components that monitor the performance of dense wavelength division multiplexing networks. Sensors' technology enables telecommunications companies to optimize the use of existing bandwidth in fiber optic networks. Finisar will amortize the acquired developed technology of approximately $54.8 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Sensors and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $1.5 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Sensors management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $1.9 million on a straight-line basis over an average estimated useful life of three years.

    The acquired tradename is recognized for the intrinsic value of the Sensors name and products in the marketplace. Finisar will amortize the value assigned to the tradename of approximately $3.7 million on a straight-line basis over an average estimated useful life of five years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Sensors' employees. The $8.7 million of deferred compensation will be amortized over the remaining vesting period of approximately three years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, Finisar recognized an expense of $22.8 million during the quarter ended October 31, 2000 in conjunction with the completion of this acquisition.

    (B) On November 21, 2000 Finisar completed the acquisition of Demeter, a privately-held company located in El Monte, California. Demeter Technologies was founded in June 2000 and is focused on the development of long wavelength Fabry Perot and distributed feedback lasers for data communications and telecommunications applications. Finisar designated November 1, 2000 as the acquisition date for accounting purposes.

    Pursuant to the reorganization agreement, Finisar issued 6,020,012 shares of its common stock in exchange for the outstanding shares of Demeter capital stock. In addition, Finisar assumed options to purchase Demeter common stock and reserved 566,573 shares of Finisar common stock for issuance upon the exercise of the assumed options. The assumed options generally vest to the extent of 25% of the total number of shares subject to the option at the end of one year after the date of grant, with the remainder vesting in 36 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, certificates representing 601,993 shares of Finisar common stock were deposited into escrow with the U.S. Bank Trust, National Association. The escrow shares will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. Those shares will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    Finisar's cost to acquire Demeter is calculated to be $187.3 million using a Finisar common stock price of $28.05, which is the average of the closing market prices of Finisar's common stock for a period from three days before through three days after November 21, 2000, the day the transaction was announced. The fair value of the assumed stock options of $15.4 million, as well as estimated direct transaction expenses of $3.0 million, have been included as a part of the total purchase cost. Demeter currently operates as a wholly-owned subsidiary of Finisar.

    The cost to acquire Demeter has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total purchase cost of Demeter is as follows (in thousands):

Value of securities issued	$168,882
Assumption of Demeter common stock options	15,438
Estimated transaction costs and expenses	3,000

$187,320

    The preliminary purchase price allocation is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Demeter	$3,217
Intangible assets acquired:
Developed technology	30,231	5	$6,046
In-process research and development	6,033	N/A	N/A
Assembled workforce	384	3	128
Customer base	247	3	82
Goodwill	151,484	5	30,297
Deferred income tax	(17,577)	3-5	(3,832)
Deferred compensation	13,301	4	3,325

Total preliminary purchase price allocation	$187,320		$36,046

    An independent valuation specialist performed an allocation of the total purchase price of Demeter to its individual assets. The purchase price was allocated to Demeter's tangible assets, specific intangible assets such as assembled workforce, customer base and developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly includes long wavelength Fabry Perot and distributed feedback lasers for data communications and telecommunications applications. Finisar will amortize the acquired developed technology of approximately $30.2 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Demeter and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $0.4 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Demeter management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $0.2 million on a straight-line basis over an average estimated useful life of three years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Demeter's employees. The $13.3 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated remaining useful life of five years.

    In-process research and development represents that portion of the purchase price of an acquisition related to the research and development activities which: (i) have not demonstrated their technological feasibility, and (ii) have no alternative future uses. Accordingly, Finisar recognized an expense of $6.0 million during the quarter ended January 31, 2001 in conjunction with the completion of this acquisition.

    (C) On March 2, 2001 Finisar completed the acquisition of Medusa, a privately-held company located in Georgetown, Texas. Medusa was founded in June 1997 and is a provider of training and testing services focusing on Fibre Channel and other networking technologies. Medusa currently operates as a wholly-owned subsidiary of Finisar.

    Pursuant to the reorganization agreement, Finisar assumed options to purchase Medusa common stock and reserved 8,012 shares to Finisar common stock for issuance upon the exercise of the assumed options. The assumed options generally vest to the extent of 25% of the total number of shares subject to the option at the date of grant, with the remainder vesting in 48 equal monthly installments, subject to the optionholder's continued service with Finisar or a subsidiary.

    At the closing of the transaction, $616,000 was deposited into escrow with the U.S. Bank Trust, National Association. The escrow cash will be subject to claims for indemnification by Finisar under the reorganization agreement and the procedures specified in the escrow agreement. The cash will remain in escrow until all pending claims for indemnification, if any, have been resolved.

    The cost to acquire Medusa has been allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase price being allocated to goodwill. The fair value of the acquired assets and liabilities is based upon an independent valuation.

    The estimated total purchase cost of Medusa is as follows (in thousands):

Cash including estimated transaction costs and expenses	$7,000
Assumption of Medusa common stock options	96

$7,096

    The preliminary purchase price allocation as of January 31, 2001 is as follows (in thousands):

	Amount	Useful Life in Years	Annual Amortization
Net tangible assets of Medusa	$633
Intangible assets acquired:
Developed technology	870	5	$174
Assembled workforce	490	3	163
Customer base	160	3	53
Tradename	360	5	72
Goodwill	5,296	5	1,059
Deferred income tax	(778)	3-5	(192)
Deferred compensation	65	4	16

Total preliminary purchase price allocation	$7,096		$1,345

    An independent valuation specialist performed an allocation of the total purchase price of Medusa to its individual assets. The purchase price was allocated to Medusa tangible assets, specific intangible assets such as assembled workforce, customer base, tradename and to developed technology and to in-process research and development.

    The acquired developed technology, which is comprised of products that are already technologically feasible, mainly relates to a mechanism (some times called an engine) for extracting information from data collected by a Finisar Fibre Channel analyzer and generates protocol statistics. These statistics present the information in visual format which is easier to understand. This product can be used by developers, integrators, and system administers to determine operational characteristics and adherence to the standard of Fibre Channel products. Finisar will amortize the acquired developed technology of approximately $0.9 million on a straight-line basis over an average estimated remaining useful life of five years.

    The acquired assembled workforce is comprised of all the skilled employees of Medusa and includes the estimated cost to replace existing employees, including recruiting and training costs and loss of productivity costs. Finisar will amortize the value assigned to the assembled workforce of approximately $0.5 million on a straight-line basis over an average estimated useful life of three years.

    The acquired customer base is based on historical costs incurred and is comprised of Medusa management's estimation of resources that have been devoted to the development of the relationships with key customers. Finisar will amortize the value assigned to customer relationships of approximately $0.2 million on a straight-line basis over an average estimated useful life of three years.

    The acquired tradename is recognized for the intrinsic value of the Medusa name and products in the marketplace. Finisar will amortize the value assigned to the tradename of approximately $0.4 million on a straight-line basis over an average estimated remaining useful life of five years.

    Deferred compensation expense is recognized for the intrinsic value on the date of closing of the unvested Finisar options exchanged for options held by Medusa's employees. The $0.1 million of deferred compensation will be amortized over the remaining vesting period of approximately four years.

    Goodwill, which represents the excess of the purchase price of an investment in an acquired business over the fair value of the underlying net identifiable assets and deferred compensation, will be amortized on a straight-line basis over its estimated useful life of five years.

    (D) Historically, Sensors elected to be treated as an "S" corporation for Federal income tax purposes; therefore the Sensors stockholders were liable for income taxes on Sensors' taxable income. The pro forma provision for income taxes includes estimated income taxes on Sensor's income at a tax rate of 30%.

    (E) The pro forma combined provision for income taxes does not represent the amounts that would have resulted had Finisar, Sensors, Demeter and Medusa filed consolidated income tax returns during the periods presented.

    (F) The pro forma basic and diluted net earnings per share for the year ended April 30, 2000 are based on the weighted average number of shares of Finisar common stock outstanding, the initial 9,481,109 shares issued by Finisar in the Sensors transaction and the 6,020,012 shares issued by Finisar in the Demeter transaction. The pro forma basic and diluted net earnings per share for the nine months ended January 31, 2001 are based on the weighted average number of shares of Finisar common stock outstanding, 5,313,589 shares (representing the difference between the shares issued by Finisar in the Sensors transaction and the amount already included in the weighted average number of shares of Finisar common stock outstanding) for the Sensors transaction and 4,079,495 shares (representing the difference between the shares issued by Finisar in the Demeter transaction and the amount already included in the weighted average number of shares of Finisar common stock outstanding) for the Demeter transaction.

FINANCIAL STATEMENTS

SHOMITI SYSTEMS, INC.

As of September 30, 2000 and for
the year then ended
(information as of October 1, 1999 and for each
of the years in the period ended October 1, 1999 is unaudited)

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Shomiti Systems, Inc.

    We have audited the accompanying balance sheet of Shomiti Systems, Inc. as of September 30, 2000, and the related statements of operations, shareholders' equity (net capital deficiency) and cash flows for the year ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2000 and the results of its operations and its cash flows for the year ended September 30, 2000, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
April 25, 2001

SHOMITI SYSTEMS, INC.

BALANCE SHEET

(in thousands)

	September 30, 2000	October 1, 1999 (unaudited)
Assets
Current assets:
Cash and cash equivalents	$353	$1,160
Accounts receivable, net of allowance for doubtful accounts of $139 (2000), and $115 (1999)	3,089	2,405
Inventories	943	612
Prepaid expenses and other current assets	171	176

Total current assets	4,556	4,353
Property and equipment, net	874	851
Restricted cash	250	—
Other assets	123	136

Total assets	$5,803	$5,340

Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders' Equity
Current liabilities:
Accounts payable	$1,734	$357
Accrued liabilities	1,344	1,175
Capital lease obligations, current portion	181	433
Notes payable	1,421	—

Total current liabilities	4,680	1,965
Capital lease obligations, long-term portion	282	463

	4,962	2,428

Commitments and Contingency
Mandatorily redeemable convertible preferred stock, no par value, 7,615 shares authorized:
Series A, 2,315 shares designated; 2,300 shares issued and outstanding; redemption value $1,150	1,136	1,132
Series B, 1,900 shares designated; 1,660 shares issued and outstanding; redemption value $3,796	3,779	3,775
Series C, 3,400 shares designated; 3,161 shares issued and outstanding; redemption value $15,107	14,850	14,759

	19,765	19,666

Shareholders' equity (net capital deficiency):
Common stock, no par value; 30,000 shares authorized; 4,148 (2000) and 4,108 (1999) shares issued and outstanding	197	178
Additional paid-in capital	836	—
Deferred stock compensation	(742)	—
Accumulated deficit	(19,215)	(16,932)

Total other shareholders' equity (net capital deficiency)	(18,924)	(16,754)

Total liabilities, mandatorily redeemable preferred stock and other shareholders' equity (net capital deficiency)	$5,803	$5,340

See accompanying notes.

SHOMITI SYSTEMS, INC.

STATEMENT OF OPERATIONS

(in thousands except per share data)

	Fiscal Years Ended
	September 30, 2000	October 1, 1999 (unaudited)	October 2, 1998 (unaudited)
Revenues:
Hardware sales	$11,373	$7,102	$4,907
Software license fees	2,260	1,623	1,091

Total revenues	13,633	8,725	5,998

Cost of sales
Hardware	3,514	2,492	1,730
Software	183	47	25

Total cost of sales	3,697	2,539	1,755

Gross profit	9,936	6,186	4,243

Operating expenses:
Research and development	4,708	4,300	3,978
Sales and marketing	5,485	4,357	4,446
General and administrative	1,841	1,366	1,322

Total operating expenses	12,034	10,023	9,746

Operating loss	(2,098)	(3,837)	(5,503)
Interest income	17	145	304
Interest expense	(202)	(258)	(278)

Net loss	$(2,283)	$(3,950)	$(5,477)

Net loss per share—basic and diluted	$(0.55)	$(0.97)	$(1.46)

Shares used in per share calculation—basic and diluted	4,140	4,075	3,742

See accompanying notes.

SHOMITI SYSTEMS, INC.

STATEMENT OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

(in thousands)

							Total Shareholders Equity (Net Capital Deficiency)
	Common Stock				Notes Receivable from Shareholders
			Additional Paid-in Capital	Deferred Stock Compensation		Accumulated Deficit
	Shares	Amount
Balance at October 3, 1997 (unaudited)	4,362	$117	$—	$—	$(67)	$(7,505)	$(7,455)
Issuance of common stock pursuant to exercise of stock options (unaudited)	294	55	—	—	—	—	55
Repurchase of common stock (unaudited)	(690)	(84)	—	—	58	—	(26)
Net loss and comprehensive loss (unaudited)	—	—	—	—	—	(5,477)	(5,477)

Balance at October 2, 1998 (unaudited)	3,966	88	—	—	(9)	(12,982)	(12,903)
Issuance of common stock pursuant to exercise of stock options (unaudited)	234	90	—	—	—	—	90
Repurchase of common stock (unaudited)	(92)	—	—	—	9	—	9
Net loss and comprehensive loss (unaudited)	—	—	—	—	—	(3,950)	(3,950)

Balance at October 1, 1999 (unaudited)	4,108	178	—	—	—	(16,932)	(16,754)
Issuance of common stock pursuant to exercise of stock options	40	19	—	—	—	—	19
Deferred stock compensation	—	—	836	(836)	—	—	—
Amortization of deferred stock compensation	—	—	—	94	—	—	94
Net loss and comprehensive loss	—	—	—	—	—	(2,283)	(2,283)

Balance at September 30, 2000	4,148	$197	$836	$(742)	$—	$(19,215)	$(18,924)

See accompanying notes.

SHOMITI SYSTEMS, INC.

STATEMENT OF CASH FLOWS

(in thousands)

	Fiscal Years Ended
	September 30, 2000	October 1, 1999 (unaudited)	October 2, 1998 (unaudited)
Operating Activities
Net loss	$(2,283)	$(3,950)	$(5,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	602	608	581
Amortization of deferred stock-based compensation	94	—	—
Accretion of redeemable convertible preferred stock	99	99	98
Changes in assets and liabilities:
Accounts receivable	(684)	(1,979)	648
Inventories	(331)	477	(256)
Prepaid expenses and other assets	18	247	(172)
Restricted cash	(250)	—	—
Accounts payable	1,377	161	(730)
Accrued liabilities	169	(77)	401

Net cash used in operating activities	(1,189)	(4,414)	(4,907)

Investing activities
Purchase of property and equipment	(625)	(164)	(887)

Net cash used in investing activities	(625)	(164)	(887)

Financing activities
Principal payments on capital lease obligations	(433)	(515)	(347)
Proceeds from capital lease financing	—	108	757
Proceeds from issuance of mandatorily redeemable convertible preferred stock	—	—	7,096
Proceeds from issuance of common stock	19	90	55
Proceeds from notes payable	1,421	—	—
Repurchase of common stock	—	9	(26)

Net cash provided by (used in) financing activities	1,007	(308)	7,535

Net increase (decrease) in cash and cash equivalents	(807)	(4,886)	1,741
Cash and cash equivalents, beginning of period	1,160	6,046	4,305

Cash and cash equivalents, end of period	$353	$1,160	$6,046

Supplemental disclosure of cash flow information
Cash paid for interest	$199	$158	$122

See accompanying notes.

SHOMITI SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

(Information as of October 1, 1999 and for the years ended

October 1, 1999 and October 2, 1998 is unaudited)

1.  Summary of Significant Accounting Policies

Description of Business

    Shomiti Systems, Inc. (the "Company") was incorporated in California on July 13, 1995. The Company designs, develops, markets and supports silicon accelerated local area network ("LAN") management hardware and software products for effective analysis, monitoring and management of Fast Ethernet, switched Ethernet, and other fast LANs. The Company's hardware products are manufactured by an independent third party.

Basis of Presentation

    The Company has incurred losses from operations totaling $2,283,000, and $3,950,000 (unaudited) for the years ended September 30, 2000, and October 1, 1999, respectively, and had an accumulated deficit of $18,036,000 at September 30, 2000. Subsequent to September 30, 2000, (see Note 10) the Company received proceeds of $4,000,000 on the issuance of promissory notes payable to Finisar Corporation in order to fund working capital. Such amount is due and payable on demand by Finisar Corporation. The Company was also in default at September 30, 2000, with certain financial covenants in its Revolving Credit and Security Agreement with Comerica Bank. In November 2000, proceeds from the borrowings were used to repay the Revolving Credit and Security Agreement in full. Based on management's financial projections, the Company will require additional cash from similar or other private placements of debt or equity to meet the Company's projected working capital and other cash requirements for fiscal 2001. On March 23, 2001, the Company was acquired by Finisar Corporation (see Note 10).

Unaudited Financial Information

    The financial information at October 1, 1999 and for the fiscal years ended October 1, 1999 and October 2, 1998 is unaudited but, in the opinion of management, has been prepared on the same basis as the audited financial statements and includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of its financial position at such date and its operating results and cash flows for those fiscal years.

Accounting period

    During fiscal 2000, the Company changed its fiscal year from the 52 or 53 week accounting period ending on the Friday that is nearest to the last day of September to the 52 or 53 week accounting period ending on the Saturday that is nearest to the last day of September. Accordingly, fiscal 2000 comprises the period from October 2, 1999 to September 30, 2000. Fiscal 1999 comprises the 52 week period ended on October 1, 1999. Fiscal 1998 comprises the 52 week period ended on October 2, 1998. The change in accounting period resulted in an increase in net revenues and net income in fiscal 2000 of approximately $370,000 and $302,000, respectively.

Use of estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash equivalents

    The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. At September 30, 2000 and October 1, 1999, cash equivalents include $152,399 and $951,381 (unaudited) of money market funds, the fair value of which approximates the carrying value.

Restricted cash

    At September 30, 2000, $250,000 of cash was restricted from withdrawal and held by a bank as a certificate of deposit to guarantee the Company's property lease agreements.

Fair value of financial instruments

    The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, are carried at cost, which approximates fair value because of the short-term nature of those instruments. The carrying value of the Company's borrowings approximate their fair value given their market rates of interest and maturity schedules. The Company does not hold or issue financial instruments for trading purposes.

Concentrations of credit risk

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable which are generally not collateralized. The Company places its cash and cash equivalents with financial institutions and money market funds. With respect to accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition and maintains an allowance for doubtful accounts based upon the expected collectibility of total accounts receivable. To date, the Company has not experienced material losses resulting from uncollectible receivables.

    Export sales, principally to Europe and Asia, are generally transacted in U.S. dollars and represent 7% and 11% of sales in fiscal 2000. One customer represented 14% of gross accounts receivable at September 30, 2000 and represented 21% of sales for the fiscal year then ended.

Revenue recognition

    Revenue from hardware product sales is recognized upon transfer of title, which generally occurs upon shipment, provided no significant obligations remain and collectibility is probable. The Company provides to certain resellers limited rights of return when specific conditions exist. Reserves for estimated warranty repairs and product returns are recorded when revenue is recognized. Such reserves are estimated based on historical rates of returns and allowances and other related factors. Revenues from annual maintenance contracts are recognized ratably over the term of the contract.

    The Company recognizes software license revenue in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Software license revenues are recognized when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectibility is probable, and delivery and customer acceptance of the software products, if required under the terms of the contract, have occurred. When contracts contain multiple elements and vendor specific objective evidence exists for all undelivered elements, the Company accounts for the delivered elements in accordance with the "Residual Method" prescribed by SOP 98-9. Maintenance revenues are recognized ratably over the term of the maintenance contract, which is generally twelve months. Maintenance contracts include the right to unspecified upgrades on a when-and-if available basis, and ongoing support. In instances where vendor obligations remain, revenues are deferred until the obligation has been satisfied.

Inventories

    Inventories, which are principally comprised of finished goods, are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Property and equipment

    Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining lease term. The cost of equipment acquired under capital leases is amortized over its useful life or the lease term, whichever is shorter. Repair and maintenance costs are charged to expense as incurred.

Research and development costs

    Expenditures for research and development are charged to operations as incurred.

    Software development costs are capitalized after technological feasibility has been established. Development costs incurred during the period between achievement of technological feasibility, which the Company defines as the establishment of a working model, until the general availability of such software to customers, has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs as of September 30, 2000.

Stock-based compensation

    The Company accounts for stock-based employee arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Accordingly, the Company recognizes no compensation expense for stock options granted to employees with an exercise price equal or in excess of the fair value of the shares on the date of grant. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods, or Services." Stock awards are valued using the Black-Scholes option pricing model and are expensed over the period of service provided.

Comprehensive income

    To date, the Company has not engaged in any transactions that are required to be reported in comprehensive income (loss) as compared to its reported net income (loss). Accordingly, net loss is equal to comprehensive loss for all periods presented.

Income taxes

    Deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Advertising

    The Company expenses advertising costs as they are incurred. Advertising expenses have not been material.

Long-lived assets

    In accordance with Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of" ("FAS 121"), the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such impairments have been identified with respect to the Company's long-lived assets, which consist primarily of computer equipment, furniture and leasehold improvements.

Internal use software

    The American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1") requires the capitalization of certain costs associated with internal-use software, and defines the characteristics of internal use software. Capitalized internal-use software development costs associated with the Company's information systems are included in property and equipment and are amortized on a straight-line basis over the estimated useful lives of the related software applications of up to three years.

Segment information

    The Company follows Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"). FAS 131 establishes standards for reporting financial information about operating segments in financial statements, as well as additional disclosures about products and services, geographic areas, and major customers. The Company operates in one operating segment, and has operations primarily in the United States, Europe and Asia (see "Concentrations of Credit Risk" above).

Net loss per share

    Basic and diluted net loss per share are presented in conformity with the Statement of Financial Accounting Standard No. 128, "Earnings Per Share" ("SFAS No. 128") for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per share is computed giving effect to all dilutive potential common stock, including options, common stock and preferred shares. Options and preferred shares were not included in the computation of diluted net loss per share in the periods reported because the effect would be antidilutive. Weighted average antidilutive securities which are excluded in the diluted net loss per share calculation for the periods are as follows:

	Year ended September 30, 2000	Year ended October 1, 1999 (unaudited)	Year ended October 2, 1998 (unaudited)
Common stock options	1,313,397	916,768	299,490
Convertible preferred stock	7,121,000	7,121,000	7,121,000
Preferred warrants	56,388	54,721	54,721

	8,490,785	8,092,489	7,475,211

Recent accounting pronouncements

    In June 1998, the Financial Accounting Standards Board released Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 establishes the accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value.

    In July 1999, FAS No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Data of FASB Statement 133 ("FAS 137") was issued. FAS 137 deferred the effective date of FAS 133 until the first fiscal quarter of fiscal years beginning after June 15, 2000. The Company will adopt FAS 133 effective October 1, 2000. The Company does not expect the adoption of

FAS 133 to have a material impact to its financial position or results of operations since the Company currently does not invest in derivative instruments or engage in hedging activities.

    In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company will be required to adopt SAB 101 in its fiscal quarter beginning July 1, 2001. The Company believes that its current revenue recognition policy complies with SAB 101.

    In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation—an Interpretation of APB Opinion No. 25, ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and, among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a non-compensatory plan; the accounting consequence of various modifications to the terms of the previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 has not had a material impact on the Company's financial position or results of operations.

2.  Balance Sheet Components

	September 30, 2000	October 1, 1999 (unaudited)
Property and equipment (in thousands):
Computer equipment and machinery	$2,232	$1,698
Purchased software	621	578
Furniture and fixtures	183	124
Leasehold improvements	—	11

	3,036	2,411
Less: Accumulated depreciation and amortization	(2,162)	(1,560)

Total	$874	$851

    At September 30, 2000 and October 1, 1999, assets with original cost of approximately $2,023,000 and $1,977,000 (unaudited) and related accumulated depreciation of $1,813,000 and $1,408,000 (unaudited) were held under capital leases.

	September 30, 2000	October 1, 1999 (unaudited)
Accrued liabilities (in thousands):
Accrued compensation	$477	$513
Accrued sales and marketing costs	441	112
Other	558	550

	$1,476	$1,175

3.  Notes payable

    In November 1999, the Company entered into a Revolving Credit and Security Agreement with Comerica Bank that was further modified in April 2000 (together, the "Comerica Agreement"). Interest on borrowings under the Comerica Agreement was set at the bank's prime rate plus 0.5% per annum and at September 30, 2000, $1,275,000 was outstanding under this agreement.

    As set out in the Comerica Agreement, the Company was required to maintain certain financial ratios and covenants. At September 30, 2000, the Company was not in compliance with these financial ratios and covenants. In November 2000, the Company repaid borrowings under the Comerica Agreements in full and the agreement was subsequently terminated.

    Also as part of the Revolving Credit and Security Agreement, Comerica may, at its sole discretion permit advances of up to $250,000, regardless of the Borrowing Base. Such amounts may be repaid and reborrowed prior to the Revolving Credit Maturity Date. On November 12, 1999, an advance of $146,000 was made to the Company. This advance matured on November 30, 2000 and was repaid in full by the Company. Interest on this advance was set at the bank's prime rate plus 1%. At September 30, 2000, $146,000 was outstanding pursuant to this advance.

4.  Mandatorily Redeemable Convertible Preferred Stock

    The Company has authorized 7,615,000 shares of mandatorily redeemable convertible preferred stock ("Preferred Stock"), of which 2,315,000 shares were designated as Series A, 1,900,000 shares were designated as Series B, and 3,400,000 shares were designated as Series C.

    The rights, privileges and restrictions of Series A, B and C Preferred Stock are set forth in the Company's amended and restated Certificate of Incorporation and are summarized as follows:

Dividends

    The holders of Series A, Series B and Series C Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.05, $0.235 and $0.478, respectively, when and if declared by the Board of Directors. The Company shall make no distribution to holders of common stock until Series A, Series B and Series C dividends have been paid. No dividends were declared through September 30, 2000.

Liquidation

    In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A, Series B and Series C Preferred Stock are entitled to a distribution in preference to holders of common stock equal to $0.50 per share, $2.285 per share and $4.78 per share, respectively, plus all declared and unpaid dividends. If the assets and funds distributed among the holders of the Series A, Series B and Series C Preferred Stock are insufficient to permit the payment to such holders of the full preferential amount, then all the Company's assets and funds shall be distributed among the holders of the Series A, Series B and Series C Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive. After payment has been made to the holders of Series A, Series B and Series C Preferred Stock of the full preferential amounts, the remaining assets will be distributed ratably among the holders of Series A, Series B Series C Preferred Stock and common stock based on the number of shares of common stock into which the outstanding preferred shares are convertible, up to a maximum distribution of $2.50, $6.855 and $12.68 per share for Series A, Series B and Series C Preferred Stock, respectively.

Preferential rights

    The holders of Series C Preferred Stock have an additional preference over the holders of Series A, Series B Preferred Stock and common stock in the event that a liquidation, dissolution or winding up of the Company includes a material contingency payment that exceeds fifty percent of the aggregate assets and/or proceeds available for distribution to the then holders of the outstanding shares of Preferred and Common Stock without regard to the contingency ("Gross Proceeds"). At the time that assets and/or proceeds are first distributed ("First Distribution"), such assets are first distributed to the holders of Series C Preferred Stock in an amount equal to what they would have been entitled if the Gross Proceeds were distributed at such a time, up to a maximum of $12.68 per share. If the First Distribution fails to provide what the Series C shareholders would have received had there been no material contingency, then the entire First Distribution is distributed to the holders of Series C Preferred Stock up to a maximum of $12.68 per share. Any such payments to the holders of Series C Preferred Stock are deducted from amounts, if any, which may be payable to the holders of Series C Preferred Stock from the contingent payment.

Redemption

    At the option of the holders of Series A, Series B and Series C Preferred Stock, the Company must redeem in whole all of the then outstanding preferred shares. The redemption requires a minimum two-thirds approval of the holders of Series A, Series B and Series C Preferred Stock, which must be obtained during the period of January 1, 2002 until no later than December 31, 2003. The redemption prices for the Series A, Series B and Series C Preferred Stock are $0.50, $2.285 and $4.78 per share, respectively, and must be paid in three equal annual installments, with the first payment being due no later than 120 days following receipt by the Company of the shareholder's redemption call. Accretion related to the Preferred Stock of $98,000 (unaudited), $99,000 (unaudited) and $99,000 has been recorded in the fiscal years 1998, 1999 and 2000 to bring the carrying value of Preferred Stock to its redemption value.

Conversion

    Shares of Series A, Series B and Series C Preferred Stock are convertible, at the option of the holder, into common stock on a 1-for-1 basis subject to adjustment based on a formula for certain future issues of common stock or common stock equivalents. Conversion of Series A, Series B and Series C Preferred Stock into common stock is at the option of the holders, and is automatic upon the closing of an underwritten public offering of the Company's common stock at a price no less than $10.00 per share and in which the aggregate net proceeds exceed $15,000,000. The Company has reserved 7,121,000 shares of common stock for such conversion. The holders of Series A, Series B and Series C Preferred Stock are entitled to a number of votes equal to the number of shares of common stock into which the Series A, Series B and Series C Preferred Stock are convertible.

5.  Warrants

    In connection with certain capital leases, the Company issued warrants to purchase shares of Preferred Stock to the lessors as follows:

	Date Issued	Shares	Exercise Price
Series A	September 1995	15,000	$0.50
Series B	April 1996	15,316	$2.285
Series C	April 1997	12,363	$4.78
Series C	May 1998	7,061	4.78

    The warrants are exercisable for ten years after date of issuance or five years after the Company's initial public offering, whichever is longer. No warrants had been exercised as of September 30, 2000. The value of the warrants on the date of grant was not material to the financial statements.

    In January 1999, the Company entered into a distribution agreement with a distributor. Under the agreement, the Company is required to issue warrants to purchase up to 990,000 shares of common stock at an exercise price to be determined, subject to certain sales targets being met. As of September 30, 2000, the distributor had not met any of the sales targets and no warrants have been issued.

    In June 2000, the Company issued 5,000 warrants to Comerica Bank to purchase shares of Series C preferred stock at an exercise price of $4.78 per share. These warrants are due to expire on June 28, 2007. As of September 30, 2000, none of these warrants had been exercised. The value of the warrants on the date of grant was not material to the financial statements.

6.  Common Stock and Stock Options

Common Stock

    The company has authorized 30,000,000 shares of common stock.

    In August 1995, the Board of Directors and shareholders adopted the 1995 Stock Plan (the "Plan"). Under the Plan, as amended, incentive stock options and nonqualified stock options to purchase up to 3,583,334 shares of common stock may be granted to employees and consultants of the Company. The exercise price of incentive stock options must not be less than the fair value at the date of grant and may be granted to employees only. The exercise price of nonqualified options must not be less than 85% of fair value at the date of grant and may be granted to employees and consultants. Options generally vest ratably over four years and expire ten years from the date of grant. As of September 30, 2000, the Company has 1,114,445 options available for grant under the Plan.

    Transactions under the Plan are summarized as follows (in thousands, except per share amounts):

	Years Ended
	September 30, 2000		October 1, 1999 (unaudited)		October 2, 1998 (unaudited)
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	1,555	$0.59	2,115	$0.55	1,290	$0.31
Granted	728	$0.99	855	$0.73	2,162	$0.50
Exercised	(40)	$0.50	(234)	$0.39	(294)	$0.19
Canceled	(714)	$0.70	(1,181)	$0.49	(1,043)	$0.33

Outstanding at period end	1,529	$0.75	1,555	$0.59	2,115	$0.55

Options exercisable at period end	550	$0.61	502	$0.48	819	$0.47

Weighted average fair value of options granted at fair market value during the year		$1.00		$0.73		$0.11
Weighted average fair value of options granted at less than fair market value during the year		$1.97		—		—

    The following table summarizes information about stock options outstanding at September 30, 2000 (in thousands, except per share amounts):

Options Outstanding
				Options Exercisable
		Average Remaining Contractual Life (Years)
Exercise Price	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.05	8	6	$0.05	8	$0.05
0.25	11	6	0.25	11	0.25
0.50	741	7.5	0.50	395	0.50
1.00	769	9.2	1.00	136	1.00

	1,529	8.3	$0.75	550	$0.61

Deferred Stock Compensation

    In connection with the grant of stock options to employees, the Company recorded deferred stock compensation of $836,000 for the year ended September 30, 2000, representing the difference between the deemed fair value of the Company's common stock for accounting purposes and the option exercise price of these options at the date of grant. Deferred stock compensation is presented as a reduction of shareholders' equity. Deferred compensation is being amortized to income over a four year vesting period using the graded vesting method. The Company has recorded $94,000 as a charge to general and administrative expense on the income statement for the year ended September 30, 2000.

Fair value disclosure

    Had compensation cost for the Company's stock-based compensation plan been determined on fair value at the grant dates for the awards using the minimum value method prescribed by SFAS No. 123, the Company's pro forma net loss would not be materially different from the historical amount reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income (loss) may be materially different from actual amounts reported.

7.  401(k) Plan

    Effective July 1, 1996, the Company adopted the Shomiti Systems Incorporated 401(k) Plan that qualifies as a deferred salary arrangement under Section 401 of the Internal Revenue Code. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings not to exceed $10,000 for the calendar year ended December 31, 2000. The Company, at its discretion, may make contributions for the benefit of eligible employees. In the fiscal year ended September 30, 2000, the Company made no contributions to the 401(k) Plan.

8.  Income Taxes

    Due to operating losses and the inability to recognize the benefits therefrom, there is no provision for income taxes for the years ended September 30, 2000, October 1, 1999 and October 2, 1998.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows (in thousands):

	September 30, 2000	October 1, 1999 (unaudited)
Deferred tax assets:
Net operating losses	6,600	5,900
Research credit carryforwards	800	600
Capitalized research and development expenses	500	300
Other individually immaterial items	500	500

Total deferred tax assets	8,400	7,300

Valuation allowance	(8,400)	(7,300)

Net deferred tax assets	—	—

    Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $1,100,000, $2,300,000 and $1,000,000 during 2000, 1999 and 1998, respectively.

    As of September 30, 2000, the Company had net operating loss carryforwards for federal income tax purposes of approximately $17,900,000 which expire at various dates beginning in 2010 through 2020, if not utilized.

    Utilization of the Company's net operating losses and credits may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. Such an annual limitation could result in the expiration of the net operating losses and credit carryforwards before utilization.

9.  Lease Commitments

    The Company has entered into master lease agreements with two leasing companies for the acquisition of equipment. These agreements provide for reimbursement to the Company of up to a total of $2,350,000 for qualified equipment purchases. During fiscal 2000, the Company did not receive any reimbursements under these agreements. The lease terms range from 36 months to 42 months and require the Company to pay sales taxes, property taxes, insurance and maintenance costs. The Company paid interest of $110,043 in fiscal 2000 under these agreements.

    The Company leases its facility under a noncancelable operating lease, which expires in April 2002. Rent expense was $395,232, $396,000 (unaudited) and $388,000 (unaudited) for fiscal 2000, 1999 and 1998, respectively.

    Future minimum lease payments under noncancelable leases at September 30, 2000 were as follows (in thousands):

Fiscal Year Ending	Capital	Operating
2001	$205	$425
2002	17	243
2003	266	—

Total minimum lease payments	488	$668

Less: Amount representing interest	(25)

Present value of capital lease obligations	463
Less: Current portion	(181)

Long-term portion of capital lease obligations	$282

10. Contingency

    In late January 2001, Shomiti received a letter from Acterna Corporation advising Shomiti that Acterna is the owner of United States patent 5,878,030 (the " '030 Patent"), which generally relates to a test access port for facilitating the attachment of a local area network analyzer to the data transmission path of a local area network. In the letter, Acterna asserted that certain of Shomiti's products infringe the '030 Patent. On March 9, 2001, Shomiti's attorneys at that time responded that, based on their review, they did not believe that Shomiti's products infringed any of the claims in the '030 Patent. On March 19, 2001, Acterna re-asserted its belief that certain of Shomiti's products infringe the '030 Patent and indicated a willingness to resolve the matter through a one-time payment in the range of $1.5 million. The parties have continued to engage in discussions and have requested additional information from each other.

    Shomiti believes that it has strong defenses against Acterna's claims and intends to vigorously defend its position. However, the matter is in a preliminary stage and its outcome cannot be predicted with certainty. If a lawsuit is filed, the litigation process is inherently uncertain. Patent litigation is particularly complex and can extend for a protracted time, which can substantially increase the cost of such litigation. Litigation can also divert the efforts and attention of key management and technical personnel. In order to avoid the uncertainty of litigation and the time and expense associated with litigation, the parties may decide to explore a resolution of the claim through a license from Acterna. There can be no assurance that Shomiti would be able to negotiate a license with Acterna or that the terms of such a license, including any payments that would be required under the license, would be acceptable to Shomiti. In the event Shomiti obtains a license from Acterna, the royalty payments thereunder would increase Shomiti's cost of revenues and decrease Shomiti's gross profit. If Shomiti is required to pay significant monetary damages, is enjoined from selling any of its products or is required to make substantial royalty payments pursuant to any such license agreement, its business would be significantly harmed.

11.  Subsequent Events

    The Company borrowed under promissory notes payable the principal sums of $500,000, $2,000,000 and $1,500,000 in October 2000, November 2000 and January 2001, respectively, from Finisar Corporation ("Finisar"). Interest on these borrowings accrues at rates ranging from 6.5% and 10% per annum, and the borrowings together with accrued interest are due on demand. The promissory notes payable are secured by all accounts receivable and inventory.

    On February 7, 2001, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with Finisar, whereby Finisar will acquire all of the outstanding shares of stock and assume all stock options of the Company. The acquisition closed on March 23, 2001.

UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

SHOMITI SYSTEMS, INC.

As of December 31, 2000 and September 30, 2000 and for
the three months ended December 31, 2000 and 1999

SHOMITI SYSTEMS, INC.

UNAUDITED CONDENSED BALANCE SHEET

(in thousands)

	December 31, 2000	September 30, 2000
Assets
Current assets:
Cash and cash equivalents	$322	$353
Accounts receivable, net	2,524	3,089
Inventory	1,450	943
Prepaid expenses and other current assets	105	171

Total current assets	4,401	4,556
Property and equipment, net	870	874
Restricted cash	250	250
Other assets	121	123

Total assets	$5,642	$5,803

Liabilities, Mandatorily Redeemable Preferred Stock and Shareholders' Equity
Current liabilities:
Accounts payable	$1,631	$1,734
Accrued liabilities	1,426	1,344
Capital lease obligations, current portion	116	181
Notes payable	2,500	1,421

Total current liabilities	5,673	4,680
Capital lease obligation, long-term portion	282	282

	5,955	4,962
Mandatorily redeemable convertible preferred stock	19,765	19,765
Shareholders' equity (net capital deficiency):
Common stock	207	197
Additional paid-in capital	1,537	836
Deferred stock compensation	(1,362)	(742)
Accumulated deficit	(20,460)	(19,215)

Total shareholders' equity (net capital deficiency)	(20,078)	(18,924)

Total liabilities, mandatorily redeemable preferred stock and other shareholders' equity (net capital deficiency)	$5,642	$5,803

See accompanying note to unaudited financial statements.

SHOMITI SYSTEMS, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31

(in thousands, except per share data)

	2000	1999
Revenue	3,484	3,037
Cost of sales	1,120	733

Gross profit	2,364	2,304

Operating expenses:
Research and development	1,322	1,036
Sales and marketing	1,954	1,175
General and administrative	309	371

Total operating expenses	3,585	2,582

Operating loss	(1,221)	(278)
Interest expense, net	24	44

Net loss	$(1,245)	$(322)

Net loss per share—basic and diluted	(0.30)	(0.08)

Shares used in per share calculation—basic and diluted	4,158	4,127

See accompanying note to unaudited financial statements.

SHOMITI SYSTEMS, INC.

UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

THREE MONTHS ENDED DECEMBER 31

(in thousands)

	2000	1999
Operating Activities
Net loss	$(1,245)	$(322)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194	152
Changes in operating assets and liabilities:
Accounts receivable	565	(483)
Inventory	(507)	35
Prepaid expenses and other assets	68	(22)
Accounts payable	(103)	326
Accrued liabilities	82	(81)

Net cash used in operating activities	(946)	(395)

Investing Activities
Purchases of property and equipment	(109)	(183)

Financing Activities
Principal payments on capital lease obligations	(65)	(163)
Proceeds from issuance of common stock	10	13
Proceeds from notes payable	1,079	1,000

Net cash provided by financing activities	1,024	850

Net increase (decrease) in cash and cash equivalents	(31)	272
Cash and cash equivalents, beginning of period	353	1,160

Cash and cash equivalents, end of period	$322	$1,432

See accompanying note to unaudited financial statements.

SHOMITI SYSTEMS, INC.

NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

DECEMBER 31, 2000

1.  Basis of Presentation

    The accompanying unaudited condensed financial statements as of December 31, 2000, and for the three months period ended December 31, 2000 and 1999 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position at December 31, 2000 and the operating results for the three months ended December 31, 2000 and 1999 and the cash flows for the three months ended December 31, 2000 and 1999. These unaudited condensed financial statements should be read in conjunction with the Company's audited financial statements and notes for the years ended September 30, 2000, 1999 and 1998 included elsewhere in this proxy statement.

    The results of operations for the three months ended December 31, 2000 and 1999 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year ending September 30, 2001.

CONSOLIDATED FINANCIAL STATEMENTS

TRANSWAVE FIBER, INC.

As of December 31, 2000 and for the period from inception (February 7, 2000) to December 31, 2000

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Transwave Fiber, Inc.

    We have audited the accompanying consolidated balance sheet of Transwave Fiber, Inc. as of December 31, 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from inception (February 7, 2000) to December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Transwave Fiber, Inc. at December 31, 2000, and the consolidated results of its operations and its cash flows for the period from inception (February 7, 2000) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
February 7, 2001, except Note 9, as to which the date is
March 19, 2001

TRANSWAVE FIBER, INC.

CONSOLIDATED BALANCE SHEET

December 31, 2000

Assets
Current assets:
Cash and cash equivalents	$214,366
Accounts receivable	79,485
Inventories	151,503
Prepaid expenses and other current assets	70,412

Total current assets	515,766
Equipment and improvements, net	479,214

Total assets	$994,980

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$169,605
Payable to Finisar Corporation	200,000
Other accrued liabilities	105,456

Total current liabilities	475,061
Commitments
Shareholders' equity:
Preferred stock, 7,982,000 shares authorized:
Convertible Series A, no par value, 7,442,000 shares designated, 7,442,000 shares issued and outstanding; aggregate liquidation preference of $930,250	923,752
Convertible Series B, no par value, 540,000 shares designated, 540,000 shares issued and outstanding; aggregate liquidation preference of $540,000	536,587
Common stock, no par value, 19,772,000 shares authorized, 8,250,000 shares issued and outstanding	46,250
Additional paid-in capital	17,882,963
Stock subscription receivable	(40,000)
Deferred stock compensation	(15,531,863)
Accumulated deficit	(3,297,770)

Total shareholders' equity	519,919

Total liabilities and shareholders' equity	$994,980

See accompanying notes.

TRANSWAVE FIBER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

Period from inception (February 7, 2000) to December 31, 2000

Revenues	$115,290
Cost of revenues	(100,246)

Gross profit	15,044
Operating expenses:
Research and development	626,512
Sales and marketing	19,494
General and administrative	324,566
Amortization of deferred stock compensation	2,351,100

Total operating expenses	3,321,672

Loss from operations	(3,306,628)
Interest expense	(606)
Interest and other income	9,464

Net loss	$(3,297,770)

Net loss per share—basic and diluted	$(0.40)

Shares used in computing net loss per share—basic and diluted	8,171,818

See accompanying notes.

TRANSWAVE FIBER, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Period from inception (February 7, 2000) to December 31, 2000

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock
					Common Stock
							Additional Paid-In Capital	Stock Subscription Receivable	Deferred Stock Compensation	Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Issuance of common stock at $0.005 per share	—	$—	—	$—	8,000,000	$40,000	$—	$—	$—	$—	$40,000
Exercise of options at $0.025 per share	—	—	—	—	250,000	6,250	—	—	—	—	6,250
Issuance of Series A convertible preferred stock at $0.125 per share (net of share issuance costs of $6,498)	7,442,000	923,752	—	—	—	—	—	—	—	—	923,752
Issuance of Series B convertible preferred stock at $1.00 per share (net of share issuance costs of $3,413)	—	—	540,000	536,587	—	—	—	(40,000)	—	—	496,587
Deferred stock compensation	—	—	—	—	—	—	17,882,963	—	(17,882,963)	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	2,351,100	—	2,351,100
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	(3,297,770)	(3,297,770)

Balance at December 31, 2000	7,442,000	$923,752	540,000	$536,587	8,250,000	$46,250	$17,882,963	$(40,000)	$(15,531,863)	$(3,297,770)	$519,919

See accompanying notes.

TRANSWAVE FIBER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Period from inception (February 7, 2000) to December 31, 2000

Operating activities
Net loss	$(3,297,770)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	38,824
Amortization of deferred stock compensation	2,351,100
Changes in operating assets and liabilities:
Accounts receivable	(79,485)
Inventories	(151,503)
Prepaid expenses and other current assets	(70,412)
Accounts payable	169,605
Other accrued liabilities	105,456

Net cash used in operating activities	(934,185)

Investing activities
Purchase of equipment and improvements	(518,038)

Net cash used in investing activities	(518,038)

Financing activities
Proceeds from issuance of Series A convertible preferred stock, net of issuance cost	923,752
Proceeds from issuance of Series B convertible preferred stock, net of issuance cost	496,587
Proceeds from issuance of common stock	46,250
Proceeds from borrowing from Finisar	200,000

Net cash provided by financing activities	1,666,589

Net increase in cash and cash equivalents and cash and cash equivalents at end of period	$214,366

Supplemental disclosures of cash flow information
Cash paid for interest	$—

Cash paid for taxes	$—

See accompanying notes.

TRANSWAVE FIBER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2000

1. Summary of Significant Accounting Policies

Description of Business

    Transwave Fiber, Inc. (the Company) was incorporated in the state of California on February 7, 2000 and specializes in providing solutions to long haul and metropolitan area networks with a focus on manufacturing fiber optical components.

Basis of Presentation

    These consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary registered in The People's Republic of China (the PRC) and were prepared in accordance with accounting principles generally accepted in the United States. Intercompany balances and transactions have been eliminated on consolidation.

    As of December 31, 2000, the Company had an accumulated deficit of approximately $3,297,770. The Company expects to continue to generate losses until it successfully completes development and market introduction of its complete product line. The Company's ability to meet obligations in the ordinary course of business is dependent on its ability to raise additional financing to meet its business plan objectives and, ultimately, to fund its operations from revenues. The Company is in the process of being acquired by Finisar Corporation (see Note 9). Should the disposal not be consummated, management believes that it will be able to obtain additional funding required in the year ended December 31, 2001 through the sale of debt or equity securities to existing and new investors.

Use of Estimates

    The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.

Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with original maturity from the date of purchase of three months or less to be cash equivalents.

Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

Equipment and Improvements

    Equipment and improvements are stated at cost, net of accumulated depreciation. Equipment and improvements are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five to seven years.

Revenue Recognition

    Revenue is recognized at the time of product shipment and no significant obligations remain, net of allowance for estimated returns.

Advertising Costs

    Advertising costs are expensed as incurred. Advertising costs were not material for the period ended December 31, 2000.

Concentration of Credit Risk

    Financial instruments which potentially subject the Company to concentrations of credit risk include cash, cash equivalents, and accounts receivable. The Company places its cash and cash equivalents with high-credit quality financial institutions. Such investments are generally in excess of FDIC insurance limits. Concentrations of credit risk, with respect to accounts receivable, exist to the extent of amounts presented in the consolidated financial statements. Accounts receivable from two customers represented 65% and 35% of the total balance at December 31, 2000. Generally, the Company does not require collateral or other security to support customer receivables. The Company performs periodic credit evaluations of its customers and maintains an allowance for potential credit losses based on historical experience and other information available to management. The Company has not experienced any loss from collection of customer receivables for the period from inception (February 7, 2000) to December 31, 2000.

Current Vulnerabilities Due to Certain Concentrations

    During the period from inception (February 7, 2000) to December 31, 2000, revenues from two customers represented 67% and 33% of total revenues.

Research and Development

    Research and development expenditures are charged to operations as incurred.

Stock-Based Compensation

    The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and has adopted the disclosure-only alternative of Statement of Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123).

Net Loss per Share

    The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS 128). SFAS 128 requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share, if more dilutive, for all periods presented. In accordance with SFAS 128, basic net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share has not been presented separately as, given our net loss position, the result would be anti-dilutive.

    Had the Company been in a net income position, diluted earnings per share would have been presented separately and would have included the shares used in the computation of basic net loss per share as well as the effect of stock options (under the treasury method) and convertible preferred stock (on an if-converted basis) outstanding during the period.

2. Inventories

    Inventories consist of the following:

December 31, 2000
Raw materials	$123,198
Work-in-process	697
Finished goods	27,608

$151,503

3. Equipment and Improvements, Net

    Equipment and improvements consist of the following:

December 31, 2000
Computer equipment	$13,461
Machinery and equipment	503,248
Furniture and fixtures	1,329

518,038
Less accumulated depreciation	(38,824)

Equipment and improvements, net	$479,214

4. Operating Lease Commitments

    The Company's operating lease rental for its facilities amounted to $31,246 during the period. At December 31, 2000, minimum rental payment under operating leases are as follows:

Year ending December 31,
2001	$55,044
2002	64,492
2003	21,317

$140,853

5. Payable to Finisar Corporation

    The amount due to Finisar Corporation is unsecured, bears interest at 6.5% per annum, and is payable on demand.

6. Shareholders' Equity

Common Stock and Preferred Stock

    Following the Company's incorporation in February 2000, the Company is authorized to issue 27,754,000 shares consisting of 19,772,000 shares of common stock and 7,982,000 shares of preferred stock, 7,442,000 of which has been designated as Series A preferred stock and 540,000 has been designated as Series B preferred stock.

    On June 30, 2000, the shareholders of the Company approved a two-for-one stock split of its common stock and its Series A convertible preferred stock. Accordingly, all share and per share data has been restated to reflect this event.

Series A and Series B Convertible Preferred Stock

    The holders of shares of Series A and Series B convertible preferred stock are entitled to receive dividends, out of assets legally available, prior and in preference to any declaration or payment of any dividend (payable other than in common stock or other securities and rights convertible into or entitling the holders thereof to receive, directly or indirectly, additional shares of common stock) on the common stock, at the rate of $0.006 and $0.05 per share per annum for the Series A and Series B convertible preferred stock, respectively, payable when, as, and if declared by the board of directors. Such dividends will not be cumulative. No dividends have been declared.

    Each share of Series A and Series B convertible preferred stock is convertible, at the option of the holder, at any time, into common stock at the current conversion rate (currently one-for-one). Conversion is automatic upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, which results in a price per share of not less than $8.00 and gross offering proceeds of not less than $20,000,000 or upon the approval of the holders of at least a majority of the outstanding shares of the convertible preferred stock. The convertible preferred stock has voting rights on an as-if-converted to common stock basis.

    Series A and Series B convertible preferred shareholders are entitled to receive, upon liquidation, an amount per share equal to the issuance price ($0.125 for holders of Series A and $1.00 for holders of Series B), plus all declared but unpaid dividends. Thereafter, the remaining assets and funds, if any, shall be distributed pro rata among the common shareholders and Series A and Series B convertible preferred shareholders on an as-if-converted basis.

    In connection with the issuance of the Series B preferred stock to employees, the Company recorded a noncash stock compensation charge of $1,933,200 for the period to accrete the value of the preferred stock to its fair value. This noncash stock compensation charge was recognized at the date of issuance which was the period in which the shares became eligible for conversion.

2000 Stock Option Plan

    In June 2000, the Company adopted a 2000 Stock Option Plan (the Plan) which provides for the issuance of common stock options to employees and consultants of the Company of up to 3,790,000 shares of the Company's common stock as of December 31, 2000. The Plan permits the Company to (i) grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of

1986, and (ii) nonstatutory stock options, which are not intended to qualify as incentive stock options. Options expire after 10 years from the grant date.

    During the period from inception (February 7, 2000) to December 31, 2000, the Company granted options for 3,653,400 shares of common stock at an exercise price of $0.025 per share. On the grant date, 250,000 of these options for shares of common stock were exercised. The remaining 3,403,400 options were neither exercised nor canceled through December 31, 2000. None of the outstanding options as of December 31, 2000 become exercisable until the occurrence of the completion of Finisar Corporation's merger with the Company (the Closing) (see Note 9). The weighted-average deemed fair value of the options granted during the period from inception (February 7, 2000) to December 31, 2000 was $4.37 per share. The weighted-average remaining contractual life of the options outstanding as of December 31, 2000 was 9.7 years. As of December 31, 2000, options for 136,600 shares of common stock were available for future grants.

    On January 29, 2001, 70,000 options for shares of common stock were canceled due to an employee's termination of employment and 70,000 stock options were granted to another employee at an exercise price of $0.025 per share and will be vested upon the occurrence of the Closing.

Deferred Stock Compensation

    In connection with the grant of stock options to employees, the Company recorded deferred stock compensation of $6,815,075 for the period from inception (February 7, 2000) through December 31, 2000, representing the difference between the deemed fair value of the Company's common stock for accounting purposes and the option exercise price of these options at the date of grant. Deferred stock compensation is presented as a reduction of shareholders' equity. The Company has recorded $233,100 as a charge to the income statement. The remaining deferred stock compensation of $6,581,975 relates to options which become exercisable only on or after the completion of Finisar Corporation's merger with the Company. Therefore, recognition and final measurement of compensation expense is deferred until at least the merger is consummated.

    The Company recorded deferred stock compensation of $9,134,688 in connection with stock options granted to certain consultants (nonemployees) for their services rendered to the Company, representing the fair value of the Company's stock options granted to these consultants using the Black-Scholes option valuation model which is based on the following weighted-average assumptions: risk-free interest rate of 6% per annum; no dividend yield; expected volatility of 91%; and a weighted-average expected life of the option of 10 years. Deferred stock compensation is recorded at the earlier of the date at which a commitment for performance by these consultants to earn the stock options is reached or the date at which these consultants' performance is complete, and is charged to income statement when their services are rendered. Accordingly, $184,800 was charged to the income statement as services were considered to have been rendered prior to December 31, 2000. The remaining deferred compensation of $8,949,888 related to options which become exercisable only on or after the completion of Finisar Corporation's merger with the Company. Therefore, recognition and final measurement of compensation expense is deferred until at least the merger is consummated.

Accounting for Stock-Based Compensation

    Pro forma information regarding net income is required by SFAS 123 as if the Company had accounted for its employee stock options granted under the fair value method of SFAS 123. The fair value for the Company's stock options granted was estimated at the date of grant using the minimum value option valuation model. The minimum value option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's stock-based awards have characteristics significantly different from those of traded options and because changes in the subject input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessary provide a reliable single measure of the fair value of its stock-based awards. The fair value of these options was estimated at the date of grant using the minimum value method option pricing model with the following weighted-average assumptions: risk-free interest rate of 5% per annum; no dividend yield; and a weighted-average expected life of the option of one year.

    For purposes of pro forma disclosures, the effect of applying the fair value method to the Company's employee stock options awards did not result in a pro forma net loss that was materially different from historical amounts reported. Therefore, such pro forma information is not separately presented herein. Future pro forma net income (loss) may be materially different from actual amounts reported.

Shares Reserved

    Common stock subject to future issuance is as follows:

December 31, 2000
Exercise of outstanding options	3,403,400
Common stock available for grant under stock option plan	136,600
Conversion of Series A convertible preferred stock	7,442,000
Conversion of Series B convertible preferred stock	540,000

11,522,000

7. Income Taxes

    There is no provision for U.S. federal, U.S. state or foreign income taxes as the Company has incurred operating losses since inception for all jurisdictions.

    There is no provision for the PRC corporate income tax for the Company's subsidiary because it has no accessible income. The loss of this subsidiary attributable to the Company's loss for the period was $166,493.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    Significant components of the Company's deferred tax assets are as follows:

December 31, 2000
Deferred tax assets:
Net operating loss carryforwards	$368,000
Other	11,000

Total deferred tax assets	379,000
Valuation allowance	(379,000)

Net deferred tax assets	$—

    Realization of the deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance.

    As of December 31, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $920,000, which expire in 2020. Utilization of the Company's net operating loss may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

8. Segments and Geographic Information

    The Company operates in one reportable segment, the design, manufacture, and marketing of fiber optical components. During the period from inception (February 7, 2000) to December 31, 2000, 100% of the Company's revenues were from the United States.

9. Subsequent Events

    On January 31, 2001, the Company entered into another unsecured loan agreement with Finisar Corporation for the amount of $130,000, which bears interest at 6.5% per annum and is payable on demand. During the period from inception through December 31, 2000, the Company sold products to Finisar Corporation representing 67% of the Company's revenue. As at December 31, 2000, Finisar Corporation represented 65% of the Company's accounts receivable balance.

    On November 20, 2000, the Company and certain of the shareholders of the Company entered into a definitive agreement to sell their ownership interest to Finisar Corporation.

    Under the terms of the agreement, the Company's shareholders will be entitled to receive up to approximately 3.2 million shares of Finisar Corporation's common stock including shares issuable upon exercise of options to be assumed in the transaction. Of the shares issued in the transaction, 1/3 will be deposited in an escrow and will be released to the Company's shareholders upon the achievement of certain financial and technical milestones during a three-year period following the completion of the merger. The transaction will be accounted for under the purchase method of accounting. The transaction is expected to close during April 2001 and is subject to approval by the Company's shareholders and other customary conditions.

    On February 14, 2001 and March 19, 2001 the agreement was amended to provide for the issuance of shares of the Finisar Corporation's Series A Preferred Stock to the shareholders of the Company. The Series A Preferred Stock is convertible into the same number of shares of common stock that would have been issued under the original agreement and will be automatically converted into common stock upon the approval of additional authorized common shares by the stockholders of Finisar Corporation.

CONSOLIDATED FINANCIAL STATEMENTS

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

As of January 30, 2000 and January 31, 1999 and for each of the three years in the period ended January 30, 2000

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Marlow Industries, Inc.:

    We have audited the accompanying consolidated balance sheets of Marlow Industries, Inc. (a Texas corporation) and subsidiaries as of January 30, 2000 and January 31, 1999, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended January 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marlow Industries, Inc. and subsidiaries as of January 30, 2000 and January 31, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 30, 2000, in conformity with accounting principles generally accepted in the United States.

                      /s/ Arthur Andersen LLP

Dallas, Texas,
May 19, 2000, except for Note 11
as to which the date is February 20, 2001

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 30, 2000	January 31, 1999
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,764,756	$508,169
Accounts receivable, net of allowance for doubtful accounts of $80,000 in 2000 and $50,000 in 1999	4,907,019	3,600,241
Inventories, net	3,565,012	3,702,513
Deferred income taxes	642,000	529,000
Prepaid expenses	96,107	123,765

Total current assets	10,974,894	8,463,688
PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation of $11,037,888 in 2000 and $9,624,412 in 1999	3,896,714	4,104,171
OTHER ASSETS	244,370	275,583

	$15,115,978	$12,843,442

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and capital lease obligations	$602,000	$675,000
Trade accounts payable	1,563,950	1,001,740
Accrued salaries and wages	1,834,816	1,153,717
Other accrued liabilities	660,572	492,689
Income taxes payable	233,763	504,801

Total current liabilities	4,895,101	3,827,947
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, excluding current maturities	1,626,450	2,185,595
DEFERRED INCOME TAXES	425,000	511,000

Total liabilities	6,946,551	6,524,542

STOCKHOLDERS' EQUITY:
Common shares of $.10 par value; 1,000,000 shares authorized, 772,000 shares issued in 2000 and 1999	77,200	77,200
Additional paid-in capital	354,823	351,673
Retained earnings	8,127,662	6,287,305

	8,559,685	6,716,178
Less- Cost of common shares in treasury, 63,650 shares in 2000 and 66,650 shares in 1999	(390,258)	(397,278)

Total stockholders' equity	8,169,427	6,318,900

	$15,115,978	$12,843,442

The accompanying notes are an integral part of these consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Fiscal Year Ended
	January 30, 2000	January 31, 1999	January 31, 1998
NET SALES	$32,731,842	$28,449,477	$22,932,239
COST OF SALES	21,674,114	19,576,934	16,376,058

Gross profit	11,057,728	8,872,543	6,556,181

OPERATING EXPENSES:
Selling expenses	3,033,675	2,671,234	2,367,660
Administrative expenses	2,817,892	2,315,704	1,793,837
Research, development, and engineering expenses	2,355,452	1,968,725	1,392,422

	8,207,019	6,955,663	5,553,919

Operating income	2,850,709	1,916,880	1,002,262

OTHER INCOME (EXPENSES):
Interest income	23,147	17,720	15,976
Interest expense	(241,079)	(419,489)	(502,737)
Miscellaneous, net	(13,420)	(4,982)	(38,070)

	(231,352)	(406,751)	(524,831)

Net income before taxes	2,619,357	1,510,129	477,431
PROVISION FOR INCOME TAXES	779,000	407,000	110,000

NET INCOME	$1,840,357	$1,103,129	$367,431

NET INCOME PER COMMON SHARE:
Basic	$2.61	$1.56	$0.53

Diluted	$2.48	$1.50	$0.51

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	705,375	705,350	695,547

Diluted	742,969	737,194	725,819

The accompanying notes are an integral part of these consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Shares	Par Value	Paid-In Capital	Retained Earnings	Treasury Stock	Total
BALANCE, January 31, 1997	772,000	$77,200	$237,177	$4,816,745	$(180,046)	$4,951,076
Issuance of treasury stock for stock options exercised	—	—	5,420	—	1,800	7,220
Purchase of shares into treasury	—	—	—	—	(244,140)	(244,140)
Sale of treasury stock	—	—	105,602	—	31,179	136,781
Net income	—	—	—	367,431	—	367,431

BALANCE, January 31, 1998	772,000	77,200	348,199	5,184,176	(391,207)	5,218,368
Issuance of treasury stock for stock options exercised	—	—	3,474	—	2,809	6,283
Purchase of shares into treasury	—	—	—	—	(8,880)	(8,880)
Net income	—	—	—	1,103,129	—	1,103,129

BALANCE, January 31, 1999	772,000	77,200	351,673	6,287,305	(397,278)	6,318,900
Issuance of treasury stock for stock options exercised	—	—	3,150	—	7,020	10,170
Net income	—	—	—	1,840,357	—	1,840,357

BALANCE, January 30, 2000	772,000	$77,200	$354,823	$8,127,662	$(390,258)	$8,169,427

The accompanying notes are an integral part of these consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	January 30, 2000	January 31, 1999	January 31, 1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,840,357	$1,103,129	$367,431
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation	1,413,476	1,298,660	1,204,867
(Gain) Loss on disposition of equipment	—	(6,500)	7,965
Deferred income taxes	(199,000)	(155,000)	(60,000)
Changes in operating assets and liabilities—
Increase in receivables	(1,306,778)	(425,996)	(282,995)
(Increase) decrease in inventories	137,501	818,657	(612,497)
Decrease in prepaid expenses and other assets	58,871	29,983	60,175
Increase (decrease) in trade accounts payable	562,210	(252,592)	194,087
(Decrease) increase in income taxes payable	(271,038)	368,891	68,198
Increase in accrued liabilities	848,982	659,336	18,376

Net cash provided by operating activities	3,084,581	3,438,568	965,607

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,206,019)	(978,625)	(713,401)
Proceeds from sale of equipment	—	6,500	59,250

Net cash used in investing activities	(1,206,019)	(972,125)	(654,151)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(471,676)	(403,281)	(462,612)
Principal payments under capital lease obligations	(160,469)	(299,054)	(320,209)
Proceeds from issuance of long-term debt	—	209,903	—
Net (payments) borrowings on revolving line of credit	—	(1,850,000)	550,000
Purchases of treasury stock	—	(8,880)	(244,140)
Sale of treasury stock	—	—	136,781
Proceeds from exercise of options	10,170	6,283	7,220

Net cash used in financing activities	(621,975)	(2,345,029)	(332,960)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,256,587	121,414	(21,504)
CASH AND CASH EQUIVALENTS, beginning of year	508,169	386,755	408,259

CASH AND CASH EQUIVALENTS, end of year	$1,764,756	$508,169	$386,755

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$234,936	$425,848	$502,675
Cash paid for income taxes	$1,249,038	$228,164	$101,802

The accompanying notes are an integral part of these consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 30, 2000 AND JANUARY 31, 1999 AND 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

    Marlow Industries, Inc. (the "Company") was incorporated in 1973 in the state of Texas for the purpose of designing, developing, manufacturing, and marketing products based on thermoelectric technology. The Company's headquarters are located in Dallas, Texas, but it distributes its products worldwide.

    The Company's products are used in telecommunication, defense, medical equipment, and commercial cooling applications. The products use thermoelectric technology to cool electronic components and in other temperature stabilization applications. The Company's sales are generally to large multinational businesses. The majority of the Company's sales are in the United States.

    In fiscal years 2000 and 1999, approximately 11% and 12%, respectively, of the Company's net sales was derived from a single customer. In fiscal year 1998, no one customer accounted for 10% or more of the Company's net sales.

Principles of Consolidation

    The statements include the accounts of the Company and its wholly owned subsidiaries, Marlow Industries International, Inc., a Foreign Sales Corporation (FSC), CMC Leasing Company, and Marlow Industries Asia, Inc. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

    The Company's fiscal year ends on the Sunday nearest to January 31. Fiscal years 2000, 1999 and 1998 include 52 weeks. Fiscal year 2000 ended on January 30, 2000; while fiscal years 1999 and 1998 ended on January 31. The Company's policy relating to reporting periods does not have a significant effect on comparability of the fiscal period results.

Use of Estimates

    The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Inventories

    Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out (LIFO) method on substantially all inventories. Cost of other inventories, approximately $85,000 and

$42,000 at January 30, 2000 and January 31, 1999, respectively, is determined using the first-in, first-out (FIFO) method. The cost of the Company's inventories includes material, labor and overhead.

Revenue Recognition

    The Company recognizes revenue as products are shipped or engineering services are completed.

Depreciation

    Depreciation of property and equipment is provided over the estimated useful lives of the respective assets ranging from 4-20 years using the straight-line method.

Accounting for the Impairment of Long-Lived Assets

    Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company was not subject to any such events or changes in circumstances as of January 30, 2000.

Income Taxes

    The Company uses the liability approach of accounting for income taxes pursuant to Statement of Financial Accounting Standards (SFAS) No. 109. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Research, Development, and Engineering

    Research, development, and engineering costs are expensed as incurred. Engineering costs were $1,441,431, $1,224,518 and $952,597 in 2000, 1999 and 1998, respectively.

New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives in the balance sheet and measure those instruments at fair value. The Company does not have any derivatives; therefore, SFAS No. 133 does not have a material impact on the Company's financial position or disclosures. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective beginning fiscal year ending February 2, 2002.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 provides guidance on applying GAAP to revenue recognition issues in the financial statements. SAB No. 101 is effective for the Company in the fourth quarter of fiscal year 2001. The adoption of SAB No. 101 is not expected to have a material impact on the results of operation.

    In May 2000, the Emerging Issues Task Force ("EITF") issued EITF No. 00-10 "Accounting for Shipping and Handling Fees and Costs." This pronouncement provides accounting guidance for the income statement classification for shipping and handling fees and costs by companies that record revenue based on the gross amount billed to customers. EITF No. 00-10 issued a consensus that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent net sales earned for the goods provided and should be classified as revenue. EITF No. 00-10 is effective in the fourth quarter of fiscal year 2001. The Company has determined that the adoption of EITF No. 00-10 will not have a material impact on the consolidated financial statements.

    In 1999, the FASB issued an exposure draft for a proposed SFAS accounting for business combinations and intangible assets. This exposure draft, among other things, eliminates the pooling of interests business combinations, eliminates the amortization of goodwill, and provides for assessing the carrying value of goodwill on an impairment approach. The final version of the proposed SFAS is currently expected to be released in the second or third calendar quarter of 2001. The provisions of this proposed standard would be effective for fiscal quarters beginning after the issuance of a final SFAS. The adoption of this standard, as it is proposed, will not have any impact on the Company's financial statements but could be applicable for the pending acquisition accounting (see Note 11).

2.  INVENTORIES:

    A summary of inventories follows:

	January 30, 2000	January 31, 1999
Finished goods	$485,630	$1,078,330
Work-in-process	2,855,415	2,110,401
Raw materials, purchased parts, and manufactured components	737,547	1,014,245

	4,078,592	4,202,976
Reserve to state inventories principally at LIFO cost	(513,580)	(500,463)

	$3,565,012	$3,702,513

    During 2000 and 1999, certain inventory quantities carried at LIFO were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at different costs prevailing in prior years as compared with the cost of 2000 and 1999 purchases, the effect of which was immaterial to the financial statements for both fiscal years.

3.  PROPERTY AND EQUIPMENT:

    A summary of property and equipment, at cost, follows:

	January 30, 2000	January 31, 1999
Land	$299,241	$299,241
Buildings and improvements	2,114,891	2,088,341
Furniture and equipment	11,300,158	10,179,026
Leasehold improvements	1,073,132	1,034,946
Automobiles	147,180	127,029

	14,934,602	13,728,583
Less—Accumulated depreciation	(11,037,888)	(9,624,412)

	$3,896,714	$4,104,171

4.  DEBT:

Revolving Line of Credit

    The Company has a line of credit with a bank, in the amount of $3,500,000; no amounts were drawn at January 30, 2000 and January 31, 1999. The line is renewable annually and contains several restrictive covenants, the most significant of which requires the Company to maintain minimum net worth and working capital levels, restricts the payment of cash dividends, and limits the incurrence of additional indebtedness. At January 30, 2000, the Company was in compliance with all covenants of the agreement. The agreement provides for interest payable monthly at the bank's prime rate, which was 8.5% as of January 30, 2000. The effective rate was 9.9% during fiscal year 2000. In addition, the Company must pay a commitment fee which is calculated as 0.25% of the unused portion of the line of credit on a daily basis. All accounts receivable, inventories, and a second lien on the Company's building are pledged as collateral under this agreement.

Long-Term Debt

    A summary of long-term debt follows:

	January 30, 2000	January 31, 1999
Term note to bank, bearing interest at 8.5%, due in monthly installments through June 2003, secured by all assets of the Company	$2,082,007	$2,478,667
Note payable to bank, bearing interest at prime plus 1 1/2%, due in monthly installments through September 1999, secured by all assets of the Company	—	75,016

Total long-term debt	2,082,007	2,553,683
Less—Current maturities	(551,000)	(514,000)

Long-term debt, excluding current maturities	$1,531,007	$2,039,683

    Maturities of long-term debt for the next five fiscal years are approximately $551,000, $596,000, $649,000, $286,007, and $0, respectively.

Capitalized Lease Obligations

    The future minimum lease payments as of January 30, 2000, under capitalized lease obligations are as follows:

2001	$61,366
2002	61,366
2003	40,911
2004 and thereafter	—

Total minimum lease payments	163,643
Amounts representing interest	(17,200)

Present value of net lease payments	146,443
Current maturities	(51,000)

Long-term capital lease obligations	$95,443

    Assets recorded under capitalized lease obligations are included within property and equipment and consist of the following:

	January 30, 2000	January 31, 1999
Equipment	$1,130,452	$1,130,452
Accumulated depreciation	(718,417)	(538,265)

	$412,035	$592,187

5.  OPERATING LEASES:

    The Company conducts certain manufacturing operations on premises leased under operating leases. Total payments under these leases were approximately $418,000 for the year ended January 30, 2000 and $316,000 for the years ended January 31, 1999 and 1998, respectively. The future minimum lease payments are as follows:

2001	$303,000
2002	317,000
2003 and thereafter	100,000

6.  INCOME TAXES:

    The Company's deferred tax assets and liabilities at January 30, 2000 and January 31, 1999 consisted of the following components:

	2000	1999
Deferred Tax Assets
Vacation Accrual	$181,000	$153,000
Excess and Obsolete Inventory Reserve	256,000	241,000
Other	205,000	135,000

	$642,000	$529,000

Deferred Tax Liabilities
Tax Depreciation in Excess of Book	$423,000	$509,000
Other	2,000	2,000

	$425,000	$511,000

Net Deferred Tax Asset	$217,000	$18,000

    The Company's provision (benefit) for income taxes for the fiscal years ended January 30, 2000, January 31, 1999 and 1998 consisted of the following components:

	2000	1999	1998
Current	$978,000	$562,000	$170,000
Deferred	(199,000)	(155,000)	(60,000)

	$779,000	$407,000	$110,000

    The foreign portion of the provision for income taxes was not material for the fiscal years ended January 30, 2000, January 31, 1999, and 1998.

    The Company's effective tax rates were 29.7%, 27.0% and 23.0% for the years ended January 30, 2000, January 31, 1999 and 1998, respectively. The differences between the federal income tax rate of 34% and the Company's effective tax rates are due to the following:

	2000	1999	1998
Income taxes at statutory rates:	$891,581	$513,144	$162,327
Benefit attributable to foreign sales corporation	(78,548)	(57,728)	(32,530)
Benefit of exercise of stock options	(3,152)	(574)	(204)
Research and development credit received	(21,774)	(32,506)	(15,540)
Meals and entertainment	6,297	4,800	4,592
Other, net	(15,404)	(20,136)	(8,645)

Total income tax provision	$779,000	$407,000	$110,000

7.  STOCKHOLDERS' EQUITY:

Stock Options

    Stock options for 67,000 shares have been granted to officers and directors at prices equal to estimated market values on the grant date, and are outstanding at January 30, 2000. Option holders were fully vested at January 30, 2000. Options are scheduled to expire as follows:

Shares	Option Price	Expire
34,500	$2.34	2001
5,000	$4.38	2002
1,000	$4.38	2003
8,000	$5.03	2006
3,500	$6.26	2008
15,000	$7.40	2010

    The Company follows the intrinsic value based method of accounting prescribed in APB Opinion No. 25 and makes pro forma disclosures of net income as if the fair value based method had been applied. Because the Company does not have a readily available market for its common shares, the Company grants options at exercise prices equal to the net book value per share at the date of grant. Management believes that value is the best estimate of fair value. There would have been no effect on the reported amounts of net income or earnings per share for fiscal year 2000 and 1998 had the provisions of SFAS No. 123 been applied. Had compensation cost for the stock options outstanding as of January 31, 1999, been determined consistent with the fair value-based method of SFAS No. 123, the Company's net income, basic earnings per share, and diluted earnings per share would have been reduced to $1,067,213, $1.51, and $1.44, respectively, on a pro forma basis.

    A summary of the status of the Company's stock options at January 30, 2000, January 31, 1999 and January 31, 1998, and changes during the years then ended is presented in the table and narrative below:

	2000		1999		1998
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	70,000	$4.15	58,500	$3.37	60,400	$3.43
Granted	—	—	15,000	7.40	—	—
Exercised	(3,000)	3.40	(1,200)	5.24	(1,500)	4.74
Forfeited	—	—	(2,300)	5.05	(400)	6.26

Outstanding at end of year	67,000	$4.18	70,000	$4.15	58,500	$3.37

Exercisable at end of year	67,000	$4.18	70,000	$4.15	58,500	$3.37

    The fair value of each option grant is estimated on the date of grant as required by SFAS No. 123. For the 15,000 options granted in fiscal year 1999, the fair value of each share was determined using a risk-free rate of 4.93% based on a 12-year life. The method of accounting under SFAS No. 123 has not been applied to options granted prior to February 1, 1995; therefore, the resulting pro forma compensation expense may not be representative of that to be expected in future years.

8.  NET INCOME PER COMMON SHARE:

    Basic earnings per common share is based on the weighted average number of common shares outstanding during the year. Diluted earnings per share is based on the weighted average number of common shares and stock options outstanding during the year less assumed treasury stock purchases with assumed proceeds from the exercise of options. Stock options used in the calculation of diluted earnings per share were 37,594, 31,844 and 30,272 in fiscal years 2000, 1999 and 1998, respectively.

9.  EMPLOYEE PROFIT SHARING PLAN:

    The Company provides a defined contribution benefit plan to certain qualified employees, to which the Company may make discretionary contributions. The Company contributed and expensed approximately $201,000, $175,000, and $149,000 under the provision of this plan during fiscal years 2000, 1999 and 1998.

10.  RELATED PARTIES:

    During 1985, the Company purchased a split-dollar life insurance policy for an officer of the Company and remitted all premium payments related to policy. The Company has a receivable from the officer related to the premiums paid on behalf of the officer which totaled approximately $166,000 and $158,000 at January 30, 2000, and January 31, 1999, respectively.

11.  SUBSEQUENT EVENT:

    On February 20, 2001, the Company entered into a definitive merger agreement with Finisar Corporation ("Finisar"). Finisar is a publicly-traded company that provides gigabit fiber optic solutions for high-speed data networks. Under the terms of the agreement, Marlow shareholders will be entitled to receive $30 million in cash and approximately 12.9 million shares of Finisar common stock including shares issuable upon the exercise of options to be assumed in the transaction. The board of directors of each company has approved the definitive merger agreement, and the merger is expected to close during the second quarter of fiscal 2002. However, Marlow can terminate the Agreement, prior to closing, if the average closing price of the Finisar common stock for ten consecutive trading days ending one business day prior to the closing date is less than $16.00 per share.

UNAUDITED INTERIM FINANCIAL STATEMENTS

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

As of October 29, 2000 and for the nine months ended October 29, 2000 and October 31, 1999

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	October 29, 2000	January 30, 2000
		(audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$108	$1,765
Accounts receivable, net of allowance for doubtful accounts of $103 at October 29, 2000 and $73 at January 30, 2000	6,836	4,907
Inventories, net	5,873	3,565
Deferred income taxes	642	642
Prepaid expenses	143	96

Total current assets	13,602	10,975
PROPERTY AND EQUIPMENT at cost, less accumulated depreciation of $12,350 at October 29, 2000 and $10,814 at January 30, 2000	6,435	3,897
OTHER ASSETS	196	244

	$20,233	$15,116

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,838	$1,564
Accrued salaries and wages	2,067	1,835
Other accrued liabilities	548	660
Income tax payable	178	234
Notes payable	1,650	—
Current maturities of long term debt and capital lease obligations	752	602

Total current liabilities	8,033	4,895

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, excluding current maturities	1,679	1,626
DEFERRED INCOME TAXES	425	425
STOCKHOLDERS' EQUITY:
Common shares of $0.10 par value; 1,000,000 shares authorized, 772,000 shares issued	77	77
Additional paid-in capital	355	355
Retained earnings	10,054	8,128
Less cost of common shares of treasury, 63,650 shares	(390)	(390)

Total stockholders' equity	10,096	8,170

	$20,233	$15,116

See accompanying notes to unaudited consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999

(in thousands, except per share data)

	2000	1999
NET SALES	$34,584	$24,117
COST OF SALES	24,262	15,537

Gross profit	10,322	8,580

OPERATING EXPENSES:
Selling expenses	2,670	2,250
Administrative expenses	2,488	2,078
Research, development and engineering expenses	2,250	1,818

	7,408	6,146

Operating income	2,914	2,434
OTHER INCOME (EXPENSES):
Interest expense	(181)	(190)
Interest income	49	8
Miscellaneous, net	31	4

	(101)	(178)

Net income before taxes	2,813	2,256
PROVISION FOR INCOME TAXES	886	673

NET INCOME	$1,927	$1,583

NET INCOME PER COMMON SHARE:
Basic	$2.72	$2.24

Diluted	$2.54	$2.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	708	705

Diluted	759	743

See accompanying notes to unaudited consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999

(in thousands)

	2000	1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,927	$1,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,312	1,190
Changes in operating assets and liabilities:
Increase in receivables	(1,929)	(824)
Increase in inventories	(2,307)	(271)
Decrease in prepaid expenses and other assets	—	75
Increase in trade accounts payable	1,275	258
Decrease in income tax payable	(56)	(421)
Increase in accrued liabilities	120	501

Net cash provided by operating activities	342	2,091

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,851)	(923)

Net cash used in investing activities	(3,851)	(923)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(451)	(385)
Principal payments under capital lease obligations	(66)	(126)
Proceeds from issuance of long-term debt	719	—
Net borrowings on revolving line of credit	1,650	—

Net cash provided by (used in) financing activities	1,852	(511)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,657)	657
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD	1,765	509

CASH AND CASH EQUIVALENTS END OF PERIOD	$108	$1,166

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$195	$202
Cash paid for taxes	$942	$1,094

See accompanying notes to unaudited consolidated financial statements.

MARLOW INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 29, 2000

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization

    Marlow Industries, Inc. (the "Company") was incorporated in 1973 in the state of Texas for the purpose of designing, developing, manufacturing, and marketing products based on thermoelectric technology. The Company's headquarters are located in Dallas, Texas, but it distributes its products worldwide. Although, the majority of the Company's sales are in the United States. During the nine months ended October 29, 2000 and October 31, 1999, 21% and 12% of the company's net sales were derived from a single customer, respectively.

Principles of Consolidation

    The statements include the accounts of the Company and its wholly owned subsidiaries, Marlow Industries International, Inc., a Foreign Sales Corporation (FSC), CMC Leasing Company, and Marlow Industries Asia, Inc. All significant intercompany accounts and transactions have been eliminated.

Basis of Presentation

    The Company's fiscal year ends on the Sunday nearest to January 31. Fiscal year 2001 includes 52 weeks and ends on January 28, 2001. The Company's policy relating to reporting periods does not have a significant effect on comparability of the fiscal period results.

    The accompanying unaudited condensed consolidated financial statements as of October 29, 2000, and for the nine month periods ended October 29, 2000 and October 31, 1999 have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position at October 29, 2000, the operating results for the nine months ended October 29, 2000 and October 31, 1999 and the cash flows for the nine months ended October 29, 2000 and October 31, 1999. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes for the years ended January 30, 2000, January 31, 1999, and January 31, 1998 included elsewhere in this proxy statement.

    The results of operations for the nine months ended October 29, 2000 and October 31, 1999 are not necessarily indicative of results that may be expected for any other interim period or for the full fiscal year ending January 31, 2001.

Use of Estimates

    The accompanying consolidated financial statements have been prepared in conformity with GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives in the balance sheet and measure those instruments at fair value. The Company does not have any derivatives; therefore, SFAS No. 133 does not have a material impact on the Company's financial position or disclosures. SFAS No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective beginning fiscal year ending February 2, 2002.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"). SAB No. 101 provides guidance on applying GAAP to revenue recognition issues in the financial statements. SAB No. 101 is effective for the Company in the fourth quarter of fiscal year 2001. The adoption of SAB No. 101 is not expected to have a material impact on the results of operation.

    In May 2000, the Emerging Issues Task Force ("EITF") issued EITF No. 00-10 "Accounting for Shipping and Handling Fees and Costs." This pronouncement provides accounting guidance for the income statement classification for shipping and handling fees and costs by companies that record revenue based on the gross amount billed to customers. EITF No. 00-10 issued a consensus that all amounts billed to a customer in a sales transaction related to shipping and handling, if any, represent net sales earned for the goods provided and should be classified as revenue. EITF No. 00-10 is effective in the fourth quarter of fiscal year 2001. The Company has determined that the adoption of EITF No. 00-10 will not have a material impact on the consolidated financial statements.

    In 1999, the FASB issued an exposure draft for a proposed SFAS accounting for business combinations and intangible assets. This exposure draft, among other things, eliminates the pooling of interests business combinations, eliminates the amortization of goodwill, and provides for assessing the carrying value of goodwill on an impairment approach. The final version of the proposed SFAS is currently expected to be released in the second or third calendar quarter of 2001. The provisions of this proposed standard would be effective for fiscal quarters beginning after the issuance of a final SFAS. The adoption of this standard, as it is proposed, will not have any impact on the Company's financial statements but could be applicable for the pending acquisition accounting (see Note 5).

2.  INVENTORIES:

    A summary of inventories follows (in thousands):

	October 29, 2000	January 30, 2000
		(audited)
Finished goods	$1,128	$486
Work-in-process	3,967	2,855
Raw materials, purchased parts, and manufactured components	1,291	737

	6,386	4,078
Reserve to state inventories principally at LIFO cost	(513)	(513)

	$5,873	$3,565

3.  PROPERTY AND EQUIPMENT:

    A summary of property and equipment, at cost, follows (in thousands):

	October 29, 2000	January 30, 2000
		(audited)
Land	$299	$299
Building and improvements	2,115	2,115
Furniture and equipment	15,027	11,300
Leasehold improvements	1,116	1,074
Automobiles	228	147

	18,785	14,935
Less—Accumulated depreciation	(12,350)	(11,038)

	$6,435	$3,897

4.  DEBT:

Revolving Line of Credit

    The Company has a line of credit with a bank, in the amount of $3,500,000 of which $1,650,000 was outstanding at October 29, 2000. The line is renewable annually and contains several restrictive covenants, the most significant of which requires the Company to maintain a minimum net worth and working capital levels, restricts the payment of cash dividends, and limits the incurrence of additional indebtedness. At October 29, 2000, the Company was in compliance with all covenants of the agreement. The agreement provides for interest payable monthly at the bank's prime rate, which was 9.5% as of October 29, 2000. The effective rate was 10.1% during the nine months ended October 29, 2000. In addition, the Company must pay a commitment fee which is calculated as 0.25% of the unused portion of the line of credit on a daily basis. All accounts receivable, inventories, and a second lien on the Company's building are pledged as collateral under this agreement.

5.  SUBSEQUENT EVENT:

    On February 20, 2001, the Company entered into a definitive merger agreement with Finisar Corporation ("Finisar"). Finisar is a publicly-traded company that provides gigabit fiber optic solutions for high-speed data networks. Under the terms of the agreement, Marlow shareholders will be entitled to receive $30 million in cash and approximately 12.9 million shares of Finisar common stock including shares issuable upon the exercise of options to be assumed in the transaction. The board of directors of each company has approved the definitive merger agreement, and the merger is expected to close during the second quarter of fiscal 2002. However, Marlow can terminate the Agreement, prior to closing, if the average closing price of the Finisar common stock for ten consecutive trading days ending one business day prior to the closing date is less than $16.00 per share.

ANNEX A

FINISAR CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.
STATEMENT OF POLICY

    This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of Finisar Corporation (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

  •
  Review and appraise the audit efforts and independence of the Company's auditors.

  •
  Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter.

II.
ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall be considered independent if, among other things, such Director:

  •
  is not an employee or officer of the Company or its affiliates and has not been employed by the Company or its affiliates within the past three years;

  •
  is not a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

  •
  has not accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service, retirement plan benefits or non-discretionary compensation);

  •
  has not been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  is not an executive of another entity on whose Compensation Committee any of the Company's current executives serves.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement or will be able to do so within a reasonable time after their appointment. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.
MEETINGS

    The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV.
PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

  A.
  Documents/Reports to Review

  1.
  Review and reassess the Charter's adequacy periodically, and at least annually, as conditions dictate.

  2.
  Review with management and the independent auditors the Company's annual audited financial statements prior to filing the Company's Form 10-K report, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

  3.
  Review the regular Management Letter to management prepared by the independent auditors and management's response.

  4.
  Review related party transactions for potential conflicts of interests.

  5.
  Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Q reports, including a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended.

  6.
  Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

  B.
  Independent Auditors

  1.
  Annually recommend to the Board the selection of the independent auditors, considering independence and effectiveness. The independent auditors will ultimately be accountable to the Committee and the Board.

  2.
  Obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditors any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

    3.
    Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

    4.
    Review and discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensation.

    5.
    Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

    6.
    Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

  C.
  Financial Reporting Processes

  1.
  In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  2.
  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

  D.
  Process Improvement

  1.
  Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

  4.
  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  5.
  Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

  E.
  Ethical and Legal Compliance

  1.
  Review whether management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

  2.
  Review whether management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  3.
  Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

  4.
  Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

    5.
    Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

    6.
    Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

    7.
    If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

ANNEX B

AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

among

FINISAR CORPORATION,
a Delaware corporation
("Finisar"),

SILVER ACQUISITION CORP.,
a California corporation and wholly-owned
subsidiary of Finisar,

and

SHOMITI SYSTEMS, INC.,
a California corporation
("Shomiti")

Dated February 7, 2001

ARTICLE X GENERAL PROVISIONS		B-47
Section 10.1	Notices	B-47
Section 10.2	Interpretation	B-48
Section 10.3	Counterparts	B-49
Section 10.4	Severability	B-49
Section 10.5	Entire Agreement	B-49
Section 10.6	Governing Law	B-49
Section 10.7	Assignment	B-49
Section 10.8	Attorneys' Fees	B-49
Section 10.9	WAIVER OF JURY TRIAL	B-49
EXHIBITS
Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Affiliate Agreement
Exhibit C	Form of Employment Agreement
Exhibit D	Form of Noncompetition Agreement
Exhibit E	Form of Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
Exhibit F	Form of Opinion of Gray Cary Ware & Freidenrich LLP
Exhibit G	Form of Certificate of Designation
SCHEDULES
Schedule 2.6	Contingent Payment Schedule
Schedule 6.9(f)	Shomiti Affiliates
Schedule 6.11(c)	Amendments to Shomiti Change of Control Agreements
Schedule 6.11(d)	Shomiti Employees to be Offered Employment
Schedule 6.12(b)	Exceptions to Section 6.12(b)
Schedule 6.12(e)	Schedule of New Finisar Options
Schedule 6.18	Estimated Shomiti Transaction Expenses
Schedule 6.21(i)	Third Party Agreement
Schedule 6.21(ii)	Rights Agreement
Schedule 6.21(iii)	Letter Agreement
Schedule 7.2(n)	Schedule of Third Party Consents

AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

    THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 7, 2001, by and among Finisar Corporation, a Delaware corporation ("Finisar"), Silver Acquisition Corp., a California corporation and wholly-owned subsidiary of Finisar ("Sub"), and Shomiti Systems, Inc., a California corporation ("Shomiti").

RECITALS

    WHEREAS, the Boards of Directors of Finisar, Sub and Shomiti deem it advisable and in the best interests of each corporation and its respective shareholders that Finisar and Shomiti combine in order to advance the long-term business interests of Finisar and Shomiti;

    WHEREAS, Finisar, Shomiti and Sub entered into an Agreement and Plan of Reorganization, dated November 21, 2000 (the "Original Reorganization Agreement");

    WHEREAS, Finisar, Shomiti and Sub desire to amend and restate the Original Reorganization Agreement;

    WHEREAS, the combination of Finisar and Shomiti shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Shomiti, Shomiti will become a wholly-owned subsidiary of Finisar and the shareholders of Shomiti will become shareholders of Finisar; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

    Section 1.1  Effective Time of the Merger.  Subject to the provisions of this Agreement, an Agreement and Plan of Merger (the "Agreement of Merger") in such form as is required by the relevant provisions of the California General Corporation Law ("GCL") shall be duly prepared, executed and acknowledged by Sub and by Shomiti as the Surviving Corporation (as defined in Section 1.3(a)) and delivered to the California Secretary of State for filing, along with certificates of officers (the "Officers' Certificates") of the Constituent Corporations (as defined in Section 1.3(a)) on, or as soon as practicable after, the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Agreement of Merger and the Officers' Certificates with the California Secretary of State (the "Effective Time").

    Section 1.2  Closing.  The closing of the Merger (the "Closing") will take place at 1:00 p.m., Pacific Time, on a date to be specified by Finisar and Shomiti (the "Closing Date"), which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Finisar and Shomiti.

    Section 1.3  Effects of the Merger.

      (a) At the Effective Time (i) Sub shall be merged with and into Shomiti (the "Surviving Corporation") and the separate existence of Sub shall cease; (ii) the Articles of Incorporation of Shomiti as the Surviving Corporation shall be amended and restated to read the same as the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, except that Article I of the amended and restated Articles of Incorporation of Shomiti, instead of reading the same as Article I of the Articles of Incorporation of Sub, shall read as follows: "First: The name of the corporation is Shomiti Systems, Inc." and (iii) the Bylaws of Shomiti as the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Sub as in effect immediately prior to the Effective Time, except that all references in such Bylaws to Sub shall be changed to refer to Shomiti Systems, Inc. Sub and Shomiti are sometimes referred to herein as the "Constituent Corporations."

      (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

    Section 1.4  Directors and Officers.  The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

ARTICLE II

CONVERSION OF SECURITIES

    Section 2.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "Aggregate Liquidation Preference" shall mean the sum of (i) the Series A Liquidation Preference, (ii) the Series B Liquidation Preference, and (iii) the Series C Liquidation Preference.

      (b) "Finisar Capital Stock" shall mean, collectively, the Finisar Preferred Stock and the Finisar Common Stock issuable upon conversion of the Finisar Preferred Stock.

      (c) "Finisar Common Stock" shall mean the Common Stock, $0.001 par value, of Finisar.

      (d) "Finisar Preferred Stock" shall mean the Series A Preferred Stock, $.001 par value, of Finisar.

      (e) "Finisar Series A Conversion Rate" shall mean three-for-one.

      (f)  "Finisar Share Price" shall mean $28.70625.

      (g) "Fourth Tier Liquidation Preference" shall mean $3.33 multiplied by the Total Shomiti Capital Stock Number less the Total Series A Preferred Number and the Total Series B Preferred Number.

      (h) "Per Share Fourth Tier Distribution" shall mean the Total Fourth Tier Shares divided by the Total Shomiti Capital Stock Number less the Total Series A Preferred Number and the Total Series B Preferred Number.

      (i)  "Per Share Residual Distribution" shall mean the number of shares of Finisar Preferred Stock determined by subtracting the Total First Tier Shares, the Total Second Tier Shares, the Total Third Tier Shares and the Total Fourth Tier Shares from the Total Merger Shares and dividing the remainder by the Total Shomiti Capital Stock Number less the Total Series A Preferred Number, the Total Series B Preferred Number and the Total Series C Preferred Number.

      (j)  "Per Share Second Tier Distribution" shall mean the Total Second Tier Shares divided by the Total Shomiti Capital Stock Number.

      (k) "Per Share Third Tier Distribution" shall mean the Total Third Tier Shares divided by the Total Shomiti Capital Stock Number less the Total Series A Preferred Number.

      (l)  "Second Tier Liquidation Preference" shall mean $2.00 multiplied by the Total Shomiti Capital Stock Number.

      (m) "Series A Liquidation Preference" shall mean $0.50 multiplied by the Total Series A Preferred Number.

      (n) "Series B Liquidation Preference" shall mean $2.285 multiplied by the Total Series B Preferred Number.

      (o) "Series C Liquidation Preference" shall mean $4.78 multiplied by the Total Series C Preferred Number.

      (p) "Shomiti Accounting Fee Deductible" shall have the meaning set forth in Section 6.18.

      (q) "Shomiti Capital Stock" shall mean, collectively, the Shomiti Common Stock and the Shomiti Preferred Stock.

      (r) "Shomiti Closing Transaction Expense Schedule" shall have the meaning set forth in Section 6.18.

      (s) "Shomiti Common Stock" shall mean the Common Stock, no par value, of Shomiti.

      (t)  "Shomiti Options" shall have the meaning set forth in Section 2.2(d).

      (u) "Shomiti Preferred Stock" shall mean, collectively, the Shomiti Series A Preferred Stock, the Shomiti Series B Preferred Stock and the Shomiti Series C Preferred Stock.

      (v) "Shomiti Series A Preferred Stock" shall mean the Series A Preferred Stock, no par value, of Shomiti.

      (w) "Shomiti Series B Preferred Stock" shall mean the Series C Preferred Stock, no par value, of Shomiti.

      (x) "Shomiti Series C Preferred Stock" shall mean the Series C Preferred Stock, no par value of Shomiti.

      (y) "Shomiti Transaction Expenses" and "Estimated Shomiti Transaction Expenses" shall have the meanings set forth in Section 6.18.

      (z) "Shomiti Warrants" shall have the meaning set forth in Section 2.2(e).

      (aa) "Third Tier Liquidation Preference" shall mean $2.57 multiplied by the Total Shomiti Capital Stock Number less the Total Series A Preferred Number.

      (bb) "Total Adjusted Merger Consideration" shall mean the Total Merger Consideration less the aggregate amount of the Estimated Shomiti Transaction Expenses (excluding the Shomiti Accounting Fee Deductible) set forth in the Shomiti Closing Transaction Expense Schedule.

      (cc) "Total First Tier Shares" shall mean the sum of the Total Series A Liquidation Shares, the Total Series B Liquidation Shares and the Total Series C Liquidation Shares.

      (dd) "Total Fourth Tier Shares" shall mean the number of shares of Finisar Preferred Stock determined by dividing the Fourth Tier Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (ee) "Total Merger Consideration" shall mean $108,800,000.

      (ff) "Total Merger Shares" shall mean the number of shares of Finisar Preferred Stock equal to the quotient obtained by dividing (i) the Total Adjusted Merger Consideration by (ii) the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (gg) "Total Second Tier Shares" shall mean the number of shares of Finisar Preferred Stock determined by dividing the Second Tier Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (hh) "Total Series A Liquidation Shares" means the number of shares of Finisar Preferred Stock determined by dividing the Series A Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (ii) "Total Series B Liquidation Shares" means the number of shares of Finisar Preferred Stock determined by dividing the Series B Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (jj) "Total Series C Liquidation Shares" means the number of shares of Finisar Preferred Stock determined by dividing the Series C Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (kk) "Total Series A Preferred Number" shall mean the number of shares of Shomiti Series A Preferred Stock outstanding immediately prior to the Effective Time (including the shares of Shomiti Series A Preferred Stock issuable upon exercise of all outstanding Shomiti Warrants and any other rights to acquire Shomiti Series A Preferred Stock).

      (ll) "Total Series B Preferred Number" shall mean the number of shares of Shomiti Series B Preferred Stock outstanding immediately prior to the Effective Time (including the shares of Shomiti Series B Preferred Stock issuable upon exercise of all outstanding Shomiti Warrants and any other rights to acquire Shomiti Series B Preferred Stock).

      (mm)"Total Series C Preferred Number" shall mean the number of shares of Shomiti Series C Preferred Stock outstanding immediately prior to the Effective Time (including the shares of Shomiti Series C Preferred Stock issuable upon exercise of all outstanding Shomiti Warrants and any other rights to acquire Shomiti Series A Preferred Stock).

      (nn) "Total Shomiti Capital Stock Number" shall mean the number of shares of Shomiti Common Stock outstanding immediately prior to the Effective Time, on a fully-diluted, as-converted basis, assuming that all outstanding shares of Shomiti Preferred Stock, all Shomiti Warrants (including rights to issuance of Shomiti Warrants), all Shomiti Options, whether vested or unvested, and any other rights to acquire Shomiti Capital Stock outstanding immediately prior to the Effective Time are converted or exercised.

      (oo) "Total Third Tier Shares" shall mean the number of shares of Finisar Preferred Stock determined by dividing the Third Tier Liquidation Preference by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

    Section 2.2  Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Shomiti or capital stock of Sub:

      (a)  Capital Stock of Sub.  Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

      (b)  Cancellation of Treasury Stock and Finisar-Owned Stock.  Any shares of Shomiti Capital Stock that are owned by Shomiti as treasury stock and any shares that are owned by Finisar, Sub or any other wholly-owned Subsidiary (as defined in Section 10.2) of Finisar shall be cancelled and retired and shall cease to exist and no stock of Finisar or other consideration shall be delivered in exchange therefor. All shares of Finisar Common Stock owned by Shomiti shall remain unaffected by the Merger.

      (c)  Exchange Ratios for Shomiti Capital Stock.  Subject to Sections 2.4 and 2.5, and other than shares, if any, to be cancelled in accordance with Section 2.2(b), each issued and outstanding share of Shomiti Capital Stock shall be converted into the right to receive the number of validly issued, fully-paid and nonassessable shares of Finisar Preferred Stock determined as follows:

         (i) each issued and outstanding share of Shomiti Series A Preferred Stock shall be converted into the right to receive the sum of (A) the number of shares of Finisar Preferred Stock determined by dividing the Total Series A Liquidation Shares by the Total Series A Preferred Number, plus (B) the Per Share Second Tier Distribution;

        (ii) each issued and outstanding share of Shomiti Series B Preferred Stock shall be converted into the right to receive the sum of (A) the number of shares of Finisar Preferred Stock determined by dividing the Total Series B Liquidation Shares by the Total Series B Preferred Number, plus (B) the Per Share Second Tier Distribution, plus (C) the Per Share Third Tier Distribution;

        (iii) each issued and outstanding share of Shomiti Series C Preferred Stock shall be converted into the right to receive the sum of (A) the number of shares of Finisar Preferred Stock determined by dividing the Total Series C Liquidation Shares by the Total Series C Preferred Number, plus (B) the Per Share Second Tier Distribution, plus (C) the Per Share Third Tier Distribution, plus (D) the Per Share Fourth Tier Distribution; and

        (iv) each issued and outstanding share of Shomiti Common Stock shall be converted into the right to receive the sum of (A) the Per Share Second Tier Distribution, plus (B) the Per Share Third Tier Distribution, plus (C) the Per Share Fourth Tier Distribution, plus (D) the Per Share Residual Distribution.

    The number of shares of Finisar Preferred Stock into which each share of Shomiti Capital Stock shall be converted, as specified above, shall be referred to as the "Series A Exchange Ratio," the "Series B Exchange Ratio," the "Series C Exchange Ratio," and the "Common Stock Exchange Ratio," respectively, and collectively, the "Exchange Ratios." The Exchange Ratios shall be adjusted for any stock split, stock dividend or similar transaction effected between the date hereof and the Effective Time.

      (d)  Shomiti Stock Options.  At the Effective Time, all then outstanding options to purchase Shomiti Common Stock (the "Shomiti Options") issued under Shomiti's 1995 Stock Plan (the

  "Shomiti Option Plan") not exercised as of the Effective Time will be assumed by Finisar and converted into Assumed Options in accordance with Section 6.12.

      (e)  Warrant Exchange.  If any outstanding warrant to purchase shares of Shomiti Capital Stock (a "Shomiti Warrant") shall remain unexpired and unexercised at the Effective Time, without further action by the holder thereof, any such Shomiti Warrant (i) will be assumed by Finisar in connection with the Merger, (ii) shall continue to have, and be subject to, the same terms and conditions as were applicable to such Shomiti Warrant immediately prior to the Effective Time (including, but not limited to, any repurchase rights or vesting provisions), except that (A) such Shomiti Warrant shall be exercisable for that number of whole shares of Finisar Preferred Stock that the holder of the Shomiti Warrant would have received had the Shomiti Warrant been fully exercisable and exercised immediately prior to the Effective Time, and (B) the per share exercise price for the shares of Finisar Common Stock issuable upon exercise of such assumed Shomiti Warrant shall be equal to the quotient determined by dividing the exercise price per share of Shomiti Capital Stock at which such Shomiti Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio for such class of Shomiti Capital Stock as determined pursuant to Section 2.2(c), above, rounded up to the nearest whole cent).

    Section 2.3  Exchange of Certificates.  The procedures for exchanging outstanding shares of Shomiti Capital Stock for Finisar Preferred Stock pursuant to the Merger are as follows:

      (a)  Exchange Agent.  At the Effective Time, Finisar shall cause to be deposited with an exchange agent designated by Finisar (the "Exchange Agent"), for the benefit of the holders of shares of Shomiti Capital Stock, for exchange in accordance with this Section 2.3 through the Exchange Agent, certificates representing the shares of Finisar Preferred Stock issuable pursuant to Section 2.2 less the number of shares of Finisar Preferred Stock issuable and deliverable to the Escrow Agent pursuant to Section 2.4 (such shares of Finisar Preferred Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of Shomiti Capital Stock.

      (b)  Exchange Procedures.  At the Closing or within ten (10) days thereafter, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Shomiti Capital Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to Section 2.2 into the right to receive shares of Finisar Preferred Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Finisar and Shomiti may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Finisar Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Finisar, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Finisar Preferred Stock which such holder has the right to receive pursuant to Section 2.2(c) and cash in lieu of fractional shares in accordance with Section 2.3(f), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Shomiti Capital Stock which is not registered in the transfer records of Shomiti, a certificate representing the shares of Finisar Preferred Stock to which the holder is entitled may be issued to a transferee if the Certificate representing such Shomiti Capital Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Finisar Preferred Stock and cash in lieu of any fractional shares of Finisar Preferred Stock as contemplated by this Section 2.3.

      (c)  Shomiti Restricted Stock.  Notwithstanding the foregoing, if any unvested shares of Shomiti Capital Stock subject to a right of repurchase by Shomiti ("Shomiti Restricted Stock") remain outstanding immediately prior to the Effective Time, subject to the surrender of the Certificate or Certificates representing such shares of the Shomiti Restricted Stock in accordance with the foregoing terms of this Section 2.3, the portion of the Finisar Preferred Stock payable in exchange for such shares of Shomiti Restricted Stock shall be held by the Secretary of Finisar until the expiration of the right of repurchase to which such shares of Shomiti Restricted Stock were subject and Finisar shall cause the Secretary of Finisar to pay such amounts to the former holder of Shomiti Restricted Stock from time to time and at such time as such right of repurchase expires pursuant to, and in accordance with, the terms and conditions of the agreement(s) between such former holder and Shomiti.

      (d)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Finisar Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Finisar Preferred Stock represented thereby and no cash payment in lieu of fractional shares payable to any such holder pursuant to subsection (f) below shall be paid until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Finisar Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Finisar Preferred Stock to which such holder is entitled pursuant to subsection (f) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Finisar Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Finisar Preferred Stock.

      (e)  No Further Ownership Rights in Shomiti Capital Stock.  All shares of Finisar Preferred Stock and cash issued and paid upon the surrender for exchange of shares of Shomiti Capital Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (d) or (f) of this Section 2.3) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Shomiti Capital Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Shomiti Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.3.

      (f)  No Fractional Shares.  No certificate or scrip representing fractional shares of Finisar Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Finisar. Notwithstanding any other provision of this Agreement, each holder of shares of Shomiti Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Finisar Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Finisar Capital Stock multiplied by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (g)  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the stockholders of Shomiti after one year after the Effective Time shall be delivered to Finisar, upon demand, and any stockholders of Shomiti who have not previously complied with this Section 2.3 shall thereafter look only to Finisar for payment of their claim for Finisar Capital Stock, any cash in lieu of fractional shares of Finisar Capital Stock, and any dividends or distributions with respect to Finisar Capital Stock.

      (h)  No Liability.  Neither Finisar nor Shomiti shall be liable to any holder of shares of Shomiti Capital Stock or Finisar Capital Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (i)  Lost Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Finisar shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Finisar Capital Stock issuable in exchange therefore pursuant to the provisions of this Article II, together with cash, if any, in lieu of fractional shares in accordance with Section 2.3(f) hereof. The Board of Directors of Finisar may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Finisar an indemnity agreement against any claim that may be made against Finisar with respect to the Certificate alleged to have been lost, stolen or destroyed.

    Section 2.4  Escrow.

      (a) At the Closing, or as soon as practicable after the Effective Time, Finisar shall cause to be deposited into escrow (the "Escrow") certificates representing the number of shares of Finisar Preferred Stock equal to ten percent (10%) of the shares of Finisar Preferred Stock issuable in the Merger (the "Escrow Shares"). The Escrow Shares shall be held by U.S. Bank Trust, National Association, or such other financial institution as Finisar and Shomiti shall mutually determine (the "Escrow Agent") in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Escrow Shares shall be deemed to have been contributed only by holders of issued and outstanding Shomiti Capital Stock immediately prior to the Effective Time ("Shomiti Shareholders"), and the portion of the Escrow Shares contributed on behalf of each Shomiti Shareholder shall be the proportion that the aggregate number of vested shares of Finisar Preferred Stock which such Shomiti Shareholder would otherwise be entitled to receive bears to all vested shares of Finisar Preferred Stock entitled to be received by the Shomiti Shareholders at the Effective Time. For the avoidance of doubt, the Escrow Shares so deposited shall be shares of Finisar Preferred Stock which are vested and are not subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement between the holder thereof and Shomiti or Finisar.

      (b) Within ten (10) days following the twelve-month anniversary of the Closing Date, the Escrow Shares shall be released from the escrow subject to the provisions of Article IX of this Agreement relating to claims of indemnification. Subject to the provisions of Section 9.2(d), the sole recourse for indemnification claims under Article IX shall be limited to the Escrow Shares.

    Section 2.5  Dissenters' Rights.  In the event the Merger becomes effective without the approval of the holders of 100% of the outstanding shares of Shomiti Capital Stock, any shares of Shomiti Capital Stock held by shareholders who properly exercise and perfect the dissenters' rights set forth in Chapter 13 of the GCL ("Dissenting Shares") shall not be converted pursuant to Section 2.2, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. Finisar shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Shomiti Capital Stock. Shomiti agrees that, without the prior written consent of Finisar or as required under the GCL, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Shomiti Capital Stock. Each holder of Dissenting Shares (a "Dissenting

Shareholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the fair value of Shomiti Capital Stock shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the GCL). In the event that any holder of Shomiti Capital Stock fails to make an effective demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Finisar shall, as of the later of the Effective Time or the occurrence of such event, and subject to compliance by such Dissenting Shareholder with the requirements of Section 2.3, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the shares of Finisar Capital Stock and cash, including any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled under Section 2.3.

    Section 2.6  Contingent Payment.  To the extent the party identified (and under the agreement described) in Schedule 2.6 hereof shall continue to have any potential rights to purchase shares of Finisar Preferred Stock (the "Third Party Finisar Shares Rights") as of the Effective Time, upon the lapse or termination thereof, Finisar shall cause to be issued to each of the Shomiti Shareholders that number of shares of Finisar Preferred Stock representing the entire lapsed or terminated portion of the Third Party Finisar Shares Rights in accordance with the Shomiti Shareholder's respective contribution to the Escrow on a pro rata basis.

    Section 2.7  Conversion of Finisar Preferred Stock.

      (a) Prior to the Closing, Finisar shall file a Certificate of Designation to its Certificate of Incorporation in the form attached hereto as Exhibit G for the purpose of establishing and designating the rights and preferences of the Finisar Preferred Stock to be issued pursuant to Section 2.2 hereof, including the automatic conversion of the Finisar Preferred Stock into Finisar Common Stock immediately upon the filing of a certificate of amendment to Finisar's Certificate of Incorporation (the "Certificate of Amendment") to increase the authorized shares of Finisar Common Stock to a number of shares sufficient to create a reserve of Finisar Common Stock to allow for the conversion of the Finisar Preferred Stock to be issued in the Merger into Finisar Common Stock on a three-for-one basis, subject to adjustment for stock splits, combinations, stock dividends and the like (the "Automatic Conversion").

      (b) Finisar agrees not to issue any securities having rights to convert into Finisar Common Stock that are superior to the conversion rights of the Finisar Preferred Stock until the earlier of the effectiveness of the Automatic Conversion.

      (c) Prior to the filing of the Certificate of Amendment, Finisar shall take all corporate action, subject to stockholder approval of an increase in the authorized shares of Finisar Common Stock, necessary to reserve a sufficient number of shares of Finisar Common Stock for issuance and delivery upon the conversion of the Finisar Preferred Stock issuable in the Merger.

    Section 2.8  Finisar Stockholder Approval.  Finisar shall hold a meeting of its stockholders as soon as practicable, and in any event shall exercise its best efforts to hold such meeting by May 31, 2001, to solicit the approval of a proposal to amend its Certificate of Incorporation to increase the authorized shares of Finisar Common Stock to 1,000,000,000. If Finisar is unable to obtain stockholder approval of such proposal, Finisar shall modify the proposal to reduce the size of the increase such that the proposal would likely be approved by the Finisar stockholders and shall re-solicit the Finisar stockholders for the approval of such proposal, as modified, as soon as practicable thereafter. If Finisar is unable to obtain stockholder approval of the proposal, as modified, Finisar shall be under a continuing obligation to re-solicit approval of its stockholders no less frequently than every three (3) months until the Finisar stockholders shall have approved an increase in the authorized number of shares of Finisar Common Stock sufficient to create a reserve of Finisar Common Stock to allow for the conversion of all shares of the Finisar Preferred Stock issued in the Merger into Finisar Common Stock. Finisar shall file the Certificate of Amendment no later than two (2) business days following stockholder approval of the increase.

    Section 2.9  Representations, Warranties, Covenants and Agreements.  Solely for the purposes of Articles III, IV, V, VI and VII hereof, the Shomiti Disclosure Schedule and the Finisar Disclosure Schedule (as each is defined herein), the representations and warranties, covenants, agreements and all other provisions contained therein shall be deemed to have been made and entered into as of November 21, 2000 and the phrases "the date hereof" and "the date of this Agreement" therein shall mean November 21, 2000; provided, however, that the representations in Section 4.2(a) hereof are made as of December 31, 2000 (except for those which specifically refer to September 30, 2000).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHOMITI

    Shomiti hereby represents and warrants to Finisar that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided to Finisar on or before the date of this Agreement (the "Shomiti Disclosure Schedule"). The Shomiti Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and shall qualify only the corresponding Section in this Article III and any other Section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed (after review of the entire Shomiti Disclosure Schedule), that the disclosure would apply to such other Section.

    Section 3.1  Organization, Standing and Power.  Shomiti is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect (as defined in Section 10.2(a)) on Shomiti as it currently conducts its business or currently proposes to conduct its business. Shomiti has delivered true and correct copies of the Articles of Incorporation and Bylaws of Shomiti, each as amended to date, to Finisar. Shomiti is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents. Shomiti does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

    Section 3.2  Shomiti Capital Structure.

      (a) The authorized capital stock of Shomiti consists of 30,000,000 shares of Shomiti Common Stock and 7,615,000 shares of Shomiti Preferred Stock, of which 2,315,000 shares have been designated Series A Preferred Stock, 1,900,000 shares have been designated Series B Preferred Stock and 3,400,000 shares have been designated Series C Preferred Stock. As of the date hereof, 4,153,509 shares of Shomiti Common Stock, 2,300,000 shares of Shomiti Series A Preferred Stock, 1,659,944 shares of Shomiti Series B Preferred Stock and 3,160,607 shares of Shomiti Series C Preferred Stock are issued and outstanding and held of record by those persons set forth in the Shomiti Disclosure Schedule. All such outstanding shares of Shomiti Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Shomiti or any agreement to which Shomiti is a party or by which it is bound. As of the date hereof, 3,583,334 shares of Shomiti Common Stock are reserved for issuance under the Shomiti Option Plan, of which an aggregate of 1,635,750 shares are subject to outstanding options held by those persons set forth in the Shomiti Disclosure Schedule. As of the date hereof, 990,000 shares of Common Stock, 21,038 shares of Series A Preferred Stock, 15,316 shares of Series B Preferred Stock and 24,405 shares of Series C Preferred Stock are reserved for issuance upon the exercise of the Shomiti Warrants.

      (b) Except as set forth in this Section 3.2, there are (i) no equity securities of any class of Shomiti, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Shomiti is a party or by which it is bound obligating Shomiti to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Shomiti or obligating Shomiti to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Shomiti's capital stock (i) between or among Shomiti and any of its shareholders or (ii) to Shomiti's knowledge, between or among any of Shomiti's shareholders.

    Section 3.3  Authority; Required Filings and Consents.

      (a) Shomiti has all requisite corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Shomiti hereunder, including the Agreement of Merger (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Shomiti is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Shomiti, subject only to the approval of the Merger by Shomiti's shareholders as required by the GCL. This Agreement and the other Transaction Documents to which Shomiti is a party have been or will be duly executed and delivered by Shomiti and constitute or will constitute the valid and binding obligations of Shomiti, enforceable against Shomiti in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

      (b) The execution and delivery by Shomiti of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of Shomiti, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Shomiti is a party or by which Shomiti or any of its properties or assets may be bound, or (iii) conflict with or violate any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Shomiti or any of its properties or assets.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Shomiti or its shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Shomiti and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

    Section 3.4  Financial Statements.  Shomiti has delivered to Finisar (i) its quarterly unaudited financial statements for each of the years ended October 1, 1999 and September 30, 2000, and (ii) its monthly unaudited financial statements for the fiscal year ended September 30, 2000 (the "Balance Sheet Date") (collectively, the "Shomiti Financial Statements"). The Shomiti Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except that the Shomiti Financial Statements do not contain footnotes or a statement of cash flows. The Shomiti Financial Statements present fairly in all material respects the financial position of Shomiti as of the respective dates and the results of its operations for the periods indicated, subject to normal year-end audit adjustments. Shomiti maintains, and until the Effective Time will continue to maintain, a standard system of accounting established and administered in accordance with GAAP. Shomiti shall deliver to Finisar audited financial statements for each of such fiscal years prior to the Closing Date and otherwise in accordance with Section 6.20 hereof.

    Section 3.5  Absence of Undisclosed Liabilities.  Shomiti does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of the Balance Sheet Date (the "Shomiti Balance Sheet") contained in the Shomiti Financial Statements, (ii) liabilities contemplated by this Agreement or described in the Shomiti Disclosure Schedule, and (iii) normal or recurring liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices.

    Section 3.6  Accounts Receivable.  The accounts receivable shown on the Shomiti Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Shomiti Balance Sheet. The accounts receivable of Shomiti arising after the Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Shomiti. None of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and Shomiti has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by Shomiti of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

    Section 3.7  Inventories.  The inventories shown on the Shomiti Balance Sheet or thereafter acquired by Shomiti consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Balance Sheet Date, Shomiti has continued to replenish inventories in a normal and customary manner consistent with past practices. Shomiti has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of Shomiti, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Shomiti, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

    Section 3.8  Absence of Certain Changes or Events.  Since the Balance Sheet Date, Shomiti has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Shomiti has not:

      (a) suffered any event or occurrence that has had a Material Adverse Effect on Shomiti;

      (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on Shomiti;

      (c) granted any material increase in the compensation payable or to become payable by Shomiti to its officers or employees;

      (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

      (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, other than options to purchase Shomiti Common Stock under the Shomiti Option Plan and shares of Shomiti Common Stock issued upon exercise of options outstanding under the Shomiti Option Plan as of the date of this Agreement;

      (f)  made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

      (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

      (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

      (i)  entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business;

      (j)  incurred any material liability, except in the ordinary course of business and consistent with past practice;

      (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

      (l)  made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $50,000;

      (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

      (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of Shomiti contained in this Agreement; or

      (o) taken any other action that would have required the consent of Finisar pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

    Section 3.9  Taxes.

      (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) Shomiti has prepared and timely filed all returns, estimates, information statements and reports required to be filed by it with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Shomiti or its operations, such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law, and Shomiti has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

      (c) Shomiti, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

      (d) Shomiti has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Shomiti that is not reflected as a liability on the Shomiti Balance Sheet or set forth on the Shomiti Disclosure Schedule, nor has Shomiti executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (e) The amount of Shomiti's liability for unpaid Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Shomiti Balance Sheet (other than Taxes which have accrued after the date of such Shomiti Balance Sheet).

      (f)  Shomiti is not a party to any tax-sharing agreement or similar arrangement with any other party, and Shomiti has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

      (g) Shomiti's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Shomiti has not been notified of any request for such an audit or other examination.

      (h) Shomiti has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

      (i)  Shomiti has made available to Finisar copies of all Returns filed for all periods since its inception.

      (j)  Shomiti has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Shomiti.

      (k) Shomiti is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Shomiti that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Shomiti or Sub as an expense under applicable law.

      (l)  Shomiti has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the

  Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      (m) Shomiti has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

      (n) None of Shomiti's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

      (o) Shomiti is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

      (p) Shomiti has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

      (q) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Shomiti relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

    Section 3.10  Tangible Assets and Real Property.

      (a) Shomiti owns or leases all tangible assets and other personal properties which are material to the conduct of its business as currently conducted or which are reflected on the Shomiti Balance Sheet or acquired since the Balance Sheet Date (the "Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair. Shomiti has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the Shomiti Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current taxes not yet due and payable. Assuming the due authorization, execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Shomiti is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The Shomiti Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Finisar.

      (b) Shomiti owns no real property. The Shomiti Disclosure Schedule sets forth a true and complete list of all real property leased by Shomiti. Assuming the due authorization, execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. True and correct copies all such of real property leases have been provided to Finisar.

    Section 3.11  Intellectual Property.

      (a) Shomiti owns, or is licensed or otherwise possesses legally enforceable rights to use, without future payment to any person, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Shomiti as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "Shomiti Intellectual Property Rights"), free and clear of all Liens. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Shomiti's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable.

      (b) The Shomiti Disclosure Schedule contains an accurate and complete list of (i) all patents, patent applications, registered trademarks, trade names, service marks and unregistered trademarks, trade names and service marks currently in use by Shomiti, registered copyrights and applications therefor included in the Shomiti Intellectual Property Rights, including the jurisdictions in which each such Shomiti Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, material distribution agreements, options, rights (including marketing rights), and other agreements to which Shomiti is a party, other than object code end user licenses granted to end users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublease the same and pursuant to which any person is authorized to use any Shomiti Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Shomiti (a "Shomiti Product") or any adaptation, translation or derivative work based on any Shomiti Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Shomiti is a party and pursuant to which Shomiti is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Shomiti Product (other than licenses for standard off-the-shelf software used in the conduct of Shomiti's business), (iv) all joint development agreements to which Shomiti is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Shomiti has obtained funding for research and development activities.

      (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any Shomiti Intellectual Property Rights, or right of termination, cancellation or acceleration of any Shomiti Intellectual Property Rights, or the loss or encumbrance of any Shomiti Intellectual Property Rights or material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Shomiti Intellectual Property Rights or otherwise impair the right of Shomiti or its customers to use the Shomiti Intellectual Property Rights in the same manner as such Shomiti Intellectual Property Rights are currently being used by Shomiti or the customers of Shomiti.

      (d) All registered copyrights, and to the Company's knowledge, patents, unregistered copyrights and registered trademarks and service marks issued to Shomiti which relate to any Shomiti Product are valid and subsisting. The manufacturing, marketing, licensing or sale of any Shomiti Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. Shomiti (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Shomiti Intellectual Property Rights or Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Shomiti Intellectual Property Rights to which Shomiti is a party or by which it is bound.

      (e) Except with respect to Licensed Intellectual Property, all designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Shomiti Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of Shomiti without the assistance of any third party or (ii) third parties who assigned ownership of their rights with respect thereto to Shomiti by means of valid and enforceable agreements, which are listed and described in the Shomiti Disclosure Schedule and copies of which have been provided to Finisar. Shomiti has at all times used commercially reasonable efforts to protect its trade secrets. None of the trade secrets of Shomiti have been published or disclosed by Shomiti or, to the knowledge of Shomiti, by any other person, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

      (f)  Shomiti is not, and, to the knowledge of Shomiti, no other party to any licensing, sublicensing, distributorship or other similar arrangements with Shomiti relating to the Shomiti Intellectual Property Rights is, in breach of or default under any material obligations under such arrangements.

      (g) To the knowledge of Shomiti, no person is infringing on or otherwise violating any right of Shomiti with respect to any Shomiti Intellectual Property Rights.

      (h) Shomiti has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right or service mark.

      (i)  Neither Shomiti nor any of its officers or employees has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Shomiti in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by Shomiti which patents or applications have not been assigned to Shomiti with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

      (j)  Each person currently or formerly employed by Shomiti (including consultants and independent contractors, if any) that has or had access to confidential information of Shomiti has executed and delivered to Shomiti a confidentiality and non-disclosure agreement in one of the forms previously provided to Finisar. To Shomiti's knowledge, neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Shomiti's business as currently conducted has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

      (k) Shomiti has no rights or obligations under the letter of intent (and to the party thereto) identified in Section 3.11(k) of the Shomiti Disclosure Schedule, and such agreement has been terminated in accordance with its terms prior to the date hereof, with the sole exception of the rights and obligations of the parties thereto regarding confidentiality that survive the termination thereof.

    Section 3.12  Bank Accounts.  The Shomiti Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Shomiti maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    Section 3.13  Contracts.

      (a) Shomiti is not a party or subject to any agreement, obligation or commitment, written or oral:

         (i) that requires any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Shomiti totaling more than $25,000 in any twelve-month period;

        (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

        (iii) that restricts Shomiti from carrying on anywhere in the world its business or any portion thereof as currently conducted;

        (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

        (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

        (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

       (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Shomiti Products;

       (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

        (ix) that is otherwise material to the business of Shomiti as currently being conducted, or as currently proposed to be conducted.

      (b) To Shomiti's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

      (c) Shomiti is not in default under or in breach or violation of, nor is there any valid basis for any claim or default by Shomiti under, or breach or violation by Shomiti of, any material contract, commitment or restriction to which Shomiti is a party or by which Shomiti or any of its properties or assets is bound or affected. To Shomiti's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any party under, or breach or violation by any other party of, any material contract, commitment, or restriction to which Shomiti is a party or by which Shomiti or any of its properties or assets is bound or affected.

    Section 3.14  Labor Difficulties.  Shomiti is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Shomiti pending or, to Shomiti's knowledge, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to Shomiti's knowledge, threatened against Shomiti. Shomiti is not now and has never been subject to any union organizing activities. Shomiti has not experienced any work stoppage or other labor difficulty. To Shomiti's knowledge, the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with Shomiti employees.

    Section 3.15  Trade Regulation.  Shomiti has not terminated its relationship with or refused to ship Shomiti Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Shomiti in excess of $10,000 over any consecutive twelve

(12) month period. All of the prices charged by Shomiti in connection with the marketing or sale of any of its products or services have been in compliance, in all material respects, with all applicable laws and regulations. No claims have been asserted or, to Shomiti's knowledge, threatened against Shomiti with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Shomiti's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

    Section 3.16  Environmental Matters.

      (a) There are no Environmental Claims (as defined in Section 3.16(f)(i) hereof) pending (i) against Shomiti, including, without limitation, with respect to its operations, or (ii) to Shomiti's knowledge, against any real or personal property which Shomiti owns, leases or manages, in whole or in part.

      (b) Shomiti has not released, spilled, emitted, leaked, injected, deposited, disposed or discharged any Hazardous Materials into the atmosphere, soil, surface, water, groundwater or any real property in a manner that would be reasonably likely to form the basis of any Environmental Claim against Shomiti nor, to Shomiti's knowledge, has there been any Release (as defined in Section 3.16(f)(iv) hereof) of any Hazardous Material (as defined in Section 3.16(f)(iii) hereof) that would be reasonably likely to form the basis of any Environmental Claim against Shomiti.

      (c) At all times, Shomiti has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in material compliance with all laws, rules, regulations, orders or treaties promulgated by any Governmental Entity.

      (d) Shomiti currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted and is in material compliance with all such Environmental Permits. Except as set forth in the Shomiti Disclosure Schedule, no environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained by Shomiti, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

      (e) Shomiti has no knowledge of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim, in each case against any person or entity (including, without limitation, any predecessor of Shomiti) whose liability Shomiti has or may have retained or assumed either contractually or by operation of law or against any real or personal property which Shomiti formerly owned, leased or managed, in whole or in part.

      (f)  As used in this Agreement:

         (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Shomiti or any of its joint ventures (for purposes of this Section 3.16); or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "Environmental Laws" means all federal, state, local and foreign laws, rules, regulations and requirements of common law relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to protection of the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs") in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material, substance or waste, which is regulated under any Environmental Law in a jurisdiction in which Shomiti operates (for purposes of this Section 3.16).

        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 3.17  Employee Benefit Plans.

      (a) Schedule 3.17 contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which is or has been sponsored, maintained, contributed to, or required to be contributed to by Shomiti, any subsidiary of Shomiti and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Shomiti within the meaning of Section 414(b), (c),(m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Shomiti or with respect to which Shomiti, or any ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "Shomiti Employee Plans").

      (b)  Documents.  Shomiti has furnished to Finisar true and complete copies of documents embodying each of the Shomiti Employee Plans and related plan documents, including (without limitation) the most recent determination or opinion letter, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summary of material modifications, compliance and nondiscrimination tests for the last three plan years, Form 5500 reports filed for the last three plan years, standard COBRA forms and related notices, and registration statements and prospectuses.

      (c)  Compliance.  (i) Each Shomiti Employee Plan has been administered in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code); (ii) any Shomiti Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable regulations or pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Shomiti Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Shomiti Employee Plan; (v) none of Shomiti, any subsidiary or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (vi) all contributions required to be made by Shomiti, any subsidiary or ERISA Affiliate to any Shomiti Employee Plan have been timely paid or accrued; (vii) each Shomiti Employee Plan subject to ERISA, has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all required notices and reports to employees; (viii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Shomiti is threatened, against or with respect to any such Shomiti Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (ix) there has been no amendment to, written interpretation or announcement by Shomiti, or any ERISA Affiliate which would materially increase the expense of maintaining any Shomiti Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Shomiti's financial statements.

      (d)  No Title IV or Multiemployer Plan.  None of Shomiti or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Shomiti or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

      (e)  COBRA, FMLA, HIPAA, CANCER RIGHTS.  With respect to each Shomiti Employee Plan, Shomiti has complied in all material respects with and have no unsatisfied obligations under (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998.

      (f)  Effect of Transaction.  The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Shomiti or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Shomiti Employee Plan), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Shomiti pursuant to any Shomiti Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Shomiti Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Finisar or Shomiti (other than ordinary administration expenses typically incurred in a termination event).

    Section 3.18  Compliance with Laws.  Shomiti has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

    Section 3.19  Employees and Consultants.  The Shomiti Disclosure Schedule contains a list of the names of all employees and consultants of Shomiti as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

    Section 3.20  Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to Shomiti's knowledge, threatened against Shomiti or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Shomiti or, to its knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Shomiti.

    Section 3.21  Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon Shomiti which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Shomiti, any acquisition of property by Shomiti or the conduct of business by Shomiti as currently being conducted or as currently proposed to be conducted.

    Section 3.22  Governmental Authorization.  Shomiti has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Shomiti (collectively, the "Shomiti Authorizations"), and all of such Shomiti Authorizations are in full force and effect.

    Section 3.23  Insurance.  Shomiti has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Shomiti. The Shomiti Disclosure Schedule contains a list of all such policies. There is no material claim made by Shomiti, or, to the knowledge of Shomiti, made by a third party pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Shomiti is otherwise in compliance with the terms of such policies. Shomiti has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 3.24  Interested Party Transactions.

      (a) No director or officer of Shomiti or, to the knowledge of Shomiti, a holder of 5% or more of Shomiti's capital stock has any interest in (i) any material equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the Shomiti Intellectual Property Rights, used in connection with or pertaining to the business of Shomiti, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Shomiti Products, (iii) any entity that competes with Shomiti, or with which Shomiti is affiliated or has a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which Shomiti is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded or quoted on a recognized stock exchange.

      (b) Except as contemplated by the Transaction Documents, Shomiti is not a party to any (i) agreement with any officer or other employee of Shomiti the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Shomiti in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.25  No Existing Discussions.  As of the date hereof, Shomiti is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Finisar with respect to a Shomiti Acquisition Proposal (as defined in Section 6.1).

    Section 3.26  Real Property Holding Corporation.  Shomiti is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    Section 3.27  Corporate Documents.  Shomiti has furnished to Finisar, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Shomiti. The corporate minute books and other corporate records of Shomiti are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction. Shomiti has delivered or made available to Finisar or its representatives true and complete copies of all documents which are referred to in the Shomiti Disclosure Schedule and any and all other documents which have been requested in writing by Finisar or its representatives in connection with their due diligence of Shomiti.

    Section 3.28  No Misrepresentation.  No representation or warranty by Shomiti in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Shomiti pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FINISAR AND SUB

    Finisar and Sub, jointly and severally, represent and warrant to Shomiti that the statements contained in this Article IV are true and correct except as set forth in the disclosure schedule delivered by Finisar to Shomiti on or before the date of this Agreement (the "Finisar Disclosure Schedule"). The Finisar Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and shall qualify only the corresponding Section in this Article IV and any other Section hereof where it is reasonably clear upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed (after review of the entire Finisar Disclosure Schedule), that the disclosure would apply to such Section.

    Section 4.1  Organization.  Each of Finisar and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Finisar as its business is currently conducted or currently proposed to be conducted.

    Section 4.2  Finisar Capital Structure.

      (a) The authorized capital stock of Finisar consists of 200,000,000 shares of Finisar Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Finisar Preferred Stock"). As of September 30, 2000, 160,165,469 shares of Finisar Common Stock were issued and outstanding, all of which had been duly authorized and validly issued and were fully paid and nonassessable. As of September 30, 2000, 8,480,471 shares of Finisar Common stock were reserved for issuance pursuant to stock options granted and outstanding under Finisar's stock option plans and rights outstanding under Finisar's employee stock purchase plan. No material change in such capitalization has occurred between September 30, 2000 and the date of this Agreement. As of the date hereof, no shares of Finisar Preferred Stock are issued or outstanding. All of the outstanding shares of capital stock of Sub have been duly authorized and validly issued and are fully paid and nonassessable, and all such shares are owned by Finisar, free and clear of all Liens, agreements, limitations on voting rights, charges or other encumbrances of any nature. As of December 31, 2000, 185,500,768 shares of Finisar Common Stock were issued and outstanding and an aggregate of 12,148,851 shares of Finisar Common Stock were subject to outstanding options or purchase rights under Finisar's employee stock option plans, employee stock purchase plan and options assumed in connection with Finisar's acquisitions of Sensors Unlimited, Inc. and Demeter Technologies, Inc.

      (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under Finisar's stock option plans or Finisar's employee stock purchase plan, there are (i) no equity securities of any class of Finisar, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Finisar is a party or by which it is bound obligating Finisar to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Finisar.

      (c) The shares of Finisar Preferred Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, and the shares of Finisar Common Stock issuable upon conversion of the Finisar Preferred Stock, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and nonassessable. Subject to the issuance of the Permit pursuant to the Hearing (as each is defined in Section 6.9) as contemplated by, and in accordance with, Section 6.9 of this Agreement, the offer, sale and issuance of the Finisar Preferred Stock and the Finisar Common Stock issuable upon conversion of the Finisar Preferred Stock (the "Conversion Stock") and the subsequent resale of the Finisar Preferred Stock and Conversion Stock by the Shomiti securityholders will be exempt from the registration requirements of Section 5 of the Securities Act.

    Section 4.3  Authority; No Conflict; Required Filings and Consents.

      (a) Finisar and Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Finisar or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Finisar and Sub, respectively. This Agreement and the other Transaction Documents to which Finisar and/or Sub are parties have been or will be duly executed and delivered by Finisar and/or Sub and constitute or will constitute the valid and binding obligations of Finisar and/or Sub, enforceable against Finisar and/or Sub, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

      (b) The execution and delivery by Finisar and Sub of this Agreement and the other Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Finisar or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Finisar or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Finisar or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not reasonably likely to have a Material Adverse Effect on Finisar.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Finisar, Sub or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act, (ii) the filing of the application for, and receipt of, the Permit (as defined in Section 6.8), (iii) the filing of the Certificate of Designation with the Delaware Secretary of State in accordance with the Delaware General Corporation Law, (iv) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (v) if required, the filing of a report on Form 8-K with the Securities and Exchange Commission (the "SEC"), (vi) the filing of a registration statement on Form S-8 with the SEC, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Finisar.

    Section 4.4  SEC Filings; Financial Statements.

      (a) Finisar has timely filed and made available to Shomiti all forms, reports and documents required to be filed by Finisar (or voluntarily filed) with the SEC since November 11, 1999 (the effective date of Finisar's initial public offering), other than registration statements on Form S-8 (collectively, the "Finisar SEC Reports"). Each of the Finisar SEC Reports (i) at the time it was filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Finisar SEC Report or necessary in order to make the statements in such Finisar SEC Report, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Finisar SEC Reports, including any Finisar SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Finisar and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited consolidated balance sheet of Finisar as of July 31, 2000 is referred to herein as the "Finisar Balance Sheet."

    Section 4.5  Absence of Undisclosed Liabilities.  Finisar and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Finisar, other than (i) liabilities reflected or provided for on the Finisar Balance Sheet, (ii) liabilities specifically contemplated by this Agreement, or described in the Finisar Disclosure Schedule or Finisar SEC Reports, and (iii) normal or recurring liabilities incurred since July 31, 2000 in the ordinary course of business consistent with past practices.

    Section 4.6  Litigation.  Except as described in the Finisar SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Finisar pending or, to Finisar's knowledge, threatened, or as to which Finisar has received any written notice of assertion, which is reasonably likely to have a Material Adverse Effect on Finisar or a material adverse effect on the ability of Finisar to consummate the transactions contemplated by this Agreement.

    Section 4.7  No Misrepresentation.  No representation or warranty by Finisar or Sub in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Finisar or Sub pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS

    Section 5.1  Covenants of Shomiti.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Shomiti agrees (except to the extent that Finisar shall otherwise consent in writing), to use all commercially reasonable efforts consistent with past practices and policies to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Shomiti shall promptly notify Finisar of any event or occurrence not in the ordinary course of business of Shomiti where such event or occurrence would result in a breach of any covenant of Shomiti set forth in this Agreement or cause any representation or warranty of Shomiti set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, or set forth on the Shomiti Disclosure Schedule, Shomiti shall not, without the prior written consent of Finisar:

      (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of Shomiti or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

      (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Shomiti Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

      (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

      (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Shomiti Common Stock upon the exercise or conversion of Shomiti Options or Shomiti Warrants outstanding as of the date of this Agreement;

      (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $50,000;

      (f)  Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Shomiti, except for transactions entered into in the ordinary course of business;

      (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

      (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

      (i)  Incur any indebtedness for borrowed money in excess of $25,000 in the aggregate or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

      (j)  Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

      (k) Incur or commit to incur any individual capital expenditure in excess of $10,000 or aggregate capital expenditures in excess of $50,000, in addition to the existing commitments set forth in the Shomiti Disclosure Schedule;

      (l)  Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any Shomiti Product;

      (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

      (n) Waive or release any material right or claim, except in the ordinary course of business;

      (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

      (p) Initiate any litigation or arbitration proceeding; or

      (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Shomiti's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

    Section 5.2  Cooperation.  Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Finisar and Shomiti shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

    Section 6.1  No Solicitation.

      (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Shomiti shall not, directly or indirectly, through any officer, director, employee, representative or agent (each a "Representative"), (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Shomiti, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Shomiti Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Shomiti Acquisition Proposal, or (iii) agree to, approve or recommend any Shomiti Acquisition Proposal.

      (b) Shomiti shall notify Finisar no later than twenty-four (24) hours after receipt by Shomiti (or its advisors) of any Shomiti Acquisition Proposal or any request for nonpublic information in connection with a Shomiti Acquisition Proposal or for access to the properties, books or records of Shomiti by any person or entity that informs Shomiti that it is considering making, or has made, a Shomiti Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror of such Shomiti Acquisition Proposal and Shomiti shall keep Finisar apprised of the status of any such Shomiti Acquisition Proposal; provided, however, that this provision shall not in any way be deemed to limit the obligations of Shomiti or its Representatives set forth in Section 6.1(a).

      (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Finisar shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) make any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, purchase of substantial assets, purchase of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving any other entity engaged primarily in a business substantially similar to that of Shomiti (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Finisar Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Finisar Acquisition Proposal, or (iii) agree to, approve or recommend any Finisar Acquisition Proposal.

    Section 6.2  Consents.  Each of Finisar and Shomiti shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Finisar's or Shomiti's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

    Section 6.3  Access to Information.  Upon reasonable notice, Shomiti shall afford to the officers, employees, accountants, counsel and other representatives of Finisar, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Shomiti shall furnish promptly or make available to Finisar or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Nondisclosure Agreement effective as of August 23, 2000 (the "Confidentiality Agreement") between Finisar and Shomiti, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    Section 6.4  Notification of Certain Matters.  Shomiti shall give prompt notice to Finisar, and Finisar shall give prompt notice to Shomiti, of the occurrence (or non-occurrence) of any event of which Shomiti or Finisar, respectively, has knowledge, the occurrence (or non-occurrence) of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and of the occurrence of any material failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that (i) delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available to either party hereunder and (ii) shall not constitute an admission by the party delivering such notice that any such representation or warranty has been breached. No disclosure by Shomiti pursuant to this Section 6.4, however, shall be deemed to amend or supplement the Shomiti Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of contract.

    Section 6.5  Legal Conditions to Merger.  Each of Finisar and Shomiti will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Finisar and Shomiti will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Shomiti, Finisar or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

    Section 6.6  Public Disclosure.  Finisar and Shomiti shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules or regulations of the SEC or the NNM.

    Section 6.7  Tax-Free Reorganization.  Finisar and Shomiti each intend that the Merger shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. Finisar and Shomiti each agree to refrain from taking any action inconsistent with such intended treatment. Finisar and Shomiti agree to make reasonable representations as requested by counsel to Finisar and Shomiti with respect to the rendering of the opinions required pursuant to Section 7.1(f).

    Section 6.8  NNM Quotation.  Finisar agrees to continue the quotation of Finisar Common Stock on the NNM during the term of this Agreement. Finisar shall use its best efforts to cause the shares of Finisar Common Stock to be issued upon the conversion of the Finisar Preferred Stock and such other shares required to be reserved for issuance in connection with the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

    Section 6.9  Securities Law Matters.

      (a) As soon as practicable following the execution of this Agreement, Finisar, with the full cooperation of Shomiti, will file a request for a hearing (the "Hearing") before the Commissioner of Corporations of the State of California to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Section 25142 of the California Corporations Code, together with an application for a permit relating to the transactions contemplated by this Agreement and the Agreement of Merger (the "Permit"). Shomiti shall promptly furnish to Finisar all required data and information relating to Shomiti in connection with such request and application and such other notices and documents as may be required in connection with the Hearing. Finisar and Shomiti shall use their commercially reasonable efforts to cause the Hearing to take place and the Permit to be issued at the earliest practicable date.

      (b) Finisar shall prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. Shomiti shall use its commercially reasonable efforts to assist Finisar as may be necessary to comply with all appropriate state securities or Blue Sky laws which may be applicable in connection with the Merger.

      (c) In connection with the Hearing, Shomiti shall prepare, with the full cooperation of Finisar, a disclosure document (the "Consent Solicitation Statement") describing this Agreement and the transactions contemplated hereby and thereby for the purpose of soliciting the approval of Shomiti's shareholders. Finisar shall provide such information about itself as Shomiti shall reasonably request. The information supplied by Shomiti for inclusion in the Consent Solicitation Statement shall not, on the date the solicitation statement is first mailed to Shomiti Shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Shomiti makes no representation, warranty or covenant with respect to any information supplied by Finisar or Sub which is contained in any of the foregoing documents. The information supplied by Finisar for inclusion in the Consent Solicitation Statement shall not, on the date the Consent Solicitation Statement is first mailed to Shomiti's shareholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Finisar and Sub make no representation, warranty or covenant with respect to any information supplied by Shomiti which is contained in any of the foregoing documents.

      (d) The Consent Solicitation Statement shall constitute a disclosure document for the offer and issuance of shares of Finisar Common Stock to be received by the holders of Shomiti Common Stock in the Merger. Finisar and Shomiti shall each use reasonable commercial efforts to cause the Consent Solicitation Statement to comply with applicable federal and state securities laws requirements. Each of Finisar and Shomiti agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Consent Solicitation Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Consent Solicitation Statement. Shomiti will promptly advise Finisar, and Finisar will promptly advise Shomiti, in writing if at any time prior to the Effective Time either Shomiti or Finisar shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Consent Solicitation Statement shall contain the unanimous recommendation of the Board of Directors of Shomiti that the shareholders of Shomiti approve the Merger and this Agreement and the unanimous conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Shomiti. Anything to the contrary contained herein notwithstanding, Shomiti shall not include in the solicitation statement any information with respect to Finisar or its affiliates or associates, the form and content of which information shall not have been approved by Finisar prior to such inclusion.

      (e) Upon receipt of the Permit, Shomiti shall, as promptly as possible but not later than three (3) business days following the effectiveness of the Permit, submit this Agreement and the transactions contemplated hereby to the shareholders of Shomiti for approval and adoption as provided by California law and its Articles of Incorporation and Bylaws. Shomiti shall use its best efforts to solicit and obtain the consent of the shareholders of Shomiti sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. Shomiti shall ensure that the meeting of the shareholders of Shomiti called for the purpose of approving the Merger and this Agreement, or the solicitation of written consents of the shareholders of Shomiti without a meeting, is conducted, and that all proxies solicited by Shomiti in connection with any such meeting are solicited, in compliance with applicable law and the Shomiti charter documents. Shomiti's obligation to call, give notice of, convene and hold the shareholders' meeting, or to solicit the written consent of its shareholders without a meeting, in accordance with this Section 6.9(e) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Shomiti of any Shomiti Acquisition Proposal.

      (f)  Schedule 6.9 (f) sets forth those persons who, in Shomiti's reasonable judgment are or may be "affiliates" of Shomiti within the meaning of Rule 145 (each such person a "Shomiti Affiliate"). Shomiti shall provide Finisar such information and documents as Finisar shall reasonably request for purposes of reviewing such list. Shomiti shall deliver or cause to be delivered to Finisar, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Shomiti Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Finisar shall be entitled to place appropriate legends on the certificates evidencing any Finisar Common Stock to be received by such Shomiti Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Finisar Common Stock, consistent with the terms of such Affiliate Agreements.

      (g) After the issuance of the Permit, each share of Finisar Preferred Stock to be issued hereunder shall be issued without any legend restricting the transfer of such shares except as relates to restrictions on the transfer of shares by the Shomiti Affiliates and affiliates of Finisar pursuant to Rule 144 itself or Rule 145 of the Securities Act, as applicable.

    Section 6.10  HSR Act.  Finisar and Shomiti shall promptly prepare and file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

    Section 6.11  Employment Matters.

      (a) Effective on the Closing Date, William Shaw, Timothy Bean and David Langlais (the "Key Employees") will become employees of the Surviving Corporation pursuant to the terms of Employment Agreements substantially in the form Exhibit C hereto (collectively, the "Employment Agreements").

      (b) Effective on the Closing Date, Shomiti shall use its best efforts to cause the Key Employees to enter into Noncompetition Agreements substantially in the form of Exhibit D hereto (collectively, the "Noncompetition Agreements").

      (c) Prior to the Closing Date, Shomiti shall use its best efforts to cause the agreements referenced in Schedule 6.11(c) hereto and entered into by certain employees and Shomiti prior to the date hereof to be amended, effective as of the Closing Date, in accordance with the terms set forth for each such employee in such Schedule 6.11(c). Such agreements, as amended, shall be referred to herein as the "Amended Employee Agreements."

      (d) Prior to the Closing Date, Finisar will make offers of "at will" employment (on behalf of the Surviving Corporation) to all employees of Shomiti recommended by the Chief Executive Officer of Shomiti and set forth on Schedule 6.11(d) hereto, such offers to be conditioned upon the consummation of the Merger. All Shomiti employees whose employment will not be continued by the Surviving Corporation will be terminated by Shomiti prior to the Closing Date.

    Section 6.12  Stock Options.

      (a) At the Effective Time, each outstanding Shomiti Option which has not been exercised prior to the Closing, whether vested or unvested, shall be assumed by Finisar and converted into an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Shomiti Option (except as otherwise provided below), such number of shares of Finisar Preferred Stock which the holder of such Shomiti Option would have been entitled to receive pursuant to the Merger pursuant to Section 2.2(c) had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price of the Shomiti Common Stock purchasable pursuant to such Shomiti Option immediately prior to the Effective Time divided by (ii) the number of full shares of Finisar Preferred Stock purchasable pursuant to the Assumed Option.

      (b) Shomiti agrees to take all actions necessary or advisable to cause all Shomiti Options to remain unchanged, including, without limitation, the vesting schedule of each Assumed Option as set forth in the option agreement for each Shomiti Option, and, except to the extent set forth in Schedule 6.12(b) hereto, no Shomiti Option shall be accelerated in contemplation of or as a consequence of the Merger.

      (c) As soon as practicable after the Effective Time, Finisar shall deliver to the holders of Shomiti Options an appropriate notice setting forth such holders' rights pursuant thereto and the grants pursuant thereto shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 6.12(a) after giving effect to the Merger). Finisar shall, to the extent required by and subject to the provisions of the Shomiti Option Plan, take such actions as may be appropriate under the Code and the regulations thereunder to cause the Assumed Options representing assumed Shomiti Options which qualified as incentive stock options immediately prior the Effective Time continue to qualify as incentive stock options after the Effective Time, to the extent permitted under the Code and the regulations thereunder.

      (d) Finisar shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Finisar Capital Stock for delivery upon exercise of the Assumed Options. As soon as practicable after the Effective Time, Finisar shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Finisar Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as any Assumed Options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Finisar shall administer the Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

      (e) In addition to the Shomiti Options assumed by Finisar in the Merger, Finisar shall grant to all Shomiti employees who remain employed at the Closing new options, under a new employee stock option plan that is substantially similar to Finisar's existing employee stock option plan, to purchase shares of Finisar Preferred Stock in the amounts set forth on Schedule 6.12(e) hereto.

    Section 6.13  Employee Benefits.  As of the Effective Time, all Shomiti employees who continue as employees of Finisar or Shomiti ("Continuing Employees") shall be eligible to participate in those benefit plans maintained for employees of Finisar on the same terms applicable to employees of Finisar. Each Continuing Employee shall be given credit, for purposes of any service requirements for participation or vesting, for his or her continuous period of service with Shomiti.

    Section 6.14  Termination of Shomiti 401(k) Plan.  Shomiti agrees to terminate its 401(k) Plan. Prior to the Closing Date, Shomiti shall provide to Finisar executed resolutions by Shomiti's Board of Directors authorizing the termination of the 401(k) Plan and an executed amendment to the 401(k) Plan intended to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of Shomiti's 401(k) Plan shall be maintained at the time of termination (the form and substance of such resolutions and amendment shall be subject to review and approval of Finisar).

    Section 6.15  Forms 5500.  Shomiti agrees to file an accurate and complete Form 5500 Annual Return of Employee Benefit Plan ("Form 5500"), under the Department of Labor delinquent filer program, if available, for each benefit plan (including without limitation its 401(k) Plan) for which Shomiti has not filed a Form 5500. Prior to the Closing Date, Shomiti shall provide Finisar with documentation evidencing that each Form 5500 required to be filed has been filed, including copies of each such Form 5500 and all related correspondence to any governmental agency.

    Section 6.16  Brokers or Finders.  Each of Finisar and Shomiti represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Finisar and Shomiti agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

    Section 6.17  Additional Agreements; Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    Section 6.18  Expenses.  The parties shall each pay their own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, except for accounting fees and expenses of up to a maximum amount of $100,000 (the "Shomiti Accounting Fee Deductible"), all legal, accounting, financial advisory and consulting fees and expenses incurred by Shomiti (whether paid or accrued) relating to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated hereby, and obtaining all authorizations, consents, orders or approvals of, or declarations or filings with, all Governmental Entities in connection with such transactions (the "Shomiti Transaction Expenses") shall be borne by the former Shomiti Shareholders, as hereinafter provided. Schedule 6.18 hereto sets forth Shomiti's current estimate of the total Shomiti Transaction Expenses which Shomiti expects to incur (the "Estimated Shomiti Transaction Expenses"). Shomiti shall provide an updated schedule of Estimated Shomiti Transaction Expenses not later than two (2) business days prior to the Closing (the "Shomiti Closing Transaction Expense Schedule"). The parties acknowledge that the Total Adjusted Merger

Consideration and each of the Exchange Ratios will be established on the basis of the Shomiti Closing Transaction Expense Schedule. In the event the Shomiti Transaction Expenses actually incurred by Shomiti exceed the amount shown on the Shomiti Closing Transaction Expense Schedule, Finisar shall be entitled to assert a claim against the Escrow Shares pursuant to Article IX hereof in order to recover all such additional expenses; provided, however, that in no event shall the Shomiti Shareholders be responsible for payment of the Shomiti Accounting Fee Deductible.

    Section 6.19  Warrant Exercise.  Shomiti shall exercise commercially reasonable efforts to cause all Shomiti Warrants that are outstanding as of the date hereof to be exercised, and Shomiti shall cause all Shomiti Warrants issued between the date hereof and the Closing Date, that would be outstanding at or immediately prior to the Effective Time to be exercised in full, by means of a cash exercise for shares of Shomiti Capital Stock prior to the Effective Time, and shall cause the cash exercise price therefor to be paid to Shomiti.

    Section 6.20  Audited Financial Statements.  Shomiti shall deliver to Finisar, at least five (5) business days prior to the Closing Date, its audited financial statements for the years ended October 1, 1999 and September 30, 2000, which shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and present fairly in all material respects the financial position of Shomiti and the results of its operations and cash flows as of the dates and for the periods indicated therein.

    Section 6.21  Termination of Rights.  Shomiti shall use commercially reasonable efforts to cause the rights of the third parties (i) identified and set forth in Sections 2, 3 and 4 of the agreement described in Schedule 6.21(i) hereto, (ii) under the rights agreement described in Schedule 6.21(ii) hereto and (iii) under the letter agreement described in Schedule 6.21(iii) hereof, to be terminated, effective upon the consummation of the Merger.

ARTICLE VII

CONDITIONS TO MERGER

    Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

      (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of Shomiti Common Stock.

      (b) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

      (c) All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Finisar or Shomiti or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

      (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Finisar's conduct or operation of the business of Finisar or Shomiti after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

      (e) The California Department of Corporations shall have issued the Permit qualifying the securities to be issued hereunder pursuant to Section 25121 of the California Corporations Code, and such issuance shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

      (f)  Finisar shall have received a written opinion from its counsel, Gray Cary Ware & Freidenrich LLP, and Shomiti shall have received a written opinion from its counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to both parties, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if counsel to either party does not render such opinion, this condition shall be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Finisar, Sub, Shomiti and their respective directors and officers.

      (g) If required by applicable Nasdaq rules, the shares of Finisar Common Stock issuable to the Shomiti Shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

    Section 7.2  Additional Conditions to Obligations of Finisar and Sub.  The obligations of Finisar and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Finisar:

      (a) The representations and warranties of Shomiti set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Shomiti, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Finisar shall have received a certificate to such effect signed on behalf of Shomiti by the chief executive officer of Shomiti. For purposes of this subsection 7.2(a), the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on Shomiti: (i) reductions in the trading price of Finisar Common Stock, as reported on the NNM, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy, the electronics or communications industries, generally, or the segments of the electronics and communications industries in which Shomiti participates; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

      (b) Shomiti shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Finisar shall have received a certificate to such effect signed on behalf of Shomiti by the chief executive officer of Shomiti.

      (c) Finisar shall have received from Shomiti written evidence that the execution, delivery and performance of Shomiti's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of Shomiti.

      (d) Finisar shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Finisar Capital Stock pursuant to the Merger.

      (e) Each of the Key Employees shall have executed and delivered their respective Employment Agreements.

      (f)  Each of the Amended Employee Agreements shall have been executed and delivered in accordance with the terms set forth in Schedule 6.11(c).

      (g) Each of the Key Employees shall have executed and delivered their respective Noncompetition Agreements.

      (h) Finisar shall have received satisfactory assurance, as determined by Finisar in good faith, that at least 90% of the Shomiti employees listed in Schedule 6.11(d) (other than the Key Employees) will remain employed by the Surviving Corporation or Finisar after the Merger.

      (i)  The Merger shall have been approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Shomiti Capital Stock.

      (j)  Finisar shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to Shomiti, substantially in the form of Exhibit E hereto.

      (k) The Escrow Agreement shall have been executed and delivered by the Shareholders' Representative (as defined in Section 9.6) and the Escrow Agent.

      (l)  Finisar shall have received from each of the affiliates of Shomiti an executed Affiliate Agreement.

      (m) All Shomiti Warrants shall have been exercised by means of cash exercise, or, to the extent permitted by the terms thereof, by means of a net exercise, or terminated pursuant to their terms; provided, however, that all Shomiti Warrants issued between the date hereof and the Closing Date shall have been exercised by means of a cash exercise pursuant to, and in accordance with, Section 6.19.

      (n) Shomiti shall have obtained all consents, waivers and approvals listed in Schedule 7.2(n) hereto.

      (o) Any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Internal Revenue Code shall have been approved by such number of shareholders of Shomiti as is required by the terms of Section 280G(b)(5)(B), which approval shall have been obtained in a manner that satisfies all applicable requirements of such Section 280(G)(b)(5)(B) and the proposed Treasury regulations thereunder, including subsection Q-7 of Section 1.280G-1 of such proposed regulations.

      (p) Shomiti shall have delivered to Finisar its audited financial statements for the years ended October 1, 1999 and September 30, 2000 pursuant to, and in accordance with, the terms set forth in Section 6.20.

      (q) The rights of the third parties (i) identified and set forth in Sections 2, 3 and 4 of the agreement described in Schedule 6.21(i), (ii) under the rights agreement described in Schedule 6.21(ii) hereto and (iii) under the letter agreement described in Schedule 6.21(iii) hereto shall have been terminated effective upon the consummation of the Merger.

    Section 7.3  Additional Conditions to Obligations of Shomiti.  The obligation of Shomiti to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Shomiti:

      (a) The representations and warranties of Finisar and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Finisar, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Shomiti shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar. For the purposes of the foregoing condition, the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on Finisar: (i) reductions in the trading price of Finisar Common Stock, as reported on the NNM, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy, the electronics or communications industries, generally, or the segments of the electronics and communications industries in which Finisar participates; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

      (b) Finisar and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Shomiti shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar.

      (c) Shomiti shall have received from Finisar and Sub written evidence that the execution, delivery and performance of Finisar's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Finisar and Sub.

      (d) Finisar shall have executed and delivered the Employment Agreements and Noncompetition Agreements.

      (e) Shomiti shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to Finisar, substantially in the form of Exhibit F hereto.

      (f)  The Escrow Agreement shall have been executed and delivered by Finisar and the Escrow Agent.

ARTICLE VIII

TERMINATION AND AMENDMENT

    Section 8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(e), by written notice by the terminating party to the other party):

      (a) by the mutual written consent of Finisar and Shomiti;

      (b) by either Finisar or Shomiti if the Merger shall not have been consummated by April 15, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; and provided further, that if as of such date the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall not have been terminated or shall not have expired, Finisar or Shomiti may, by written notice to the other, elect to extend such date for up to an additional sixty (60) days;

      (c) by either Finisar or Shomiti if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Sections 6.5 or 6.7 of this Agreement;

      (d) by Finisar if the Board of Directors of Shomiti shall have withdrawn or modified its recommendation of this Agreement or the Merger for approval by the shareholders of Shomiti in a manner adverse to Finisar or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing; or

      (e) by Finisar or Shomiti, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Finisar) or 7.3(a) or (b) (in the case of termination by Shomiti) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

    Section 8.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Finisar, Shomiti, Sub or their respective officers, directors, shareholders or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.16 and 6.18 of this Agreement and the confidentiality provisions set forth herein and in the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 8.3  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Shomiti, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.4  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

ESCROW AND INDEMNIFICATION

    Section 9.1  Survival of Representations and Warranties.  If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date. No action may be brought by a member of the Finisar Group (as defined in Section 9.2) with respect to a breach of a representation or warranty under this Agreement or the transactions contemplated hereby (i) unless an Indemnification Claim is made under Section 9.3 on or before the date that is twelve (12) months following the Closing Date (the "Termination Date") or (ii) except for claims under Section 9.2(d), as allowed by law.

    Section 9.2  Indemnification by Shareholders.

      (a) Subject to the terms and conditions contained herein, Finisar, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Finisar, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Finisar Group") shall be entitled to recover from the Escrow any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Finisar Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Shomiti in this Agreement, including the Shomiti Disclosure Schedule, (ii) any Shomiti Transaction Expenses (exclusive of the Shomiti Accounting Fee Deductible) in excess of the amount set forth on the Shomiti Closing Transaction Expense Schedule and not reflected in the calculation of the applicable Exchange Ratio, or (iii) any breach of this Article IX or the Escrow Agreement (collectively, "Finisar Losses").

      (b) No member of the Finisar Group shall be entitled to recover any Finisar Losses except to the extent the aggregate amount of all Finisar Losses under all claims exceeds $100,000 (the "Deductible Amount"); provided, however, that Finisar Losses under Section 9.2(a)(ii) shall be recoverable in full without regard to the Deductible Amount.

      (c) The right of a member of the Finisar Group to recover a Finisar Loss under this Article IX is subject to the condition that the Shareholders' Representative (as defined in Section 9.6) shall have received written notice of an Indemnification Claim (as defined in Section 9.3) for such Finisar Loss on or before the Termination Date.

      (d) The provisions of Section 9.2(b) above and 9.5 below shall not limit, in any manner, any remedy at law or in equity to which any member of the Finisar Group shall be entitled against Shomiti or, on a joint (but not several) basis, any securityholder of Shomiti who is currently an officer or director of Shomiti or any securityholder of Shomiti that is a venture capital fund or firm that is affiliated with any such director of Shomiti as a result of willful fraud or intentional misrepresentation by Shomiti, any securityholder of Shomiti or any of their respective representatives, or any rights that Finisar may have under federal or state securities laws regarding compliance or non-compliance with the anti-fraud provisions thereof; provided, however, that liability with respect thereto shall be limited to twenty-four (24) months following the Closing Date; and provided, further, however, that in no event shall any such securityholder of Shomiti have any liability in excess of the portion of the Total Merger Shares received by such securityholder in connection with the Merger or the proceeds, if any, received by such securityholder in connection with the disposition of such Merger consideration. Notwithstanding the foregoing, nothing in this Agreement shall limit the liability in amount, indemnification period or otherwise of Shomiti or any securityholder or any of their respective representatives to the extent such securityholder knowingly participated in such fraud, intentional misrepresentation, and/or noncompliance with the anti-fraud provisions under federal or state securities laws.

      (e) The amount of Finisar Losses shall be computed after giving effect to the receipt of any insurance proceeds (without any adverse effect on the premiums paid for such insurance) and tax benefits with respect thereto.

    Section 9.3  Procedures for Recovery.

      (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Finisar Group seeking recovery from the Escrow.

      (b) A claim for recovery from the Escrow (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice signed by an executive officer of Finisar to the Shareholders' Representative and the Escrow Agent requesting recovery and specifying in reasonable detail the basis on which recovery is sought (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Finisar Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

      (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Shareholders' Representative.

    Section 9.4  Defense of Third Party Claims.  Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to recovery under this Article IX (including, without limitation, any claim by the Internal Revenue Service or the United States Department of Labor) (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

      (a) Such Indemnitee shall give the Shareholders' Representative and the Escrow Agent written notice of any such Third Party Claim within thirty (30) days after receipt by Indemnitee of notice thereof, and the Shareholders' Representative may, subject to the prior written consent of Finisar, undertake control of the defense thereof by counsel of his own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, Shareholders' Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, within fifteen (15) days of its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholders' Representative or the Escrow Agent shall not release the Shomiti Shareholders from their obligations hereunder, except to the extent they are prejudiced by such failure.

      (b) Indemnitee and the Shareholders' Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

      (c) No settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholders' Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholders' Representative has assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Shareholders' Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed. In the event that the Shareholders' Representative has consented to the specific terms of any such settlement, including, but not limited to, the dollar amount of such settlement, neither the Shomiti Shareholders nor the Shareholders' Representative shall have any power or authority to object under the objection procedures set forth in the Escrow Agreement or any provision of this Agreement to the amount of any claim by Finisar for indemnity to the extent it is consistent with the specific terms of such settlement to which the Shareholders' Representative has consented.

    Section 9.5  Manner of Recovery.

      (a) The Escrow Shares deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.4 shall provide a fund against which members of the Finisar Group may assert claims under this Article IX. Except as specifically provided in Section 9.2(d), the sole recourse of any member of the Finisar Group for claims with respect to this Agreement or the transactions contemplated hereby is to the Escrow Shares.

      (b) Each claim asserted pursuant to this Article IX shall be made only in accordance with the procedures set forth herein and in the Escrow Agreement, subject to the provisions of Section 9.2(d) hereof.

    Section 9.6  Appointment of Shareholders' Representative.  For purposes of this Agreement, the Shomiti Shareholders consent to the appointment of William Nieto as the representative and attorney-in-fact for and on behalf of the Shomiti Shareholders (the "Shareholders' Representative"), and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement on behalf of the Shomiti Shareholders, (ii) authorize delivery to Finisar of Escrow Shares in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholders' Representative has unlimited authority and power to act on behalf of each shareholder of Shomiti with respect to the disposition, settlement or other handling of all Indemnification Claims. With respect to any interest in the Escrow, each shareholder of Shomiti will be bound by all actions taken by the Shareholders' Representative in connection with all Indemnification Claims, and Finisar shall be entitled to rely on any action or decision of the Shareholders' Representative. The Shareholders' Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or bad faith. In all questions arising under this Agreement or the Escrow Agreement, the Shareholders' Representative may rely on the advice of counsel, and the Shareholders' Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice. Except as expressly provided herein, the Shareholders' Representative will not be required to take any action involving any expense (including consultation of his legal counsel) unless the payment of such expense is made or provided for in a manner satisfactory to him. The former Shomiti Shareholders on whose behalf the Escrow Shares were contributed to the Escrow Fund shall severally indemnify the Shareholders' Representative and hold the Shareholders' Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Representative and arising out of or in connection with the acceptance or administration of the Shareholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Representative. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares subject to Indemnification Claims under this Article IX may, by written consent, appoint a new representative as the Shareholders' Representative by sending notice and a copy of the written consent appointing such new representative signed by holders of a majority of the Escrow Shares to Finisar and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Finisar and the Escrow Agent.

ARTICLE X

GENERAL PROVISIONS

    Section 10.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Finisar, to:

      Finisar Corporation
      1308 Moffett Park Drive
      Sunnyvale, CA 94089-1113
      Attention: Chief Executive Officer
      Fax: (408) 541-9579
      Tel: (408) 548-1000

      with a copy to:

      Gray Cary Ware & Freidenrich LLP
      400 Hamilton Avenue
      Palo Alto, CA 94301
      Attention: Dennis C. Sullivan, Esq.
      Fax: (650) 327-3699
      Tel: (650) 833-2000

      (b) if to Shomiti, to

      Shomiti Systems, Inc.
      1800 Bering Drive
      San Jose, CA 95112
      Attention: Chief Executive Officer
      Fax: (408) 437-4041
      Tel: (408) 437-3940

      with a copy to:

      Wilson, Sonsini, Goodrich & Rosati, Professional Corporation
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Alisande M. Rozynko, Esq.
      Fax: (650) 496-4367
      Tel: (650) 493-9300

      (c) if to the Shareholders' Representative, to

      William Nieto
      Business Equity Appraisal Reports, LLC
      865 Laurel Street
      San Carlos, CA 94070
      Fax: (650) 508-4410
      Tel: (650) 592-6041

      with a copy to:

      General Counsel Associates
      1891 Landings Drive
      Mountain View, CA 94073
      Attn: Robert Sloss, Esq.
      Fax: (650) 428-3901
      Tel: (650) 428-3900

    Section 10.2  Interpretation.

      (a) For purposes of this Agreement

         (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

        (ii) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation;"

        (iii) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

        (iv) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 21, 2000;

        (v) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its Subsidiaries, taken as a whole;

        (vi) Any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters;

       (vii) Any reference to the "prospects" of Shomiti or its business, or to Shomiti's business "as currently proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to Shomiti's business that are initiated by Finisar thereafter;

       (viii) The word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and

        (ix) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

    Section 10.3  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 10.4  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    Section 10.5  Entire Agreement.  This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

    Section 10.6  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

    Section 10.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 10.8  Attorneys' Fees.  Notwithstanding anything to the contrary set forth in Section 6.18 hereof, if any dispute occurring prior to the Closing between the parties under this Agreement or with respect to the transaction contemplated hereby is determined, resolved or adjudicated by a court or public or private tribunal or panel, the prevailing party in such dispute shall be entitled to recover from the other its reasonable attorneys' fees and other professional fees and costs incurred in such dispute. "Prevailing party" within the meaning of this Section 10.8 includes, without limitation, a party who obtains substantially the relief or defense sought by it whether by compromise, settlement or judgment.

    Section 10.9  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, Finisar, Sub and Shomiti have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

SHOMITI SYSTEMS, INC.		FINISAR CORPORATION
By:	/s/ WILLIAM SHAW	By:	/s/ JERRY S. RAWLS
	William Shaw		Jerry S. Rawls
	President and Chief Executive Officer		President and Chief Executive Officer
SILVER ACQUISITION CORP.
		By:	/s/ JERRY S. RAWLS
Jerry S. Rawls
President and Chief Executive Officer

ANNEX C

SECOND AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

among

FINISAR CORPORATION,
a Delaware corporation
("Finisar"),

TRANSWAVE FIBER, INC.,
a California corporation
("Transwave"),

and

CERTAIN PRINCIPAL SHAREHOLDERS
of
Transwave

Dated March 19, 2001

Section 10.5	Entire Agreement	C-43
Section 10.6	Governing Law	C-43
Section 10.7	Assignment	C-43
Section 10.8	Third Party Beneficiaries	C-43
EXHIBITS
Exhibit A	Transwave Operating Plan
Exhibit B	Form of Escrow Agreement
Exhibit C-1	Form of Lock-Up Agreement for Principal Shareholders and Holders of Transwave Preferred Stock
Exhibit C-2	Form of Lock-Up Agreement for Holders of Transwave Common Stock (other than Principal Shareholders)
Exhibit D	Form of Affiliate Agreement
Exhibit E	Form of Employment Agreement
Exhibit F	Form of Noncompetition Agreement
Exhibit G	Form of Opinion of Pacific Law Group LLP
Exhibit H	Form of Opinion of Gray Cary Ware & Freidenrich LLP
Exhibit I	Form of Certificate of Designation
SCHEDULES
Schedule 6.8(f)	Transwave Affiliates
Schedule 6.9(b)	Transwave Employees to be Offered Employment
Schedule 6.10(d)	Schedule of New Finisar Options
Schedule 6.15	Estimated Transwave Transaction Expenses
Schedule 7.2(e)	Schedule of Third Party Consents

SECOND AMENDED AND RESTATED

AGREEMENT AND PLAN OF REORGANIZATION

    THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 19, 2001, by and among Finisar Corporation, a Delaware corporation ("Finisar"), Transwave Fiber, Inc., a California corporation ("Transwave"), and Forrest Duan, Pin He and Yan Zhou, certain major shareholders of Transwave (the "Principal Shareholders").

RECITALS

    WHEREAS, the Boards of Directors of Finisar and Transwave deem it advisable and in the best interests of each corporation and its respective shareholders that Finisar and Transwave combine in order to advance the long-term business interests of Finisar and Transwave;

    WHEREAS, Finisar, Transwave and the Principal Shareholders entered into an Agreement and Plan of Reorganization dated November 20, 2000 (the "Original Reorganization Agreement");

    WHEREAS, Finisar, Transwave and the Principal Shareholders amended the Original Reorganization Agreement by entering into an Amended and Restated Agreement and Plan of Reorganization dated February 14, 2001 (the "Amended Reorganization Agreement");

    WHERAS, Finisar, Transwave and the Principal Shareholders desire to further amend and restate the Amended Reorganization Agreement;

    WHEREAS, the combination of Finisar and Transwave shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Transwave will merge with and into Finisar and the shareholders of Transwave will become shareholders of Finisar; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

    Section 1.1  Effective Time of the Merger.  Subject to the provisions of this Agreement, an Agreement and Plan of Merger (the "Agreement of Merger") in such form as is required by the relevant provisions of the California General Corporation Law ("GCL") shall be duly prepared, executed and acknowledged by Transwave and by Finisar as the Surviving Corporation (as defined in Section 1.3(a)) and delivered to the California Secretary of State for filing, along with certificates of officers (the "Officers' Certificates") of the Constituent Corporations (as defined in Section 1.3(a)), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Agreement of Merger and the Officers' Certificates with the California Secretary of State (the "Effective Time").

    Section 1.2  Closing.  The closing of the Merger (the "Closing") will take place at 1:00 p.m., Pacific Time, on a date to be specified by Finisar and Transwave (the "Closing Date"), which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Finisar and Transwave.

    Section 1.3  Effects of the Merger.

      (a) At the Effective Time (i) the separate existence of Transwave shall cease, and Transwave shall be merged with and into Finisar (the "Surviving Corporation"), (ii) the Certificate of Incorporation of Finisar shall be the Certificate of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Finisar as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Finisar and Transwave are sometimes referred to herein as the "Constituent Corporations.")

      (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

    Section 1.4  Directors and Officers.  The initial directors and officers of the Surviving Corporation shall be the directors and officers of Finisar, each of whom will hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

ARTICLE II

CONVERSION OF SECURITIES

    Section 2.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "Assumed Options" means options to purchase Finisar Preferred Stock issued upon conversion of Transwave Options pursuant to Section 6.10.

      (b) "Escrow Shares" has the meaning set forth in Section 2.5.

      (c) "Milestones" means the milestones set forth in Section 4 of the Transwave Operating Plan.

      (d) "Net Merger Consideration" means the Total Stock Consideration less the aggregate number of shares of Finisar Preferred Stock initially subject to Assumed Options.

      (e) "Outstanding Transwave Shares" means the aggregate number of shares of Transwave Common Stock and Preferred Stock outstanding immediately prior to the Effective Time.

      (f)  "Performance Shares" means a number of shares of Finisar Preferred Stock equal to thirty-three and one-third percent (33 1/3%) of the Net Merger Consideration.

      (g) "Finisar Common Stock" means the Common Stock, $.001 par value, of Finisar.

      (h) "Finisar Preferred Stock" means the Series A Preferred Stock, $.001 par value, of Finisar.

      (i)  "Finisar Capital Stock" means, collectively, the Finisar Preferred Stock and the Finisar Common Stock issuable upon conversion of the Finisar Preferred Stock.

      (j)  "Finisar Series A Conversion Rate" means three-for-one.

      (k) "Finisar Share Price" means $28.475.

      (l)  "Restricted Shares" means a number of whole shares of Finisar Preferred Stock equal to fifty-six and two-thirds percent (56 2/3%) of the Net Merger Consideration.

      (m) "Transwave Common Stock" means the Common Stock, no par value, of Transwave.

      (n) "Transwave Options" has the meaning set forth in Section 2.2(c).

      (o) "Transwave Preferred Stock" means the Series A and Series B Preferred Stock, no par value, of Transwave.

      (p) "Transwave Operating Plan" means the Operating Plan attached hereto as Exhibit A.

      (q) "Transwave Transaction Expenses" and "Estimated Transwave Transaction Expenses" have the meanings set forth in Section 6.15.

      (r) "Total Consideration" means $90,000,000 less the Transwave Transaction Expenses, as determined pursuant to Section 6.15.

      (s) "Total Stock Consideration" means the number of shares of Finisar Preferred Stock determined by dividing (i) the Total Consideration by (ii) the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

    Section 2.2  Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Transwave or capital stock of Finisar:

      (a) Capital Stock of Finisar. Each issued and outstanding share of the capital stock of Finisar shall remain outstanding and shall not be affected by the Merger.

      (b) Exchange Ratio for Transwave Capital Stock. Subject to Sections 2.4 and 2.5, each issued and outstanding share of Transwave Common Stock and Transwave Preferred Stock shall be converted into the right to receive that number of fully paid and nonassessable shares of Finisar Preferred Stock determined by dividing the Total Stock Consideration by the sum of (A) the Outstanding Transwave Shares and (B) the number of shares subject to Transwave Options (the "Exchange Ratio"). The Exchange Ratio is subject to adjustment, as provided in Section 6.15. All such shares of Transwave capital stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Finisar Preferred Stock and any cash in lieu of fractional shares of Finisar Preferred Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.4, without interest. The Transwave Common Stock and Transwave Preferred Stock is sometimes referred to herein as Transwave Capital Stock.

      (c) Transwave Stock Options. At the Effective Time, all then outstanding options to purchase Transwave Common Stock (the "Transwave Options") issued under Transwave's 2000 Stock Option Plan (the "Transwave Option Plan") not exercised as of the Effective Time will be assumed by Finisar and converted into Assumed Options in accordance with Section 6.10.

    Section 2.3  Criteria For Determining Achievement of Milestones.  The achievement of each of the Milestones shall be determined on the basis of the criteria set forth in the Transwave Operating Plan.

    Section 2.4  Exchange of Certificates.  The procedures for exchanging outstanding shares of Transwave Capital Stock for Finisar Preferred Stock pursuant to the Merger are as follows:

      (a)  Exchange Agent.  At the Effective Time, Finisar shall cause to be deposited with an exchange agent designated by Finisar (the "Exchange Agent"), for the benefit of the holders of shares of Transwave Capital Stock, for exchange in accordance with this Section 2.4, through the Exchange Agent, (i) certificates representing the Finisar Preferred Stock issuable and payable to the holders of Transwave Capital Stock pursuant to Section 2.2 and (ii) certificates representing the Performance Shares, issuable and deliverable to the Escrow Agent pursuant to Section 2.5 (such shares of Finisar Preferred Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), in exchange for outstanding shares of Transwave Capital Stock.

      (b)  Exchange Procedures.  At the Closing or within ten (10) days thereafter, Finisar shall provide to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Transwave Capital Stock (each a "Certificate," and collectively, the "Certificates") whose shares were converted pursuant to Section 2.2 into the right to receive shares of Finisar Preferred Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Finisar and Transwave may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Finisar Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Finisar, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Firm Merger Shares and Restricted Shares which such holder has the right to receive pursuant to the provisions of Section 2.2(b). Certificates representing the number of whole Performance Shares which such holder has the right to receive shall be placed in escrow pursuant to Section 2.5. The Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of Transwave Capital Stock which is not registered in the transfer records of Transwave, a certificate representing the shares of Finisar Preferred Stock to which the holder is entitled may be issued to a transferee if the Certificate representing such Transwave Capital Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificates representing shares of Finisar Preferred Stock and cash in lieu of any fractional shares of Finisar Preferred Stock as contemplated by this Section 2.4.

      (c)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Finisar Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Finisar Preferred Stock represented thereby and no cash payment in lieu of fractional shares payable to any such holder pursuant to subsection (e) below shall be paid until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Finisar Preferred Stock issued in exchange therefor, without interest, (i) the amount of any cash payable in lieu of a fractional share of Finisar Preferred Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Finisar Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective

  Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Finisar Preferred Stock.

      (d)  No Further Ownership Rights in Transwave Capital Stock.  All shares of Finisar Preferred Stock issued and paid upon the surrender for exchange of shares of Transwave Capital Stock in accordance with the terms hereof (and any cash paid pursuant to subsection (e) of this Section 2.4) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Transwave Capital Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Transwave Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.4.

      (e)  No Fractional Shares.  No certificate or scrip representing fractional shares of Finisar Preferred Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Finisar. Notwithstanding any other provision of this Agreement, each holder of shares of Transwave Preferred Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Finisar Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Finisar Preferred Stock multiplied by the product of the Finisar Share Price and the Finisar Series A Conversion Rate.

      (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the shareholders of Transwave after one year after the Effective Time shall be delivered to Finisar, upon demand, and any shareholders of Transwave who have not previously complied with this Section 2.4 shall thereafter look only to Finisar for payment of their claim for Finisar Capital Stock, any cash in lieu of fractional shares of Finisar Capital Stock, and any dividends or distributions with respect to Finisar Capital Stock.

      (g)  No Liability.  Neither Finisar nor Transwave shall be liable to any holder of shares of Transwave Capital Stock or Finisar Capital Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (h)  Lost Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Finisar shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Finisar Capital Stock issuable in exchange therefor pursuant to the provisions of this Article II, together with cash, if any, in lieu of fractional shares in accordance with Section 2.4(e) hereof. The Board of Directors of Finisar may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Finisar an indemnity agreement against any claim that may be made against Finisar with respect to the Certificate alleged to have been lost, stolen or destroyed.

    Section 2.5  Escrow.

      (a) At the Closing, the Exchange Agent will deposit into escrow (the "Escrow") certificates representing the Performance Shares issued in the Merger (the "Escrow Shares"). The Escrow Shares shall be held by U.S. Bank Trust, National Association or such other financial institution as Finisar and Transwave shall mutually determine (the "Escrow Agent") in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit B hereto (the "Escrow Agreement").

      (b) Within ten (10) days following the first anniversary of the Closing Date (or at such later date as determined pursuant to the Transwave Operating Plan), one-third of the Escrow Shares shall be released from the Escrow and delivered to the persons who held shares of Transwave Capital Stock immediately prior to the Effective Time, on a pro rata basis, if the First-Year Milestones have been achieved prior to such date. Within ten (10) days following the second anniversary of the Closing Date, (or at such later date as determined pursuant to the Transwave Operating Plan), two-thirds of the Escrow Shares (less the number of Escrow Shares, if any, previously released) shall be released from the Escrow and delivered to the former shareholders of Transwave, on a pro rata basis, if the Second-Year Milestones have been achieved prior to such date. Within ten (10) days following the third anniversary of the Closing Date, the balance of the Escrow Shares shall be released from the Escrow and delivered to the former shareholders of Transwave, on a pro rata basis, if the Third-Year Milestones have been achieved prior to such date.

      (c) Notwithstanding the foregoing, the portion of the Escrow Shares specified in Section 9.2(b) shall be subject to claims of indemnification under Article IX of this Agreement and the procedures specified in the Escrow Agreement. Subject to the provisions of Section 9.2(d), the sole recourse for indemnification claims under Article IX shall be limited to such portion of the Escrow Shares.

    Section 2.6  Restricted Shares.  The Restricted Shares shall be subject to a lock-up agreement which restricts the transfer of the Restricted Shares during the period ending on the first anniversary of the Closing Date. As to those Restricted Shares issued to the Principal Shareholders and the holders of Transwave Preferred Stock, (a) one-half of such Restricted Shares shall be released from the transfer restrictions on the one-hundred-eightieth day following the Closing Date and (b) all of the Restricted Shares shall be released from the transfer restrictions on the first anniversary of the Closing Date. As to those Restricted Shares issued to the holders of Transwave Common Stock (other than Principal Shareholders), one-half of the Restricted Shares shall not be subject to any transfer restrictions and one-half of the Restricted Shares shall be released from the transfer restrictions on the one-hundred-eightieth day following the Closing Date. As a condition to the delivery of the Restricted Shares, each shareholder must execute and deliver a Lock-Up Agreement in substantially the form attached hereto as Exhibit C-1 or Exhibit C-2, as appropriate.

    Section 2.7  Dissenters' Rights.  In the event the Merger becomes effective without the approval of the holders of 100% of the outstanding shares of Transwave Common Stock, any shares of Transwave Common Stock held by shareholders who properly exercise and perfect the dissenters' rights set forth in Chapter 13 of the GCL ("Dissenting Shares") shall not be converted pursuant to Section 2.2, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. Finisar shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Transwave Common Stock. Transwave agrees that, without the prior written consent of Finisar or as required under the GCL, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Transwave Common Stock. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the fair value of Transwave Common Stock shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the GCL). In the event that any holder of Transwave Common Stock fails to make an effective demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Finisar shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the shares of Finisar Capital Stock and cash, including any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled under Section 2.2.

    Section 2.8  Conversion of Finisar Preferred Stock.  Prior to the Closing, Finisar shall file a Certificate of Designation to its Certificate of Incorporation in substantially the form attached hereto as Exhibit I for the purpose of establishing and designating the rights and preferences of the Finisar Preferred Stock to be issued pursuant to Section 2.2 hereof, including the automatic conversion of the Finisar Preferred Stock into Finisar Common Stock immediately upon the filing of a certificate of amendment to Finisar's Certificate of Incorporation to increase the authorized shares of Finisar Common Stock to a number of shares sufficient to create a reserve of Finisar Common Stock to allow for the conversion of the Finisar Preferred Stock to be issued in the Merger into Finisar Common Stock on a three-for-one basis, subject to adjustment for stock splits, combinations, stock dividends and the like (the "Automatic Conversion").

    Section 2.9  Representations, Warranties, Covenants and Agreements.  Solely for the purposes of Articles III, IV, V, VI, and VII hereof, the Transwave Disclosure Schedule and the Finisar Disclosure Schedule (as each is defined herein), the representations and warranties, covenants, agreements and all other provisions contained therein shall be deemed to have been made and entered into as of November 20, 2000 and the phrases "the date hereof" and "the date of this Agreement" therein shall mean November 20, 2000.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRANSWAVE

    Except as disclosed in the disclosure schedule provided to Finisar on or before the date of this Agreement (the "Transwave Disclosure Schedule"), Transwave and each of the Principal Shareholders, jointly and severally, represent and warrant to Finisar as follows:

    Section 3.1  Organization, Standing and Power.  Transwave is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect (as defined in Section 10.2(a)) on Transwave. Transwave has delivered true and correct copies of the Articles of Incorporation and Bylaws of Transwave, each as amended to date, to Finisar. Transwave is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents. Except as set forth in the Transwave Disclosure Schedule, Transwave does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. Copies of the charter documents of each of the entities listed on the Transwave Disclosure Schedule in which Transwave owns an equity interest, each as amended to date, have been provided to Finisar.

    Section 3.2  Transwave Capital Structure.

      (a) The authorized capital stock of Transwave consists of 19,772,000 shares of Transwave Common Stock and 7,982,000 shares of Transwave Preferred Stock, consisting of 7,442,000 shares of Series A Preferred Stock and 540,000 shares of Series B Preferred Stock. As of the date hereof, 8,250,000 shares of Transwave Common Stock, 7,442,000 shares of Transwave Series A Preferred Stock and 540,000 shares of Transwave Series B Preferred Stock are issued and outstanding and held of record by those persons set forth in the Transwave Disclosure Schedule. All such outstanding shares of Transwave Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Transwave or any agreement to which Transwave is a party or by which it is bound. As of the date hereof, 3,540,000 shares of Transwave Common Stock are reserved for issuance under the Transwave Option Plan, of which an aggregate of 3,403,400 shares are subject to outstanding options held by those persons set forth in the Transwave Disclosure Schedule.

      (b) Except as set forth in this Section 3.2 or the Transwave Disclosure Schedule, there are (i) no equity securities of any class of Transwave, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Transwave is a party or by which it is bound obligating Transwave to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Transwave or obligating Transwave to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Transwave's capital stock (i) between or among Transwave and any of its shareholders or (ii) to Transwave's knowledge, between or among any of Transwave's shareholders.

    Section 3.3  Authority; Required Filings and Consents.

      (a) Transwave has all requisite corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Transwave hereunder, including the Agreement of Merger (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Transwave is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Transwave, subject only to the approval of the Merger by Transwave's shareholders as required by the GCL. This Agreement and the other Transaction Documents to which Transwave is a party have been or will be duly executed and delivered by Transwave and constitute or will constitute the valid and binding obligations of Transwave, enforceable against Transwave in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

      (b) The execution and delivery by Transwave of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of Transwave, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Transwave is a party or by which Transwave or any of its properties or assets may be bound, or (iii) conflict with or violate any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Transwave or any of its properties or assets.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Transwave in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Transwave and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

    Section 3.4  Financial Statements.  Transwave has delivered to Finisar its unaudited financial statements, including statements of operations and cash flows for the nine-month period ended September 30, 2000 and a balance sheet as of September 30, 2000 (the "Balance Sheet Date") (collectively, the "Transwave Financial Statements"). The Transwave Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except that the unaudited Transwave Financial Statements do not contain footnotes. The Transwave Financial Statements present fairly in all material respects the financial position of Transwave as of the respective dates and the results of its operations and cash flows for the periods indicated, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Transwave maintains, and until the Effective Time will continue to maintain, a standard system of accounting established and administered in accordance with GAAP.

    Section 3.5  Absence of Undisclosed Liabilities.  Transwave does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of the Balance Sheet Date (the "Transwave Balance Sheet") contained in the Transwave Financial Statements, (ii) liabilities contemplated by this Agreement or described in the Transwave Disclosure Schedule, and (iii) normal or recurring liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices.

    Section 3.6  Accounts Receivable.  The accounts receivable shown on the Transwave Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Transwave Balance Sheet. The accounts receivable of Transwave arising after the Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Transwave. None of such accounts receivable is subject to any claim of offset or recoupment or counterclaim, and Transwave has no knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by Transwave of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

    Section 3.7  Inventories.  The inventories shown on the Transwave Balance Sheet or thereafter acquired by Transwave consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Balance Sheet Date, Transwave has continued to replenish inventories in a normal and customary manner consistent with past practices. Transwave has not received notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of Transwave, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Transwave, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

    Section 3.8  Absence of Certain Changes or Events.  Since the Balance Sheet Date, Transwave has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Transwave has not:

      (a) suffered any event or occurrence that has had a Material Adverse Effect on Transwave;

      (b) suffered any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect on its properties or business;

      (c) granted any material increase in the compensation payable or to become payable by Transwave to its officers or employees;

      (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

      (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, other than shares of Transwave Common Stock issued upon exercise of options outstanding under the Transwave Option Plans as of the date of this Agreement;

      (f)  made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

      (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

      (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

      (i)  entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business;

      (j)  incurred any material liability, except in the ordinary course of business and consistent with past practice;

      (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

      (l)  made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $50,000;

      (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

      (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of Transwave contained in this Agreement; or

      (o) taken any other action that would have required the consent of Finisar pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

    Section 3.9  Taxes.

      (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) Transwave has prepared and timely filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to Transwave or its operations, such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law, and Transwave has disclosed on its Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

      (c) Transwave, as of the Closing Date, (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

      (d) Transwave has not been delinquent in the payment of any Tax. There is no Tax deficiency outstanding or assessed or proposed against Transwave that is not reflected as a liability on the Transwave Balance Sheet or set forth on the Transwave Disclosure Schedule, nor has Transwave executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

      (e) The amount of Transwave's liability for unpaid Taxes (whether actual or contingent) for all periods through the date hereof and the Closing Date does not and will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Transwave Balance Sheet (other than Taxes which have accrued after the date of such Transwave Balance Sheet).

      (f)  Transwave is not a party to any tax-sharing agreement or similar arrangement with any other party, and Transwave has not assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

      (g) Transwave's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Transwave has not been notified of any request for such an audit or other examination.

      (h) Transwave has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

      (i)  Transwave has made available to Finisar copies of all Returns filed for all periods since its inception.

      (j)  Transwave has never filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Transwave.

      (k) Transwave is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Transwave that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code by Transwave or Sub as an expense under applicable law.

      (l)  Transwave has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      (m) Transwave has not agreed to make, nor is it required to make, any adjustment under Section 481 of the Code by reason of any change in accounting method.

      (n) None of Transwave's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

      (o) Transwave is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

      (p) Transwave has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

      (q) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Transwave relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

    Section 3.10  Tangible Assets and Real Property.

      (a) Transwave owns or leases all tangible assets and properties which are material to the conduct of its business as currently conducted or which are reflected on the Transwave Balance Sheet or acquired since the Balance Sheet Date (the "Material Tangible Assets"). The Material Tangible Assets are in good operating condition and repair. Transwave has good and marketable title to all Material Tangible Assets that it owns (except properties, interests in properties and assets sold or otherwise disposed of since the Transwave Balance Sheet Date in the ordinary course of business), free and clear of all Liens, except for Liens for current taxes not yet due and payable. Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Transwave is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The Transwave Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Finisar.

      (b) Transwave owns no real property. The Transwave Disclosure Schedule sets forth a true and complete list of all real property leased by Transwave. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. True and correct copies all such of real property leases have been provided to Finisar.

    Section 3.11  Intellectual Property.

      (a) Transwave owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Transwave as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "Transwave Intellectual Property Rights"), free and clear of all Liens. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Transwave's interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Transwave such rights to such intellectual property as are necessary to the business of Transwave as currently conducted or currently proposed to be conducted.

      (b) The Transwave Disclosure Schedule contains an accurate and complete list of (i) all patents, patent applications, trademarks, trade names, service marks and registered copyrights and applications therefor included in the Transwave Intellectual Property Rights, including the jurisdictions in which each such Transwave Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, distribution agreements, options, rights (including marketing rights), and other agreements to which Transwave is a party and pursuant to which any person is authorized to use any Transwave Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Transwave (a "Transwave Product") or any adaptation, translation or derivative work based on any Transwave Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Transwave is a party and pursuant to which Transwave is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Transwave Product (other than licenses for standard off-the-shelf software used in the conduct of Transwave's business), (iv) all joint development agreements to which Transwave is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Transwave has obtained funding for research and development activities.

      (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any Transwave Intellectual Property Rights, or right of termination, cancellation or acceleration of any Transwave Intellectual Property Rights, or the loss or encumbrance of any Transwave Intellectual Property Rights or material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Transwave Intellectual Property Rights or otherwise impair the right of Transwave or its customers to use the Transwave Intellectual Property Rights in the same manner as such Transwave Intellectual Property Rights are currently being used by Transwave or the customers of Transwave.

      (d) All patents and registered trademarks, service marks and copyrights issued to Transwave which relate to any Transwave Product are valid and subsisting. The manufacturing, marketing, licensing or sale of any Transwave Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. Transwave (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Transwave Intellectual Property Rights or Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Transwave Intellectual Property Rights to which Transwave is a party or by which it is bound.

      (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Transwave Product at any stage of its development were written, developed and created solely and exclusively by (i) employees of Transwave without the assistance of any third party or (ii) third parties who assigned ownership of their rights with respect thereto to Transwave by means of valid and enforceable agreements, which are listed and described in the Transwave Disclosure Schedule and copies of which have been provided to Finisar. Transwave has at all times used commercially reasonable efforts to protect its trade secrets. None of the trade secrets of Transwave have been published or disclosed by Transwave or, to the knowledge of Transwave, by any other person, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

      (f)  Transwave is not, and, to the knowledge of Transwave, no other party to any licensing, sublicensing, distributorship or other similar arrangements with Transwave relating to the Transwave Intellectual Property Rights is, in breach of or default under any material obligations under such arrangements.

      (g) To the knowledge of Transwave, no person is infringing on or otherwise violating any right of Transwave with respect to any Transwave Intellectual Property Rights.

      (h) Transwave has not assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, trademark, mask work right or service mark.

      (i)  Neither Transwave nor any of its officers or employees has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Transwave in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by Transwave, which patents or applications have not been assigned to Transwave with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

      (j)  Each person currently or formerly employed by Transwave (including consultants and independent contractors, if any) that has or had access to confidential information of Transwave has executed and delivered to Transwave a confidentiality and non-disclosure agreement in one of the forms previously provided to Finisar. Neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Transwave's business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

    Section 3.12  Bank Accounts.  The Transwave Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Transwave maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    Section 3.13  Contracts.

      (a) Transwave is not a party or subject to any agreement, obligation or commitment, written or oral:

         (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Transwave totaling more than $25,000 in any twelve-month period;

        (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

        (iii) that restricts Transwave from carrying on anywhere in the world its business or any portion thereof as currently conducted;

        (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

        (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

        (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

       (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Transwave Products;

       (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

        (ix) that is otherwise material to the business of Transwave as currently being conducted, or as currently proposed to be conducted.

      (b) To Transwave's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

      (c) Transwave is not in default under or in breach or violation of any material contract, commitment or restriction to which Transwave is a party or by which Transwave or any of its properties or assets is bound or affected. To Transwave's knowledge, no other party is in default under or in breach or violation of any material contract, commitment, or restriction to which Transwave is a party or by which Transwave or any of its properties or assets is bound or affected.

    Section 3.14  Labor Difficulties.  Transwave is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Transwave pending or, to Transwave's knowledge, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to Transwave's knowledge, threatened against Transwave. Transwave is not now and has never been subject to any union organizing activities. Transwave has not experienced any work stoppage or other labor difficulty. To Transwave's knowledge, the consummation of the transactions contemplated by this Agreement will not have a material adverse effect on its relations with Transwave employees.

    Section 3.15  Trade Regulation.  Transwave has not terminated its relationship with or refused to ship Transwave Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Transwave in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by Transwave in connection with the marketing or sale of any of its products or services have been in compliance, in all material respects, with all applicable laws and regulations. No claims have been asserted or, to Transwave's knowledge, threatened against Transwave with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

    Section 3.16  Environmental Matters.

      (a) As of the date hereof, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material"), is present, as a result of the actions or omissions of Transwave or, to Transwave's knowledge, as a result of any actions or omissions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Transwave has at any time owned, operated, occupied or leased. To the knowledge of Transwave, no underground storage tanks are or were present under any property that Transwave has at any time owned, operated, occupied or leased. Transwave has never notified any Governmental Entity or third party, nor has Transwave been required under any law, rule, regulation, order or agreement to notify any Governmental Entity or third party, of any spill or release of any Hazardous Material.

      (b) At all times, Transwave has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials

  Activities") in material compliance with all laws, rules, regulations, orders or treaties promulgated by any Governmental Entity.

      (c) Transwave currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such businesses is currently being conducted and is in material compliance with all such Environmental Permits. Except as set forth in the Transwave Disclosure Schedule, no environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials (including, without limitation, ISRA) is required to be obtained, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

      (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of Transwave, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Transwave. Transwave is not aware of any fact or circumstance which could reasonably be expected to involve Transwave in any environmental litigation or impose upon Transwave any liability concerning Hazardous Materials Activities.

    Section 3.17  Employee Benefit Plans.

      (a) Transwave has set forth in the Transwave Disclosure Schedule a description of (i) all employee benefit plans, (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, which are or have been maintained, contributed to, or required to be contributed to by Transwave or any affiliate of Transwave, within the meaning of Sections 414(b), (c), (m) or (o) of the Code, for the benefit of, or relating to, any current or former employee of Transwave or any such affiliate (individually, a "Transwave Employee Plan," and collectively, the "Transwave Employee Plans").

      (b) With respect to each Transwave Employee Plan, Transwave has made available to Finisar a true and correct copy of (i) such Transwave Employee Plan and (ii) each trust agreement, group annuity contract and other plan document relating to such Transwave Employee Plan.

      (c) Each Transwave Employee Plan has been established and maintained in accordance with its terms and all applicable laws, including the Employee Retirement Income Security Act of 1974, as amended, and the Code. With respect to the Transwave Employee Plans, individually and in the aggregate, no event has occurred, and, to Transwave's knowledge, there exists no condition or set of circumstances in connection with which Transwave could be subject to any liability which is not properly accrued on the Transwave Balance Sheet.

      (d) With respect to the Transwave Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of Transwave.

      (e) Transwave is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Transwave, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Transwave of the nature contemplated by this Agreement, (iii) agreement with any officer of Transwave providing any term of employment or compensation guarantee or for the payment of compensation in excess of $75,000 per annum, or (iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.18  Compliance with Laws.  Transwave has complied with, is not in violation of, and has not received any notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of its business.

    Section 3.19  Employees and Consultants.  The Transwave Disclosure Schedule contains a list of the names of all employees and consultants of Transwave as of the date of this Agreement and their salaries or wages, other compensation, dates of employment and positions.

    Section 3.20  Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to Transwave's knowledge, threatened against Transwave or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Transwave or, to its knowledge, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Transwave.

    Section 3.21  Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon Transwave which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Transwave, any acquisition of property by Transwave or the conduct of business by Transwave as currently being conducted or as currently proposed to be conducted.

    Section 3.22  Governmental Authorization.  Transwave has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Transwave (collectively, the "Transwave Authorizations"), and all of such Transwave Authorizations are in full force and effect.

    Section 3.23  Insurance.  Transwave has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Transwave. The Transwave Disclosure Schedule contains a list of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Transwave is otherwise in compliance with the terms of such policies. Transwave has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 3.24  Interested Party Transactions.

      (a) No director, officer or shareholder of Transwave has any interest in (i) any material equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the Transwave Intellectual Property Rights, used in connection with or pertaining to the business of Transwave, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Transwave Products, (iii) any entity that competes with Transwave, or with which Transwave is affiliated or has a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which Transwave is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on the NNM.

      (b) Except as contemplated by the Transaction Documents or otherwise set forth in the Transwave Disclosure Schedule, Transwave is not a party to any (i) agreement with any officer or other employee of Transwave the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Transwave in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.25  No Existing Discussions.  As of the date hereof, Transwave is not engaged, directly or indirectly, in any discussions or negotiations with any party other than Finisar with respect to a Transwave Acquisition Proposal (as defined in Section 6.1).

    Section 3.26  Real Property Holding Corporation.  Transwave is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    Section 3.27  Corporate Documents.  Transwave has furnished to Finisar, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Transwave. The corporate minute books and other corporate records of Transwave are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction. Transwave has delivered or made available to Finisar or its representatives true and complete copies of all documents which are referred to in this Article III or in the Transwave Disclosure Schedule.

    Section 3.28  No Misrepresentation.  No representation or warranty by Transwave in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Transwave pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FINISAR

    Except as set forth in the disclosure schedule delivered by Finisar to Transwave on or before the date of this Agreement (the "Finisar Disclosure Schedule"), Finisar represents and warrants to Transwave as follows:

    Section 4.1  Organization.  Finisar is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Finisar.

    Section 4.2  Finisar Capital Structure.

      (a) The authorized capital stock of Finisar consists of 200,000,000 shares of Finisar Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Finisar Preferred Stock"). As of September 30, 2000, 160,165,469 shares of Finisar Common Stock were issued and outstanding, all of which had been duly authorized and validly issued and were fully paid and nonassessable. As of September 30, 2000, 8,480,471 shares of Finisar Common stock were reserved for issuance pursuant to stock options granted and outstanding under Finisar's stock option plans and rights outstanding under Finisar's employee stock purchase plan. No material change in such capitalization has occurred between September 30, 2000 and the date of this Agreement. As of the date hereof, no shares of Finisar Preferred Stock are issued or outstanding.

      (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under Finisar's stock option plans or Finisar's employee stock purchase plan, there are (i) no equity securities of any class of Finisar, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Finisar is a party or by which it is bound obligating Finisar to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Finisar.

      (c) The shares of Finisar Preferred Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, and the shares of Finisar Common Stock, when issued in accordance with the terms of the Certificate of Designation, will be duly authorized, validly issued, fully paid and nonassessable.

    Section 4.3  Authority; No Conflict; Required Filings and Consents.

      (a) Finisar has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Finisar is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Finisar. This Agreement and the other Transaction Documents to which Finisar is a party have been or will be duly executed and delivered by Finisar and constitute or will constitute the valid and binding obligations of Finisar, enforceable against Finisar in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

      (b) The execution and delivery by Finisar of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Finisar, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Finisar is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Finisar or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Finisar.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Finisar or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the application for, and receipt of, the Permit (as defined in Section 6.8), (ii) the filing of the Certificate of Designation with the Delaware Secretary of State in accordance with the Delaware General Corporation Law; (iii) the filing of the Agreement of Merger and Officer's Certificates with the California Secretary of State in accordance with the GCL, (iv) the filing of a certificate of merger with the Delaware Secretary of State, (v) if required, the filing of a report on Form 8-K with the Securities and Exchange Commission (the "SEC"), (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Finisar.

    Section 4.4  SEC Filings; Financial Statements.

      (a) Finisar has timely filed and made available to Transwave all forms, reports and documents required to be filed by Finisar with the SEC since November 4, 1999, other than registration statements on Form S-8 (collectively, the "Finisar SEC Reports"). Each of the Finisar SEC Reports (i) at the time it was filed, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Finisar SEC Report or necessary in order to make the statements in such Finisar SEC Report, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Finisar SEC Reports, including any Finisar SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Finisar and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited consolidated balance sheet of Finisar as of July 31, 2000 is referred to herein as the "Finisar Balance Sheet."

    Section 4.5  Absence of Undisclosed Liabilities.  Finisar and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Finisar, other than (i) liabilities reflected or provided for on the Finisar Balance Sheet, (ii) liabilities specifically contemplated by this Agreement, or described in the Finisar Disclosure Schedule or Finisar SEC Reports, and (iii) normal or recurring liabilities incurred since July 31, 2000 in the ordinary course of business consistent with past practices.

    Section 4.6  Absence of Certain Changes or Events.  Since July 31, 2000, Finisar has not suffered any event or occurrence that has had a Material Adverse Effect on Finisar.

    Section 4.7  Litigation.  Except as described in the Finisar SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Finisar pending or as to which Finisar has received any written notice of assertion, which is reasonably likely to have a Material Adverse Effect on Finisar or a material adverse effect on the ability of Finisar to consummate the transactions contemplated by this Agreement.

    Section 4.8  No Misrepresentation.  No representation or warranty by Finisar in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Finisar pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS

    Section 5.1  Covenants of Transwave.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Transwave agrees (except to the extent that Finisar shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Transwave shall promptly notify Finisar of any event or occurrence not in the ordinary course of business of Transwave where such event or occurrence would result in a breach of any covenant of Transwave set forth in this Agreement or cause any representation or warranty of Transwave set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, or set forth on the Transwave Disclosure Schedule, Transwave shall not, without the prior written consent of Finisar:

      (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of Transwave or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

      (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Transwave Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

      (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

      (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Transwave Common Stock upon the exercise or conversion of Transwave Options outstanding as of the date of this Agreement;

      (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $50,000;

      (f)  Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Transwave, except for transactions entered into in the ordinary course of business;

      (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

      (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

      (i)  Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

      (j)  Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

      (k) Incur or commit to incur any individual capital expenditure in excess of $10,000 or aggregate capital expenditures in excess of $50,000, in addition to the existing commitments set forth in the Transwave Disclosure Schedule;

      (l)  Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any Transwave Product;

      (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

      (n) Waive or release any material right or claim, except in the ordinary course of business;

      (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

      (p) Initiate any litigation or arbitration proceeding; or

      (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Transwave's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

    Section 5.2  Cooperation.  Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Finisar and Transwave shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

    Section 6.1  No Solicitation.

      (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Transwave shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Transwave, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Transwave Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Transwave Acquisition Proposal, or (iii) agree to, approve or recommend any Transwave Acquisition Proposal.

      (b) Transwave shall notify Finisar no later than twenty-four (24) hours after receipt by Transwave (or its advisors) of any Transwave Acquisition Proposal or any request for nonpublic information in connection with a Transwave Acquisition Proposal or for access to the properties, books or records of Transwave by any person or entity that informs Transwave that it is considering making, or has made, a Transwave Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Finisar shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) make any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, purchase of substantial assets, purchase of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving any other entity engaged primarily in a business substantially similar to that of Transwave (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Finisar Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Finisar Acquisition Proposal, or (iii) agree to, approve or recommend any Finisar Acquisition Proposal.

      (d) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, each Principal Shareholder agrees that he will not, directly or indirectly, through any agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Finisar) regarding any Transwave Acquisition Proposal. If a Transwave Acquisition Proposal is received by, or such information is requested from, such Principal Shareholder, such Principal Shareholder shall promptly notify Finisar of such fact and specify the information requested and the name of the person making such proposal and/or requesting such information.

    Section 6.2  Consents.  Each of Finisar and Transwave shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Finisar's or Transwave's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

    Section 6.3  Access to Information.  Upon reasonable notice, Transwave shall afford to the officers, employees, accountants, counsel and other representatives of Finisar, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Transwave shall furnish promptly to Finisar or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Nondisclosure Agreement effective as of June 17, 2000 (the "Confidentiality Agreement") between Finisar and Transwave, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    Section 6.4  Legal Conditions to Merger.  Each of Finisar and Transwave will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Finisar and Transwave will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Transwave, Finisar or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

    Section 6.5  Public Disclosure.  Finisar and Transwave shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules or regulations of the SEC or the NNM.

    Section 6.6  Tax-Free Reorganization.  Finisar and Transwave each intend that the Merger shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. Finisar and Transwave each agree to refrain from taking any action inconsistent with such intended treatment.

    Section 6.7  Nasdaq Quotation.  Finisar agrees to continue the quotation of Finisar Common Stock on the NNM during the term of this Agreement. Finisar shall use its best efforts to cause the shares of Finisar Common Stock to be issued upon the conversion of the Finisar Preferred Stock and such other shares required to be reserved in connection with the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

    Section 6.8  Securities Law Matters.

      (a) As soon as practicable following the execution of this Agreement, Finisar will file a request for a hearing (the "Hearing") before the Commissioner of Corporations of the State of California to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Section 25142 of the California Corporations Code, together with an application for a permit relating to the transactions contemplated by this Agreement and the Agreement of Merger (the "Permit"). Transwave and the Principal Shareholders shall promptly furnish to Finisar all data and information relating to Transwave and the Principal Shareholders as may be necessary in connection with such request and application and such other notices and documents as may be required in connection with the Hearing. Finisar, Transwave and the Principal Shareholders shall use their respective best efforts to cause the Hearing to take place and the Permit to be issued at the earliest practicable date.

      (b) Finisar shall prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. Transwave and the Principal Shareholders shall use their respective best efforts to assist Finisar as may be necessary to comply with all appropriate state securities or Blue Sky laws which may be applicable in connection with the Merger.

      (c) In connection with the Hearing, Transwave shall prepare, with the cooperation of Finisar, a Consent Solicitation Statement describing this Agreement and the transactions contemplated hereby and thereby for the purpose of soliciting the approval of Transwave Shareholders. Finisar shall provide such information about itself as Transwave shall reasonably request. The information supplied by Transwave for inclusion in the Consent Solicitation Statement shall not, on the date the solicitation statement is first mailed to Transwave Shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Transwave makes no representation, warranty or covenant with respect to any information supplied by Finisar or Sub which is contained in any of the foregoing documents. The information supplied by Finisar for inclusion in the solicitation statement shall not, on the date the solicitation statement is first mailed to Transwave's shareholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Finisar and Sub make no representation, warranty or covenant with respect to any information supplied by Transwave which is contained in any of the foregoing documents.

      (d) The Consent Solicitation Statement shall constitute a disclosure document for the offer and issuance of shares of Finisar Common Stock to be received by the holders of Transwave Common Stock in the Merger. Finisar and Transwave shall each use reasonable commercial efforts to cause the Consent Solicitation Statement to comply with applicable federal and state securities laws requirements. Each of Finisar and Transwave agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the solicitation statement. Transwave will promptly advise Finisar, and Finisar will promptly advise Transwave, in writing if at any time prior to the Effective Time either Transwave or Finisar shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the solicitation statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The solicitation statement shall contain the unanimous recommendation of the Board of Directors of Transwave that the Transwave shareholders approve the Merger and this Agreement and the unanimous conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Transwave. Anything to the contrary contained herein notwithstanding, Transwave shall not include in the solicitation statement any information with respect to Finisar or its affiliates or associates, the form and content of which information shall not have been approved by Finisar prior to such inclusion.

      (e) Upon receipt of the Permit, Transwave shall, as promptly as possible but not later than three (3) days following the effectiveness of the Permit, submit this Agreement and the transactions contemplated hereby to the Transwave shareholders for approval and adoption as provided by California law and its Articles of Incorporation and Bylaws. Transwave shall use its best efforts to solicit and obtain the consent of the Transwave shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable and, in any event, on or before April 15, 2001. Transwave shall ensure that the meeting of the Transwave shareholders called for the purpose of approving the Merger and this Agreement, or the solicitation of written consents of the Transwave shareholders without a meeting, is conducted, and that all proxies solicited by Transwave in connection with any such meeting are solicited, in compliance with applicable law and the Transwave charter documents. Transwave's obligation to call, give notice of, convene and hold the shareholders' meeting, or to solicit the written consent of its shareholders without a meeting, in accordance with this Section 6.8(e) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Transwave of any Transwave Acquisition Proposal.

      (f)  Schedule 6.8(f) sets forth those persons who, in Transwave's reasonable judgment are or may be "affiliates" of Transwave within the meaning of Rule 145 (each such person a "Transwave Affiliate"). Transwave shall provide Finisar such information and documents as Finisar shall reasonably request for purposes of reviewing such list. Transwave shall deliver or cause to be delivered to Finisar, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Transwave Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit D. Finisar shall be entitled to place appropriate legends on the certificates evidencing any Finisar Capital Stock to be received by such Transwave Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Finisar Capital Stock, consistent with the terms of such Affiliate Agreements.

    Section 6.9  Employment Matters.

      (a) Effective on the Closing Date, each of Dr. Senlu Xu, Lillian Chen and Jianren Xu (the "Key Employees") will become employees of the Surviving Corporation pursuant to the terms of Employment Agreements substantially in the form of Exhibit E hereto (collectively, the "Employment Agreements").

      (b) Prior to the Closing Date, Finisar will make offers of "at will" employment (on behalf of the Surviving Corporation) to all employees of Transwave recommended by the Chief Executive Officer of Transwave and set forth on Schedule 6.9(b) hereto, such offers to be conditioned upon the consummation of the Merger. All Transwave employees whose employment will not be continued by the Surviving Corporation will be terminated by Transwave prior to the Closing Date.

    Section 6.10  Stock Options.

      (a) At the Effective Time, each outstanding Transwave Option which has not been exercised prior to the Closing, whether vested or unvested, shall be assumed by Finisar and converted into an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Transwave Option (except as otherwise provided below), such number of shares of Finisar Preferred Stock which the holder of such Transwave Option would have been entitled to receive pursuant to the Merger at the Exchange Ratio (assuming the issuance of all Performance Shares) had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price of the Transwave Common Stock purchasable pursuant to such Transwave Option immediately prior to the Effective Time divided by (ii) the number of full shares of Finisar Preferred Stock purchasable pursuant to the Assumed Option. The vesting schedule of each Assumed Option shall be structured such that each Assumed Option shall be as set forth in the option agreement for each Transwave Option and shall not be accelerated in contemplation of or as a consequence of the Merger.

      (b) Each Assumed Option shall be evidenced by a written assumption agreement reflecting the terms set forth in Section 6.10(a) and delivered to the former holders of Transwave Options promptly following the Effective Time. Finisar shall, to the extent required by and subject to the provisions of the Transwave Option Plan, take such actions as may be appropriate under the Code and the regulations thereunder to cause the Assumed Options representing assumed Transwave Options which qualified as incentive stock options immediately prior the Effective Time continue to qualify as incentive stock options after the Effective Time, to the extent permitted under the Code and the regulations thereunder.

      (c) Finisar shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Finisar Capital Stock for delivery upon exercise of the Assumed Options. As soon as practicable after the Effective Time, Finisar shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Finisar Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as any Assumed Options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Finisar shall administer the Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

      (d) In addition to the Transwave Options assumed by Finisar in the Merger, Finisar shall grant to all Transwave employees who remain employed at the Closing new options, under a new employee stock option plan that is substantially similar to Finisar's existing employee stock option plan, to purchase shares of Finisar Preferred Stock in the amounts set forth on Schedule 6.10(d) hereto divided by three.

    Section 6.11  Finisar Plans.  All Transwave employees who remain employees of Finisar, Transwave or any other Subsidiary of Finisar following the Effective Time shall be entitled to participate in all employee benefit plans and programs (the "Finisar Plans") that are available to other Finisar employees holding comparable positions. To the extent permitted by the Finisar Plans, each participant shall be given full credit for such participant's period of continuous service with Transwave prior to the Effective Time. To the extent permitted by law, Finisar shall amend the Finisar Plans, as necessary, to provide for such participation. In the case of medical and health insurance coverage, Finisar shall cause the Surviving Corporation to continue to insure Transwave employees under Transwave's existing insurance plans or provide them with the opportunity to participate in Finisar Plans providing generally comparable medical and health insurance coverage.

    Section 6.12  Employee Retention Pool.  Finisar shall establish a pool of cash in the aggregate amount of $1,000,000 (the "Retention Pool") for retention of Transwave employees. The Retention Pool shall be allocated among the Transwave employees in accordance with a schedule to be mutually agreed upon by Finisar and Transwave prior to the Closing Date.

    Section 6.13  Brokers or Finders.  Each of Finisar and Transwave represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of Finisar and Transwave agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

    Section 6.14  Additional Agreements; Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    Section 6.15  Expenses.  The parties shall each pay their own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated all legal, accounting, financial advisory and consulting fees and expenses incurred by Transwave (whether paid or accrued) relating to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated hereby, and obtaining all authorizations, consents, orders or approvals of, or declarations or filings with, all Governmental Entities in connection with such transactions (the "Transwave Transaction Expenses") shall be borne by the former security holders of Transwave, as hereinafter provided. Schedule  6.15 hereto sets forth Transwave's current estimate of the total Transwave Transaction Expenses which Transwave expects to incur (the "Estimated Transwave Transaction Expenses"). Transwave shall provide an updated schedule of Estimated Transwave Transaction Expenses not later than two (2) business days prior to the Closing (the "Closing Transwave Transaction Expense Schedule"). In the event that the amount of the Transwave Transaction Expenses as set forth on the Closing Transwave Transaction Expense Schedule exceeds the Estimated Transwave Transaction Expenses, the Exchange Ratios shall be adjusted proportionately so that such excess Transwave Transaction Expenses are borne by the former security holders of Transwave in the form of a reduction in the aggregate amount of the Merger consideration. In the event the Transwave Transaction Expenses actually incurred by Transwave exceed the amount shown on the Closing Transwave Transaction Expense Schedule, Finisar shall be entitled to assert a claim against the Escrow Shares pursuant to Article IX hereof in order to recover all such additional expenses.

ARTICLE VII

CONDITIONS TO MERGER

    Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

      (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of Transwave Common Stock.

      (b) All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Finisar or Transwave or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

      (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Finisar's conduct or operation of the business of Finisar or Transwave after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

      (d) The California Department of Corporations shall have issued the Permit qualifying the securities to be issued hereunder pursuant to Section 25121 of the California Corporations Code, and such issuance shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

    Section 7.2  Additional Conditions to Obligations of Finisar.  The obligation of Finisar to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Finisar:

      (a) The representations and warranties of Transwave and the Principal Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Transwave, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Finisar shall have received a certificate to such effect signed on behalf of Transwave by the chief executive officer of Transwave and each of the Principal Shareholders. For purposes of this subsection 7.2(a), the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on Transwave: (i) increases in the trading price of Finisar Common Stock, as reported on the NNM, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy, the electronics or communications industries, generally, or the segments of the electronics and communications industries in which Transwave participates; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

      (b) Transwave shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Finisar shall have received a certificate to such effect signed on behalf of Transwave by the chief executive officer of Transwave.

      (c) Finisar shall have received from Transwave written evidence that the execution, delivery and performance of Transwave's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of Transwave.

      (d) Finisar shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Finisar Capital Stock pursuant to the Merger.

      (e) Finisar shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Transwave, as set forth on Schedule 7.2(e) hereto.

      (f)  Each of the Key Employees shall have executed and delivered their respective Employment Agreement.

      (g) Each of the Key Employees shall have executed and delivered Noncompetition Agreements in the form of Exhibit F hereto (the "Noncompetition Agreement").

      (h) Finisar shall have received satisfactory assurance, as determined by Finisar in good faith, that at least 90% of the Transwave employees (other than the Key Employees) will remain employed by the Surviving Corporation after the Merger.

      (i)  The Merger shall have been approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Transwave Common Stock.

      (j)  Finisar shall have received a legal opinion from Pacific Law Group LLP, counsel to Transwave, substantially in the form of Exhibit G hereto.

      (k) The Escrow Agreement shall have been executed and delivered by the Shareholders' Representative (as defined in Section 9.6) and the Escrow Agent.

      (l)  Finisar shall have received from each of the affiliates of Transwave an executed Affiliate Agreement.

      (m) Each of the shareholders of Transwave shall have executed and delivered the Lock-Up Agreement in substantially the form attached hereto as Exhibit C-1 or Exhibit  C-2, as appropriate.

      (n) All outstanding capital stock of Transwave Fiber Optics Apparatus (Shanghai) Co. Ltd. (also known as Transwave Fiber (Shanghai), hereinafter referred to as "Transwave Shanghai") shall have been transferred to Transwave, so that Transwave owns all of the outstanding capital stock of Transwave Shanghai, and Transwave Shanghai shall have received an acknowledgment from the Shanghai Foreign Investment Commission confirming that all of the outstanding shares of Transwave Shanghai have been fully paid for.

      (o) Transwave Shanghai shall have obtained a new business license which reflects the ownership of Transwave Shanghai's capital stock by Transwave.

    Section 7.3  Additional Conditions to Obligations of Transwave.  The obligation of Transwave to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Transwave:

      (a) The representations and warranties of Finisar set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Finisar, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Transwave shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar. For the purposes of the foregoing condition, the following events or occurrences shall not be deemed to be events or occurrences having a Material Adverse Effect on Finisar: (i) reductions in the trading price of Finisar Common Stock, as reported on the NNM, occurring at any time or from time to time between the date hereof and the Closing Date; (ii) events or occurrences affecting the general economy, the electronics or communications industries, generally, or the segments of the electronics and communications industries in which Finisar participates; or (iii) events or occurrences related directly to the Merger or the other transactions contemplated by this Agreement.

      (b) Finisar shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Transwave shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar.

      (c) Transwave shall have received from Finisar written evidence that the execution, delivery and performance of Finisar's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Finisar.

      (d) Finisar shall have executed and delivered the Employment Agreements and Noncompetition Agreements.

      (e) Transwave shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to Finisar, substantially in the form of Exhibit H hereto.

      (f)  The Escrow Agreement shall have been executed and delivered by Finisar and the Escrow Agent.

ARTICLE VIII

TERMINATION AND AMENDMENT

    Section 8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(e), by written notice by the terminating party to the other party):

      (a) by the mutual written consent of Finisar and Transwave;

      (b) by either Finisar or Transwave if the Merger shall not have been consummated by April 30, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

      (c) by either Finisar or Transwave if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.4 or 6.6 of this Agreement;

      (d) by Finisar if the Board of Directors of Transwave shall have withdrawn or modified its recommendation of this Agreement or the Merger for approval by the Transwave shareholders in a manner adverse to Finisar or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing; or

      (e) by Finisar or Transwave, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Finisar) or 7.3(a) or (b) (in the case of termination by Transwave) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

    Section 8.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Finisar or Transwave or their respective officers, directors, shareholders or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.13 and 6.15 of this Agreement, the confidentiality provisions set forth herein and in the Confidentiality Agreement and the non-competition provisions set forth in the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 8.3  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Transwave, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.4  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

ESCROW AND INDEMNIFICATION

    Section 9.1  Survival of Representations and Warranties.  If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date. No action may be brought with respect to this Agreement or the transactions contemplated hereby unless (i) an Indemnification Claim is made under Section 9.3 on or before the date that is twelve (12) months following the Closing Date (the "Termination Date") or (ii) except for claims under Section 9.2(d), as allowed by law.

    Section 9.2  Indemnification by Principal Shareholders.

      (a) Subject to the terms and conditions contained herein, each of the Principal Shareholders shall indemnify, defend and hold harmless Finisar, its officers, directors, employees and attorneys, all Subsidiaries and Affiliates of Finisar, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Finisar Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Finisar Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Transwave or the Principal Shareholders in this Agreement, including the Transwave Disclosure Schedule, (ii) any Transwave Transaction Expenses in excess of the amount set forth on the Closing Transwave Transaction Expense Schedule and reflected in the calculation of the Total Consideration, or (iii) any breach by the Principal Shareholders of this Article IX or the Escrow Agreement (collectively, "Finisar Losses").

      (b) No Principal Shareholder shall be required to indemnify any member of the Finisar Group for any Finisar Losses until the aggregate amount of all Finisar Losses under all claims shall exceed $50,000.00 (the "Deductible Amount"); provided, however, that Finisar Losses under Section 9.2(a)(ii) shall be recoverable in full without regard to the Deductible Amount. Except as specifically provided in Section 9.2(d), the maximum aggregate liability of any individual Principal Shareholder pursuant to Section 9.2(a) shall in no event exceed the value of the one-third of the Escrow Shares that otherwise would have been deliverable to such Principal Shareholder on the third anniversary of the Closing Date pursuant to Section 2.5 hereof (assuming all of the Milestones have been achieved by the third anniversary of the Closing Date), and the indemnification payment to be made on behalf of each such Principal Shareholder shall be withheld only from such portion of the Escrow Shares.

      (c) The obligation of the Principal Shareholders to indemnify members of the Finisar Group for a Finisar Loss under this Article IX is subject to the condition that the Shareholders' Representative (as defined in Section 9.6) shall have received written notice of an Indemnification Claim (as defined in Section 9.3) for such Finisar Loss on or before the Termination Date.

      (d) The provisions of Section 9.2(b) above and 9.5 below shall not limit, in any manner, (i) any remedy at law or in equity to which any member of the Finisar Group shall be entitled against Transwave or any shareholder of Transwave as a result of willful fraud or intentional misrepresentation by Transwave, any shareholder of Transwave or any of their respective representatives, or (ii) any rights that Finisar may have under federal or state securities laws.

      (e) The amount of Finisar Losses shall be computed after giving effect to the receipt of any insurance proceeds and tax benefits with respect thereto.

    Section 9.3  Procedures for Indemnification.

      (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Finisar Group seeking indemnification hereunder.

      (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Representative and the Escrow Agent requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Finisar Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

      (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Representative.

    Section 9.4  Defense of Third Party Claims.  Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

      (a) Indemnitee shall give the Representative and the Escrow Agent written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Representative may, subject to the prior written consent of Finisar, undertake control of the defense thereof by counsel of his own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, the Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Representative or the Escrow Agent of a Third Party Claim shall not release the Principal Shareholders from their obligations hereunder, except to the extent they are prejudiced by such failure.

      (b) Indemnitee and the Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

      (c) Unless the Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Representative, which consent shall not be unreasonably withheld or delayed. If the Representative has assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Representative (or the individual Principal Shareholder as the case may be) without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

    Section 9.5  Manner of Indemnification.

      (a) The portion of the Escrow Shares specified in Section 9.2(b), deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.5, shall provide a fund against which members of the Finisar Group may assert claims of indemnification under this Article IX. Except as specifically provided in Section 9.2(d), the sole recourse of any member of the Finisar Group for such indemnification claims is to the portion of the Escrow Shares specified in Section 9.2(b).

      (b) Each claim for indemnification asserted against the Principal Shareholders pursuant to this Article IX shall be made only in accordance with the procedures set forth in the Escrow Agreement, subject to the provisions of Section 9.2(d) hereof.

    Section 9.6  Appointment of Shareholders' Representative.  For purposes of this Agreement, the Principal Shareholders hereby consent to the appointment of Forrest Duan as the representative and attorney-in-fact for and on behalf of the Principal Shareholders (the "Shareholders' Representative"), and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement on behalf of the Principal Shareholders, (ii) authorize delivery to Finisar of Escrow Shares in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholders' Representative has unlimited authority and power to act on behalf of each Principal Shareholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Principal Shareholders will be bound by all actions taken by the Shareholders' Representative in connection with this Agreement, and Finisar shall be entitled to rely on any action or decision of the Shareholders' Representative. The Shareholders' Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or bad faith. In all questions arising under this Agreement or the Escrow Agreement, the Representative may rely on the advice of counsel, and the Shareholders' Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice. Except as expressly provided herein, the Shareholders' Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares subject to Indemnification Claims under this Article IX may, by written consent, appoint a new representative as the Shareholders' Representative by sending notice and a copy of the written consent appointing such new representative signed by holders of a majority of the Escrow Shares to Finisar and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Finisar and the Escrow Agent.

ARTICLE X

GENERAL PROVISIONS

    Section 10.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Finisar, to:

      Finisar Corporation
      1308 Moffett Park Drive
      Sunnyvale, CA 94089-1113
      Attention: Chief Executive Officer
      Fax: (408) 541-9579
      Tel: (408) 548-1000

      with a copy to:

      Gray Cary Ware & Freidenrich LLP
      400 Hamilton Avenue
      Palo Alto, CA 94301
      Attention: Dennis C. Sullivan, Esq.
      Fax: (650) 327-3699
      Tel: (650) 833-2000

      (b) if to Transwave, to:

      Transwave Fiber, Inc.
      43022 Christy Street
      Fremont, CA 94538
      Attention: Chief Executive Officer
      Fax: (510) 668-0648
      Tel: (510) 668-0658

      with a copy to:

      Pacific Law Group LLP
      Two North Second Street, Suite 290
      San Jose, CA 95113
      Attention: C.P. Chang, Esq.
      Fax: (408) 288-8386
      Tel: (408) 288-8585

      (c) if to the Principal Shareholders, to:

      c/o Transwave Fiber, Inc.
      at the above address

    Section 10.2  Interpretation.

      (a) For purposes of this Agreement

         (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

        (ii) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation;"

        (iii) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

        (iv) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 20, 2000;

        (v) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its Subsidiaries, taken as a whole;

        (vi) Any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors, officers, and other management level employees reasonably believed to have knowledge of such matters; and any reference to the "knowledge of Transwave" shall include the knowledge of each of the Principal Shareholders.

       (vii) Any reference to the "prospects" of Transwave or its business, or to Transwave's business "as currently proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to Transwave's business that are initiated by Finisar thereafter;

       (viii) The word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and

        (ix) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

    Section 10.3  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 10.4  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    Section 10.5  Entire Agreement.  This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

    Section 10.6  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

    Section 10.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 10.8  Third Party Beneficiaries.  Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of Transwave immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I, II and IV, Sections 6.6 and 6.7 and Article IX, (ii) the persons who hold Transwave Options immediately prior to the Effective Time (and their lawful successors and assigns) are express intended third party beneficiaries of Section 6.10, and (iii) each of the foregoing persons is an express intended third party beneficiary of Article X, to the extent relevant to any of the foregoing, and as such are entitled to rely on the provisions hereof as if a party hereto.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, Finisar and Transwave have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Principal Shareholders have signed this Agreement, as of the date first written above.

	TRANSWAVE FIBER, INC.	FINISAR CORPORATION
By:	/s/ F. DUAN	By:	/s/ JERRY S. RAWLS
	Forrest Duan		Jerry S. Rawls
	President and Chief Executive Officer		President and Chief Executive Officer
PRINCIPAL SHAREHOLDERS
/s/ F. DUAN
Forrest Duan
/s/ PING HE
Ping He
/s/ YAN ZHOU
Yan Zhou

ANNEX D

AGREEMENT AND PLAN OF REORGANIZATION

among

FINISAR CORPORATION,
a Delaware corporation,

MARBLE ACQUISITION CORP.,
a Texas corporation and wholly-owned
subsidiary of Finisar Corporation,

MARLOW INDUSTRIES, INC.,
a Texas corporation,

THE MARLOW CO., LTD.,
a Texas limited partnership,

and

Raymond Marlow,
the Shareholders' Representative

Dated February 20, 2001

ARTICLE IX ESCROW AND INDEMNIFICATION		D-44
Section 9.1	Survival of Representations and Warranties	D-44
Section 9.2	Indemnification by Shareholders	D-44
Section 9.3	Procedures for Indemnification	D-45
Section 9.4	Defense of Third Party Claims	D-45
Section 9.5	Manner of Indemnification	D-46
Section 9.6	Appointment of Shareholders' Representative	D-46
ARTICLE X DISPOSITION OF SECURITIES BY PRINCIPAL SHAREHOLDER; VOTING		D-47
Section 10.1	Agreements of Principal Shareholder	D-47
Section 10.2	Representations and Warranties	D-47
Section 10.3	Transfer Restrictions	D-48
ARTICLE XI GENERAL PROVISIONS		D-48
Section 11.1	Notices	D-48
Section 11.2	Interpretation	D-50
Section 11.3	Counterparts	D-50
Section 11.4	Severability	D-51
Section 11.5	Entire Agreement	D-51
Section 11.6	Governing Law	D-51
Section 11.7	Assignment	D-51
Section 11.8	Third Party Beneficiaries	D-51
EXHIBITS
Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Affiliate Agreement
Exhibit C	Form of Employment Agreement
Exhibit D	Form of Consulting Agreement
Exhibit E	Form of Noncompetition Agreement
Exhibit F	Form of Finisar Voting Agreement
Exhibit G	Form of Opinion of Locke Liddell & Sapp LLP
Exhibit H	Form of Opinion of Gray Cary Ware & Freidenrich LLP
Exhibit I	Environmental Laws
SCHEDULES
Schedule 6.8(f)	Marlow Affiliates
Schedule 6.10(a)	Key Marlow Employees
Schedule 6.10(b)	Marlow Employees to be Offered Employment
Schedule 6.11(d)	New Finisar Options
Schedule 6.14	Allocation of Retention Pool
Schedule 6.18	Marlow Estimated Transaction Expenses
Schedule 6.20	Items to be Transferred
Schedule 7.2(e)	Third Party Consents
Schedule 7.2(j)	List of Retained Marlow Employees

AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 20, 2001, by and among Finisar Corporation, a Delaware corporation ("Finisar"), Marble Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Finisar ("Sub"), Marlow Industries, Inc., a Texas corporation ("Marlow"), The Marlow Co., Ltd., a Texas limited partnership and principal shareholder of Marlow (the "Principal Shareholder"), and Raymond Marlow (the "Shareholders' Representative").

RECITALS

    WHEREAS, the Boards of Directors of Finisar, Sub and Marlow deem it advisable and in the best interests of each corporation and its respective shareholders that Finisar and Marlow combine in order to advance the long-term business interests of Finisar and Marlow;

    WHEREAS, the combination of Finisar and Marlow shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Marlow, Marlow will become a wholly-owned subsidiary of Finisar and the shareholders of Marlow will become stockholders of Finisar; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

ARTICLE I

THE MERGER

    Section 1.1  Effective Time of the Merger.  Subject to the provisions of this Agreement, Articles of Merger (the "Articles of Merger") in such form as is required by the relevant provisions of the Texas Business Corporation Act (the "BCA") shall be duly prepared, executed and acknowledged by Sub and by Marlow as the Surviving Corporation (as defined in Section 1.3(a)) and delivered to the Texas Secretary of State for filing as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective at such time as the Secretary of State of the State of Texas issues a certificate of merger after the filing of the Articles of Merger with the Secretary of State of the State of Texas (the "Effective Time").

    Section 1.2  Closing.  The closing of the Merger (the "Closing") will take place at 11:00 a.m., Pacific Time, on a date to be specified by Finisar and Marlow (the "Closing Date"), which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections 7.1, 7.2(b) (other than the delivery of the officers' certificate referred to therein) and 7.3(b) (other than the delivery of the officers' certificate referred to therein), provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301 unless another date or place is agreed to in writing by Finisar and Marlow.

    Section 1.3  Effects of the Merger.

      (a) At the Effective Time (i) the separate existence of Sub shall cease, and Sub shall be merged with and into Marlow (the "Surviving Corporation"), (ii) the Articles of Incorporation of Marlow shall be amended so that Article IV of such Articles of Incorporation shall read as follows: "The total number of shares of all classes which this corporation shall have authority to issue shall be 1,000, all of which shall consist of Common Stock, $0.001 par value per share" and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. Sub and Marlow are sometimes referred to herein as the "Constituent Corporations."

      (b) At and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the BCA. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

    Section 1.4  Directors and Officers.  The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

ARTICLE II

CONVERSION OF SECURITIES

    Section 2.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

      (a) "Assumed Options" has the meaning set forth in Section 6.11.

      (b) "Cause" means a termination of employment for any of the following reasons: (i) conviction of a felony, (ii) commission of any act of theft, fraud or dishonesty against, or involving the records of, Finisar or any other member of the Finisar Group, (iii) material breach of the employee's obligations under the Confidential Information and Inventions Agreement (as defined in the Employment Agreements) which, if curable, is not cured within ten (10) days following written notice thereof by Finisar, (iv) intentional act that has a detrimental effect on the reputation or business of Finisar or any other member of the Finisar Group, or (v) failure or inability (other than as a result of employee's death or permanent disability) to perform any duties reasonably assigned, which failure or inability is not cured within fifteen (15) days following written notice thereof by Finisar.

      (c) "Escrow Shares" has the meaning set forth in Section 2.4.

      (d) "Involuntary Termination" means a termination of employment by Marlow for any reason other than Cause, or any termination of employment by an employee following (i) a reduction in the employee's base salary, or (ii) any requirement that the employee relocate his place of employment by more than fifty (50) miles from his current location, provided any such reduction or relocation is effected by Finisar without the employee's written consent, or (iii) an employee's death or permanent disability.

      (e) "Finisar Common Stock" means the Common Stock, $.001 par value, of Finisar.

      (f)  "Finisar Share Price" means the greater of (i) $20.00 or (ii) the average closing sale price of Finisar Common Stock for the ten (10) consecutive trading days ending four (4) business days prior to the Closing Date as reported on the Nasdaq National Market System (the "Average Share Price"), as, in either case, adjusted proportionately to reflect any stock split, stock combination or stock dividend effected subsequent to the date of this Agreement.

      (g) "Marlow Common Stock" means the Common Stock, $.10 par value, of Marlow.

      (h) "Marlow Options" has the meaning set forth in Section 2.2(c).

      (i)  "Marlow Transaction Expenses" and "Marlow Estimated Transaction Expenses" have the meanings set forth in Section 6.18.

      (j)  "Outstanding Marlow Shares" means the aggregate number of shares of Marlow Common Stock outstanding immediately prior to the Effective Time.

      (k) "Total Cash Consideration" means $30,000,000.

      (l)  "Total Merger Consideration" means the sum of the Total Cash Consideration and the value of the Total Stock Consideration (based on the Finisar Share Price).

      (m) "Total Stock Consideration" means the number of shares of Finisar Common Stock (rounded up to the nearest whole share) determined by dividing (i) the difference between (A) $270,000,000 less (B) the sum of (1) the amount of the Marlow Transaction Expenses set forth on the Marlow Closing Transaction Expense Schedule and (2) $4,045,970 of the Retention Pool, by (ii) the Finisar Share Price.

    Section 2.2  Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Marlow or capital stock of Sub:

      (a)  Capital Stock of Sub.  Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

      (b)  Marlow Common Stock.  Subject to Section 2.4, each issued and outstanding share of Marlow Common Stock, other than Dissenting Shares (as defined in Section 2.5), shall be converted into the right to receive (i) that number of fully paid and nonassessable shares of Finisar Common Stock determined by dividing (A) the Total Stock Consideration by (B) the sum of (1) Outstanding Marlow Shares and (2) the number of shares of Marlow Common Stock subject to Marlow Options (the "Exchange Ratio") and (ii) an amount of cash determined by dividing (Y) $30,000,000 by (Z) the Outstanding Marlow Shares. All such shares of Marlow Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Finisar Common Stock and cash as set forth above, and any cash in lieu of fractional shares of Finisar Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with this Article II.

      (c)  Marlow Stock Option.  At the Effective Time, all then outstanding options to purchase Marlow Common Stock (the "Marlow Options") issued under Marlow's 1999 Employee Stock Option Plan, 1988 Employee Stock Option Plan, as amended, 1999 Board Stock Option Plan and

  1988 Board Stock Option Plan, as amended (collectively, the "Marlow Option Plans") not exercised as of the Effective Time will be assumed by Finisar and converted into Assumed Options in accordance with Section 6.11.

    Section 2.3  Exchange of Certificates.  The procedures for exchanging outstanding shares of Marlow Common Stock for Finisar Common Stock and cash pursuant to the Merger are as follows:

      (a)  Exchange Procedures.  Upon surrender by a holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Marlow Common Stock (each a "Certificate," and collectively, the "Certificates") for cancellation to Finisar or an exchange agent designated by Finisar (the "Exchange Agent"), together with a duly executed letter of transmittal in a form as Finisar may reasonably specify (the "Letter of Transmittal"), the holder of each Certificate shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Finisar Common Stock which such holder has the right to receive pursuant to the provisions of Section 2.2(b), (y) cash representing the portion of the Total Cash Consideration which such holder has the right to receive pursuant to the provisions of Section 2.2(b) and (z) cash in lieu of fractional shares in accordance with Section 2.3(d). The Certificates surrendered under this Section 2.3(a) shall immediately be canceled. In the event of a transfer of ownership of Marlow Common Stock which is not registered in the transfer records of Marlow, a certificate representing the shares of Finisar Common Stock and any portion of the Total Cash Consideration to which the holder is entitled may be issued to a transferee if the Certificate representing such Marlow Common Stock is presented to Finisar or the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Immediately following the Effective Time, Finisar will deliver or cause to be delivered to those holders of Marlow Common Stock who submit their Certificate(s) and Letter of Transmittal at or prior to the Closing certificates representing shares of Finisar Common Stock and will initiate wire transfers of immediately available funds in amounts representing the portion of the Total Cash Consideration to be paid in accordance with this Section 2.3(a) to holders of Marlow Common Stock who have provided Finisar with wire transfer instructions at least two (2) days prior to the Closing. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Finisar Common Stock, a portion of the Total Cash Consideration and cash in lieu of any fractional shares of Finisar Common Stock as contemplated by this Section 2.3.

      (b)  Distributions with Respect to Unexchanged Shares.  No dividends or other distributions declared or made after the Effective Time with respect to Finisar Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Finisar Common Stock represented thereby and no portion of the Total Cash Consideration or cash payment in lieu of fractional shares payable to any such holder pursuant to subsection (d) below shall be paid until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Finisar Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, any portion of the Total Cash Consideration to which such holder is entitled and the amount of any cash payable in lieu of a fractional share of Finisar Common Stock to which such holder is entitled pursuant to subsection (d) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Finisar Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Finisar Common Stock.

      (c)  No Further Ownership Rights in Marlow Common Stock.  All shares of Finisar Common Stock and cash issued and paid upon the surrender for exchange of shares of Marlow Common Stock in accordance with the terms hereof (including any cash paid pursuant to subsection (b) or (d) of this Section 2.3) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Marlow Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Marlow Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.3.

      (d)  No Fractional Shares.  No certificate or scrip representing fractional shares of Finisar Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Finisar. Notwithstanding any other provision of this Agreement, each holder of shares of Marlow Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Finisar Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Finisar Common Stock multiplied by the Finisar Share Price.

      (e)  No Liability.  Neither Finisar nor Marlow shall be liable to any holder of shares of Marlow Common Stock or Finisar Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (f)  Lost Certificates.  In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Finisar shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Finisar Common Stock and any portion of the Total Cash Consideration issuable in exchange therefor pursuant to the provisions of this Article II, together with cash, if any, in lieu of fractional shares in accordance with Section 2.3(d) hereof. The Board of Directors of Finisar may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Finisar an indemnity agreement against any claim that may be made against Finisar with respect to the Certificate alleged to have been lost, stolen or destroyed.

    Section 2.4  Escrow.

      (a) At the Closing, or as soon as practicable after the Effective Time, Finisar shall cause to be deducted from the number of shares of Finisar Common Stock deliverable to the Shareholders and shall cause to be deposited into escrow (the "Escrow") certificates representing the number of shares of Finisar Common Stock having a value equal to ten percent (10%) of the Total Merger Consideration based on the Finisar Share Price (the "Escrow Shares") (which amounts shall be apportioned from each Shareholder pro rata with respect to each Shareholder's proportionate interest in Marlow). The Escrow Shares shall be held by U.S. Bank Trust, National Association, or such other financial institution as Finisar and Marlow shall mutually determine (the "Escrow Agent") in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Escrow Shares so deposited shall be shares of Finisar Common Stock which are vested and are not subject to a repurchase option, risk of forfeiture or other condition under any applicable agreement with Marlow or Finisar.

      (b) Within ten (10) days following the eighteen-month anniversary of the Closing Date, the Escrow Shares shall be released from the escrow subject to the provisions of Article IX of this Agreement relating to claims of indemnification.

    Section 2.5  Dissenters' Rights.  In the event the Merger becomes effective without the approval of the holders of 100% of the outstanding shares of Marlow Common Stock, any shares of Marlow Common Stock held by shareholders who properly exercise and perfect, pursuant to Section 5.12 of the BCA, the dissenters' rights set forth in Section 5.11 of the BCA ("Dissenting Shares") shall not be converted pursuant to Section 2.2, but shall instead be converted into the right to receive payment of fair value as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the BCA. Finisar shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Dissenting Shares. Marlow agrees that, without the prior written consent of Finisar or as required under the BCA, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Dissenting Shares. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the BCA, becomes entitled to payment of the fair value of Dissenting Shares shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the BCA). In the event that any holder of Marlow Common Stock fails to make an effective exercise and perfection of dissenters' rights or demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Finisar shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the shares of Finisar Common Stock and cash, including any cash payment in lieu of fractional shares, in each case without interest thereon, to which such Dissenting Shareholder would have been entitled under Section 2.2.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MARLOW

    Except as disclosed in the disclosure schedule provided to Finisar on or before the date of this Agreement (the "Marlow Disclosure Schedule"), Marlow represents and warrants to Finisar as follows:

    Section 3.1  Organization, Standing and Power.

      (a) Marlow is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Marlow is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect (as defined in Section 11.2(a)) on Marlow. Marlow has delivered true and correct copies of the Articles of Incorporation and Bylaws of Marlow, each as amended to date, to Finisar. Marlow is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents.

      (b) Section 3.1(b) of the Marlow Disclosure Schedule contains a list of all of the Subsidiaries of Marlow (each a "Marlow Subsidiary"), indicating in each case the name, type of entity, jurisdiction of incorporation and other jurisdictions in which it is qualified to do business. Each Marlow Subsidiary is wholly-owned directly by Marlow. Each Marlow Subsidiary is duly incorporated, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each Marlow Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on Marlow.

    Section 3.2  Marlow Capital Structure.

      (a) The authorized capital stock of Marlow consists of 1,000,000 shares of Marlow Common Stock. As of the date hereof, 742,850 shares of Marlow Common Stock are issued and outstanding and held of record by those persons set forth in Section 3.2(a) of the Marlow Disclosure Schedule. All such outstanding shares of Marlow Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance, in all material respects, with all applicable federal and state securities laws, and are not subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Marlow or any agreement to which Marlow is a party or by which it is bound. As of the date hereof, 162,000 shares of Marlow Common Stock are reserved for issuance under the 1999 Employee Stock Option Plan, of which an aggregate of 21,100 shares are subject to outstanding options held by those persons set forth in Section 3.2(a) of the Marlow Disclosure Schedule, and 40,000 shares of Marlow Common Stock are reserved for issuance under the 1999 Board Stock Option Plan, of which an aggregate of 32,000 shares are subject to outstanding options held by those persons set forth in Section 3.2(a) of the Marlow Disclosure Schedule. As of the date hereof, 126,000 shares of Marlow Common Stock are reserved for issuance under the 1988 Employee Stock Option Plan, of which an aggregate of 18,900 shares are subject to outstanding options held by those persons set forth in Section 3.2(a) of the Marlow Disclosure Schedule, and 70,000 shares of Marlow Common Stock are reserved for issuance under the 1988 Board Stock Option Plan, of which 15,000 shares are subject to outstanding options held by those persons set forth in Section 3.2(a) of the Marlow Disclosure Schedule.

      (b) There are (i) no equity securities of any class of Marlow or the Marlow Subsidiaries, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Marlow or the Marlow Subsidiaries are a party or by which they are bound obligating Marlow or the Marlow Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Marlow or the Marlow Subsidiaries or obligating Marlow or the Marlow Subsidiaries to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Marlow's capital stock (i) between or among Marlow and any of its shareholders or (ii) to Marlow's knowledge, between or among any of Marlow's shareholders.

    Section 3.3  Authority; Required Filings and Consents.

      (a) Marlow has all requisite corporate power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by Marlow hereunder, including the Articles of Merger (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby, subject only to the approval of the Merger by Marlow's shareholders as required by the BCA. The execution and delivery of this Agreement and the other Transaction Documents to which Marlow is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Marlow, subject only to the approval of the Merger by Marlow's shareholders as required by the BCA. This Agreement and the other Transaction Documents to which Marlow is a party have been or will be duly executed and delivered by Marlow and constitute or will constitute the valid and binding obligations of Marlow, enforceable against Marlow in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity.

      (b) The execution and delivery by Marlow of this Agreement and the other Transaction Documents to which it is or will be a party do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of Marlow, (ii) result in any violation or breach of or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Marlow is a party or by which Marlow or any of its properties or assets may be bound, or (iii) conflict with or violate any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Marlow or any of its properties or assets.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Marlow in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any filings pursuant to applicable requirements under the laws of the United Kingdom or Japan (the "Foreign Law Notifications"), (ii) the filing of the Articles of Merger with the Texas Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iv) such amendments and filings as may be required under applicable law in connection with the branch registrations of Marlow or its subsidiaries in the United Kingdom and Japan, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Marlow and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

    Section 3.4  Financial Statements.  Marlow has delivered to Finisar (i) the audited consolidated balance sheets of Marlow and Marlow Subsidiaries as of January 31, 1999 and January 30, 2000, and the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended January 31, 1999 and January 30, 2000, and (ii) its unaudited balance sheet as of December 31, 2000 (the "Balance Sheet Date") and unaudited consolidated statements of income for the eleven-month period ended December 31, 2000 (collectively, the "Marlow Financial Statements"). The Marlow Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except that the unaudited Marlow Financial Statements do not contain footnotes and are subject to normal year-end adjustments. The Marlow Financial Statements present fairly in all material respects the financial position of Marlow as of the respective dates and the results of its operations and cash flows for the periods indicated. Marlow maintains, and until the Effective Time will continue to maintain, a standard system of accounting established and administered in accordance with GAAP.

    Section 3.5  Absence of Undisclosed Liabilities.  Marlow and the Marlow Subsidiaries do not have any liabilities, either accrued or contingent (which is required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, other than (i) liabilities reflected or provided for on the balance sheet as of the Balance Sheet Date (the "Marlow Balance Sheet"), (ii) liabilities contemplated by this Agreement or described in the Marlow Disclosure Schedule, and (iii) normal or recurring liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices.

    Section 3.6  Accounts Receivable.  The accounts receivable shown on the Marlow Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Marlow Balance Sheet. The accounts receivable of Marlow and the Marlow Subsidiaries arising after the Balance Sheet Date and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with GAAP and the past practices of Marlow. None of such accounts receivable is subject to any pending claim of offset or recoupment or counterclaim, and neither Marlow nor the Marlow Subsidiaries have knowledge of any specific facts that would be likely to give rise to any such claim. No amount of such accounts receivable is contingent upon the performance by Marlow or the Marlow Subsidiaries of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

    Section 3.7  Inventories.  The inventories shown on the Marlow Balance Sheet or thereafter acquired by Marlow or the Marlow Subsidiaries consist of items of a quantity and quality usable or salable in the ordinary course of business. Since the Balance Sheet Date, Marlow and the Marlow Subsidiaries have continued to replenish inventories in a normal and customary manner consistent with past practices. Neither Marlow nor the Marlow Subsidiaries have received notice that they will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the supplies or component products required for the manufacture, assembly or production of its products. The value at which inventories are carried reflect the inventory valuation policy of Marlow, which is consistent with its past practice and in accordance with GAAP. Due provision has been made on the books of Marlow and the Marlow Subsidiaries, consistent with past practices, to provide for all slow-moving, obsolete, or unusable inventories at their estimated useful or scrap values, and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

    Section 3.8  Absence of Certain Changes or Events.  Since the Balance Sheet Date, Marlow and the Marlow Subsidiaries have conducted their business in the ordinary course and in a manner consistent with past practices and, since such date, neither Marlow nor the Marlow Subsidiaries have:

      (a) suffered any event or occurrence that has had a Material Adverse Effect on Marlow;

      (b) suffered any damage, destruction or loss, whether covered by insurance or not, having Material Adverse Effect on its properties or business;

      (c) except for the Retention Pool or as otherwise contemplated by this Agreement, granted any material increase in the compensation payable or to become payable by Marlow to its officers or employees;

      (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

      (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock, other than shares of Marlow Common Stock issued upon exercise of options outstanding under the Marlow Option Plans as of the date of this Agreement;

      (f)  made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

      (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property other than in the ordinary course of business;

      (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, service mark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula, mask work or trade secret or interest thereunder or other material intangible asset;

      (i)  entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business; or as contemplated or permitted by this Agreement;

      (j)  to Marlow's knowledge, incurred any material liability, except in the ordinary course of business and consistent with past practice;

      (k) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for Permitted Liens (as defined below);

      (l)  made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $1,000,000, or, in the aggregate, in excess of $2,000,000;

      (m) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or, except as contemplated by this Agreement entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation (including bonuses) and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

      (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of Marlow contained in this Agreement; or

      (o) taken any other action that would have required the consent of Finisar pursuant to Section 5.1 of this Agreement (and which has not been obtained) had such action occurred after the date of this Agreement.

    Section 3.9  Taxes.

      (a) Marlow and the Marlow Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all returns, estimates, information statements and reports required to be filed with any taxing authority ("Returns") by, or with respect to, Marlow and the Marlow Subsidiaries in accordance with all applicable laws, and, such Returns are true and correct in all material respects.

      (b) Marlow and the Marlow Subsidiaries, as of the Closing Date, will have paid all Taxes shown as due and payable on the Returns that have been filed (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Marlow Financial Statements). There is no Tax deficiency outstanding or assessed or proposed against Marlow or the Marlow Subsidiaries that is not reflected as a liability on the Marlow Balance Sheet or set forth on the Marlow Disclosure Schedule.

      (c) Neither Marlow nor the Marlow Subsidiaries has executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any United States Federal Income Tax.

      (d) The reserves for Taxes reflected on the Marlow Balance Sheet (excluding reserves for deferred Taxes established to reflect timing differences between book and Tax income) are adequate for payment of all Taxes incurred through the date thereof.

      (e) Neither Marlow nor any of the Marlow Subsidiaries is liable for any Tax imposed on any entity other than Marlow and any Marlow Subsidiary, except as the result of the application of

  Treas. Reg. Sections 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Marlow is the common parent.

      (f)  Since January 31, 1995, neither Marlow nor any of the Marlow Subsidiaries has been or is the subject of an audit nor has been notified of any request (in writing) for an audit by any taxing authority. There are not, to the knowledge of Marlow, any unresolved questions or claims concerning Marlow's or any of its Subsidiaries' Tax Liability.

      (g) Neither Marlow nor the Marlow Subsidiaries have ever been a member of an affiliated group of corporations filing a consolidated federal income tax return other than returns which include only Marlow and any of the Marlow Subsidiaries.

      (h) Marlow has made available to Finisar copies of all Returns filed for all taxable periods since January 31, 1995.

      (i)  Neither Marlow nor the Marlow Subsidiaries have ever filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Marlow or its Subsidiaries.

      (j)  There are (and immediately before the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of Marlow or the Marlow Subsidiaries for Taxes, other than Liens for Taxes not yet due and payable.

      (k) Marlow and the Marlow Subsidiaries have withheld with respect to its employees all Taxes required to be withheld. Neither Marlow nor the Marlow Subsidiaries are a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Marlow or the Marlow Subsidiaries that, individually or collectively, could give rise to the payment of any amount (other than any amount that constitutes a portion of the Total Merger Consideration) that would not be deductible pursuant to Section 404 or 162(m) of the Code or as an expense under applicable law.

      (l)  Neither Marlow nor the Marlow Subsidiaries are a party to any tax sharing agreement or similar agreement with any other party, and neither Marlow nor the Marlow Subsidiaries have assumed or agreed to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

      (m) Neither Marlow nor the Marlow Subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

    Section 3.10  Tangible Assets and Real Property.

      (a) Marlow and the Marlow Subsidiaries own or lease all tangible assets and properties which are material to the conduct of its business as currently conducted or which are reflected on the Marlow Balance Sheet or acquired since the Balance Sheet Date (the "Material Tangible Assets").

  The Material Tangible Assets are in good operating condition and repair, except for ordinary wear and tear. Marlow or its Subsidiaries have good and indefeasible title to all Material Tangible Assets that they own (except properties, interests in properties and assets sold or otherwise disposed of since the Marlow Balance Sheet Date in the ordinary course of business), free and clear of liens, claims and encumbrances other than (i) liens, mortgages, pledges, security interests or other encumbrances securing indebtedness shown on Marlow's Financial Statements and which are described in Section 3.10(a) of the Marlow Disclosure Schedule, (ii) liens for current taxes, payments of which are not yet delinquent, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent, (iv) liens relating to accounts payable incurred in the ordinary course of business and consistent with past practice (collectively, the "Permitted Liens"). Assuming the due execution and delivery thereof by the other parties thereto, all leases of Material Tangible Assets to which Marlow and the Marlow Subsidiaries are a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity. The Marlow Disclosure Schedule sets forth a true and correct list of all such leases, and true and correct copies of all such leases have been provided to Finisar.

      (b) Neither Marlow nor the Marlow Subsidiaries own real property. Section 3.10(a) of the Marlow Disclosure Schedule sets forth a true and complete list of all real property leased by Marlow or its Subsidiaries. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity, and have not been amended to date. True and correct copies all such of real property leases and any amendments thereto have been provided to Finisar.

    Section 3.11  Intellectual Property.

      (a) Marlow and the Marlow Subsidiaries own, license or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, and any applications for and registrations of such patents, trademarks, trade names, service marks, domain names, copyrights and mask works and all processes, formulas, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Marlow and the Marlow Subsidiaries as currently being conducted, or as currently proposed to be conducted (all of which are referred to as the "Marlow Intellectual Property Rights"), free and clear of all Liens and without a duty to account to third parties, except for Licensed Intellectual Property (as defined below) for which license fees might be due to the licensor. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Marlow's and the Marlow Subsidiaries' interest pursuant to licenses from third parties, each of which: grants Marlow and the Marlow Subsidiaries such rights to such intellectual property as are necessary to the business of Marlow and the Marlow Subsidiaries as currently conducted or currently proposed to be conducted, and, to Marlow's knowledge, is in full force and effect and is valid, binding and enforceable.

      (b) Section 3.11(b) of the Marlow Disclosure Schedule contains an accurate and complete list of (i) all patents, patent applications, invention disclosures, trademarks, trade names, service marks and registered copyrights and applications therefor included in the Marlow Intellectual Property Rights, including the jurisdictions in which each such Marlow Intellectual Property Right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all licenses, sublicenses, distribution agreements, options, rights (including marketing rights), and other agreements to which Marlow or the Marlow Subsidiaries are a party and pursuant to which any person is authorized to use any Marlow Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Marlow or the Marlow Subsidiaries (a "Marlow Product") or any adaptation, translation, improvement or derivative work based on any Marlow Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Marlow or the Marlow Subsidiaries are a party and pursuant to which Marlow or the Marlow Subsidiaries are authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Marlow Product (other than licenses for standard off-the-shelf software used in the conduct of Marlow's business), (iv) all joint development agreements and consultation agreements to which Marlow or the Marlow Subsidiaries is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Marlow or the Marlow Subsidiaries have obtained funding for research and development activities.

      (c) The execution and delivery of this Agreement, compliance with its terms and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) or give rise to any right, license or Lien relating to any Marlow Intellectual Property Rights or Licensed Intellectual Property, or right of termination, cancellation or acceleration of any Marlow Intellectual Property Rights or Licensed Intellectual Property, or the loss or encumbrance of any Marlow Intellectual Property Rights or Licensed Intellectual Property or material benefit related thereto, or result in or require the creation, imposition or extension of any Lien upon any Marlow Intellectual Property Rights or Licensed Intellectual Property or otherwise impair the right of Marlow, the Marlow Subsidiaries or their customers to use the Marlow Intellectual Property Rights or Licensed Intellectual Property in the same manner as such Marlow Intellectual Property Rights or Licensed Intellectual Property are currently being used by Marlow, the Marlow Subsidiaries or their customers.

      (d) All patents and trademarks, service marks and copyrights issued to Marlow or the Marlow Subsidiaries which relate to any Marlow Product as set forth in the Marlow Disclosure Schedule are valid and subsisting. The manufacturing, marketing, licensing or sale of any Marlow Product does not infringe any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party. Neither Marlow nor the Marlow Subsidiaries (i) have received notice that they have been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, trade name, service mark, copyright, mask work right, trade secret or other proprietary right of any third party and (ii) have knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Marlow Intellectual Property Rights or Licensed Intellectual Property. There is no outstanding order, writ, injunction, decree, judgment or stipulation by or with any court, administrative agency or arbitration panel regarding patent, copyright, trade secret, trademark, trade name, mask work right or other claims relating to the Marlow Intellectual Property Rights to which Marlow or the Marlow Subsidiaries are a party or by which they are bound.

      (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporated, embodied or reflected in any Marlow Product at any stage of its development were (a) in the public domain or (b) written, developed and created solely and exclusively by (i) employees of Marlow or the Marlow Subsidiaries without the assistance of any third party or (ii) third parties who licensed or assigned ownership of their rights with respect thereto to Marlow or the Marlow Subsidiaries by means of valid and enforceable agreements, which are listed and described in Section 3.11(b) of the Marlow Disclosure Schedule and copies of which have been reviewed by Finisar. Marlow and the Marlow Subsidiaries have at all times used commercially reasonable efforts to protect their trade secrets. None of the trade secrets of Marlow or the Marlow Subsidiaries as of the Effective Time of this Agreement have been published or disclosed through actions of Marlow, Marlow Subsidiaries or, to Marlow's knowledge, third parties to whom Marlow has disclosed such trade secrets, to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

      (f)  Marlow and the Marlow Subsidiaries are not, and to Marlow's knowledge no other party to any licensing, sublicensing, distributorship, manufacturing or other similar arrangements with Marlow or the Marlow Subsidiaries relating to the Marlow Intellectual Property Rights or Licensed Intellectual Property Rights is, in breach of or default under any material obligations under such arrangements.

      (g) To Marlow's knowledge, no person is infringing on or otherwise violating any right of Marlow or the Marlow Subsidiaries with respect to any Marlow Intellectual Property Rights.

      (h) None of the Marlow Intellectual Property was created, developed, conceived or made during the performance of work or services under a contract or subcontract with the United States government or any department or agency thereof.

      (i)  Neither Marlow nor the Marlow Subsidiaries have assigned, sold or otherwise transferred ownership of, or granted an exclusive license or right to use, any patent, patent application, copyright, trademark, mask work right or service mark.

      (j)  Marlow, the Marlow Subsidiaries and their officers or employees do not have any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by Marlow or the Marlow Subsidiaries in the furtherance of its business operations as currently being conducted or as currently proposed to be conducted by Marlow or the Marlow Subsidiaries, which patents or applications have not been assigned to Marlow or the Marlow Subsidiaries with such assignment duly recorded in the United States Patent Office or with the applicable foreign Governmental Entity.

      (k) There are no actions that must be taken by Marlow or its subsidiaries within six (6) months of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates, for the purposes of maintaining, perfecting, preserving or renewing any registered or application for the registration of Marlow Intellectual Property Rights.

      (l)  Each person currently or formerly employed by Marlow or the Marlow Subsidiaries (including consultants and independent contractors, if any) has executed and delivered (and to Marlow's knowledge, is in compliance with) an agreement substantially in the form of Marlow's standard form of Assignment of Inventions, MI Information and Covenant Not to Compete Agreement as produced to Finisar and which agreement provides valid written assignments to Marlow of all rights, title and interest in and to any Marlow Intellectual Property conceived, made, reduced to practice or developed thereunder but not already owned by Marlow by operation of law.

      (m) Each person currently or formerly employed by Marlow or the Marlow Subsidiaries (including consultants and independent contractors, if any) that has or had access to confidential information of Marlow or the Marlow Subsidiaries has executed and delivered to Marlow or the Marlow Subsidiaries a confidentiality and/or non-disclosure agreement in one of the forms previously provided to Finisar. To Marlow's knowledge, neither the execution or delivery of any such agreement by any such person, nor the carrying on by any such person, as an employee, consultant or independent contractor, of Marlow's or the Marlow Subsidiaries' business as currently conducted and as currently proposed to be conducted, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

    Section 3.12  Bank Accounts.  Section 3.12 of the Marlow Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Marlow or the Marlow Subsidiaries maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

    Section 3.13  Contracts.

      (a) Neither Marlow nor the Marlow Subsidiaries is a party or subject to any agreement, obligation or commitment, written or oral:

         (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Marlow or the Marlow Subsidiaries totaling more than $100,000 in any twelve-month period;

        (ii) with agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

        (iii) that restricts Marlow or the Marlow Subsidiaries from carrying on anywhere in the world its business or any portion thereof as currently conducted;

        (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

        (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

        (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

       (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Marlow Products;

       (viii) with any Governmental Entity or involving the provision of products or services to a Governmental Entity; or

        (ix) that is otherwise material to the business of Marlow or the Marlow Subsidiaries taken as a whole as currently being conducted, or as currently proposed to be conducted.

      (b) To Marlow's knowledge, no party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or instrument.

      (c) Neither Marlow nor the Marlow Subsidiaries are in default under or in breach or violation of any material contract, commitment or restriction to which Marlow or the Marlow Subsidiaries is a party or by which Marlow, the Marlow Subsidiaries or any of their properties or assets is bound or affected. To Marlow's knowledge, no other party is, in any material respect, in default under or in breach or violation of any material contract, commitment, or restriction to which Marlow or the Marlow Subsidiaries are a party or by which Marlow, the Marlow Subsidiaries or any of their properties or assets is bound or affected.

    Section 3.14  Labor Difficulties.  Neither Marlow nor the Marlow Subsidiaries are engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Marlow or the Marlow Subsidiaries pending or, to Marlow's knowledge, threatened before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending or, to Marlow's knowledge, threatened against Marlow or the Marlow Subsidiaries. Marlow and the Marlow Subsidiaries are not now and have never been subject to any union organizing activities. Neither Marlow nor the Marlow Subsidiaries have experienced any work stoppage or other labor difficulty. To Marlow's knowledge, the consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect on the relations with the employees of Marlow and the Marlow Subsidiaries.

    Section 3.15  Trade Regulation.  Within three years prior to the date of this Agreement, Marlow and the Marlow Subsidiaries have not terminated their relationship with or refused to ship Marlow products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Marlow or the Marlow Subsidiaries in excess of $100,000 over any consecutive twelve (12) month period. All of the prices charged by Marlow and the Marlow Subsidiaries in connection with the marketing or sale of any of its products or services have been in compliance, in all material respects, with all applicable laws and regulations. No claims have been asserted or, to Marlow's knowledge, threatened against Marlow or the Marlow Subsidiaries with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind.

    Section 3.16  Environmental Matters.

      (a) There are no Environmental Claims (as defined in Section 3.16(f)(i) hereof) pending or, to the knowledge of Marlow and the Marlow Subsidiaries, threatened, (i) against Marlow or the Marlow Subsidiaries or (ii) against any real or personal property which Marlow or the Marlow Subsidiaries own or occupy, in whole or in part.

      (b) There have been no Releases (as defined in Section 3.16(f)(iv) hereof) of any Hazardous Material (as defined in Section 3.16(f)(iii) hereof) resulting from or caused by Marlow's or the Marlow Subsidiaries' operations that are, to Marlow's knowledge, reasonably likely to form the basis of any Environmental Claim against Marlow or the Marlow Subsidiaries.

      (c) Marlow and the Marlow Subsidiaries have not transported, stored, used, manufactured, treated, generated, handled, disposed of, released or exposed its employees or others to Hazardous Materials in material violation of any applicable laws, rules or regulations promulgated by any Government Entity.

      (d) Marlow and the Marlow Subsidiaries currently hold all environmental approvals, permits, licenses, authorizations and consents (the "Environmental Permits") necessary for the conduct of their business as such business is currently being conducted and is in compliance with all such Environmental Permits. No environmental report, closure activity, investigation or assessment, and no notification to or approval, consent or authorization from, any Governmental Entity with jurisdiction regarding environmental matters or Hazardous Materials is required to be obtained by Marlow or the Marlow Subsidiaries under applicable Environmental Laws, either before or after the Effective Time, in connection with any of the transactions contemplated by this Agreement.

      (e) There is no Environmental Claim pending, or, to Marlow's knowledge, threatened, and there has been no Release of Hazardous Materials resulting from or caused by Marlow's or the

  Marlow Subsidiaries' operations that is reasonably likely to form the basis of any Environmental Claim, in each case against Marlow or the Marlow Subsidiaries or against any real property which Marlow formerly owned or leased, in whole or in part.

      (f)  As used in this Agreement:

         (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, enforceable directives, claims, liens, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Entity) alleging liability or potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated or leased by Marlow or the Marlow Subsidiaries (for purposes of this Section 3.16); or (B) any violation, or alleged violation, by Marlow or the Marlow Subsidiaries of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "Environmental Laws" means the laws listed on Exhibit I and all state or local analogues of the same and any other state or local law applicable to Hazardous Materials, all as in effect on the date of this Agreement.

        (iii) "Hazardous Materials" means (a) any petroleum or petroleum products, regulated radioactive materials, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls in regulated concentrations; and (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," under any applicable Environmental Law; and (c) any other chemical, material, substance or waste, which is now regulated under any applicable Environmental Law in a jurisdiction in which Marlow or the Marlow Subsidiaries operate (for purposes of this Section 3.16).

        (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property in violation of applicable Environmental Laws.

    Section 3.17  Employee Benefit Plans.

      (a) Section 3.17 of the Marlow Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by Marlow or the Marlow Subsidiaries and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Marlow within the meaning of Section 414(b), (c),(m) or (o) of the Code, (an "ERISA Affiliate") for the benefit of any person who performs or who has performed services for Marlow or with respect to which Marlow, or any ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "Marlow Employee Plans").

      (b)  Documents.  Marlow has furnished to Finisar true and complete copies of documents embodying each of the Marlow Employee Plans and related plan documents, including (without limitation) the most recent determination or opinion letter, trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, summary of material modifications, compliance and nondiscrimination tests for the last three plan years, Form 5500 reports filed for the last three plan years, standard COBRA forms and related notices, and registration statements and prospectuses.

      (c)  Compliance.  (i) Each Marlow Employee Plan has been administered in all material respects in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code); (ii) any Marlow Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination or opinion letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable regulations or pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Marlow Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person (other than as required by COBRA); (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Marlow Employee Plan; (v) none of Marlow, any subsidiary or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA; (vi) all contributions required to be made by Marlow, any subsidiary or ERISA Affiliate to any Marlow Employee Plan have been timely paid or accrued; (vii) each Marlow Employee Plan subject to ERISA, has timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely distributed or posted all required notices and reports to employees; (viii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Marlow is threatened, against or with respect to any such Marlow Employee Plan (other than routine claims for benefits), including any audit or inquiry by the Internal Revenue Service or United States Department of Labor; and (ix) there has been no amendment to, written interpretation or announcement by Marlow, or any ERISA Affiliate which would materially increase the expense of maintaining any Marlow Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Marlow's financial statements.

      (d)  No Title IV or Multiemployer Plan.  None of Marlow or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of Marlow or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

      (e)  COBRA, FMLA, HIPAA, CANCER RIGHTS.  With respect to each Marlow Employee Plan, Marlow has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996; and (iv) the applicable requirements of the Cancer Rights Act of 1998.

      (f)  Effect of Transaction.  The consummation of the transactions contemplated by this Agreement will not, except as expressly provided in this Agreement, (i) entitle any current or former employee or other service provider of Marlow or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Marlow Employee Plan) or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Marlow pursuant to any Marlow Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Each Marlow Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Finisar or Marlow (other than ordinary administration expenses typically incurred in a termination event).

    Section 3.18  Compliance with Laws.  Except with respect to matters covered by Sections 3.9 (Taxes), 3.14 (Labor Difficulties), 3.16 (Environmental Matters) and 3.17 (Employee Benefit Plans) of this Agreement which are exclusively governed by such Sections, Marlow and the Marlow Subsidiaries have complied with, are not in violation of, any statute, law or regulation applicable to the ownership or operation of their business. Within the past six (6) years Marlow and the Marlow Subsidiaries have not received any written notices of violation with respect to, any statute, law or regulation applicable to the ownership or operation of their business.

    Section 3.19  Employees and Consultants.  Section 3.19 of the Marlow Disclosure Schedule contains a list of the names of all employees and consultants of Marlow and the Marlow Subsidiaries as of February 9, 2001 and their salaries or wages, other compensation, dates of employment or engagement and positions.

    Section 3.20  Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal or, to Marlow's knowledge, threatened against Marlow, the Marlow Subsidiaries or any of their properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Marlow or the Marlow Subsidiaries or, to Marlow's knowledge, any of their directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Marlow.

    Section 3.21  Restrictions on Business Activities.  There is no agreement, judgment, injunction, order or decree binding upon Marlow which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Marlow or the Marlow Subsidiaries currently proposed by Marlow, any acquisition of property by Marlow or the Marlow Subsidiaries or the conduct of business by Marlow and the Marlow Subsidiaries as currently being conducted or as currently proposed by Marlow to be conducted.

    Section 3.22  Governmental Authorization.  Marlow and the Marlow Subsidiaries have obtained each consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Marlow and the Marlow Subsidiaries as being conducted, or as currently proposed by Marlow to be conducted, as of the date hereof (collectively, the "Marlow Authorizations"), and, to Marlow's knowledge, all of such Marlow Authorizations are in full force and effect.

    Section 3.23  Insurance.  Marlow and the Marlow Subsidiaries have insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Marlow and the Marlow Subsidiaries. Section 3.23 of the Marlow Disclosure Schedule contains a list of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Marlow and the Marlow Subsidiaries are otherwise in compliance with the terms of such policies. Marlow has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 3.24  Interested Party Transactions.

      (a) No director, officer or shareholder of Marlow or the Marlow Subsidiaries has any interest in (i) any material equipment or other material property or asset, real or personal, tangible or intangible, including, without limitation, any of the Marlow Intellectual Property Rights, used in connection with or pertaining to the business of Marlow or the Marlow Subsidiaries, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Marlow Products, (iii) any entity that competes with Marlow or the Marlow Subsidiaries, or with which Marlow or the Marlow Subsidiaries are affiliated or have a business relationship, or (iv) any material agreement, obligation or commitment, written or oral, to which Marlow or the Marlow Subsidiaries are a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than one percent (1%) of the outstanding stock or debt securities of any company whose stock or debt securities are traded on a recognized stock exchange or quoted on the Nasdaq National Market System (the "NNM").

      (b) Except as contemplated by the Transaction Documents, neither Marlow nor the Marlow Subsidiaries are a party to any (i) agreement with any officer or other employee of Marlow or the Marlow Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Marlow or the Marlow Subsidiaries in the nature of any of the transactions contemplated by this Agreement, or (ii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    Section 3.25  No Existing Discussions.  As of the date hereof, neither Marlow nor the Marlow Subsidiaries are engaged, directly or indirectly, in any discussions or negotiations with any party other than Finisar with respect to a Marlow Acquisition Proposal (as defined in Section 6.1).

    Section 3.26  Real Property Holding Corporation.  Neither Marlow nor the Marlow Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

    Section 3.27  Corporate Documents.  Marlow has furnished to Finisar, or its representatives, for its examination (i) copies of its minute books and copies of the minute books of the Marlow Subsidiaries containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Marlow or the Marlow Subsidiaries. The corporate minute books and other corporate records of Marlow and the Marlow Subsidiaries are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in material compliance with the laws of the applicable jurisdiction. Marlow has delivered or made available to Finisar or its representatives true and complete copies of all documents which are referred to in this Article III or in the Marlow Disclosure Schedule.

    Section 3.28  No Misrepresentation.  No representation or warranty by Marlow in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Marlow pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

    Section 3.29  Disclaimer of Additional and Implied Warranties.  Marlow is making no representations or warranties, express or implied, of any nature whatsoever, except as specifically set forth in Article III of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FINISAR AND SUB

    Except as set forth in the disclosure schedule delivered by Finisar to Marlow on or before the date of this Agreement (the "Finisar Disclosure Schedule"), Finisar and Sub represent and warrant to Marlow as follows:

    Section 4.1  Organization.  Each of Finisar and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, and to perform all of its obligations under the agreements and instruments to which it is a party or by which it is bound. Each of Finisar and Sub is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on Finisar. Finisar is not in violation of any of the provisions of its Certificate of Incorporation, Bylaws or other charter documents.

    Section 4.2  Finisar Capital Structure.

      (a) The authorized capital stock of Finisar consists of 200,000,000 shares of Finisar Common Stock and 5,000,000 shares of Preferred Stock, $0.001 par value ("Finisar Preferred Stock"). As of December 31, 2000, 185,500,768 shares of Finisar Common Stock were issued and outstanding, all of which had been duly authorized and validly issued and were fully paid and nonassessable. As of December 31, 2000, 12,148,851 shares of Finisar Common stock were reserved for issuance pursuant to stock options granted and outstanding under Finisar's stock option plans, stock options assumed in connection with prior acquisitions and rights outstanding under Finisar's employee stock purchase plan. No material change in such capitalization has occurred between December 31, 2000 and the date of this Agreement. As of the date hereof, no shares of Finisar Preferred Stock are issued or outstanding.

      (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under Finisar's stock option plans or Finisar's employee stock purchase plan, there are (i) no equity securities of any class of Finisar, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which Finisar is a party or by which it is bound obligating Finisar to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Finisar.

      (c) The shares of Finisar Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    Section 4.3  Authority; No Conflict; Required Filings and Consents.

      (a) Finisar and Sub have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Finisar or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Finisar and Sub, respectively. This Agreement and the other Transaction Documents to which Finisar and/or Sub are parties have been or will be duly executed and delivered by Finisar and/or Sub and constitute or will constitute the valid and binding obligations of Finisar and/or Sub, enforceable against Finisar and/or Sub, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity.

      (b) The execution and delivery by Finisar and Sub of this Agreement and the other Transaction Documents to which they are or will be parties do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Finisar or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Finisar or Sub is a party or by which either of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Finisar or Sub or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a Material Adverse Effect on Finisar.

      (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Finisar or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act and any Foreign Law Notifications, (ii) the filing of the application for, and receipt of, the Permit (as defined in Section 6.8), (iii) the filing of the Articles of Merger with the Texas Secretary of State, (iv) if required, the filing of a report on Form 8-K with the Securities and Exchange Commission (the "SEC"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or materially alter or delay any of the transactions contemplated by this Agreement or be reasonably likely to have a Material Adverse Effect on Finisar.

    Section 4.4  SEC Filings; Financial Statements.

      (a) Finisar has timely filed and made available to Marlow all forms, reports and documents, together with any amendments, required to be filed by Finisar with the SEC since November 11, 1999, other than registration statements on Form S-8 (collectively, the "Finisar SEC Reports"). Each of the Finisar SEC Reports, as well as any Finisar SEC Reports filed after the date of this Agreement until the Closing, (i) at the time it was filed or will be filed, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Finisar SEC Report or necessary in order to make the statements in such Finisar SEC Report, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Finisar SEC Reports, including any Finisar SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of Finisar and its Subsidiaries as of the respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited consolidated balance sheet of Finisar as of October 29, 2000 is referred to herein as the "Finisar Balance Sheet."

    Section 4.5  Absence of Undisclosed Liabilities.  Finisar and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Finisar, other than (i) liabilities reflected or provided for on the Finisar Balance Sheet, (ii) liabilities specifically contemplated by this Agreement, or described in the Finisar Disclosure Schedule or Finisar SEC Reports, and (iii) normal or recurring liabilities incurred since October 29, 2000 in the ordinary course of business consistent with past practices.

    Section 4.6  Absence of Certain Changes or Events.  Since October 29, 2000, Finisar has not suffered any event or occurrence that has had a Material Adverse Effect on Finisar.

    Section 4.7  Litigation.  Except as described in the Finisar SEC Reports, there is no action, suit or proceeding, claim, arbitration or investigation against Finisar pending or as to which Finisar has received any written notice of assertion, which is reasonably likely to have a Material Adverse Effect on Finisar or a material adverse effect on the ability of Finisar to consummate the transactions contemplated by this Agreement.

    Section 4.8  Investment Intent.  Finisar is acquiring the shares of Marlow Common Stock as contemplated by this Agreement for its own account for investment and not with a view toward resale or redistribution in a manner which would require registration under the Securities Act or the securities laws of any state.

    Section 4.9  Financing.  Finisar and Sub have sufficient capital resources to enable Finisar and Sub to deliver the Total Cash Consideration in accordance with this Agreement and to effect the other transactions contemplated by this Agreement on the Closing Date.

    Section 4.10  Taxes.  Neither Finisar nor any of its subsidiaries have constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

    Section 4.11  No Misrepresentation.  No representation or warranty by Finisar or Sub in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Finisar or Sub pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

    Section 4.12  Disclaimer of Additional and Implied Warranties.  Finisar is making no representations or warranties, express or implied, of any nature whatsoever, except as specifically set forth in Article IV of this Agreement.

ARTICLE V

CONDUCT OF BUSINESS

    Section 5.1  Covenants of Marlow.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Marlow agrees (except to the extent that Finisar shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, to pay or perform its other obligations when due (subject to good faith disputes with respect to such obligations), and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Marlow shall promptly notify Finisar upon Marlow obtaining knowledge of any event or occurrence not in the ordinary course of business of Marlow where such event or occurrence would result in a breach of any covenant of Marlow set forth in this Agreement or cause any representation or warranty of Marlow set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, or set forth in Section 5.1 of the Marlow Disclosure Schedule, Marlow shall not, without the prior written consent of Finisar:

      (a) Grant or accelerate, amend or change the period of vesting or exercisability of options, stock appreciation rights, stock purchase rights or restricted stock granted under any employee stock plan of Marlow or authorize cash payments in exchange for, or in settlement of, any options or other rights granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

      (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Marlow Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

      (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

      (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of

  Marlow Common Stock upon the exercise or conversion of Marlow Options outstanding as of the date of this Agreement;

      (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $50,000, acquisitions of inventory in the ordinary course of business or capital expenditures as set forth in Section 5.1(e) of the Marlow Disclosure Schedule;

      (f)  Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Marlow, except for transactions entered into in the ordinary course of business;

      (g) Take any action to (i) increase or agree to increase by more than 8% the compensation payable or to become payable to its officers or employees (other than routine increases for hourly employees in the ordinary course of business and in accordance with past practices, including annual salary increases which will be determined in February or March 2001, but retroactive to February 1, 2001), (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, stock appreciation right, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees other than as may be required by applicable law or regulation, in which event Marlow shall give prior written notice of such requirement to Finisar;

      (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business;

      (i)  Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

      (j)  Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

      (k) Incur or commit to incur any individual capital expenditure in excess of $1,000,000 or aggregate capital expenditures in excess of $4,000,000, in addition to the existing commitments set forth in the Marlow Disclosure Schedule;

      (l)  Enter into or amend any agreements or amendments to existing agreements pursuant to which any third party is granted exclusive marketing or distribution rights with respect to any Marlow Product;

      (m) Amend or terminate any contract, agreement or license to which it is a party, except in the ordinary course of business;

      (n) Waive or release any material right or claim, except in the ordinary course of business;

      (o) Make, change or revoke any other material election with respect to Taxes or enter into or amend any material agreement or settlement with any taxing authority;

      (p) Initiate any litigation or arbitration proceeding, except for proceedings for injunctive relief with respect to the protection of Marlow Intellectual Property Rights or Licensed Intellectual Property; or

      (q) Agree, in writing or otherwise, to take any of the actions described in paragraphs (a) through (p) above, or any action which is reasonably likely to make any of Marlow's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

    Section 5.2  Covenants of Finisar.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Finisar agrees to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, and to pay or perform its other obligations when due.

    Section 5.3  Cooperation.  Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Finisar and Marlow shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

ARTICLE VI

ADDITIONAL AGREEMENTS

    Section 6.1  No Solicitation.

      (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Marlow shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) take any action to solicit, initiate, encourage or support any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Marlow, other than the transactions contemplated or expressly permitted by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Marlow Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Marlow Acquisition Proposal, or (iii) agree to, approve or recommend any Marlow Acquisition Proposal.

      (b) Marlow shall notify Finisar no later than twenty-four (24) hours after receipt by Marlow (or its advisors) of any Marlow Acquisition Proposal or any request for nonpublic information in connection with a Marlow Acquisition Proposal or for access to the properties, books or records of Marlow by any person or entity that informs Marlow that it is considering making, or has made, a Marlow Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      (c) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Principal Shareholder and the Shareholders' Representative each agree that they will not, directly or indirectly, through any agent or otherwise, take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Finisar) regarding any Marlow Acquisition Proposal. If a Marlow Acquisition Proposal is received by, or such information is requested from, the Principal Shareholder or the Shareholders' Representative, they shall promptly notify Finisar of such fact and specify the information requested and the name of the person making such proposal and/or requesting such information.

    Section 6.2  Consents.  Each of Finisar and Marlow shall use all reasonable efforts to obtain all necessary consents, waivers and approvals under any of Finisar's or Marlow's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

    Section 6.3  Access to Information.  Upon reasonable notice, Marlow shall afford to the officers, employees, accountants, counsel and other representatives of Finisar, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Marlow shall furnish promptly to Finisar or its representatives all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Nondisclosure Agreement dated September 25, 2000 (the "Confidentiality Agreement") between Finisar and Marlow, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

    Section 6.4  Legal Conditions to Merger.  Each of Finisar and Marlow will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of Finisar and Marlow will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Marlow, Finisar or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement and to enable the Closing to occur as promptly as practicable.

    Section 6.5  Public Disclosure.  Finisar and Marlow shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by the rules or regulations of the SEC or the NNM; provided, however, that Finisar shall use its commercially reasonable efforts to give Marlow advance notice of any disclosure relating to the Merger or this Agreement required by law or by the rules or regulations of the SEC, NNM or other regulatory agency as soon as practicable after the decision to make such disclosure has been made.

    Section 6.6  Tax-Free Reorganization.  Finisar and Marlow each intend that the Merger shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. Finisar and Marlow each agree to refrain from taking any action inconsistent with such intended treatment. Finisar and Marlow agree to make reasonable representations as requested by counsel to Finisar and Marlow with respect to the rendering of the opinions required pursuant to Section 7.1(e).

    Section 6.7  Nasdaq Quotation.  Finisar agrees to continue the quotation of Finisar Common Stock on the NNM during the term of this Agreement. Finisar shall use its best efforts to cause the shares of Finisar Common Stock to be issued in the Merger to be approved for quotation on the NNM, subject to official notice of issuance, prior to the Closing Date.

    Section 6.8  Securities Law Matters.

      (a) As soon as practicable following the execution of this Agreement, but in any event not later than ten (10) business days after the execution of this Agreement, Finisar will file a request for a hearing (the "Hearing") before the Commissioner of Corporations of the State of California to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Section 25142 of the California Corporations Code, together with an application for a permit relating to the transactions contemplated by this Agreement and the Articles of Merger (the "Permit"). Marlow and the Principal Shareholder shall promptly furnish to Finisar all data and information relating to Marlow and the Principal Shareholder as may be necessary in connection with such request and application and such other notices and documents as may be required in connection with the Hearing. Finisar, Marlow and the Principal Shareholder shall use their respective best efforts to cause the Hearing to take place and the Permit to be issued at the earliest practicable date.

      (b) Finisar shall prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. Marlow and the Principal Shareholder shall use their respective best efforts to assist Finisar as may be necessary to comply with all appropriate state securities or Blue Sky laws which may be applicable in connection with the Merger.

      (c) In connection with the Hearing, the parties will cooperate in preparing an information statement describing this Agreement and the transactions contemplated hereby and thereby for the purpose of soliciting the approval of Marlow Shareholders (the "Information Statement"). The information supplied by Marlow for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Marlow Shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Marlow makes no representation, warranty or covenant with respect to any information supplied by Finisar or Sub which is contained in any of the foregoing documents. The information supplied by Finisar for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to Marlow's shareholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Finisar and Sub make no representation, warranty or covenant with respect to any information supplied by Marlow which is contained in any of the foregoing documents.

      (d) The Information Statement shall constitute a disclosure document for the offer and issuance of shares of Finisar Common Stock to be received by the holders of Marlow Common Stock in the Merger. Finisar and Marlow shall each use reasonable commercial efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements. Each of Finisar and Marlow agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. Marlow will promptly advise Finisar, and Finisar will promptly advise Marlow, in writing if at any time prior to the Effective Time either Marlow or Finisar shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Statement shall contain the unanimous recommendation of the Board of Directors of Marlow that the Marlow shareholders approve the Merger and this Agreement and the unanimous conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Marlow. Anything to the contrary contained herein notwithstanding, neither Finisar nor Marlow shall include in the Information Statement any information with respect to the other party or its affiliates or associates, the form and content of which information shall not have been approved by such other party prior to such inclusion.

      (e) Upon receipt of the Permit, Marlow shall, as promptly as reasonably practicable submit this Agreement and the transactions contemplated hereby to the Marlow shareholders at a special meeting (the "Marlow Shareholder Meeting") for approval and adoption as provided by Texas law and its Articles of Incorporation and Bylaws. Marlow shall use its commercially reasonable efforts to obtain the approval of the Marlow shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as soon as reasonably practicable after the date hereof. Marlow shall ensure that the Marlow Shareholder Meeting is conducted, and that all proxies solicited by Marlow in connection with the Marlow Shareholder Meeting are solicited, in compliance with applicable law and the Marlow charter documents. Marlow's obligation to call, give notice of, convene and hold the Marlow Shareholder Meeting in accordance with this Section 6.8(e) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Marlow of any Marlow Acquisition Proposal.

      (f)  Schedule 6.8(f) sets forth those persons who, in Marlow's reasonable judgment are or may be "affiliates" of Marlow within the meaning of Rule 145 (each such person a "Marlow Affiliate"). Marlow shall provide Finisar such information and documents as Finisar shall reasonably request for purposes of reviewing such list. Marlow shall deliver or cause to be delivered to Finisar, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Marlow Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Finisar shall be entitled to place appropriate legends on the certificates evidencing any Finisar Common Stock to be received by such Marlow Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Finisar Common Stock, consistent with the terms of such Affiliate Agreements.

    Section 6.9  HSR Act.  Finisar and Marlow have prepared and filed Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Finisar and Marlow shall respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

    Section 6.10  Employment Matters.

      (a) At the Effective Time, the employees listed on Schedule 6.10(a) hereto will become employees of the Surviving Corporation pursuant to the terms of Employment Agreements substantially in the form of Exhibit C hereto (collectively, the "Employment Agreements").

      (b) Prior to the Closing Date, Finisar will make offers of "at will" employment (on behalf of the Surviving Corporation) to all employees of Marlow recommended by the Chief Executive Officer of Marlow and set forth on Schedule 6.10(b) hereto, such offers to be conditioned upon the consummation of the Merger. Not later than five (5) business days prior to the Closing Date, Marlow shall provide an update of employees to be offered "at will" employment, which will show terminations and new hires since the date of the original Schedule 6.10(b). Finisar shall have two (2) business days to review the list of the newly hired employees and make a determination as to whether to make offers of "at will" employment to such employees. All Marlow employees whose employment will not be continued by the Surviving Corporation will be terminated by Marlow prior to the Closing Date. It is contemplated that Marlow employees will remain at their current job location. If a Marlow employee requests a transfer to another location, the management of Finisar and Marlow will consider the requests on a case-by-case basis, consistent with the goal of maintaining effective operations at Marlow's facility.

      (c) At the Effective Time, the Shareholders' Representative will become a consultant to Finisar pursuant to the terms of a Consulting Agreement substantially in the form of Exhibit D hereto (the "Consulting Agreement").

    Section 6.11  Stock Options.

      (a) Not later than five (5) days prior to the Closing Date, (i) Marlow shall obtain the written consent of each holder of a Marlow Option (other than Raymond Marlow, Elizabeth Marlow, Marshall Doke, Frances Mattingly and John Nelson) to the modification of the vesting terms of such options such that 50% of the unvested portion of such Marlow Option will become vested on the Closing Date and the remaining 50% of the unvested portion of such Marlow Option will vest in equal annual increments over the following three years; provided, however, that each such Marlow Option (other than those of the persons set forth above) will vest in full upon the Involuntary Termination of the optionee's employment following the Effective Time. At the Effective Time, each outstanding Marlow Option which has not been exercised prior to the Closing, whether vested or unvested, shall be assumed by Finisar and converted into an option (an "Assumed Option") to acquire, on the same terms and conditions as were applicable under the Marlow Option (except as otherwise provided below), such number of shares of Finisar Common Stock which the holder of such Marlow Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole share), at a price per share (rounded up to the nearest whole cent) equal to (i) the aggregate exercise price of the Marlow Common Stock purchasable pursuant to such Marlow Option immediately prior to the Effective Time divided by (ii) the number of full shares of Finisar Common Stock purchasable pursuant to the Assumed Option.

      (b) Each Assumed Option shall be evidenced by a written assumption agreement reflecting the terms set forth in Section 6.11(a) and delivered to the former holders of Marlow Options promptly following the Effective Time. Finisar shall, to the extent required by and subject to the provisions of the Marlow Option Plan, take such actions as may be appropriate under the Code and the regulations thereunder to cause the Assumed Options representing assumed Marlow Options which qualified as incentive stock options immediately prior the Effective Time continue to qualify as incentive stock options after the Effective Time, to the extent permitted under the Code and the regulations thereunder.

      (c) Finisar shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Finisar Common Stock for delivery upon exercise of the Assumed Options. As soon as practicable after the Effective Time, Finisar shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Finisar Common Stock subject to the Assumed Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as any Assumed Options remain outstanding. With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Finisar shall administer the Assumed Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

      (d) In addition to the Marlow Options assumed by Finisar in the Merger, Finisar shall grant new options, under Finisar's employee stock option plan, to purchase shares of Finisar Common Stock to the Marlow employees and in such individual amounts as set forth on Schedule 6.11(d) hereto. These options will be subject to Finisar's option plan and standard form of option agreement and will vest in accordance with such documents.

    Section 6.12  Employee Stock Purchase Plan.  Employees of Marlow as of the Effective Time shall be permitted to participate in the Finisar Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan.

    Section 6.13  Finisar Plans.  All Marlow employees who remain employees of Finisar, Marlow or any other Subsidiary of Finisar following the Effective Time shall be entitled to participate in all employee benefit plans and programs (the "Finisar Plans") that are available to other Finisar employees holding comparable positions. To the extent permitted by the Finisar Plans, each participant shall be given full credit for such participant's service with Marlow prior to the Effective Time for purposes of eligibility and vesting. To the extent permitted by law, Finisar shall amend the Finisar Plans, as necessary, to provide for such participation and vesting. Finisar shall cause the Surviving Corporation to (i) continue Marlow's short term disability plan until December 31, 2001, (ii) continue Marlow's supplemental (employer-paid) executive life insurance coverages until the expiration of six (6) months after the Effective Time, and (ii) either continue Marlow's group health coverage (and existing employee premiums, copays and deductibles), or provide substantially similar coverage (with no increase in employee premiums, copays and deductibles) through August 2001.

    Section 6.14  Employee Retention Pool.  Finisar shall establish a pool of cash in the aggregate amount of $5,457,280 (the "Retention Pool") for retention of Marlow employees. The Retention Pool shall be allocated among the employees listed on Schedule 6.14 hereto. A portion of the amount allocated to each eligible employee will vest at the Effective Time as set forth in Schedule 6.14 provided such eligible employee accepts continued employment with the Surviving Corporation, and will be payable at the Effective Time; provided, however, that the full amount allocated to John Nelson and Frances Mattingly will be payable immediately at the Effective Time. The portion of the Retention Pool payable at the Effective Time shall be paid by the delivery of checks drawn on a checking account maintained by Marlow, and a schedule of such payments shall be delivered to Finisar at least five (5) business days prior to the Closing Date. Eligible employees (except John Nelson and Frances Mattingly) will vest in the remaining amount allocated to them in equal installments which shall be paid on the first and second anniversaries of the Closing Date, subject to their continued employment by Finisar or a Subsidiary of Finisar; provided, however, that any unpaid portion of an employee's share of the Retention Pool will become vested and payable upon the Involuntary Termination of the employee's employment following the Effective Date. All payments of cash from the Retention Pool will be net of applicable withholding requirements.

    Section 6.15  Marlow 401(k) Plan.  Marlow agrees to terminate its 401(k) plan immediately prior to the Effective Time, unless Finisar, in its sole and absolute discretion, agrees to sponsor and maintain such plan by providing Marlow with written notice of such election at least three (3) days before the Closing Date. Unless Finisar provides such notice, Marlow shall deliver to Finisar evidence that Marlow's 401(k) plan has been terminated pursuant to resolutions of Marlow's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Finisar), effective as of the day immediately preceding the Closing Date.

    Section 6.16  Brokers or Finders.  Each of Finisar and Marlow represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Broadview International, financial advisor to Finisar, to which Finisar has agreed to pay fees and expenses in connection with financial advisory services, and Chase Securities Inc., financial advisor to Marlow, to which Marlow has agreed to pay fees and expenses in connection with financial advisory services, and each of Finisar and Marlow agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

    Section 6.17  Additional Agreements; Reasonable Efforts.  Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

    Section 6.18  Expenses.  The parties shall each pay their own legal, accounting, financial advisory and consulting fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated all legal, accounting, financial advisory and consulting fees and expenses incurred by Marlow or its shareholders (whether paid or accrued) relating to the negotiation, preparation and carrying out of this Agreement and the transactions contemplated hereby, and obtaining all authorizations, consents, orders or approvals of, or declarations or filings with, all Governmental Entities in connection with such transactions (the "Marlow Transaction Expenses") shall be borne by the former security holders of Marlow, as hereinafter provided; provided, however, that filing fees and other fees payable to Governmental Entities by Finisar shall not be deemed to be Marlow Transaction Expenses. Schedule 6.18 hereto sets forth Marlow's current estimate of the total Marlow Transaction Expenses which Marlow expects to incur (the "Marlow Estimated Transaction Expenses"). Marlow shall provide an updated schedule of Marlow Estimated Transaction Expenses not later than four (4) business days prior to the Closing (the "Marlow Closing Transaction Expense Schedule"). The amount of Marlow Transaction Expenses set forth on the Marlow Closing Transaction Expense Schedule shall be used to calculate the Total Stock Consideration as defined in Section 2.1(m). In the event the Marlow Transaction Expenses actually incurred by Marlow exceed the amount shown on the Marlow Closing Transaction Expense Schedule, Finisar shall be entitled to assert a claim against the Escrow Shares pursuant to Article IX hereof in order to recover all such additional expenses.

    Section 6.19  Financial Statements.  Marlow shall deliver to Finisar on or before February 28, 2001, its unaudited financial statements for the fiscal year ended January 28, 2001, and shall deliver its audited financial statements for the fiscal year ended January 28, 2001 as soon as practicable thereafter, which shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and present fairly in all material respects the financial position of Marlow and the Marlow Subsidiaries and the results of their operations and cash flows as of the dates and for the periods indicated therein.

    Section 6.20  Items to be Transferred.  At the Closing, Marlow agrees to transfer, convey and assign to the Shareholders' Representative any and all of Marlow's right, title and interest to each of the items listed in Schedule 6.20 hereto pursuant to transfer agreements in the form mutually agreed to by Marlow, Finisar and the Shareholders' Representative. Marlow agrees, at any time and from time to time after the Closing Date, to execute and deliver such instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Shareholders' Representative, to transfer, convey and assign to the Shareholders' Representative or to vest in the Shareholders' Representative all such right, title and interest in the items listed on Schedule 6.20 hereto.

    Section 6.21  Indemnification of Officers and Directors.

      (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain at the Effective Time the provisions with respect to indemnification and exculpation of present and former officers and directors of Marlow (the "Indemnified Personnel") set forth in the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time and the Bylaws of Sub as in effect immediately prior to the Effective Time, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnitees under the Articles of Incorporation or Bylaws of Marlow in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law. Finisar shall cause the Surviving Corporation to fulfill such indemnification and exculpation obligations.

      (b) From and after the Effective Time, Finisar shall cause the Surviving Corporation to indemnify, defend and hold harmless, to the extent not covered by insurance, the Indemnified Personnel against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of (with the approval of Finisar and the Surviving Corporation), or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Personnel Indemnity Claim"), arising out of actions or omissions occurring at or prior to the Effective Time based on the fact that such person is or was such a director, officer or employee, in each case to the fullest extent a corporation is permitted under Texas law, as same may hereafter be amended (but, in the case of any amendment, only to the extent that such amendment permits broader rights than such law permitted prior to such amendment and only to the extent such amendment is not retroactively applicable) to indemnify its own directors, officers or employees, as the case may be, if the Indemnified Personnel acted in good faith and in a manner Indemnified Personnel believed to be in the best interests of Marlow, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such action or omission was unlawful. Nothing contained herein shall make Finisar, Sub, Marlow or the Surviving Corporation an insurer, a co-insurer or an excess insurer in respect of any insurance policies that may provide coverage for Personnel Indemnity Claims, nor shall this Section relieve the obligations of any insurer in respect thereto. Without limiting the foregoing, in the event any Personnel Indemnity Claim is brought against any Indemnified Personnel (whether arising before or after the Effective Time), (i) the Indemnified Personnel may retain counsel satisfactory to such Indemnified Personnel and reasonably satisfactory to Finisar, and Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Personnel promptly as statements therefor are received and otherwise advance to such Indemnified Personnel upon request reimbursement of reasonable documented expenses incurred, in either case to the fullest extent and in the manner permitted by Texas law; and (ii) Surviving Corporation will use all reasonable efforts to assist in the defense of any Personnel Indemnity Claim, provided that Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). Any Indemnified Personnel wishing to claim indemnification under this Section 6.21, upon learning of any Personnel Indemnity Claim, shall promptly notify Surviving Corporation (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.21 except to the extent such failure materially prejudices such party), and shall to the extent required by Surviving Corporation's Bylaws in effect at the Effective Time and Texas law deliver to Surviving Corporation the undertaking contemplated by such Bylaws and Texas law. The Indemnified Personnel as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Personnel. Surviving Corporation agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Personnel with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Personnel Indemnity Claim asserted or made within such period shall continue until the disposition of any such Personnel Indemnity Claim.

      (c) Notwithstanding any contrary provision of this Agreement, on or before the Closing Date, Marlow shall purchase insurance coverage extending for a period of six (6) years, covering those persons who, as of immediately prior to the Effective Time, are covered by Marlow's existing directors' and officers' liability insurance coverage, on terms no less favorable to such persons as currently provided (covering past or future claims with respect to periods prior to and including the Closing Date); provided, however, that any such amounts paid by Marlow therefore shall be included as Marlow Transaction Expenses.

      (d) Neither Finisar nor any of its affiliates shall be obligated to guarantee the payment or performance of the Surviving Corporation's obligations under this Section 6.21, so long as the Surviving Corporation honors such obligations to the extent of Marlow's net worth at the Closing Date. In no event, however, shall Finisar or any such affiliate have any liability or obligation to any Indemnified Personnel arising from Marlow's breach of, or inability to perform its obligations under, this Section 6.21.

      (e) This Section 6.21 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Personnel referred to herein, their heirs and personal representatives and shall be binding on Finisar and the Surviving Corporation and their respective successors and assigns.

    Section 6.22  Proxy Statement and Meeting of Finisar Stockholders; Voting Agreement.

      (a) As promptly as practicable after the execution of this Agreement, Finisar shall prepare and file with the Commission preliminary proxy materials which shall constitute the proxy statement (the "Proxy Statement") of Finisar with respect to a meeting of its stockholders (the "Stockholders Meeting") called for the purpose of amending the Certificate of Incorporation of Finisar to increase the number of authorized shares of Finisar Common Stock sufficient to enable Finisar to satisfy its obligations under Section 2.2(b) of this Agreement (the "Finisar Charter Amendment"). Finisar shall use commercially reasonable efforts to cause the Proxy Statement to become effective and to be mailed to its stockholders as soon as practicable thereafter with the Stockholders Meeting to be held not more than 35 days after the mailing of the Proxy Statement. The Proxy Statement shall contain the unanimous recommendation of the Board of Directors of Finisar that the stockholders of Finisar vote to approve and adopt the Finisar Charter Amendment and such recommendation shall not be withdrawn. The Stockholders Meeting shall be held in compliance with the Delaware General Corporation Law and the applicable provisions of Finisar's Certificate of Incorporation and Bylaws.

      (b) Unless this Agreement is terminated in accordance with Section 8.1, by execution of this Agreement in the space provided on the signature page, each of Jerry S. Rawls, Frank H.

  Levinson, Gregory H. Olsen and Mark J. Farley, on their own behalf and on behalf of each of their affiliates under their control, hereby agrees to enter into a voting agreement in the form of Exhibit F hereto concurrent with the execution of this Agreement or as soon as practicable thereafter, that requires all shares of Finisar Common Stock currently or hereafter beneficially owned or controlled by such persons to be voted in favor of the Finisar Charter Amendment at the Stockholders Meeting.

    Section 6.23  No Contractual Restrictions on Finisar Common Stock.  The parties acknowledge and agree that no Marlow Shareholder (or such Shareholder's respective transferees, successors or assigns (collectively, "Assignee") will be subject to any contractual requirement that would (i) prevent the Finisar Common Stock to be received as consideration for the Merger from being offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of directly or indirectly (provided that such Shareholder has complied with applicable federal and state securities laws) or (ii) prevent such Shareholder or Assignee from engaging in any put, call, short-sale, hedge, straddle, collar or similar transactions with respect to any of the Finisar Common Stock to be received as consideration for the Merger intended to reduce such Shareholder's or Assignee's risk of owning such Finisar Common Stock. Notwithstanding the foregoing provisions of this Section 6.23, the Marlow Shareholders who serve as employees of Finisar after the Effective Time will be subject to Finisar's insider trading policy.

    Section 6.24  Specific Performance.  The parties acknowledge and agree that each of the parties hereto shall be entitled to specific performance for any breach of the other parties' obligations under this Agreement, provided that the party seeking specific performance is not in breach of or in default under its obligations under this Agreement.

ARTICLE VII

CONDITIONS TO MERGER

    Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

      (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of the requisite number of outstanding shares of Marlow Common Stock.

      (b) The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

      (c) All other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on Finisar or Marlow or a material adverse effect on the consummation of the transactions contemplated hereby shall have been filed, occurred or been obtained.

      (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Finisar's conduct or operation of the business of Finisar or Marlow after the Merger shall have been issued, nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

      (e) Finisar shall have received a written opinion from its counsel, Gray Cary Ware & Freidenrich LLP, and Marlow shall have received a written opinion from its counsel, Locke

  Liddell & Sapp LLP, in form and substance reasonably satisfactory to both parties, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if counsel to either party does not render such opinion, this condition shall be deemed satisfied with respect to such party if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Finisar, Sub, Marlow and their respective directors, officers and shareholders.

      (f)  The California Department of Corporations shall have issued the Permit qualifying the securities to be issued hereunder pursuant to Section 25121 of the California Corporations Code, and such issuance shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

      (g) The stockholders of Finisar shall have approved the Finisar Charter Amendment.

    Section 7.2  Additional Conditions to Obligations of Finisar and Sub.  The obligations of Finisar and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Finisar:

      (a) The representations and warranties of Marlow and the Principal Shareholder set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually and in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Marlow, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Finisar shall have received a certificate to such effect signed on behalf of Marlow by the chief executive officer of Marlow and the Principal Shareholder. For purposes of this Section 7.2(a), the following events, occurrences or conditions shall not be deemed to be events, occurrences or conditions having a Material Adverse Effect on Marlow or a material adverse effect upon the consummation of the transactions contemplated hereby: (i) any event, occurrence or condition resulting from or relating to the announcement, disclosure or pendency of the Merger or other transactions contemplated by this Agreement, or (ii) any event, occurrence or condition resulting from or relating to the taking of any action contemplated by this Agreement.

      (b) Marlow shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Finisar shall have received a certificate to such effect signed on behalf of Marlow by the chief executive officer of Marlow.

      (c) Finisar shall have received from Marlow written evidence that the execution, delivery and performance of Marlow's obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of Marlow.

      (d) Finisar shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of Finisar Common Stock pursuant to the Merger, except where the failure is a result of a breach by Finisar of its obligations under Section 6.4.

      (e) Finisar shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Marlow, as set forth on Schedule 7.2(e) hereto.

      (f)  The persons listed in Schedule 6.10(a) shall have executed and delivered their respective Employment Agreement.

      (g) The Shareholders' Representative shall have executed and delivered a Consulting Agreement in the form of Exhibit D hereto.

      (h) The Shareholders' Representative, the Principal Shareholder, John Nelson, Marshall J. Doke and Christian H. Witzke, III, shall have executed and delivered a Noncompetition Agreement in the form of Exhibit E, and the persons listed in Schedule 6.10(a) shall have executed and delivered the Employee Inventions and Proprietary Rights Assignment Agreement attached as Appendix B to the Employment Agreement (collectively, the "Noncompetition Agreements").

      (i)  The Marlow option agreements shall have been amended in the manner specified in Section 6.11(a).

      (j)  Finisar shall have received satisfactory assurance, as determined by Finisar in good faith, that at least twenty four (24) of the twenty seven (27) employees listed on Schedule 7.2(j) attached to the Reorganization Agreement will remain employed by the Surviving Corporation or Finisar after the Merger.

      (k) Holders of no more than 5% of the outstanding shares of Marlow Common Stock shall have exercised and not withdrawn, forfeited or otherwise permitted to lapse, appraisal or dissenter's rights under the BCA with respect to the Merger.

      (l)  Finisar shall have received a legal opinion from Locke Liddell & Sapp LLP, counsel to Marlow, substantially in the form of Exhibit G attached to the Reorganization Agreement.

      (m) The Escrow Agreement shall have been executed and delivered by the Shareholders' Representative and the Escrow Agent.

      (n) Finisar shall have received from each of the affiliates of Marlow an executed Affiliate Agreement.

      (o) Each of the directors and officers of Marlow shall have resigned as a director and/or officer, as applicable.

    Section 7.3  Additional Conditions to Obligations of Marlow.  The obligation of Marlow to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Marlow:

      (a) The representations and warranties of Finisar and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement, (ii) that representations and warranties which specifically relate to a particular date or period shall be true and correct as of such date or for such period, and (iii) where the failure of any such representation or warranty to be true and correct on and as of the Closing Date, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on Finisar, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Marlow shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar. For purposes of this Section 7.3(a), the following events, occurrences or conditions shall not be deemed to be events, occurrences or conditions having a Material Adverse Effect on Finisar or a material adverse effect upon the consummation of the transactions contemplated hereby: (i) a reduction in the trading price of Finisar Common Stock, as reported on the NMM, occurring at any time or from time to time between the date of this Agreement and the Closing Date, other than as provided in Section 8.1(f), (ii) any event, occurrence or condition resulting from or relating to the announcement, disclosure or pendency of the Merger or other transactions contemplated by this Agreement, or (iii) any event, occurrence or condition resulting from or relating to the taking of any action contemplated by this Agreement.

      (b) Finisar and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Marlow shall have received a certificate to such effect signed on behalf of Finisar by the chief financial officer of Finisar.

      (c) Marlow shall have received from Finisar and Sub written evidence that the execution, delivery and performance of Finisar's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors of Finisar and Sub.

      (d) Finisar shall have executed and delivered the Affiliate Agreements, Employment Agreements, Noncompetition Agreements and Consulting Agreement.

      (e) Marlow shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to Finisar, substantially in the form of Exhibit H hereto.

      (f)  The Escrow Agreement shall have been executed and delivered by Finisar and the Escrow Agent.

      (g) The shares of Finisar Common Stock to be issued in the Merger, including the Escrow Shares, shall have been approved for quotation on the NNM, subject to official notice of issuance, if such approval is required.

      (h) Finisar shall be in compliance with the provisions of Rule 144(c) promulgated under the Securities Act.

ARTICLE VIII

TERMINATION AND AMENDMENT

    Section 8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party):

      (a) by the mutual written consent of Finisar and Marlow;

      (b) by either Finisar or Marlow if the Merger shall not have been consummated by July 31, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; and provided further, that if as of such date the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall not have been terminated or shall not have expired, Finisar or Marlow may, by written notice to the other, elect to extend such date for up to an additional sixty (60) days;

      (c) by either Finisar or Marlow if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.4 or 6.6 of this Agreement;

      (d) by Finisar if (i) the Board of Directors of Marlow shall have withdrawn or modified its recommendation of this Agreement or the Merger for approval by the Marlow shareholders in a manner adverse to Finisar or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing or (ii) the shareholders of Marlow shall not have approved the Merger and this Agreement at the Marlow Shareholder Meeting;

      (e) by Marlow if (i) the Board of Directors of Finisar shall have withdrawn or modified its recommendation of the Finisar Charter Amendment for approval by the Finisar stockholders or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing or (ii) the stockholders of Finisar shall not have approved the Finisar Charter Amendment at the Stockholders Meeting;

      (f)  by Marlow, if (i) all the conditions set forth in Sections 7.1, 7.2 and 7.3 (other than the delivery of the officers' certificates referred to in Sections 7.2(b) and 7.3(b)) have been satisfied (or if permitted, waived in writing), and (ii) the average closing sale price of Finisar Common Stock for the ten (10) consecutive trading days ending one business day prior to the Closing Date is less than $16.00; or

      (g) by Finisar or Marlow, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 7.2(a) or (b) (in the case of termination by Finisar) or 7.3(a) or (b) (in the case of termination by Marlow) not to be satisfied and (ii) shall not have been cured within fifteen (15) business days following receipt by the breaching party of written notice of such breach from the other party.

    Section 8.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 8.1, there shall be no liability or obligation on the part of Finisar, Marlow, Sub or their respective officers, directors, shareholders or affiliates (including the Principal Shareholder and the Shareholders' Representative), except to the extent that such termination results from the willful or intentional breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Sections 6.16 and 6.18 of this Agreement, the confidentiality provisions set forth herein and in the Confidentiality Agreement and the non-solicitation provisions set forth in the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

    Section 8.3  Termination Fee.

      (a) In the event that (i) the Finisar stockholders do not approve the Finisar Charter Amendment, (ii) this Agreement is terminated as a result of Finisar's failure to obtain such approval and (iii) immediately prior to such termination, Marlow was not in breach of any of its material obligations hereunder (which breach shall not have been cured within ten (10) business days following receipt by Marlow of notice of such breach), then Finisar shall pay to Marlow a termination fee of $4,500,000 in cash, payable within thirty (30) days following the termination of this Agreement.

      (b) In the event that (i) the Marlow shareholders do not approve the Merger, (ii) this Agreement is terminated as a result of Marlow's failure to obtain such approval and (iii) immediately prior to such termination, Finisar was not in breach of any of its material obligations hereunder (which breach shall not have been cured within ten (10) business days following receipt by Finisar of notice of such breach), then Marlow shall pay to Finisar a termination fee of $4,500,000 in cash, payable within thirty (30) days following the termination of this Agreement.

    Section 8.4  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Marlow, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.5  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

ESCROW AND INDEMNIFICATION

    Section 9.1  Survival of Representations and Warranties.  If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date; provided, however, that there shall not be deemed to be any inaccuracy in or breach of such representations and warranties, if such representations and warranties are true and accurate as of the Closing Date or such other date that may be specific in a particular representation or warranty; and provided further that no action may be brought with respect to a breach of a representation or warranty under this Agreement or the transactions contemplated hereby (i) unless an Indemnification Claim is made under Section 9.3 on or before the date that is eighteen (18) months following the Closing Date (the "Termination Date") or (ii) except for claims under Section 9.2(d), as allowed by law.

    Section 9.2  Indemnification by Shareholders.

      (a) Subject to the terms and conditions contained herein, after the Effective Time Finisar, its officers, directors, employees and attorneys, all Subsidiaries and affiliates of Finisar, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "Finisar Group") shall be entitled to recover from the Escrow any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the Finisar Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Marlow or the Principal Shareholder in this Agreement (without giving effect to any qualification as to knowledge or materiality contained therein), including the Marlow Disclosure Schedule, (ii) any Marlow Transaction Expenses in excess of the amount set forth on the Marlow Closing Transaction Expense Schedule and reflected in the calculation of the Total Stock Consideration, or (iii) any breach of this Article IX or the Escrow Agreement (collectively, "Finisar Losses").

      (b) No member of the Finisar Group shall be entitled to recover any Finisar Losses until the aggregate amount of all Finisar Losses under all claims shall exceed $250,000 (the "Deductible Amount"), in which event such member shall only be entitled to recover for such amounts as shall exceed $250,000; provided, however, that Finisar Losses under Section 9.2(a)(ii) shall be recoverable in full without regard to the Deductible Amount.

      (c) The right of a member of the Finisar Group to recover a Finisar Loss under this Article IX is subject to the condition that the Shareholders' Representative shall have received written notice of an Indemnification Claim (as defined in Section 9.3) for such Finisar Loss on or before the Termination Date.

      (d) The provisions of Section 9.2(b) above and 9.5 below shall not limit, in any manner, any remedy at law or in equity to which any member of the Finisar Group shall be entitled against Marlow or any shareholder of Marlow as a result of willful fraud or intentional misrepresentation by Marlow, any shareholder of Marlow or any of their respective representatives.

    The amount of Finisar Losses shall be computed after giving effect to the receipt of any insurance proceeds (without any adverse effect on the premiums paid for such insurance) and tax benefits with respect thereto.

    Section 9.3  Procedures for Indemnification.

      (a) As used in this Article IX, the term "Indemnitee" means the member or members of the Finisar Group seeking indemnification hereunder.

      (b) A claim for indemnification under this Article IX (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Shareholders' Representative and the Escrow Agent requesting indemnification and specifying in reasonable detail the basis on which indemnification is sought (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted Finisar Losses and, in the case of a Third Party Claim (as defined in Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

      (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section 9.4 hereof shall be observed by Indemnitee and the Shareholders' Representative.

    Section 9.4  Defense of Third Party Claims.  Should any claim be made or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

      (a) Indemnitee shall give the Shareholders' Representative and the Escrow Agent written notice of any such Third Party Claim promptly after receipt by Indemnitee of notice thereof, and the Shareholders' Representative may undertake control of the defense thereof by counsel of his own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. If, however, the Shareholders' Representative fails or refuses to undertake the defense of such Third Party Claim within twenty (20) days after written notice of such claim has been delivered to the Shareholders' Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section 9.3(b), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholders' Representative or the Escrow Agent of a Third Party Claim shall not release the Shareholders' Representative or Escrow Agent from their obligations hereunder, except to the extent they are prejudiced by such failure.

      (b) Indemnitee and the Shareholders' Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

      (c) Unless the Shareholders' Representative has failed to fulfill his obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholders' Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholders' Representative has assumed the defense of a Third Party Claim as contemplated by this Section 9.4, no settlement of such Third Party Claim may be made by the Shareholders' Representative unless the Shareholder's Representative obtains the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed.

    Section 9.5  Manner of Indemnification.

      (a) The Escrow Shares deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section 2.4 shall provide a fund against which members of the Finisar Group may assert claims of indemnification under this Article IX. Except as specifically provided in Section 9.2(d), all Finisar Losses for which any member of the Finisar Group is entitled to indemnification under this Article IX shall be satisfied solely by the Escrow Shares in accordance with this Article IX and the Escrow Agreement, and the remedies of the Finisar Group specifically provided for by this Article IX and the Escrow Agreement shall be the sole and exclusive remedies of the Finisar Group for (i) any inaccuracy in or breach of the representations, warranties and covenants made by Marlow, the Principal Shareholder or the Shareholders' Representative in this Agreement, including the Marlow Disclosure Schedule, or in any certificate furnished or delivered pursuant hereto, or (ii) any Finisar Loss relating to, resulting from or arising out of any transaction or matter relating in any manner whatsoever to the operation of Marlow prior to the Closing, this Agreement or to any document furnished or delivered pursuant hereto. Without limiting the generality of the foregoing, except with respect to such remedies specifically set forth herein and except as specifically provided in Section 9.2(d), each of Finisar and Sub hereby irrevocably releases, waives, and agrees not to sue Marlow and its shareholders, officers, directors, affiliates, employees, heirs, devisees, executors, personal representatives, agents or representatives, ("Marlow's Related Parties") for any and all claims, causes of action, rights of contribution, cost recovery, losses, liabilities, suits, costs, fees, judgments or expenses which may now exist or which may hereafter arise, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE SOLE, CONTRIBUTORY, PASSIVE OR PARTIAL NEGLIGENCE OR STRICT LIABILITY OF ANY OF MARLOW'S RELATED PARTIES, in connection with (i) any material, waste or substance the use, collection, handling, presence, recycling, generation, treatment, storage, disposal, release or transportation of which is or may become regulated or controlled by any Governmental Authority or the improper management or disposal of which may affect human health or safety or the environment, or (ii) the failure to comply by Marlow or any of its predecessors or any of their current or former real or personal property with applicable laws, regulations, orders or directives pertaining directly or indirectly to human health or safety or the environment, including without limitation, Environmental Laws.

      (b) Each claim for indemnification asserted pursuant to this Article IX shall be made only in accordance with the procedures set forth in the Escrow Agreement, subject to the provisions of Section 9.2(d) hereof.

    Section 9.6  Appointment of Shareholders' Representative.  By virtue of their approval of this Agreement, the Shareholders will be deemed to have irrevocably constituted and appointed, effective as of the Closing, the Shareholders' Representative as the representative and attorney-in-fact for and on behalf of the Shareholders, and to the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement or the Escrow Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to Finisar of Escrow Shares in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholders' Representative has unlimited authority and power to act on behalf of each Shareholder with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The Shareholders will be bound by all actions taken by the Shareholders' Representative in connection with this Agreement, and Finisar shall be entitled to rely on any action or decision of the Shareholders' Representative. The Shareholders' Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct or bad faith. In all questions arising under this Agreement or the Escrow Agreement, the Shareholders' Representative may rely on the advice of counsel, and the Shareholders' Representative will not be liable to anyone for anything done, omitted or suffered in good faith by the Shareholders' Representative based on such advice. Except as expressly provided herein, the Shareholders' Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares subject to Indemnification Claims under this Article IX may, by written consent, appoint a new representative as the Shareholders' Representative by sending notice and a copy of the written consent appointing such new representative signed by holders of a majority of the Escrow Shares to Finisar and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Finisar and the Escrow Agent.

ARTICLE X

DISPOSITION OF SECURITIES BY
PRINCIPAL SHAREHOLDER; VOTING

    Section 10.1  Agreements of Principal Shareholder.  From and after the date hereof through the Closing Date, or until this Agreement is terminated in accordance with Section 8.1, the Principal Shareholder agrees as follows:

      (a) not to transfer, sell or assign to any person or entity, or agree in any manner to transfer, sell or assign to any person or entity, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to any shares of Marlow Common Stock or other securities of Marlow (collectively, "Marlow Securities") currently or hereafter owned or controlled by such Principal Shareholder;

      (b) not to solicit or enter into any agreement or arrangement with any person or entity with respect to any transfer, sale or assignment of any Marlow Securities, except transfers, sales or assignments specifically contemplated by this Agreement; and

      (c) to vote the shares of Marlow Securities currently or hereafter owned or controlled by such Principal Shareholder (i) in favor of the Merger, and (ii) against any merger other than the Merger, or any consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of Marlow, in any case, at every meeting of shareholders of Marlow called therefor or relating thereto and at every adjournment or postponement thereof (or in connection with any written consent in lieu of a meeting relating to any such transaction).

    Section 10.2  Representations and Warranties.  The Principal Shareholder hereby represents and warrants to Finisar the following:

      (a) the Principal Shareholder (i) is the holder and beneficial owner of the Marlow Securities, which at the date hereof and at all times until the Closing Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not beneficially own any shares of Marlow Securities other than as set forth in the Marlow Disclosure Schedule, and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement.

      (b) this Agreement constitutes the legal, valid and binding obligation of the Principal Shareholder, enforceable against the Principal Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity. Neither the execution of this Agreement by the Principal Shareholder nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which the Principal Shareholder is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to the Principal Shareholder.

      (c) between the date hereof and the Closing Date, the Principal Shareholder will not, and will not permit any entity under the Principal Shareholder's control to, deposit any shares of Marlow capital stock held by the Principal Shareholder or such entity in a voting trust or subject any shares of Marlow's capital stock held by the Principal Shareholder or such entity to any arrangement or agreement with respect to the voting of such shares of capital stock, other than agreements entered into with Finisar, unless the trustee of such trust agrees in writing to be bound by the terms of this Agreement.

      (d) the Principal Shareholder has no claims of any type (other than accrued but unpaid compensation for the most recent pay period) that have or may be asserted against Marlow, including without limitation claims for securities of Marlow that are not listed on the Marlow Disclosure Schedule.

    Section 10.3  Transfer Restrictions.  The Principal Shareholder acknowledges and agrees that Marlow shall decline and shall cause its transfer agent to decline to transfer any shares of Marlow Securities if such transfer would violate the terms of Sections 10.1 and 10.2 above.

ARTICLE XI

GENERAL PROVISIONS

    Section 11.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to Finisar, to:

      Finisar Corporation
      1308 Moffett Park Drive
      Sunnyvale, CA 94089-1113
      Attention: Chief Executive Officer
      Fax: (408) 541-9579
      Tel: (408) 548-1000

      with a copy to:

      Gray Cary Ware & Freidenrich LLP
      400 Hamilton Avenue
      Palo Alto, CA 94301
      Attention: Dennis C. Sullivan, Esq.
      Fax: (650) 833-2001
      Tel: (650) 833-2000

      (b) if to Marlow, to:

      Marlow Industries, Inc.
      10451 Vista Park Road
      Dallas, TX 75238-1645
      Attention: Chief Executive Officer
      Fax: (214) 341-5212
      Tel: (214) 342-4202

      with a copy to:

      Locke Liddell & Sapp LLP
      3400 Chase Tower
      600 Travis Street
      Houston, TX 77002
      Attention: Paul W. Bishop, Esq.
      Fax: (713) 223-3717
      Tel: (713) 238-3703

      (c) if to the Principal Shareholder, to:

      The Marlow Co., Ltd.
      c/o Raymond Marlow
      19 Glenmeadow Court
      Dallas, TX 75225
      Fax: (214) 346-0600
      Tel: (214) 346-0601

      with a copy to:

      Locke Liddell & Sapp LLP
      3400 Chase Tower
      600 Travis Street
      Houston, TX 77002
      Attention: Paul W. Bishop, Esq.
      Fax: (713) 223-3717
      Tel: (713) 238-3703

      (d) if to the Shareholders' Representative, to:

      Raymond Marlow
      19 Glenmeadow Court
      Dallas, TX 75225
      Fax: (214) 346-0600
      Tel: (214) 346-0601

      with a copy to:

      Locke Liddell & Sapp LLP
      3400 Chase Tower
      600 Travis Street
      Houston, TX 77002
      Attention: Paul W. Bishop, Esq.
      Fax: (713) 223-3717
      Tel: (713) 238-3703

    Section 11.2  Interpretation.

      (a) For purposes of this Agreement

         (i) When reference is made to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated;

        (ii) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation";

        (iii) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available;

        (iv) The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 20, 2001;

        (v) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, prospects, or results of operations of such entity and its Subsidiaries, taken as a whole;

        (vi) Any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of its directors and executive officers. The executive officers of Marlow for purposes of this Section 11.2(vi) are: Raymond Marlow, Robert D. Peck, Dr. Hylan B. Lyon, Jr., David R. Marlow, John Nelson, Barry E. Nickerson, Scott Rozinsky, Christian H. Witzke, Dwight A. Johnson, George E. Ware and Pamela J. Jennett. Any reference to the "knowledge of Marlow" shall include the knowledge of the Shareholders' Representative;

       (vii) Any reference to the "prospects" of Marlow or its business, or to Marlow's business "as currently proposed to be conducted," means such prospects or business without taking into account the effects of the Merger or any changes to Marlow's business that are initiated by Finisar thereafter;

       (viii) Any reference to "Shareholder" means the shareholders of Marlow;

        (ix) The word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries; and

        (x) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (b) This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.

    Section 11.3  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 11.4  Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    Section 11.5  Entire Agreement.  This Agreement (including the schedules and exhibits hereto and the other documents delivered pursuant hereto) constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

    Section 11.6  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law principles.

    Section 11.7  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    Section 11.8  Third Party Beneficiaries.  Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the persons who are shareholders of Marlow immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I, II and IV, Sections 6.6 and 6.7 and Article IX, (ii) the persons who hold Marlow Options immediately prior to the Effective Time (and their lawful successors and assigns) are express intended third party beneficiaries of Section 6.11, (iii) the persons who are entitled to payments from the Retention Pool (and their lawful successors and assigns) are express intended third party beneficiaries of Section 6.14, (iv) the persons who are Indemnified Personnel and their heirs and personal representatives are express intended third party beneficiaries of Section 6.21, and (v) each of the foregoing persons is an express intended third party beneficiary of Article XI, to the extent relevant to any of the foregoing, and as such are entitled to rely on the provisions hereof as if a party hereto.

    [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, Finisar, Sub, Marlow and the Principal Shareholder have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Shareholders' Representative has signed this Agreement, as of the date first written above.

MARLOW INDUSTRIES, INC.		FINISAR CORPORATION
By:	/s/ RAYMOND MARLOW	By:	/s/ JERRY S. RAWLS
	Raymond Marlow		Jerry S. Rawls
	Chairman of the Board and		President and Chief Executive Officer
Chief Executive Officer
THE MARLOW CO., LTD.		MARBLE ACQUISITION CORP.
By:	/s/ RAYMOND MARLOW	By:	/s/ JERRY S. RAWLS
	Raymond Marlow		Jerry S. Rawls
President and Chief Executive Officer
Shareholders' Representative

/s/ RAYMOND MARLOW
Raymond Marlow
The following persons have executed this Agreement solely for purposes of Section 6.22:
/s/ JERRY S. RAWLS		/s/ GREGORY H. OLSEN
Jerry S. Rawls		Gregory H. Olsen
/s/ FRANK H. LEVINSON		/s/ MARK J. FARLEY
Frank H. Levinson		Mark J. Farley

[Signature Page to Agreement and Plan of Reorganization]

[LOGO]

FINISAR CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
             , 2001

    The undersigned hereby appoints Jerry S. Rawls and Stephen K. Workman, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Finisar Corporation (the "Company") to be held at              at             on             , 2001 at 10:00 a.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued, and to be signed and dated on the other side)

/x/	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR
LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 1. To elect directors to hold office for three years or until their successors are elected.
	FOR	WITHHOLD AUTHORITY
Nominees:
Roger C. Ferguson	/ /	/ /
Larry D. Mitchell	/ /	/ /
Gregory H. Olsen	/ /	/ /
To withhold authority to vote for any nominee(s), write such nominee(s)' name(s) below:

PROPOSAL 2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.	FOR / /	AGAINST / /	ABSTAIN / /
PROPOSAL 3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors.	FOR / /	AGAINST / /	ABSTAIN / /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND
PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK
MAY BE REPRESENTED AT THE MEETING

Signature	Signature	Date

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased Shareholder should give their full title. Please date the Proxy.

QuickLinks

NOTICE OF MEETING OF STOCKHOLDERS
To Be Held , 2001

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT FINISAR CORPORATION
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPARISON OF STOCKHOLDER RETURN
Comparison of Cumulative Total Return From November 12, 1999 through April 28, 2000(1): Finisar, Nasdaq Index and Networking Index
ELECTION OF DIRECTORS
APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FINISAR SELECTED FINANCIAL DATA
SHOMITI SELECTED FINANCIAL DATA
TRANSWAVE SELECTED FINANCIAL DATA
MARLOW SELECTED FINANCIAL DATA
FINISAR CORPORATION, SHOMITI SYSTEMS, INC., TRANSWAVE FIBER, INC. AND MARLOW INDUSTRIES, INC.
INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION
NOTES TO FINISAR, SHOMITI, TRANSWAVE AND MARLOW UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
TRANSACTION OF OTHER BUSINESS
INDEX TO FINANCIAL STATEMENTS
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
FINISAR CORPORATION CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data)
FINISAR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data)
FINISAR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
FINISAR CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Information as of January 31, 2001 and for the nine month periods ended January 31, 2001 and 2000 is unaudited)
SENSORS UNLIMITED, INC. BALANCE SHEETS AS OF DECEMBER 31, 1999 AND 1998
SENSORS UNLIMITED, INC. STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
SENSORS UNLIMITED, INC. STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
SENSORS UNLIMITED, INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
SENSORS UNLIMITED, INC. NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 1999 AND 1998
SENSORS UNLIMITED, INC. UNAUDITED BALANCE SHEET SEPTEMBER 30, 2000 (in thousands)
SENSORS UNLIMITED, INC. UNAUDITED STATEMENTS OF OPERATIONS NINE MONTHS ENDED SEPTEMBER 30 (in thousands, except per share data)
SENSORS UNLIMITED, INC. UNAUDITED STATEMENT OF CASH FLOWS NINE MONTHS ENDED SEPTEMBER 30 (in thousands)
SENSORS UNLIMITED, INC. NOTE TO UNAUDITED FINANCIAL STATEMENTS SEPTEMBER 30, 2000
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
DEMETER TECHNOLOGIES, INC. BALANCE SHEET October 31, 2000
DEMETER TECHNOLOGIES, INC. STATEMENT OF OPERATIONS Period from inception (June 22, 2000) to October 31, 2000
DEMETER TECHNOLOGIES, INC. STATEMENT OF CASH FLOWS Period from inception (June 22, 2000) to October 31, 2000
DEMETER TECHNOLOGIES, INC. NOTES TO FINANCIAL STATEMENTS October 31, 2000
FINISAR CORPORATION, SENSORS UNLIMITED, INC., DEMETER TECHNOLOGIES, INC. AND MEDUSA TECHNOLOGIES, INC.
INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION
FINISAR, SENSORS, DEMETER AND MEDUSA UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS Year ended April 30, 2000 (in thousands, except per share data)
FINISAR, SENSORS, DEMETER AND MEDUSA UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS Nine months ended January 31, 2001 (in thousands, except per share data)
FINISAR AND MEDUSA UNAUDITED PRO FORMA CONDENSED BALANCE SHEET January 31, 2001 (in thousands)
NOTES TO FINISAR, SENSORS, DEMETER AND MEDUSA UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
SHOMITI SYSTEMS, INC. BALANCE SHEET (in thousands)
SHOMITI SYSTEMS, INC. STATEMENT OF OPERATIONS (in thousands except per share data)
SHOMITI SYSTEMS, INC. STATEMENT OF SHAREHOLDERS' EQUITY (NET CAPITAL DEFICIENCY) (in thousands)
SHOMITI SYSTEMS, INC. STATEMENT OF CASH FLOWS (in thousands)
SHOMITI SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS (Information as of October 1, 1999 and for the years ended October 1, 1999 and October 2, 1998 is unaudited)
SHOMITI SYSTEMS, INC. UNAUDITED CONDENSED BALANCE SHEET (in thousands)
SHOMITI SYSTEMS, INC. UNAUDITED CONDENSED STATEMENTS OF OPERATIONS THREE MONTHS ENDED DECEMBER 31 (in thousands, except per share data)
SHOMITI SYSTEMS, INC. UNAUDITED CONDENSED STATEMENT OF CASH FLOWS THREE MONTHS ENDED DECEMBER 31 (in thousands)
SHOMITI SYSTEMS, INC. NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS DECEMBER 31, 2000
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
TRANSWAVE FIBER, INC. CONSOLIDATED BALANCE SHEET December 31, 2000
TRANSWAVE FIBER, INC. CONSOLIDATED STATEMENT OF OPERATIONS Period from inception (February 7, 2000) to December 31, 2000
TRANSWAVE FIBER, INC. CONSOLIDATED STATEMENT OF CASH FLOWS Period from inception (February 7, 2000) to December 31, 2000
TRANSWAVE FIBER, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2000
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS JANUARY 30, 2000 AND JANUARY 31, 1999 AND 1998
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS (in thousands except share and per share amounts)
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999 (in thousands, except per share data)
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE NINE MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999 (in thousands)
MARLOW INDUSTRIES, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OCTOBER 29, 2000
FINISAR CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SECURITIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHOMITI
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FINISAR AND SUB
ARTICLE V CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS TO MERGER
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX ESCROW AND INDEMNIFICATION
ARTICLE X GENERAL PROVISIONS

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SECURITIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF TRANSWAVE
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FINISAR
ARTICLE V CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS TO MERGER
ARTICLE VIII TERMINATION AND AMENDMENT
ARTICLE IX ESCROW AND INDEMNIFICATION
ARTICLE X GENERAL PROVISIONS

AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
ARTICLE I THE MERGER
ARTICLE II CONVERSION OF SECURITIES
ARTICLE III REPRESENTATIONS AND WARRANTIES OF MARLOW
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FINISAR AND SUB
ARTICLE V CONDUCT OF BUSINESS
ARTICLE VI ADDITIONAL AGREEMENTS
ARTICLE VII CONDITIONS TO MERGER
ARTICLE VIII
TERMINATION AND AMENDMENT
ARTICLE IX
ESCROW AND INDEMNIFICATION
ARTICLE X
DISPOSITION OF SECURITIES BY PRINCIPAL SHAREHOLDER; VOTING
ARTICLE XI GENERAL PROVISIONS